                                                                                                         EXHBIT 4.1

                                        GREENPOINT MORTGAGE SECURITIES LLC,

                                                    Depositor,

                                        GREENPOINT MORTGAGE FUNDING, INC.,

                                                     Servicer,

                                                        and

                                                        [ ]

                                                      Trustee

                                      FORM OF POOLING AND SERVICING AGREEMENT

                                          Dated as of [________] 1, 20[_]

                                  Mortgage Asset-Backed Pass-Through Certificates

                                                 Series 20[__]-[_]

         Section 2.03.         Representations, Warranties and Covenants of the Servicer and the
                               Depositor........................................................................65

         Section 2.04.         Representations and Warranties of GMFI...........................................68

         Section 2.05.         Execution and Authentication of Certificates; Conveyance of

         Section 3.02.         Subservicing Agreements Between Servicer and Subservicers; Enforcement of

         Section 3.05.         No Contractual Relationship Between Subservicer and Trustee or
                               Certificateholders...............................................................75

         Section 3.06.         Assumption or Termination of Subservicing Agreements by Trustee..................75

         Section 3.07.         Collection of Certain Mortgage Loan Payments; Deposits to Custodial
                               Account..........................................................................76

         Section 3.08.         Subservicing Accounts; Servicing Accounts........................................78

         Section 3.09.         Access to Certain Documentation and Information Regarding the Mortgage

         Section 3.13.         Enforcement of Due-on-Sale Clauses; Assumption and Modification

         Section 4.03.         Statements to Certificateholders; Statements to Rating Agencies; Exchange
                               Act Reporting...................................................................101

         Section 4.04.         Distribution of Reports to the Trustee and the Depositor; Advances by the

         Section 6.02.         Merger or Consolidation of the Depositor or the Servicer; Assignment of

EXHIBITS
Exhibit A             Form of Class A Certificate
Exhibit B-1           Form of Class M Certificate
Exhibit B-2           Form of Class B Certificate
Exhibit C             Form of Class SB Certificate
Exhibit D             Form of Class R Certificate
Exhibit E             Form of Custodial Agreement
Exhibit F             Mortgage Loan Schedule
Exhibit G             Form of Request for Release
Exhibit H-1           Form of Transfer Affidavit and Agreement
Exhibit H-2           Form of Transferor Certificate
Exhibit I             Form of Investor Representation Letter
Exhibit J             Form of Transferor Representation Letter
Exhibit K             Form of Form 10-K Certification
Exhibit L             Form of Back-Up Certification to Form 10-K Certification
Exhibit M             Form of Lender Certification for Assignment of Mortgage Loan
Exhibit N             Form of Rule 144A Investment Representation
Exhibit O             Form of ERISA Representation Letter for Class SB Certificates
Exhibit P             Form of ERISA Representation Letter for Class M Certificates
Exhibit Q             Information to be Provided by the Servicer to the Rating Agencies Relating to Reportable
                      Modified Mortgage Loans
Exhibit R             Schedule of Swap Agreement Notional Balances
Exhibit S             Swap Agreement
Exhibit T             Servicing Criteria to be Addressed in Assessment of Compliance

         This Pooling and  Servicing  Agreement,  effective as of [________] 1, 20[_],  among  GREENPOINT  MORTGAGE
SECURITIES  LLC,  as the  depositor  (together  with  its  permitted  successors  and  assigns,  the  “Depositor”),
GREENPOINT  MORTGAGE  FUNDING,  INC.,  as  Servicer  (together  with its  permitted  successors  and  assigns,  the
“Servicer”),  and [_____________],  a banking association organized under the laws of the United States, as trustee
(together with its permitted successors and assigns, the “Trustee”).

                                              PRELIMINARY STATEMENT:

         The  Depositor  intends  to  sell  mortgage  asset-backed  pass-through  certificates  (collectively,  the
“Certificates”),  to be issued  hereunder in seventeen  classes,  which in the  aggregate  will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein) and certain other related assets.

                                                      REMIC I

         As provided herein,  the REMIC  Administrator will make an election to treat the segregated pool of assets consisting  of the Mortgage  Loans and certain  other  related  assets  (exclusive of the Swap Account and the Swap
Agreement)  subject to this Agreement as a real estate mortgage  investment  conduit (a “REMIC”) for federal income tax purposes,  and such  segregated  pool of assets will be designated as “REMIC I.” The  Class [R-I]  Certificates will represent the sole Class of  “residual  interests” in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal  income tax law. The  following  table  irrevocably  sets forth the  designation,  remittance rate (the  “Uncertificated  REMIC I  Pass-Through Rate”) and initial  Uncertificated  Principal Balance for each of the “regular  interests”  in REMIC I  (the  “REMIC I  Regular  Interests”).  The “latest  possible  maturity  date”
(determined solely for purposes of satisfying  Treasury  regulation  Section 1.860G-1(a)(4)(iii))  for each REMIC I
Regular Interest shall be the Maturity Date.  None of the REMIC I Regular Interests will be certificated.

                        Uncertificated REMIC I       Initial Uncertificated REMIC I             Latest Possible
     Designation          Pass-Through Rate                 Principal Balance                    Maturity Date
[I-1-A]                       [____](1)                         [_______]                      [________] 20[_]
[I-1-B]                       [____](1)                         [_______]                      [________] 20[_]
[I-2-A]                       [____](1)                         [_______]                      [________] 20[_]
[I-2-B]                       [____](1)                         [_______]                      [________] 20[_]
[I-3-A]                       [____](1)                         [_______]                      [________] 20[_]
[I-3-B]                       [____](1)                         [_______]                      [________] 20[_]
[I-4-A]                       [____](1)                         [_______]                      [________] 20[_]
[I-4-B]                       [____](1)                         [_______]                      [________] 20[_]
[I-5-A]                       [____](1)                         [_______]                      [________] 20[_]
[I-5-B]                       [____](1)                         [_______]                      [________] 20[_]
[I-6-A]                       [____](1)                         [_______]                      [________] 20[_]
[I-6-B]                       [____](1)                         [_______]                      [________] 20[_]
[I-7-A]                       [____](1)                         [_______]                      [________] 20[_]
[I-7-B]                       [____](1)                         [_______]                      [________] 20[_]
[I-8-A]                       [____](1)                         [_______]                      [________] 20[_]
[I-8-B]                       [____](1)                         [_______]                      [________] 20[_]
[I-9-A]                       [____](1)                         [_______]                      [________] 20[_]
[I-9-B]                       [____](1)                         [_______]                      [________] 20[_]
[I-10-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-10-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-11-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-11-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-12-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-12-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-13-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-13-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-14-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-14-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-15-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-15-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-16-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-16-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-17-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-17-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-18-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-18-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-19-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-19-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-20-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-20-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-21-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-21-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-22-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-22-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-23-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-23-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-24-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-24-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-25-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-25-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-26-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-26-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-27-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-27-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-28-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-28-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-29-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-29-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-30-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-30-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-31-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-31-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-32-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-32-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-33-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-33-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-34-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-34-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-35-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-35-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-36-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-36-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-37-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-37-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-38-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-38-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-39-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-39-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-40-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-40-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-41-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-41-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-42-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-42-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-43-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-43-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-44-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-44-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-45-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-45-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-46-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-46-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-47-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-47-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-48-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-48-B]                      [____](1)                         [_______]                      [________] 20[_]
[I-49-A]                      [____](1)                         [_______]                      [________] 20[_]
[I-49-B]                      [____](1)                         [_______]                      [________] 20[_]
[A-I]                         [____](1)                         [_______]                      [________] 20[_]
_______________

(1)  Calculated as provided in the definition of Uncertificated REMIC I Pass-Through Rate.

                                                     REMIC II

         As provided herein,  the REMIC  Administrator will make an election to treat the segregated pool of assets consisting of the REMIC I Regular  Interests  subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” The Class [R-II]  Certificates  will represent the sole Class of  “residual  interests” in REMIC II for purposes of the REMIC Provisions (as defined herein) under federal  income  tax law.  The  following  table  irrevocably  sets  forth the  designation,  remittance  rate (the
“Uncertificated  REMIC II Pass-Through Rate”) and initial Uncertificated Principal Balance for each of the “regular interests”  in REMIC II (the  “REMIC II  Regular  Interests”).  The “latest  possible  maturity  date”  (determined solely for purposes of  satisfying  Treasury  regulation  Section 1.860G-1(a)(4)(iii))  for each  REMIC II  Regular
Interest shall be the Maturity Date.  None of the REMIC II Regular Interests will be certificated.

                          Uncertificated REMIC II      Initial Uncertificated REMIC II          Latest Possible
     Designation             Pass-Through Rate                Principal Balance                  Maturity Date
        [LT1]                    [____](1                         [_______]                      November 2035
        [LT2]                    [____](1                         [_______]                      November 2035
        [LT3]                    [____](1                         [_______]                      November 2035
        [LT4]                    [____](1                         [_______]                      November 2035
       [LT-IO]                   [____](1                            (2)                         November 2035
_______________

(1)  Calculated as provided in the definition of Uncertificated REMIC II Pass-Through Rate.
(2)  REMIC II Regular  Interest LT-IO will not have an  Uncertificated  Principal  Balance but will accrue interest on its  uncertificated  notional  amount  calculated in  accordance  with the  definition  of  “Uncertificated
     Notional Amount” herein.

                                                     REMIC III

         As provided herein,  the REMIC  Administrator will elect to treat the segregated pool of assets consisting of the REMIC II  Regular  Interests as a REMIC for federal income tax purposes,  and such segregated pool of assets will be  designated  as  REMIC III.  The  Class R-III  Certificates  will  represent  the sole  Class of  “residual interests” in REMIC III for purposes of the REMIC  Provisions  under  federal  income tax law. The following  table irrevocably sets forth the  designation,  Pass-Through  Rate,  aggregate  Initial  Certificate  Principal  Balance, certain features,  month of Final Scheduled  Distribution  Date and initial ratings for each Class of  Certificates comprising  the interests  representing  “regular  interests” in REMIC III.  The “latest  possible  maturity  date”
(determined solely for purposes of satisfying  Treasury Regulation  Section 1.860G-1(a)(4)(iii))  for each Class of
REMIC III Regular Certificates shall be the Maturity Date.

                                                                                             Month of
                                                Aggregate                                     Final
                                                 Initial                                    Scheduled
                             Pass-Through      Certificate                                 Distribution
 Designation      Type           Rate       Principal Balance           Features               Date           Initial Ratings
                                                                                                             [S&P]     [Moody's]
Class [__]     Regular(1)     Adjustable        $[_______]      [Senior/Adjustable Rate]  [___] 20[_]        [AAA]       [Aaa]
Class [__]     Regular(1)     Adjustable        $[_______]      [Senior/Adjustable Rate]  [___] 20[_]        [AAA]       [Aaa]
Class [__]     Regular(1)     Adjustable        $[_______]      [Senior/Adjustable Rate]  [___] 20[_]        [AAA]       [Aaa]
Class [__]     Regular(1)   Adjustable(2)(3)    $[_______]       [Mezzanine/Adjustable    [___] 20[_]        [AA+]       [Aa1]
                                                                         Rate]
Class [__]     Regular(1)   Adjustable(2)(3)    $[_______]       [Mezzanine/Adjustable    [___] 20[_]        [AA]        [Aa2]
                                                                         Rate]
Class [__]     Regular(1)   Adjustable(2)(3)    $[_______]       [Mezzanine/Adjustable    [___] 20[_]        [AA-]       [Aa3]
                                                                         Rate]
Class [__]     Regular(1)   Adjustable(2)(3)    $[_______]       [Mezzanine/Adjustable    [___] 20[_]        [A+]         [A2]
                                                                         Rate]
Class [__]     Regular(1)   Adjustable(2)(3)    $[_______]       [Mezzanine/Adjustable    [___] 20[_]         [A]         [A3]
                                                                         Rate]
Class [__]     Regular(1)   Adjustable(2)(3)    $[_______]       [Mezzanine/Adjustable    [___] 20[_]        [A-]        [Baa1]
                                                                         Rate]
Class [__]     Regular(1)   Adjustable(2)(3)    $[_______]       [Mezzanine/Adjustable    [___] 20[_]       [BBB+]       [Baa2]
                                                                         Rate]
Class [__]     Regular(1)   Adjustable(2)(3)    $[_______]       [Mezzanine/Adjustable    [___] 20[_]        [BBB]       [Baa3]
                                                                         Rate]
Class [__]     Regular(1)   Adjustable(2)(3)    $[_______]      [Subordinate/Adjustable   [___] 20[_]       [BBB-]       [Ba1]
                                                                         Rate]
Class [__]     Regular (4)       (4)            $[_______]         [Subordinate Rate]         [N/A]          [N/A]       [N/A]
Class [__]     Regular(5)        (6)               (7)                 [Residual]             [N/A]          [N/A]       [N/A]
_______________
_______________
(1)  The [Class A, Class M and Class B]  Certificates  will  represent  ownership of a REMIC III  Regular  Interest
     [together with (i) certain  rights to payments to be made from amounts received under the Swap Agreement which will be deemed  made for  federal  income tax  purposes  outside of  REMIC III  by the holder of the  Class SB
     Certificates  as the owner of the Swap  Agreement  and (ii) the  obligation  to pay the Class IO  Distribution
     Amount.  Any  amount  distributed  on this Class of  Certificates  on any  Distribution  Date in excess of the amount  distributable  on the related REMIC III Regular  Interest on such  Distribution  Date shall be treated for federal  income tax  purposes as having been paid from the Swap  Account and any amount  distributable  on such REMIC III  Regular  Interest  on such  Distribution  Date in excess of the amount  distributable  on such
     Class of  Certificates  on such  Distribution  Date shall be treated as having been paid to the Swap  Account, all pursuant to and as further provided in Section 4.08 hereof].
(2)  [The  REMIC III  Regular  Interests  ownership of which is  represented  by the  Class A,  Class M and Class B
     Certificates,  will  accrue  interest  at a per annum  rate equal to LIBOR plus the  applicable  Margin,  each subject to a payment cap as described in the  definition of  “Pass-Through  Rate” and the  provisions  for the payment of Basis Risk Shortfalls  herein,  which payments will not be part of the entitlement of the REMIC III
     Regular Interests related to such Certificates].
(3)  The [Class A,  Class M and Class B]  Certificates will also entitle their holders to certain payments from the
     Holder of the Class SB  Certificates  from amounts to which the related REMIC III Regular Interest is entitled and from  amounts  received  under the Swap  Agreement,  which  will not be a part of their  ownership  of the
     REMIC III Regular Interests].
(4)  The  Class SB  Certificates  will accrue  interest  as  described  in the  definition  of Accrued  Certificate
     Interest.  The Class SB  Certificates will not accrue interest on their  Certificate  Principal  Balance.  The
     Class SB  Certificates  will be  comprised  of two  REMIC III  Regular  Interests,  a principal  only  regular interest  designated SB-PO and an interest only regular interest  designated SB-IO,  which will be entitled to distributions  as set forth  herein.  The rights of the Holder of the Class SB  Certificates  to payments from the Swap  Agreement  shall be outside and apart from its rights under the REMIC III  Regular  Interests  SB-IO and SB-PO.
(5)  [REMIC III Regular Interest IO will be held as an asset of the Swap Account established by the Trustee].
(6)  [For federal income tax purposes,  REMIC III Regular  Interest IO will not have a Pass-Through  Rate, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest LT-IO].
(7)  [For federal  income tax purposes,  REMIC III Regular  Interest IO will not have an  Uncertificated  Principal
     Balance,  but will have a notional  amount  equal to the  Uncertificated  Notional  Amount of REMIC II Regular
     Interest LT-IO].

         In consideration of the mutual agreements herein  contained,  the Depositor,  the Servicer and the Trustee agree as follows:

                                                     ARTICLE I

                                                    DEFINITIONS

Section 1.01.     Definitions

         Whenever used in this Agreement,  the following words and phrases,  unless the context otherwise requires, shall have the meanings specified in this Article.

         Accrued  Certificate  Interest:  With  respect  to each  Distribution  Date  and each  Class  of  [Class A
Certificates,  Class M  Certificates  and Class B  Certificates],  an amount equal to interest  accrued  during the related  Interest  Accrual  Period  on  the  Certificate  Principal  Balance  thereof  immediately  prior  to  such
Distribution Date at the related Pass-Through Rate for that Distribution Date.

         The amount of Accrued  Certificate  Interest on each Class of Certificates  shall be reduced by the amount of  (a) Prepayment  Interest  Shortfalls on the Mortgage  Loans during the prior  calendar month (to the extent not covered by Servicing  Compensation  pursuant to Section 3.16) and Relief Act  Shortfalls  on Mortgage  Loans during the related Due Period,  in each case  allocated to each Class of  Certificates  pro rata,  on the basis of Accrued
Certificate  Interest payable on such  Distribution  Date absent such  reductions;  and (b) the interest portion of
Realized Losses allocated to such Class through Subordination as described in Section 4.05.

         Accrued  Certificate  Interest  shall accrue on the basis of a 360-day year and the actual  number of days in the related Interest Accrual Period.

         With  respect  to each  Distribution  Date and the Class SB  Certificates,  interest  accrued  during  the preceding  Interest Accrual Period at the Pass-Through Rate on the  Uncertificated  Notional Amount as specified in the  definition  of  Pass-Through  Rate,  immediately  prior to such  Distribution  Date,  reduced by any  interest shortfalls with respect to the Mortgage Loans,  including  Prepayment Interest Shortfalls to the extent not covered by  Compensating  Interest  pursuant  to Section  3.16 or by Excess Cash Flow  pursuant  to Section  4.02(c)(v) and
(vi).  Accrued  Certificate  Interest on the Class SB Certificates  shall accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

         Adjusted  Mortgage  Rate:  With respect to any Mortgage Loan and any date of  determination,  the Mortgage
Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

         Adjustment  Date: With respect to each  adjustable-rate  Mortgage Loan, each date set forth in the related
Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

         Advance:  With respect to any Mortgage Loan, any advance made by the Servicer, pursuant to Section 4.04.

         Affected Party:  As defined in the Swap Agreement.

         Affiliate:  With  respect to any Person,  any other  Person  controlling,  controlled  by or under  common control  with such first  Person.  For the  purposes of this  definition,  “control”  means the power to direct the management  and  policies  of such  Person,  directly  or  indirectly,  whether  through  the  ownership  of voting securities,  by contract or otherwise;  and the terms  “controlling” and “controlled” have meanings  correlative to the foregoing.

         Agreement:  This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Amount Held for Future  Distribution:  With  respect to any  Distribution  Date,  the total of the amounts held in the  Custodial  Account  at the  close of  business  on the  preceding  Determination  Date on  account  of
(i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments,  Subsequent Recoveries, REO Proceeds, Mortgage
Loan purchases made pursuant to Section 2.02,  2.03, 2.04 or 4.07 and Mortgage Loan  substitutions made pursuant to
Section 2.03  or 2.04  received  or made in the  month of such  Distribution  Date  (other  than  such  Liquidation
Proceeds,  Subsequent  Recoveries,  Insurance  Proceeds,  REO  Proceeds and  purchases  of Mortgage  Loans that the
Servicer  has  deemed  to have been  received  in the  preceding  month in  accordance  with  Section 3.07(b))  and
(ii) payments  which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the Due Date in the related Due Period.

         Appraised  Value:  With  respect  to any  Mortgaged  Property,  one of the  following:  (i) the  lesser of
(a) the  appraised  value of such Mortgaged  Property based upon the appraisal or appraisals (or field review) made at the time of the origination of the related  Mortgage Loan, and (b) the sales price of the Mortgaged  Property at such time of origination,  or (ii) in the case of a Mortgaged  Property  securing a refinanced or modified Mortgage
Loan,  one of (1) the  appraised  value based upon the appraisal  made at the time of origination of the loan which was refinanced or modified,  (2) the  appraised value determined in an appraisal made at the time of refinancing or modification or (3) the sales price of the Mortgaged Property.

         Assignment:  An  assignment of the Mortgage,  notice of transfer or equivalent  instrument,  in recordable form,  sufficient under the laws of the jurisdiction  wherein the related Mortgaged  Property is located to reflect of record the sale of the Mortgage  Loan to the Trustee for the benefit of  Certificateholders,  which  assignment, notice  of  transfer  or  equivalent  instrument  may be in the form of one or more  blanket  assignments  covering
Mortgages  secured by Mortgaged  Properties  located in the same county,  if permitted by law and accompanied by an
Opinion of Counsel to that effect.

         Assignment Agreement:  The Assignment and Assumption  Agreement,  dated the Closing Date, between GMFI and the Depositor relating to the transfer and assignment of the Mortgage Loans.

         Available  Distribution  Amount:  With respect to any Distribution Date, an amount equal to (a) the sum of
(i) the  amount on deposit  in the  Custodial  Account as of the close of  business  on the  immediately  preceding
Determination  Date,  including  any  Subsequent  Recoveries,  and amounts  deposited in the  Custodial  Account in connection with the  substitution of Qualified  Substitute  Mortgage Loans,  (ii) the amount of any Advance made on the immediately  preceding  Certificate Account Deposit Date, (iii) any amount deposited in the Certificate Account on the related  Certificate  Account  Deposit Date pursuant to the second  paragraph of  Section 3.12(a),  (iv) any amount that the Servicer is not  permitted to withdraw from the Custodial  Account  pursuant to  Section 3.16(e) in respect of the Mortgage Loans and (v) any amount  deposited in the Certificate  Account pursuant to Section 4.07 or
9.01,  reduced by (b) the  sum as of the close of  business  on the  immediately  preceding  Determination  Date of
(i) any  payments or collections  consisting of prepayment  charges on the Mortgage Loans that were received during the  related  Prepayment  Period,  (ii) the  Amount Held for Future  Distribution,  (iii) amounts  permitted  to be withdrawn by the Servicer from the Custodial Account pursuant to clauses (ii)-(x),  inclusive,  of Section 3.10(a), and (iv) any Net Swap Payments required to be made to the Swap  Counterparty and Swap Termination  Payments not due
to a Swap Counterparty Trigger Event for such Distribution Date.

         Balloon  Loan:  Each of the Mortgage  Loans having an original  term to maturity  that is shorter than the related amortization term.

         Balloon  Payment:  With respect to any Balloon Loan,  the related  Monthly  Payment  payable on the stated
maturity date of such Balloon Loan.

         Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

         Basis Risk  Shortfall:  Any [Class A Basis Risk  Shortfall],  [Class B Basis Risk Shortfall] [or] [Class M
Basis Risk Shortfall].

         Basis Risk  Shortfall  Carry-Forward  Amount:  Any [Class A Basic Risk  Shortfall  Carry-Forward  Amount],
[Class B Basis Risk Shortfall Carry-Forward Amount] [or] [Class M Basis Risk Shortfall Carry-Forward Amount].

         Book-Entry Certificate:  Any Certificate registered in the name of the Depository or its nominee.

         Business Day: Any day other than (i) a  Saturday or a Sunday or (ii) a day on which  banking  institutions in the State of New York,  the State of  California,  the State of Texas,  the State of  Minnesota  or the State of
Illinois  (and such other  state or states in which the  Custodial  Account or the  Certificate  Account are at the
time located) are required or authorized by law or executive order to be closed.

         Calendar  Quarter:  A Calendar  Quarter shall  consist of one of the  following  time periods in any given year:  January 1 through  March 31,  April 1 through  June 30, July 1 through  September  30, and October 1 through
December 31.

         Capitalization  Reimbursement  Amount:  With respect to any Distribution  Date, the amount of unreimbursed
Advances or Servicing  Advances that were added to the Stated  Principal  Balance of the Mortgage  Loans during the preceding  calendar  month and  reimbursed to the Servicer or Subservicer  pursuant to  Section 3.10(a)(vii) on  or prior to such Distribution Date.

         Cash  Liquidation:  With respect to any defaulted  Mortgage Loan other than a Mortgage Loan as to which an
REO  Acquisition  occurred,  a  determination  by  the  Servicer  that  it has  received  all  Insurance  Proceeds,
Liquidation  Proceeds  and other  payments  or cash  recoveries  which the  Servicer  reasonably  and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         Certificate:   Any  [Class A]  Certificate,   [Class M]  Certificate,   [Class B]  Certificate,   Class SB
Certificate or Class R Certificate.

         Certificate  Account:  The account or accounts  created and  maintained  pursuant to  Section 4.01,  which shall be entitled  “[_______________],  as trustee,  in trust for the  registered  holders of  GreenPoint  Mortgage
Securities LLC,  Mortgage  Asset-Backed  Pass-Through  Certificates,  Series  20[_]-[_]” and which account shall be held for the benefit of the Certificateholders and which must be an Eligible Account.

         Certificate Account Deposit Date:  With respect to any Distribution Date, the Business Day prior thereto.

         Certificateholder  or Holder:  The Person in whose name a Certificate  is  registered  in the  Certificate
Register,  except that neither a Disqualified  Organization  nor a Non-United  States Person shall be a holder of a
Class R  Certificate for any purpose hereof.  Solely for the purpose of giving any consent or direction pursuant to this Agreement,  any Certificate,  other than a Class R Certificate,  registered in the name of the Depositor,  the
Servicer or any  Subservicer  or any Affiliate  thereof shall be deemed not to be  outstanding  and the  Percentage
Interest or Voting Rights  evidenced  thereby shall not be taken into account in determining  whether the requisite amount of  Percentage  Interests  or Voting  Rights  necessary  to effect any such  consent or  direction  has been obtained.  All  references  herein to “Holders” or  “Certificateholders”  shall  reflect the rights of  Certificate
Owners as they may  indirectly  exercise such rights  through the Depository  and  participating  members  thereof, except as otherwise  specified  herein;  provided,  however,  that the Trustee  shall be required to recognize as a
“Holder” or  “Certificateholder”  only the Person in whose name a  Certificate  is  registered  in the  Certificate
Register.

         Certificate  Owner:  With respect to a Book-Entry  Certificate,  the Person who is the beneficial owner of such  Certificate,  as reflected on the books of an indirect  participating  brokerage  firm for which a Depository
Participant  acts as agent, if any, and otherwise on the books of a Depository  Participant,  if any, and otherwise on the books of the Depository.

         Certificate Principal Balance:  With respect to any [Class A  Certificate,  Class M Certificate or Class B
Certificate], on any date of determination, an amount equal to:

         (i)      the Initial  Certificate  Principal Balance of such Certificate as specified on the face thereof, minus
         (ii)     the  sum of  (x) the  aggregate  of all  amounts  previously  distributed  with  respect  to such
                  Certificate (or any  predecessor  Certificate)  and applied to reduce the  Certificate  Principal
                  Balance  thereof  pursuant  to  Section  4.02(c) and  (y) the  aggregate  of  all  reductions  in
                  Certificate  Principal  Balance of such  Certificates  deemed to have occurred in connection with
                  Realized  Losses  which  were  previously  allocated  to such  Certificate  (or  any  predecessor
                  Certificate) pursuant to Section 4.05;

provided,  that with  respect  to any  Distribution  Date,  the  Certificate  Principal  Balances  of the  [Class A
Certificates,  Class M  Certificates  and Class B  Certificates]  will be increased,  in each case to the extent of
Realized Losses previously  allocated thereto and remaining  unreimbursed,  to the extent of Subsequent  Recoveries in the  following  order of  priority:  first to the [Class A  Certificates,  pro rata,  and then to the  Class M-1
Certificates , Class M-2  Certificates,  Class M-3 Certificates , Class M-4 Certificates , Class M-5 Certificates ,
Class M-6 Certificates , Class M-7 Certificates, Class M-8 Certificates and Class B Certificates], in that order.

         [With  respect  to any  Class SB  Certificate,  on any  date of  determination,  an  amount  equal  to the
Percentage  Interest  evidenced by such  Certificate  multiplied by an amount equal to (i) the  excess,  if any, of
(A) the then aggregate  Stated  Principal  Balance of the Mortgage  Loans over (B) the then  aggregate  Certificate
Principal  Balance of the Class A  Certificates,  Class M  Certificates and Class B  Certificates then outstanding, which represents the sum of (i) the Initial  Principal  Balance of the REMIC III Regular Interest SB-PO, as reduced by Realized Losses  allocated  thereto and payments deemed made thereon,  and  (ii) accrued  and unpaid interest on the REMIC III Regular Interest SB-IO, as reduced by Realized Losses allocated thereto.]

         The Class R Certificates will not have a Certificate Principal Balance.

         Certificate  Register and  Certificate  Registrar:  The register  maintained  and the registrar  appointed pursuant to Section 5.02.

         Class:  Collectively, all of the Certificates or uncertificated interests bearing the same designation.

         Class A Basis Risk Shortfall:  [With respect to each Class of Class A  Certificates  and any  Distribution
Date for which the  Pass-Through  Rate for any such  Class of  Certificates  is equal to the Net WAC Cap Rate,  the excess,  if any,  of (x) the  lesser of  (a) Accrued  Certificate  Interest on that Class of  Certificates  on such
Distribution  Date,  calculated at a rate equal to One-Month LIBOR plus the related Margin,  as calculated for such
Distribution  Date,  and  (b) 11.00%  per annum,  over  (y) Accrued  Certificate  Interest on such Class of Class A
Certificates for such Distribution Date calculated at the Net WAC Cap Rate.]

         Class A Basis Risk Shortfall  Carry-Forward  Amount:  [With respect to each Class of Class A  Certificates and any  Distribution  Date, the sum of (a) the  aggregate amount of Class A Basis Risk Shortfall for such Class on such  Distribution  Date plus (b) any  Class A Basis Risk Shortfall  Carry-Forward  Amount for such Class remaining unpaid from the preceding  Distribution  Date, plus (c) one month's interest on the amount in clause  (b) (based on the number of days in the preceding  Interest  Accrual  Period),  to the extent  previously  unreimbursed by Excess
Cash Flow or the Swap Agreement pursuant to this Agreement, at a rate equal to the related Pass-Through Rate.]

         Class A Certificates:  Collectively,  the Class [__] Certificates,  Class [__] Certificates and Class [__]
Certificates.

         [Class A Principal  Distribution  Amount:  With respect to any Distribution Date (a) prior to the Stepdown
Date or on or after the Stepdown Date if a Trigger  Event is in effect for that  Distribution  Date,  the Principal
Distribution  Amount for that  Distribution  Date or (b) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

         (i)      the Principal Distribution Amount for that Distribution Date; and

         (ii)     the  excess,  if  any,  of  (A) the  aggregate  Certificate  Principal  Balance  of  the  Class A
                  Certificates  immediately  prior to that Distribution Date over (B) the lesser of (x) the product of (1) the  applicable  Subordination  Percentage and (2) the  aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the  excess,  if any, of the aggregate  Stated  Principal  Balance of the Mortgage  Loans
                  after  giving  effect  to  distributions  to  be  made  on  that  Distribution   Date,  over  the
                  Overcollateralization Floor.]

         [Class A-1  Certificate:  Any one of the Class A-1  Certificates executed by the Trustee and authenticated by the  Certificate  Registrar  substantially  in the form  annexed  hereto as  Exhibit A,  senior to [the  Class M
Certificates,  the Class B  Certificates],  the Class SB  Certificates and the Class R Certificates with respect to distributions  and  the  allocation  of  Realized  Losses  in  respect  of  the  Mortgage  Loans  as set  forth  in
Section 4.05,  and evidencing (i) an interest  designated as a “regular  interest” in REMIC III for purposes of the
REMIC Provisions,  (ii) the right to receive payments under the Swap Agreement and (iii) the  obligation to pay the
Class IO Distribution Amount.]

         [Class A-1  Margin:  Initially,  [__]% per  annum,  and on any  Distribution  Date on or after the  second
Distribution Date after the first possible Optional Termination Date, [__]% per annum.]

         [Class A-2  Certificate:  Any one of the Class A-2  Certificates executed by the Trustee and authenticated by the  Certificate  Registrar  substantially  in the form  annexed  hereto as  Exhibit A,  senior to [the  Class M
Certificates,  the Class B  Certificates],  the Class SB  Certificates and the Class R Certificates with respect to distributions  and  the  allocation  of  Realized  Losses  in  respect  of  the  Mortgage  Loans  as set  forth  in
Section 4.05,  and evidencing (i) an interest  designated as a “regular  interest” in REMIC III for purposes of the
REMIC Provisions,  (ii) the right to receive payments under the Swap Agreement and (iii) the  obligation to pay the
Class IO Distribution Amount.]

         [Class A-2  Margin:  Initially,  [__]% per  annum,  and on any  Distribution  Date on or after the  second
Distribution Date after the first possible Optional Termination Date, [__]% per annum.]

         [Class A-3  Certificate:  Any one of the Class A-3  Certificates executed by the Trustee and authenticated by the  Certificate  Registrar  substantially  in the form  annexed  hereto as  Exhibit A,  senior to [the  Class M
Certificates,  the Class B  Certificates],  the Class SB  Certificates and the Class R Certificates with respect to distributions  and  the  allocation  of  Realized  Losses  in  respect  of  the  Mortgage  Loans  as set  forth  in
Section 4.05,  and evidencing (i) an interest  designated as a “regular  interest” in REMIC III for purposes of the
REMIC Provisions,  (ii) the right to receive payments under the Swap Agreement and (iii) the  obligation to pay the
Class IO Distribution Amount.]

         [Class A-3  Margin:  Initially,  [__]% per  annum,  and on any  Distribution  Date on or after the  second
Distribution Date after the first possible Optional Termination Date, [__]% per annum.]

         [Class B Basis Risk Shortfalls:  With respect to the Class B Certificates  and any  Distribution  Date for
which the  Pass-Through  Rate for such Class of Certificates is equal to the Net WAC Cap Rate, the excess,  if any, of (x) Accrued  Certificate Interest on that Class of Certificates on such Distribution Date,  calculated at a rate equal to LIBOR plus the related Margin,  as calculated for such  Distribution  Date, over  (y) Accrued  Certificate
Interest on such Class of Class B Certificates for such Distribution Date calculated at the Net WAC Cap Rate.]

         [Class B  Basis Risk Shortfall  Carry-Forward  Amounts:  With respect to the Class B Certificates  and any
Distribution  Date, the sum of (a) the  aggregate amount of Class B Basis Risk Shortfall on such  Distribution Date plus (b) any Class B Basis Risk Shortfall  Carry-Forward  Amount remaining  unpaid from the preceding  Distribution
Date,  plus (c) one  month's  interest on the amount in clause  (b) (based  on the number of days in the  preceding
Interest  Accrual  Period),  to the  extent  previously  unreimbursed  by Excess  Cash  Flow or the Swap  Agreement pursuant to this Agreement, at a rate equal to the related Pass-Through Rate.]

         [Class B  Certificate:  Any one of the Class B  Certificates  executed by the Trustee and authenticated by the  Certificate  Registrar  substantially  in the form  annexed  hereto as  Exhibit B-2,  senior  to the  Class SB
Certificates and the Class R  Certificates  with respect to distributions  and the allocation of Realized Losses in as set forth in Section 4.05,  and evidencing (i) an interest  designated as a “regular  interest” in REMIC III for purposes of the REMIC  Provisions,  (ii) the  right to receive  payments  under the Swap  Agreement  and  (iii) the obligation to pay the Class IO Distribution Amount.]

         [Class B  Margin:  Initially,  [__]%  per  annum,  and on any  Distribution  Date on or after  the  second
Distribution Date after the first possible Optional Termination Date, [__]% per annum.]

         [Class B Principal  Distribution  Amount:  With respect to any Distribution Date (a) prior to the Stepdown
Date or on or after the Stepdown Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining
Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution
Amount,  the Class M-1  Principal  Distribution  Amount, the Class M-2  Principal  Distribution  Amount,  Class M-3
Principal Distribution Amount,  Class M-4 Principal  Distribution Amount,  Class M-5 Principal Distribution Amount,
Class M-6 Principal  Distribution  Amount, the Class M-7 Principal  Distribution Amount and the Class M-8 Principal
Distribution  Amount]  or  (b) on  or  after  the  Stepdown  Date if a  Trigger  Event  is not in  effect  for that
Distribution Date, the lesser of:

         (i)      the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1  Principal  Distribution  Amount, the
                  Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4
                  Principal  Distribution  Amount,  Class M-5 Principal  Distribution  Amount,  Class M-6 Principal
                  Distribution  Amount, the Class M-7  Principal  Distribution  Amount and the Class M-8  Principal
                  Distribution Amount; and

         (ii)     the excess,  if any, of (A) the sum of (1) the  aggregate  Certificate  Principal  Balance of the
                  Class A Certificates,  Class M-1 Certificates,  Class M-2  Certificates,  Class M-3 Certificates,
                  Class M-4 Certificates,  Class M-5 Certificates,  Class M-6 Certificates,  Class M-7 Certificates
                  and the Class M-8  Certificates  (after taking into account the payment of the Class A  Principal
                  Distribution  Amount,  the Class M-1  Principal  Distribution  Amount,  the  Class M-2  Principal
                  Distribution Amount,  Class M-3 Principal  Distribution Amount,  Class M-4 Principal Distribution
                  Amount,  Class M-5 Principal  Distribution Amount,  Class M-6 Principal  Distribution Amount, the
                  Class M-7  Principal  Distribution  Amount and the Class M-8  Principal  Distribution  Amount for
                  that Distribution  Date) and (2) the  Certificate  Principal Balance of the Class B  Certificates
                  immediately  prior to that  Distribution  Date over (B) the lesser of (x) the  product of (1) the applicable  Subordination  Percentage  and  (2) the  aggregate  Stated  Principal  Balance of the
                  Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution  Date and
                  (y) the excess,  if any, of the aggregate  Stated  Principal  Balance of the Mortgage Loans after
                  giving   effect   to   distributions   to  be  made  on  that   Distribution   Date,   over   the
                  Overcollateralization Floor.]

         [Class IO  Distribution  Amount:  As defined in Section  4.08(f) hereof.  For  purposes  of  clarity,  the
Class IO Distribution  Amount for any Distribution  Date shall equal the amount payable to the Swap Account on such
Distribution Date in excess of the amount payable on REMIC III Regular Interest IO on such  Distribution  Date, all as further provided in Section 4.08(b) hereof.]

         [Class M Basis Risk Shortfall:  With respect to each Class of Class M  Certificates  and any  Distribution
Date for which the  Pass-Through  Rate for any such  Class of  Certificates  is equal to the Net WAC Cap Rate,  the excess,  if any,  of (x) the  lesser of  (a) Accrued  Certificate  Interest on that Class of  Certificates  on such
Distribution  Date,  calculated at a rate equal to One-Month LIBOR plus the related Margin,  as calculated for such
Distribution  Date,  and  (b) 11.00%  per annum,  over  (y) Accrued  Certificate  Interest on such Class of Class M
Certificates for such Distribution Date calculated at the Net WAC Cap Rate.]

         [Class M Basis Risk Shortfall  Carry-Forward  Amount:  With respect to each Class of Class M  Certificates and any  Distribution  Date, the sum of (a) the  aggregate amount of Class M Basis Risk Shortfall for such Class on such  Distribution  Date plus (b) any  Class M Basis Risk Shortfall  Carry-Forward  Amount for such Class remaining unpaid from the preceding  Distribution  Date, plus (c) one month's interest on the amount in clause  (b) (based on the number of days in the preceding  Interest  Accrual  Period),  to the extent  previously  unreimbursed by Excess
Cash Flow or the Swap Agreement pursuant to this Agreement, at a rate equal to the related Pass-Through Rate.]

         Class M Certificates:  Collectively,  the Class [__]  Certificates,  Class [__]  Certificates,  Class [__]
Certificates,  Class [__] Certificates,  Class [__] Certificates,  Class [__] Certificates, Class [__] Certificates
and Class [__] Certificates.

         [Class M-1  Certificate:  Any one of the Class M-1  Certificates executed by the Trustee and authenticated by the Certificate  Registrar  substantially  in the form annexed hereto as Exhibit B-1,  senior to [the Class [__]
Certificates,   the  Class [__]  Certificates,  the  Class [__]  Certificates,  the  Class [__]  Certificates,  the
Class [__] Certificates,  the Class [__] Certificates,  the Class [__] Certificates, the Class B Certificates,] the
Class SB  Certificates and the Class R  Certificates  with respect to distributions  and the allocation of Realized
Losses as set forth in  Section 4.05,  and  evidencing  (i) an  interest  designated  as a  “regular  interest”  in
REMIC III for purposes of the REMIC  Provisions,  (ii) the  right to receive  payments under the Swap Agreement and
(iii) the obligation to pay the Class IO Distribution Amount.]

         [Class M-1  Margin:  Initially,  [__]% per  annum,  and on any  Distribution  Date on or after the  second
Distribution Date after the first possible Optional Termination Date, [__]% per annum.]

         [Class M-1  Principal  Distribution  Amount:  With  respect  to any  Distribution  Date  (a) prior  to the
Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal
Distribution  Amount  or  (b) on  or  after  the  Stepdown  Date if a  Trigger  Event  is not in  effect  for  that
Distribution Date, the lesser of:

         (i)      the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal Distribution Amount; and

         (ii)     the excess,  if any, of (A) the sum of (1) the  aggregate  Certificate  Principal  Balance of the
                  Class A   Certificates   (after  taking  into  account  the  payment  of  the  Class A  Principal
                  Distribution  Amount for that  Distribution  Date) and (2) the  Certificate  Principal Balance of
                  the Class M-1  Certificates  immediately  prior to that  Distribution Date over (B) the lesser of
                  (x) the  product of (1) the  applicable  Subordination  Percentage and (2) the  aggregate  Stated
                  Principal  Balance of the Mortgage Loans after giving effect to  distributions to be made on that
                  Distribution  Date and (y) the excess,  if any, of the aggregate Stated Principal  Balance of the
                  Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date, over the Overcollateralization Floor.]

         [Class M-2  Certificate:  Any one of the Class M-2  Certificates executed by the Trustee and authenticated by the Certificate  Registrar  substantially  in the form annexed hereto as Exhibit B-1,  senior to [the Class [__]
Certificates,   the  Class [__]  Certificates,  the  Class [__]  Certificates,  the  Class [__]  Certificates,  the
Class [__] Certificates,  the Class [__] Certificates, the Class B Certificates,] the Class SB Certificates and the
Class R  Certificates  with  respect  to  distributions  and the  allocation  of  Realized  Losses  as set forth in
Section 4.05,  and evidencing (i) an interest  designated as a “regular  interest” in REMIC III for purposes of the
REMIC Provisions,  (ii) the right to receive payments under the Swap Agreement and (iii) the  obligation to pay the
Class IO Distribution Amount.]

         [Class M-2  Margin:  Initially,  [__]% per  annum,  and on any  Distribution  Date on or after the  second
Distribution Date after the first possible Optional Termination Date, [__]% per annum.]

         [Class M-2  Principal  Distribution  Amount:  With  respect  to any  Distribution  Date  (a) prior  to the
Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal
Distribution  Amount and the  Class M-1  Principal  Distribution  Amount or (b) on or after the Stepdown  Date if a
Trigger Event is not in effect for that Distribution Date, the lesser of:

         (i)      the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount; and

         (ii)     the excess,  if any, of (A) the sum of (1) the  aggregate  Certificate  Principal  Balance of the
                  Class A  Certificates  and Class M-1  Certificates  (after taking into account the payment of the
                  Class A Principal  Distribution Amount and the Class M-1  Principal  Distribution Amount for that
                  Distribution  Date) and  (2) the  Certificate  Principal  Balance of the  Class M-2  Certificates
                  immediately  prior to that  Distribution  Date over (B) the lesser of (x) the  product of (1) the applicable  Subordination  Percentage  and  (2) the  aggregate  Stated  Principal  Balance of the
                  Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution  Date and
                  (y) the excess,  if any, of the aggregate  Stated  Principal  Balance of the Mortgage Loans after
                  giving   effect   to   distributions   to  be  made  on  that   Distribution   Date,   over   the
                  Overcollateralization Floor.]

         [Class M-3  Certificate:  Any one of the Class M-3  Certificates executed by the Trustee and authenticated by the Certificate  Registrar  substantially  in the form annexed hereto as Exhibit B-1,  senior to [the Class [__]
Certificates,   the  Class [__]  Certificates,  the  Class [__]  Certificates,  the  Class [__]  Certificates,  the
Class [__]  Certificates,  the Class B  Certificates,] the Class SB  Certificates and the Class R Certificates with respect to  distributions  and the  allocation  of Realized  Losses as set forth in  Section 4.05,  and  evidencing
(i) an  interest  designated as a “regular  interest” in REMIC III for purposes of the REMIC  Provisions,  (ii) the right to receive  payments  under the Swap  Agreement  and (iii) the  obligation  to pay the Class IO  Distribution
Amount.]

         [Class M-3  Margin:  Initially,  [__]% per  annum,  and on any  Distribution  Date on or after the  second
Distribution Date after the first possible Optional Termination Date, [__]% per annum.]

         [Class M-3  Principal  Distribution  Amount:  With  respect  to any  Distribution  Date  (a) prior  to the
Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal
Distribution  Amount, the Class M-1 Principal  Distribution Amount and the Class M-2 Principal  Distribution Amount
or (b) on or after the Stepdown Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of:

         (i)      the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal  Distribution  Amount, the Class M-1 Principal  Distribution Amount and the
                  Class M-2 Principal Distribution Amount; and

         (ii)     the excess,  if any, of (A) the sum of (1) the  aggregate  Certificate  Principal  Balance of the
                  Class A  Certificates,  Class M-1  Certificates  and  Class M-2  Certificates  (after taking into account  the  payment of the Class A  Principal  Distribution  Amount,  the  Class M-1  Principal
                  Distribution Amount and the Class M-2  Principal  Distribution Amount for that Distribution Date)
                  and (2) the  Certificate  Principal  Balance of the Class M-3  Certificates  immediately prior to
                  that   Distribution   Date  over  (B) the  lesser  of  (x) the  product  of  (1) the   applicable
                  Subordination  Percentage and (2) the  aggregate Stated  Principal  Balance of the Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date and (y) the excess, if any, of the aggregate  Stated  Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.]

         [Class M-4  Certificate:  Any one of the Class M-4  Certificates executed by the Trustee and authenticated by the Certificate  Registrar  substantially  in the form annexed hereto as Exhibit B-1,  senior to the [Class [__]
Certificates,  the Class [__] Certificates,  the Class [__] Certificates,  the Class [__] Certificates, the Class B
Certificates,]  the  Class SB  Certificates  and the Class R  Certificates  with respect to  distributions  and the allocation  of Realized  Losses as set forth in  Section 4.05,  and  evidencing  (i) an  interest  designated  as a
“regular interest” in REMIC III for purposes of the REMIC Provisions,  (ii) the right to receive payments under the
Swap Agreement and (iii) the obligation to pay the Class IO Distribution Amount.]

         [Class M-4  Margin:  Initially,  [__]% per  annum,  and on any  Distribution  Date on or after the  second
Distribution Date after the first possible Optional Termination Date, [__]% per annum.]

         [Class M-4  Principal  Distribution  Amount:  With  respect  to any  Distribution  Date  (a) prior  to the
Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal
Distribution Amount, the Class M-1 Principal  Distribution Amount, the Class M-2 Principal  Distribution Amount and
the  Class M-3  Principal  Distribution  Amount or (b) on or after the Stepdown  Date if a Trigger  Event is not in effect for that Distribution Date, the lesser of:

         (i)      the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1  Principal  Distribution  Amount, the
                  Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount ; and

         (ii)     the excess,  if any, of (A) the sum of (1) the  aggregate  Certificate  Principal  Balance of the
                  Class A Certificates,  Class M-1 Certificates,  Class M-2 Certificates and Class M-3 Certificates
                  (after  taking  into  account  the  payment of the Class A  Principal  Distribution  Amount,  the
                  Class M-1  Principal  Distribution  Amount, the Class M-2  Principal  Distribution Amount and the
                  Class M-3  Principal  Distribution  Amount for that  Distribution  Date) and (2) the  Certificate
                  Principal  Balance of the Class M-4  Certificates  immediately  prior to that  Distribution  Date over  (B) the  lesser of (x) the  product  of (1) the  applicable  Subordination  Percentage  and
                  (2) the  aggregate  Stated  Principal  Balance  of the  Mortgage  Loans  after  giving  effect to distributions to be made on that  Distribution  Date and (y) the excess, if any, of the aggregate
                  Stated  Principal  Balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.]

         [Class M-5  Certificate:  Any one of the Class M-5  Certificates executed by the Trustee and authenticated by the Certificate  Registrar  substantially  in the form annexed hereto as Exhibit B-1,  senior to [the Class [__]
Certificates,  the Class [__] Certificates,  the Class [__]  Certificates,  the Class B Certificates,] the Class SB
Certificates and the Class R  Certificates  with respect to distributions  and the allocation of Realized Losses as set forth in  Section 4.05,  and evidencing  (i) an  interest  designated as a “regular  interest” in REMIC III for purposes of the REMIC  Provisions,  (ii) the  right to receive  payments  under the Swap  Agreement  and  (iii) the obligation to pay the Class IO Distribution Amount.]

         [Class M-5  Margin:  Initially,  [__]% per  annum,  and on any  Distribution  Date on or after the  second
Distribution Date after the first possible Optional Termination Date, [__]% per annum.]

         [Class M-5  Principal  Distribution  Amount:  With  respect  to any  Distribution  Date  (a) prior  to the
Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal
Distribution  Amount, the Class M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution  Amount,
Class M-3  Principal  Distribution  Amount and the Class M-4  Principal  Distribution Amount or (b) on or after the
Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

         (i)      the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1  Principal  Distribution  Amount, the
                  Class M-2  Principal  Distribution  Amount,  Class M-3  Principal  Distribution  Amount  and  the
                  Class M-4 Principal Distribution Amount; and

         (ii)     the excess,  if any, of (A) the sum of (1) the  aggregate  Certificate  Principal  Balance of the
                  Class A Certificates,  Class M-1  Certificates,  Class M-2  Certificates,  Class M-3 Certificates
                  and  Class M-4  Certificates  (after  taking into  account  the payment of the Class A  Principal
                  Distribution  Amount,  the Class M-1  Principal  Distribution  Amount,  the  Class M-2  Principal
                  Distribution  Amount,  Class M-3  Principal  Distribution  Amount  and  the  Class M-4  Principal
                  Distribution  Amount for that  Distribution  Date) and (2) the  Certificate  Principal Balance of
                  the Class M-5  Certificates  immediately  prior to that  Distribution Date over (B) the lesser of
                  (x) the  product of (1) the  applicable  Subordination  Percentage and (2) the  aggregate  Stated
                  Principal  Balance of the Mortgage Loans after giving effect to  distributions to be made on that
                  Distribution  Date and (y) the excess,  if any, of the aggregate Stated Principal  Balance of the
                  Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date, over the Overcollateralization Floor.]

         [Class M-6  Certificate:  Any one of the Class M-6  Certificates executed by the Trustee and authenticated by the Certificate  Registrar  substantially  in the form annexed hereto as Exhibit B-1,  senior to [the Class [__]
Certificates,  the Class [__]  Certificates,  the Class B  Certificates,] the Class SB Certificates and the Class R
Certificates  with respect to  distributions  and the allocation of Realized  Losses as set forth in  Section 4.05, and  evidencing  (i) an  interest  designated  as a “regular  interest”  in  REMIC III  for  purposes  of the REMIC
Provisions,  (ii) the right to receive payments under the Swap Agreement and (iii) the  obligation to pay the Class
IO Distribution Amount.]

         [Class M-6  Margin:  Initially,  [__]% per  annum,  and on any  Distribution  Date on or after the  second
Distribution Date after the first possible Optional Termination Date, [__]% per annum.]

         [Class M-6  Principal  Distribution  Amount:  With  respect  to any  Distribution  Date  (a) prior  to the
Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal
Distribution  Amount, the Class M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution  Amount,
Class M-3  Principal  Distribution  Amount,  Class M-4  Principal  Distribution  Amount and the Class M-5 Principal
Distribution  Amount  or  (b) on  or  after  the  Stepdown  Date if a  Trigger  Event  is not in  effect  for  that
Distribution Date, the lesser of:

         (i)      the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1  Principal  Distribution  Amount, the
                  Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4
                  Principal Distribution Amount and the Class M-5 Principal Distribution Amount; and

         (ii)     the excess,  if any, of (A) the sum of (1) the  aggregate  Certificate  Principal  Balance of the
                  Class A Certificates,  Class M-1 Certificates,  Class M-2  Certificates,  Class M-3 Certificates,
                  Class M-4  Certificates and Class M-5  Certificates (after taking into account the payment of the
                  Class A  Principal   Distribution  Amount,  the  Class M-1  Principal  Distribution  Amount,  the
                  Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4
                  Principal   Distribution  Amount  and  the  Class M-5  Principal  Distribution  Amount  for  that
                  Distribution  Date) and  (2) the  Certificate  Principal  Balance of the  Class M-6  Certificates
                  immediately  prior to that  Distribution  Date over (B) the lesser of (x) the  product of (1) the applicable  Subordination  Percentage  and  (2) the  aggregate  Stated  Principal  Balance of the
                  Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution  Date and
                  (y) the excess,  if any, of the aggregate  Stated  Principal  Balance of the Mortgage Loans after
                  giving   effect   to   distributions   to  be  made  on  that   Distribution   Date,   over   the
                  Overcollateralization Floor.]

         [Class M-7  Certificate:  Any one of the Class M-7  Certificates executed by the Trustee and authenticated by the Certificate  Registrar  substantially  in the form annexed hereto as Exhibit B-1,  senior to [the Class [__]
Certificates,  the Class B  Certificates,] the Class SB  Certificates and the Class R  Certificates with respect to distributions  and the allocation of Realized Losses as set forth in Section 4.05,  and evidencing  (i) an interest designated as a “regular  interest” in REMIC III for purposes of the REMIC  Provisions,  (ii) the  right to receive payments under the Swap Agreement and (iii) the obligation to pay the Class IO Distribution Amount.]

         [Class M-7  Margin:  Initially,  [__]% per  annum,  and on any  Distribution  Date on or after the  second
Distribution Date after the first possible Optional Termination Date, [__]% per annum.]

         [Class M-7  Principal  Distribution  Amount:  With  respect  to any  Distribution  Date  (a) prior  to the
Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal
Distribution  Amount, the Class M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution  Amount,
Class M-3  Principal   Distribution  Amount,   Class M-4  Principal   Distribution   Amount,   Class M-5  Principal
Distribution  Amount and the  Class M-6  Principal  Distribution  Amount or (b) on or after the Stepdown  Date if a
Trigger Event is not in effect for that Distribution Date, the lesser of:

         (i)      the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1  Principal  Distribution  Amount, the
                  Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4
                  Principal  Distribution  Amount,  Class M-5  Principal  Distribution  Amount  and  the  Class M-6
                  Principal Distribution Amount; and
         (ii)     the excess,  if any, of (A) the sum of (1) the  aggregate  Certificate  Principal  Balance of the
                  Class A Certificates,  Class M-1 Certificates,  Class M-2  Certificates,  Class M-3 Certificates,
                  Class M-4  Certificates,  Class M-5  Certificates and Class M-6  Certificates  (after taking into account  the  payment of the Class A  Principal  Distribution  Amount,  the  Class M-1  Principal
                  Distribution   Amount,  the  Class M-2  Principal   Distribution   Amount,   Class M-3  Principal
                  Distribution Amount,  Class M-4 Principal  Distribution Amount,  Class M-5 Principal Distribution
                  Amount and the Class M-6  Principal  Distribution  Amount for that Distribution Date) and (2) the
                  Certificate  Principal  Balance  of  the  Class M-7   Certificates   immediately  prior  to  that
                  Distribution  Date over (B) the  lesser of (x) the  product of (1) the  applicable  Subordination
                  Percentage  and (2) the  aggregate  Stated  Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the excess, if any, of the aggregate  Stated  Principal  Balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.]

         [Class M-8  Certificate:  Any one of the Class M-8  Certificates executed by the Trustee and authenticated by the  Certificate  Registrar  substantially  in the form annexed  hereto as  Exhibit B-1,  senior to [the Class B
Certificates,]  the  Class SB  Certificates  and the Class R  Certificates  with respect to  distributions  and the allocation  of Realized  Losses as set forth in  Section 4.05,  and  evidencing  (i) an  interest  designated  as a
“regular interest” in REMIC III for purposes of the REMIC Provisions,  (ii) the right to receive payments under the
Swap Agreement and (iii) the obligation to pay the Class IO Distribution Amount.]

         [Class M-8  Margin:  Initially,  [__]% per  annum,  and on any  Distribution  Date on or after the  second
Distribution Date after the first possible Optional Termination Date, [__]% per annum.]

         [Class M-8  Principal  Distribution  Amount:  With  respect  to any  Distribution  Date  (a) prior  to the
Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal
Distribution  Amount, the Class M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution  Amount,
Class M-3  Principal   Distribution  Amount,   Class M-4  Principal   Distribution   Amount,   Class M-5  Principal
Distribution  Amount, the Class M-6 Principal  Distribution Amount and the Class M-7 Principal  Distribution Amount
or (b) on or after the Stepdown Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of:

         (i)      the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1  Principal  Distribution  Amount, the
                  Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4
                  Principal  Distribution Amount,  Class M-5 Principal Distribution Amount, the Class M-6 Principal
                  Distribution Amount  and the Class M-7 Principal Distribution Amount; and

         (ii)     the excess,  if any, of (A) the sum of (1) the  aggregate  Certificate  Principal  Balance of the
                  Class A Certificates,  Class M-1 Certificates,  Class M-2  Certificates,  Class M-3 Certificates,
                  Class M-4   Certificates,   Class M-5   Certificates,   Class M-6   Certificates   and  Class M-7
                  Certificates  (after  taking  into  account the  payment of the  Class A  Principal  Distribution
                  Amount,  the  Class M-1  Principal  Distribution  Amount,  the Class M-2  Principal  Distribution
                  Amount,  Class M-3  Principal  Distribution  Amount,  Class M-4  Principal  Distribution  Amount,
                  Class M-5  Principal  Distribution  Amount, the Class M-6  Principal  Distribution Amount and the
                  Class M-7  Principal  Distribution  Amount for that  Distribution  Date) and (2) the  Certificate
                  Principal  Balance of the Class M-8  Certificates  immediately  prior to that  Distribution  Date over  (B) the  lesser of (x) the  product  of (1) the  applicable  Subordination  Percentage  and
                  (2) the  aggregate  Stated  Principal  Balance  of the  Mortgage  Loans  after  giving  effect to distributions to be made on that  Distribution  Date and (y) the excess, if any, of the aggregate
                  Stated  Principal  Balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.]

         [Class R Certificate:  Any one of the Class [__], Class [__] or Class [__] Certificates.]

         [Class R-I  Certificate:  Any one of the Class R-I  Certificates executed by the Trustee and authenticated by the  Certificate  Registrar  substantially  in the form annexed  hereto as Exhibit D and  evidencing an interest designated as a “residual interest” in REMIC I for purposes of the REMIC Provisions.]

         [Class R-II   Certificate:   Any  one  of  the  Class R-II   Certificates  executed  by  the  Trustee  and
authenticated  by the Certificate  Registrar  substantially  in the form annexed hereto as Exhibit D and evidencing an interest designated as a “residual interest” in REMIC II for purposes of the REMIC Provisions.]

         [Class R-III  Certificate:   Any  one  of  the  Class R-III  Certificates  executed  by  the  Trustee  and authenticated  by the Certificate  Registrar  substantially  in the form annexed hereto as Exhibit D and evidencing an interest designated as a “residual interest” in REMIC III for purposes of the REMIC Provisions.]

         [Class SB  Certificate:  Any one of the Class SB  Certificates  executed by the Trustee and  authenticated by the  Certificate  Registrar  substantially  in the form annexed hereto as Exhibit C,  subordinate to the Class A
Certificates,  Class M  Certificates and Class B  Certificates  with respect to distributions and the allocation of
Realized  Losses as set forth in  Section 4.05,  and  evidencing  an interest  comprised of “regular  interests” in
REMIC III for purposes of the REMIC  Provisions  together with certain  rights to payments under the Swap Agreement for purposes of the REMIC Provisions.]

         Closing Date:  [__________], 20[_].

         Code:  The Internal Revenue Code of 1986.

         Commission:  The Securities and Exchange Commission.

         Compensating  Interest:  With  respect to any  Distribution  Date,  any  amount  paid by the  Servicer  in accordance with Section 3.16(f).

         Corporate  Trust  Office:  The  principal  office  of the  Trustee  at  which at any  particular  time its corporate  trust business with respect to this  Agreement  shall be  administered,  which office at the date of the execution of this  instrument is located at [Address of Trustee]  Attention:  GreenPoint  Mortgage  Securities LLC,
Series 20[_]-[_].

         Credit Repository:  Equifax, Transunion and Experian, or their successors in interest.

         Curtailment:  Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

         Custodial  Account:  The custodial account or accounts created and maintained  pursuant to Section 3.07 in the name of a  depository  institution,  as  custodian  for the  holders of the  Certificates,  for the  holders of certain other  interests in mortgage  loans  serviced or sold by the Servicer and for the Servicer,  into which the amounts set forth in Section 3.07  shall be deposited  directly.  Any such account or accounts shall be an Eligible
Account.

         Custodial  Agreement:  An  agreement  that may be entered  into among the  Depositor,  the  Servicer,  the
Trustee and a Custodian in substantially the form of Exhibit E hereto.

         Custodian:  A custodian appointed pursuant to a Custodial Agreement.

         Cut-off Date Balance:  $[__________].

         Cut-off Date:  [____________] 1, 20[_].

         Cut-off Date Principal  Balance:  With respect to any Mortgage Loan, the unpaid principal  balance thereof at the Cut-off Date after giving  effect to all  installments  of principal  due on or prior thereto (or due during the month of the Cut-off Date), whether or not received.

         Debt Service  Reduction:  With respect to any Mortgage Loan, a reduction in the scheduled  Monthly Payment for such Mortgage Loan by a court of competent  jurisdiction  in a proceeding  under the  Bankruptcy  Code,  except such a reduction  constituting a Deficient  Valuation or any reduction  that results in a permanent  forgiveness of principal.

         Deficient  Valuation:   With  respect  to  any  Mortgage  Loan,  a  valuation  by  a  court  of  competent jurisdiction  of the  Mortgaged  Property  in an  amount  less  than the then  outstanding  indebtedness  under the
Mortgage  Loan,  or any reduction in the amount of principal to be paid in  connection  with any scheduled  Monthly
Payment that  constitutes  a permanent  forgiveness  of  principal,  which  valuation  or reduction  results from a proceeding under the Bankruptcy Code.

         Definitive Certificate:  Any definitive, fully-registered Certificate.

         Deleted  Mortgage  Loan: A Mortgage Loan replaced or to be replaced with a Qualified  Substitute  Mortgage
Loan.

         Delinquent:  As used herein,  a Mortgage  Loan is  considered  to be: “30 to 59 days” or “30 or more days”
delinquent  when a payment due on any  scheduled  due date  remains  unpaid as of the close of business on the next following  monthly  scheduled due date; “60 to 89 days” or “60 or more days”  delinquent  when a payment due on any scheduled due date remains unpaid as of the close of business on the second following  monthly  scheduled due date;
and so on. The  determination  as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last  business  day of each month.  For example,  a Mortgage  Loan with a payment due on May 1 that remained  unpaid as of the close of business on June 30 would then be  considered  to be 30 to 59 days  delinquent.
Delinquency  information  as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

         Depositor:  As defined in the preamble hereto.

         Depository:  The Depository  Trust Company,  or any successor  Depository  hereafter named. The nominee of the initial  Depository for purposes of registering those  Certificates  that are to be Book-Entry  Certificates is
Cede & Co. The Depository shall at all times be a “clearing corporation” as defined in  Section 8-102(a)(5) of  the
Uniform Commercial Code of the State of New York and a “clearing agency”  registered  pursuant to the provisions of
Section 17A of the Exchange Act.

         Depository  Participant:  A broker,  dealer, bank or other financial  institution or other Person for whom from  time to time a  Depository  effects  book-entry  transfers  and  pledges  of  securities  deposited  with the
Depository.

         Destroyed  Mortgage  Note: A Mortgage  Note the original of which was  permanently  lost or destroyed  and has not been replaced.

         Determination  Date: With respect to any  Distribution  Date, the [20th] day (or if such [20th] day is not a Business Day, the Business Day  immediately  following such [20th] day) of the month of the related  Distribution
Date.

         Disqualified   Organization:   Any   organization   defined  as  a   “disqualified   organization”   under
Section 860E(e)(5)  of the Code,  including,  if not  otherwise  included,  any of the  following:  (i) the  United
States,  any State or  political  subdivision  thereof,  any  possession  of the  United  States,  or any agency or instrumentality  of any of the  foregoing  (other  than an  instrumentality  which is a  corporation  if all of its activities  are subject to tax and,  except for Freddie  Mac, a majority of its board of  directors is not selected by  such  governmental  unit),  (ii) a  foreign  government,  any  international  organization,  or any  agency  or instrumentality  of any of  the  foregoing,  (iii) any  organization  (other  than  certain  farmers'  cooperatives described  in  Section 521  of the Code) which is exempt  from the tax imposed by Chapter 1 of the Code  (including the tax imposed by  Section 511  of the Code on unrelated  business  taxable  income) and  (iv) rural  electric and telephone cooperatives described in  Section 1381(a)(2)(C)  of the Code. A Disqualified  Organization also includes any “electing large  partnership,” as defined in  Section 775(a)  of the Code and any other Person so designated by the Trustee  based upon an Opinion of Counsel  that the holding of an Ownership  Interest in a Class R  Certificate by such Person may cause any REMIC or any Person having an Ownership Interest in any Class of  Certificates  (other than such  Person) to incur a liability  for any federal tax  imposed  under the Code that would not  otherwise  be imposed but for the Transfer of an Ownership  Interest in a Class R  Certificate to such Person.  The terms “United
States,”  “State” and  “international  organization”  shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         Distribution  Date:  The 25th day of any month  beginning in  [__________], 20[_]  or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

         DTC  Letter:  The Letter of  Representations,  dated  [__________], 20[_],  among the Trustee on behalf of the Trust Fund, [_________________], in its individual capacity as agent thereunder and the Depository.

         Due Date:  With respect to any  Distribution  Date and any Mortgage  Loan,  the day during the related Due
Period on which the Monthly Payment is due.

         Due Period:  With respect to any Distribution Date, the calendar month of such Distribution Date.

         Eligible  Account:   An  account  that  is  any  of  the  following:   (i) maintained  with  a  depository
institution  the debt  obligations of which have been rated by each Rating Agency in its highest rating  available, or (ii) an  account or accounts in a depository  institution in which such accounts are fully insured to the limits established by the FDIC,  provided that any deposits not so insured shall, to the extent  acceptable to each Rating
Agency,  as evidenced in writing,  be maintained such that (as evidenced by an Opinion of Counsel  delivered to the
Trustee and each Rating Agency) the registered  Holders of  Certificates  have a claim with respect to the funds in such account or a perfected  first security  interest  against any collateral  (which shall be limited to Permitted
Investments)  securing  such  funds  that is  superior  to claims  of any  other  depositors  or  creditors  of the depository  institution  with which such account is maintained,  or (iii) in the case of the Custodial  Account,  a trust account or accounts  maintained in the corporate trust  department of  [______________],  or (iv) in the case of  the  Certificate  Account,  a  trust  account  or  accounts  maintained  in the  corporate  trust  division  of
[______________],  or (v) an  account or accounts of a depository  institution  acceptable  each Rating  Agency (as evidenced  in  writing  by each  Rating  Agency  that use of any  such  account  as the  Custodial  Account  or the
Certificate  Account will not reduce the rating  assigned to any Class of  Certificates by such Rating Agency below the lower of the  then-current  rating or the rating  assigned to such  Certificates as of the Closing Date by such
Rating Agency.

         ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

         Event of Default:  As defined in Section 7.01.

         [Excess Cash Flow:  With respect to any  Distribution  Date, an amount equal to the sum of (A) the  excess of (i) the  Available  Distribution  Amount  for that  Distribution  Date over  (ii) the  sum of  (a) the  Interest
Distribution  Amount for that  Distribution  Date and (b) the  lesser of (1) the  aggregate  Certificate  Principal
Balance  of  Class A  Certificates,  Class M  Certificates  and  Class B  Certificates  immediately  prior  to such
Distribution Date and (2) the  Principal  Remittance Amount for that Distribution Date to the extent not applied to pay interest on the Class A  Certificates,  Class M  Certificates  and Class B  Certificates  on such  Distribution
Date,  (B) the  Overcollateralization  Reduction  Amount,  if any, for that  Distribution Date and (C) any Net Swap
Payments received by the Trustee under the Swap Agreement for that Distribution Date.]

         Excess  Overcollateralization  Amount:  With  respect to any  Distribution  Date,  the excess,  if any, of
(a) the  Overcollateralization Amount on such Distribution Date over (b) the Required  Overcollateralization Amount for such Distribution Date.

         Exchange Act:  The Securities and Exchange Act of 1934, as amended.

         Exchange Date:  As defined in Section 5.02(e)(iii).

         Expense  Fee Rate:  With  respect to any  Mortgage  Loan as of any date of  determination,  the sum of the applicable Servicing Fee Rate and the per annum rate at which the applicable Subservicing Fee accrues.

         Fannie Mae:  Fannie Mae, a federally  chartered and  privately  owned  corporation  organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Fitch:  Fitch Ratings, or its successors in interest.

         Fixed  Swap  Payment:  With  respect  to any  Distribution  Date on or prior to the  Distribution  Date in
[________]  20[_],  an amount  equal to the  product of (x) a  fixed rate equal to [__]%,  (y) the  Swap  Agreement
Notional  Balance  for that  Distribution  Date and (z) a  fraction,  the  numerator  of  which is  (a) 19  for the
Distribution  Date in [________] 20[_] and (b) 30 for any Distribution  Date occurring after the Distribution  Date in [________] 20[_], and the denominator of which is 360.

         FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

         Final  Distribution  Date:  The  Distribution  Date on which  the final  distribution  in  respect  of the
Certificates will be made pursuant to Section 9.01,  which Final  Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

         Final  Scheduled  Distribution  Date:  [Solely for purposes of the face of the  Certificates,  as follows:
with respect to the Class [__]  Certificates,  the Distribution Date occurring in [________]  20[_];with respect to the  Class  [__]  Certificates,  Class  [__]  Certificates  and  each  Class of Class M  Certificates  and  Class B
Certificates,  the Distribution  Date occurring in [________]  20[_]. No event of default under this Agreement will arise or become  applicable solely by reason of the failure to retire the entire  Certificate  Principal Balance of any Class of Class A  Certificates,  Class M Certificates or Class B  Certificates on or before its Final Scheduled
Distribution Date.]

         Floating Swap  Payment:  With respect to any  Distribution  Date on or prior to the  Distribution  Date in
[________]  20[_], an amount equal to the product of (x) Swap LIBOR,  (y) the Swap Agreement  Notional  Balance for
that  Distribution  Date and (z) a  fraction,  the numerator of which is equal to the number of days in the related calculation period as provided in the Swap Agreement and the denominator of which is 360.

         Foreclosure  Profits:  With  respect  to any  Distribution  Date or  related  Determination  Date  and any
Mortgage  Loan,  the excess,  if any, of  Liquidation  Proceeds,  Insurance  Proceeds and REO Proceeds  (net of all
amounts reimbursable  therefrom pursuant to  Section 3.10(a)(ii))  in respect of each Mortgage Loan or REO Property for which a Cash  Liquidation  or REO  Disposition  occurred in the related  Prepayment  Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined,  in the case of an REO Disposition,  in accordance  with  Section 3.14)  plus  accrued and unpaid  interest at the Mortgage  Rate on such unpaid  principal balance  from the Due  Date to which  interest  was  last  paid by the  Mortgagor  to the  first  day of the  month following the month in which such Cash Liquidation or REO Disposition occurred.

         Form 10-K Certification:  As defined in Section 4.03(e).

         Freddie Mac:  Freddie Mac, a corporate  instrumentality  of the United States  created and existing  under
Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         GMFI:  GreenPoint  Mortgage  Funding,  Inc.,  a New York  corporation,  in its  capacity  as seller of the
Mortgage Loans to the Depositor and any successor thereto.

         HUD:  The United States Department of Housing and Urban Development.

         Independent:  When used with  respect  to any  specified  Person,  means  such a Person who (i) is in fact independent  of the  Depositor,  the Servicer and the Trustee,  or any  Affiliate  thereof,  (ii) does not have any direct  financial  interest or any  material  indirect  financial  interest in the  Depositor,  the Servicer or the
Trustee or in an Affiliate thereof,  and (iii) is not connected with the Depositor,  the Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Index:  With respect to each  adjustable-rate  Mortgage Loan and as to any Adjustment  Date therefor,  the related index as stated in the related Mortgage Note.

         Initial  Certificate  Principal  Balance:  With  respect to each  Class of  Certificates  (other  than the
Class R  Certificates),  the Certificate  Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

         Insurance  Proceeds:  Proceeds  paid in respect of the Mortgage  Loans  pursuant to any Primary  Insurance
Policy or any other related  insurance  policy covering a Mortgage Loan, to the extent such proceeds are payable to the  mortgagee  under the  Mortgage,  any  Subservicer,  the  Servicer  or the  Trustee  and are not applied to the restoration of the related  Mortgaged  Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account.

         [Interest Accrual Period: With respect to the Class [_] Certificates,  Class [_]  Certificates,  Class [_]
Certificates and Class [_]  Certificates  (i) with respect to the Distribution Date in [_______] 20[_],  the period commencing  the  Closing  Date and  ending on the day  preceding  the  Distribution  Date in  [_______] 20[_],  and
(ii) with respect to any Distribution Date after the Distribution  Date in  [_______] 20[_],  the period commencing on the Distribution  Date in the month  immediately  preceding the month in which such Distribution Date occurs and ending on the day preceding such Distribution Date.

         Interest   Distribution   Amount:   For  any   Distribution   Date,  the  amounts   payable   pursuant  to
Section 4.02(c)[(i)-(iii)].

         Interim Certification:  As defined in Section 2.02.

         Late  Collections:  With  respect to any  Mortgage  Loan,  all  amounts  received  during any Due  Period, whether as late payments of Monthly Payments or as Insurance  Proceeds,  Liquidation  Proceeds or otherwise,  which represent  late payments or  collections  of Monthly  Payments due but delinquent for a previous Due Period and not previously recovered.

         LIBOR  Business  Day:  Any day  other  than  (i) a  Saturday  or Sunday  or  (ii) a  day on which  banking institutions in London, England are required or authorized to by law to be closed.

         LIBOR Certificates:  [The Class A Certificates, Class M Certificates and Class B Certificates.]

         LIBOR Rate  Adjustment  Date:  With  respect to each  Distribution  Date,  the second  LIBOR  Business Day immediately preceding the commencement of the related Interest Accrual Period.

         Liquidation  Proceeds:  Amounts  (other than  Insurance  Proceeds)  received by the Servicer in connection with the taking of an entire  Mortgaged  Property by exercise of the power of eminent domain or  condemnation or in connection  with the  liquidation  of a  defaulted  Mortgage  Loan  through  trustee's  sale,  foreclosure  sale or otherwise, other than REO Proceeds and Subsequent Recoveries.

         Loan-to-Value  Ratio: As of any date, the fraction,  expressed as a percentage,  the numerator of which is the current  principal  balance of the related  Mortgage Loan at the date of  determination  and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Margin: The [Class A-1 Margin,  Class A-2 Margin,  Class A-3 Margin,  Class M-1 Margin,  Class M-2 Margin,
Class M-3 Margin,  Class M-4 Margin,  Class M-5 Margin,  Class M-6 Margin,  Class M-7 Margin,  Class M-8 Margin and
Class B Margin, as applicable.]

         [Marker  Rate:  With  respect to the Class SB  Certificates  or REMIC III Regular  Interest  SB-IO and any
Distribution  Date, in relation to the REMIC II Regular  Interests [LT1, LT2, LT3, and LT4], a per annum rate equal to two  (2) times  the weighted  average of the  Uncertificated  REMIC II  Pass-Through  Rates for REMIC II Regular
Interest [LT2] and REMIC II Regular Interest [LT3].

         Maturity Date: With respect to each Class of  Certificates of regular interest or  Uncertificated  Regular
Interest  issued  by  any  REMIC   hereunder,   the  latest  possible   maturity  date,   solely  for  purposes  of
Section 1.860G-1(a)(4)(iii) of  the Treasury  Regulations,  by which the Certificate Principal Balance of each such
Class of  Certificates  representing a regular  interest in the Trust Fund would be reduced to zero,  which is, for each such regular  interest,  [_________],  20[_],  which is the Distribution Date occurring in the month following the last scheduled monthly payment of the Mortgage Loans.

         Maximum  Mortgage  Rate:  As to any  adjustable-rate  Mortgage  Loan,  the per  annum  rate  indicated  in
Exhibit F  hereto as the “NOTE  CEILING,”  which rate is the maximum  interest  rate that may be applicable to such
Mortgage Loan at any time during the life of such Mortgage Loan.

         Maximum Net Mortgage  Rate: As to any  adjustable-rate  Mortgage Loan and any date of  determination,  the
Maximum  Mortgage Rate minus the sum of the per annum rate at which the  Subservicing Fee accrues and the Servicing
Fee Rate.  With respect to any fixed-rate Mortgage Loan and any date of determination, the Net Mortgage Rate.

         MERS:  Mortgage  Electronic  Registration  Systems,  Inc., a corporation  organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS® System:  The system of recording transfers of Mortgages electronically maintained by MERS.

         MIN:  The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

         Minimum  Mortgage  Rate: As to any  adjustable-rate  Mortgage  Loan, a per annum rate equal to the greater of (i) the Note Margin and (ii) the  rate  indicated in  Exhibit F  hereto as the “NOTE  FLOOR,”  which rate may be applicable to such Mortgage Loan at any time during the life of such adjustable-rate Mortgage Loan.

         Modified Mortgage Loan:  Any Mortgage Loan that has been the subject of a Servicing Modification.

         Modified  Net  Mortgage  Rate:  With  respect to any  Mortgage  Loan that is the  subject  of a  Servicing
Modification,  the Net Mortgage  Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

         MOM Loan:  With respect to any Mortgage Loan,  MERS acting as the mortgagee of such Mortgage Loan,  solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

         Monthly  Payment:  With respect to any Mortgage Loan  (including any REO Property) and the Due Date in any
Due Period,  the payment of principal and interest due thereon in accordance with the amortization  schedule at the time applicable thereto (after adjustment,  if any, for Curtailments and for Deficient  Valuations  occurring prior to such Due Date but before any adjustment to such  amortization  schedule by reason of any bankruptcy,  other than a Deficient  Valuation,  or similar  proceeding or any  moratorium or similar waiver or grace period and before any
Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

         Moody's:  Moody's Investors Service, Inc., or its successor in interest.

         Mortgage:  With respect to each Mortgage Note related to a Mortgage Loan,  the mortgage,  deed of trust or other  comparable  instrument  creating a first or junior lien on an estate in fee simple or leasehold  interest in real property securing a Mortgage Note.

         Mortgage File: The mortgage  documents  listed in  Section 2.01  pertaining to a particular  Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage  Loans:  Such  of the  mortgage  loans  transferred  and  assigned  to the  Trustee  pursuant  to
Section 2.01  as from time to time are held or deemed to be held as a part of the Trust Fund,  the  Mortgage  Loans originally  so held being  identified  in the initial  Mortgage Loan  Schedule  attached  hereto as Exhibit F,  and
Qualified  Substitute  Mortgage Loans held or deemed held as part of the Trust Fund including,  without limitation, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

         Mortgage Loan  Schedule:  The lists of the Mortgage  Loans  attached  hereto as Exhibit F (as amended from time to time to reflect the  addition of Qualified  Substitute  Mortgage  Loans),  which lists shall set forth at a minimum the following information as to each Mortgage Loan:

         (i)      the Mortgage Loan identifying number (“RFC LOAN #”);
         (ii)     the state, city and zip code of the Mortgaged Property;

         (iii)    the maturity of the Mortgage Note  (“MATURITY  DATE,” or “MATURITY DT” for Mortgage  Loans and if
                  such Mortgage Loan is a Balloon Loan, the amortization term thereof;

         (iv)     (for the adjustable-rate Mortgage Loans, the Mortgage Rate as of origination (“ORIG RATE”);

         (v)      the Mortgage Rate as of the Cut-off Date (“CURR RATE”)

         (vi)     the Net Mortgage Rate as of the Cut-off Date (“CURR NET”);

         (vii)    the  scheduled  monthly  payment of  principal,  if any,  and  interest  as of the  Cut-off  Date
                  (“ORIGINAL P & I”);

         (viii)   the Cut-off Date Principal Balance (“PRINCIPAL BAL”);

         (ix)     the Loan-to-Value Ratio at origination (“LTV”);

         (x)      a code “T,” “BT” or “CT” under the column “LN  FEATURE,”  indicating  that the  Mortgage  Loan is secured by a second or vacation  residence  (the absence of any such code means the Mortgage Loan is secured by a primary residence); and

         (xi)     a code “N” under the  column  “OCCP  CODE,”  indicating  that the  Mortgage  Loan is secured by a non-owner  occupied  residence  (the absence of any such code means the Mortgage  Loan is secured by an owner occupied residence).

         (xii)    for the adjustable-rate Mortgage Loans, the Maximum Mortgage Rate (“NOTE CEILING”);

         (xiii)   for the adjustable-rate Mortgage Loans, the maximum Net Mortgage Rate (“NET CEILING”);

         (xiv)    for the adjustable-rate Mortgage Loans, the Note Margin (“NOTE MARGIN”);

         (xv)     for the  adjustable-rate  Mortgage Loans,  the first Adjustment Date after the Cut-off Date (“NXT
                  INT CHG DT”);

         (xvi)    for the adjustable-rate Mortgage Loans, the Periodic Cap (“PERIODIC DECR” or “PERIODIC INCR”);

         Such  schedule  may  consist  of  multiple  reports  that  collectively  set forth all of the  information required.

         Mortgage  Note:  The  originally   executed  note  or  other  evidence  of  indebtedness   evidencing  the
indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

         Mortgage Rate:  With respect to any Mortgage  Loan, the interest rate borne by the related  Mortgage Note, or any  modification  thereto  other  than a  Servicing  Modification.  The  Mortgage  Rate on the  adjustable-rate
Mortgage  Loans will  adjust on each  Adjustment  Date to equal the sum  (rounded  to the  nearest  multiple of one eighth of one percent  (0.125%) or up to the nearest  one-eighth  of one percent,  which are  indicated by a “U” on the Mortgage Loan Schedule,  except in the case of the  adjustable-rate  Mortgage Loans  indicated by an “X” on the
Mortgage Loan Schedule under the heading “NOTE  METHOD”),  of the related Index plus the Note Margin,  in each case subject to the applicable Periodic Cap, Maximum Mortgage Rate and Minimum Mortgage Rate.

         Mortgaged Property:  The underlying real property securing a Mortgage Loan.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Mortgage  Rate:  With respect to any Mortgage Loan as of any date of  determination,  a per annum rate equal to the Adjusted Mortgage Rate for such Mortgage Loan as of such date minus the Servicing Fee Rate.

         Net Swap Payment:  With respect to each  Distribution  Date, the net payment  required to be made pursuant to the terms of the Swap Agreement by either the Swap  Counterparty or the Trustee,  on behalf of the Trust,  which net payment shall not take into account any Swap Termination Payment.

         Net  WAC  Cap  Rate:  [With  respect  to any  Distribution  Date  and the  Class A  Certificates,  Class M
Certificates  and  Class B  Certificates,  a per annum rate  (which  will not be less than  zero)  equal to (i) the product of (a) weighted  average of the Net Mortgage Rates (or, if applicable,  the Modified Net Mortgage Rates) on the Mortgage  Loans using the Net Mortgage  Rates in effect for the Monthly  Payments  due on such  Mortgage  Loans during the related Due Period,  weighted on the basis of the respective Stated Principal  Balances thereof for such
Distribution  Date,  (b) a fraction  expressed as a percentage the numerator of which is 30 and the  denominator of which is the  actual  number of days in the  related  Interest  Accrual  Period,  minus  (ii) the  product of (a) a fraction  expressed  as a  percentage,  the  numerator  of which is the  amount  of any Net Swap  Payments  or Swap
Termination  Payment  not  due to a Swap  Counterparty  Trigger  Event  due to the  Swap  Counterparty  as of  such
Distribution  Date and the denominator of which is the aggregate Stated Principal  Balance of the Mortgage Loans as of such  Distribution  Date and (b) a  fraction  expressed  as a percentage  the  numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.]

         Non-Primary   Residence  Loans:   [The  Mortgage  Loans  designated  as  secured  by  second  or  vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.]

         Non-United States Person:  Any Person other than a United States Person.

         Nonrecoverable  Advance:  Any  Advance  previously  made  or  proposed  to be  made  by  the  Servicer  or
Subservicer in respect of a Mortgage Loan (other than a Deleted  Mortgage  Loan) which,  in the good faith judgment of the  Servicer,  will not, or, in the case of a proposed  Advance,  would not, be ultimately  recoverable  by the
Servicer from related Late Collections,  Insurance Proceeds,  Liquidation  Proceeds or REO Proceeds.  To the extent that any Mortgagor is not  obligated  under the related  Mortgage  documents to pay or reimburse any portion of any
Servicing  Advances that are  outstanding  with respect to the related  Mortgage Loan as a result of a modification of such Mortgage Loan by the Servicer,  which  forgives  amounts which the Servicer or  Subservicer  had previously advanced,  and the  Servicer  determines  that no other  source of payment or  reimbursement  for such  advances is available to it, such Servicing  Advances shall be deemed to be Nonrecoverable  Advances.  The determination by the
Servicer  that it has made a  Nonrecoverable  Advance shall be evidenced by an Officers'  Certificate  delivered to the  Depositor,  the Trustee and the  Servicer.  Notwithstanding  the above,  the Trustee shall be entitled to rely upon any  determination by the Servicer that any Advance  previously made is a  Nonrecoverable  Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance.

         Nonsubserviced  Mortgage  Loan: Any Mortgage Loan that, at the time of reference  thereto,  is not subject to a Subservicing Agreement.

         Note Margin:  With respect to each  adjustable-rate  Mortgage Loan, the fixed  percentage set forth in the related  Mortgage Note and indicated on the Mortgage Loan Schedule as the “NOTE MARGIN,” which  percentage is added to the Index on each  Adjustment  Date to determine  (subject to rounding in accordance  with the related  Mortgage
Note, the Periodic Cap, the Maximum  Mortgage Rate and the Minimum  Mortgage Rate) the interest rate to be borne by such adjustable-rate Mortgage Loan until the next Adjustment Date.

         Officers'  Certificate:  A  certificate  signed  by the  Chairman  of the  Board,  the  President,  a Vice
President,  Assistant Vice President,  Director,  Managing  Director,  the Treasurer,  the Secretary,  an Assistant
Treasurer or an Assistant  Secretary of the  Depositor or the  Servicer,  as the case may be, and  delivered to the
Trustee, as required by this Agreement.

         One-Month  LIBOR:  With respect to any  Distribution  Date,  the arithmetic  mean of the London  interbank offered rate  quotations  for  one-month  United  States dollar  deposits,  determined on the preceding  LIBOR Rate
Adjustment Date as set forth in Section 1.02 hereof.

         Opinion of Counsel:  A written  opinion of counsel  acceptable  to the Trustee and the  Servicer and which counsel may be counsel for the Depositor or the Servicer,  provided that any opinion of counsel  (i) referred to in the definition of “Disqualified  Organization”  or  (ii) relating to the  qualification of any REMIC hereunder as a
REMIC or compliance  with the REMIC  Provisions  must,  unless  otherwise  specified,  be an opinion of Independent counsel.

         Optional  Termination  Date: Any Distribution  Date on or after which the Stated Principal  Balance (after giving effect to  distributions to be made on such  Distribution  Date) of the Mortgage Loans is less than [10.00]%
of the Cut-off Date Balance.

         Outstanding  Mortgage  Loan:  With respect to the Due Date in any Due Period,  a Mortgage Loan  (including an REO Property) that was not the subject of a Principal  Prepayment in Full,  Cash  Liquidation or REO Disposition
and that was not  purchased,  deleted or  substituted  for prior to such Due Date pursuant to  Section 2.02,  2.03,
2.04 or 4.07.

         Overcollateralization  Amount:  With  respect to any  Distribution  Date,  the excess,  if any, of (a) the aggregate Stated  Principal  Balance of the Mortgage Loans before giving effect to distributions of principal to be made on such Distribution Date over (b) the aggregate  Certificate  Principal Balance of the [Class A,  Class M and
Class B Certificates] immediately prior to such date.

         Overcollateralization  Floor:  With  respect to the  Mortgage  Loans,  an amount  equal to the  product of
(a) [0.50]% and (b) the Cut-off Date Balance.

         Overcollateralization  Increase Amount:  With respect to any  Distribution  Date, the lesser of (a) Excess
Cash Flow for that  Distribution  Date (to the extent not used to cover the amounts  described in clauses  (iv) and
(v) of the  definition  of Principal  Distribution  Amount as of such  Distribution  Date),  and (b) the  excess of
(1) the Required  Overcollateralization Amount for such Distribution Date over (2) the Overcollateralization Amount for such Distribution Date.

         Overcollateralization  Reduction Amount:  With respect to any Distribution  Date, to the extent the Excess
Overcollateralization  Amount  is,  after  taking  into  account  all  other  distributions  to  be  made  on  such
Distribution  Date, greater than zero, the  Overcollateralization  Reduction Amount shall be equal to the lesser of
(i) the Excess  Overcollateralization  Amount for that Distribution Date and (ii) the  Principal  Remittance Amount
for such Distribution Date.

         Ownership  Interest:  With  respect  to any  Certificate,  any  ownership  or  security  interest  in such
Certificate,  including any interest in such  Certificate  as the Holder  thereof and any other  interest  therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Pass-Through  Rate:  [With  respect to each Class of Class A,  Class M and  Class B  Certificates  and any
Distribution  Date, the least of  (i) One-Month  LIBOR plus the related Margin,  (ii) the  related Net WAC Cap Rate and (iii) [11.00]% per annum.]

         [With  respect to the Class SB  Certificates  or REMIC III  Regular  Interest  SB-IO and any  Distribution
Date, a per annum rate equal to the percentage  equivalent of a fraction,  the numerator of which is the sum of the amounts  calculated  pursuant to clauses  (i) through  (iii) below,  and the  denominator of which is the aggregate principal  balance of the REMIC II Regular  Interests.  For purposes of calculating the  Pass-Through  Rate for the
Class SB  Certificates  or REMIC III  Regular  Interest  SB-IO,  the numerator is equal to the sum of the following components:

         (i)      the  Uncertificated  Pass-Through Rate for REMIC II Regular Interest LT1 minus the related Marker
                  Rate,  applied to a notional  amount equal to the  Uncertificated  Principal  Balance of REMIC II
                  Regular Interest LT1;

         (ii)     the  Uncertificated  Pass-Through Rate for REMIC II Regular Interest LT2 minus the related Marker
                  Rate,  applied to a notional  amount equal to the  Uncertificated  Principal  Balance of REMIC II
                  Regular Interest LT2; and

         (iii)    the  Uncertificated  Pass-Through  Rate for REMIC II Regular Interest LT4 minus twice the related
                  Marker  Rate,  applied to a notional  amount  equal to the  Uncertificated  Principal  Balance of
                  REMIC II Regular Interest LT4.]

         Paying Agent:  [________________] or any successor Paying Agent appointed by the Trustee.

         Percentage  Interest:   With  respect  to  any  [Class A  Certificate,   Class M  Certificate  or  Class B
Certificate,]  the undivided  percentage  ownership  interest in the related  Class evidenced  by such Certificate, which percentage  ownership  interest shall be equal to the Initial  Certificate  Principal Balance thereof divided by the  aggregate  Initial  Certificate  Principal  Balance  of all of the  Certificates  of the  same  Class.  The
Percentage  Interest with respect to a [Class SB  Certificate or Class R  Certificate]  shall be stated on the face thereof.

         Periodic Cap: With respect to each  adjustable-rate  Mortgage  Loan, the periodic rate cap that limits the increase or the decrease of the related  Mortgage Rate on any Adjustment  Date pursuant to the terms of the related
Mortgage Note.

         Permitted Investments:  One or more of the following:

         (i)      obligations  of or  guaranteed as to principal and interest by the United States or any agency or instrumentality  thereof  when such  obligations  are  backed by the full faith and credit of the
                  United States;

         (ii)     repurchase  agreements on obligations  specified in clause  (i) maturing  not more than one month from the date of  acquisition  thereof,  provided  that the  unsecured  obligations  of the party agreeing  to  repurchase  such  obligations  are at the time rated by each  Rating  Agency in its highest short-term rating available;

         (iii)    federal funds,  certificates of deposit,  demand deposits, time deposits and bankers' acceptances
                  (which  shall  each  have an  original  maturity  of not more  than 90 days  and,  in the case of bankers'  acceptances,  shall in no event have an  original  maturity  of more than 365 days or a remaining  maturity  of more than 30 days)  denominated  in  United  States  dollars  of any U.S.
                  depository  institution or trust company  incorporated under the laws of the United States or any state thereof or of any domestic  branch of a foreign  depository  institution  or trust company;
                  provided that the debt  obligations of such  depository  institution or trust company at the date of  acquisition  thereof have been rated by each Rating Agency in its highest  short-term  rating available;  and, provided further that, if the original  maturity of such short-term  obligations of a domestic branch of a foreign  depository  institution or trust company shall exceed 30 days, the  short-term  rating of such  institution  shall be A-1+ in the case of  Standard  & Poor's if
                  Standard & Poor's is a Rating Agency;

         (iv)     commercial paper and demand notes (having  original  maturities of not more than 365 days) of any corporation  incorporated  under the laws of the United  States or any state thereof which on the date of  acquisition  has been rated by each  Rating  Agency in its  highest  short  term  rating available;  provided that such commercial paper and demand notes shall have a remaining  maturity of not more than 30 days;

         (v)      a money  market fund or a qualified  investment  fund rated by each Rating  Agency in its highest long-term rating available (which may be managed by the Trustee or one of its Affiliates); and

         (vi)     other  obligations  or  securities  that are  acceptable  to each  Rating  Agency as a  Permitted
                  Investment  hereunder  and will not reduce the rating  assigned to any Class of  Certificates  by such Rating Agency below the  then-current  rating  assigned to such  Certificates by such Rating
                  Agency, as evidenced in writing;

provided,  however,  that no instrument shall be a Permitted  Investment if it represents,  either (1) the right to receive only interest  payments  with respect to the  underlying  debt  instrument or (2) the right to receive both principal  and interest  payments  derived from  obligations  underlying  such  instrument  and the  principal  and interest  payments with respect to such  instrument  provide a yield to maturity  greater than 120% of the yield to maturity at par of such  underlying  obligations.  References  herein to the highest rating  available on unsecured long-term  debt shall mean AAA in the case of  Standard & Poor's and Aaa in the case of Moody's,  and for  purposes of this  Agreement,  any  references  herein to the highest  rating  available  on unsecured  commercial  paper and short-term  debt  obligations  shall mean the  following:  A-1 in the case of Standard & Poor's and P-1 in the case of Moody's;  provided,  however,  that any Permitted  Investment that is a short-term debt obligation  rated A-1 by
Standard  & Poor's  must  satisfy  the  following  additional  conditions:  (i) the  total  amount of debt from A-1 issuers must be limited to the investment of monthly  principal and interest  payments  (assuming fully  amortizing collateral);  (ii) the  total  amount  of A-1  investments  must  not  represent  more  than  20% of the  aggregate outstanding  Certificate  Principal Balance of the Certificates and each investment must not mature beyond 30 days;
(iii) the  terms of the debt must have a  predetermined  fixed  dollar  amount of  principal  due at maturity  that cannot vary; and (iv) if the investments  may be liquidated  prior to their maturity or are being relied on to meet a certain  yield,  interest  must be tied to a single  interest  rate index plus a single fixed spread (if any) and must move  proportionately  with that index.  Any Permitted  Investment  may be purchased by or through the Trustee or its Affiliates.

         Permitted  Transferee:  Any Transferee of a Class R  Certificate,  other than a Disqualified  Organization or Non-United States Person.

         Person:   Any  individual,   corporation,   limited  liability   company,   partnership,   joint  venture,
association,  joint-stock  company,  trust,  unincorporated  organization  or government or any agency or political subdivision thereof.

         Prepayment Assumption:  [With respect to the [Class A,  Class M and Class B] Certificates,  the prepayment assumption to be used for  determining  the accrual of original issue  discount and premium and market  discount on such  Certificates  for federal  income tax purposes,  which  (a) with  respect to the fixed rate  Mortgage  Loans, assumes a constant  prepayment  rate of 4% per annum of the then  outstanding  principal  balance  of the  Mortgage
Loans in the first month of the life of the fixed-rate  Mortgage Loans, and an additional  approximate  1.9091% per annum in each month  thereafter  until the twelfth month, and then beginning in the twelfth month and in each month thereafter  during the life of the fixed-rate  Mortgage  Loans, a constant  prepayment rate of 25.0% per annum each month and (b) with  respect to the  adjustable-rate  Mortgage Loans,  assumes a constant  prepayment rate of 4% per annum of the then outstanding  principal  balance of the  adjustable-rate  Mortgage Loans in the first month of the life of the  adjustable-rate  Mortgage  Loans,  and an  additional  approximate  2.8182%  per  annum in each  month thereafter  until the twelfth month,  and then beginning in the twelfth month and in each month  thereafter  during the life of the adjustable-rate Mortgage Loans, a constant prepayment rate of 35% per annum each month.]

         Prepayment  Interest  Shortfall:  With respect to any Distribution  Date and any Mortgage Loan (other than a Mortgage  Loan  relating to an REO Property)  that was the subject of (a) a  Principal  Prepayment in Full during the related  Prepayment  Period,  an amount equal to the excess of one month's interest at the related Net Mortgage
Rate (or Modified Net Mortgage Rate in the case of a Modified  Mortgage  Loan) on the Stated  Principal  Balance of
such  Mortgage  Loan over the amount of interest  (adjusted  to the  related Net  Mortgage  Rate (or  Modified  Net
Mortgage Rate in the case of a Modified  Mortgage  Loan)) paid by the Mortgagor for such  Prepayment  Period to the date of such Principal  Prepayment in Full or (b) a  Curtailment  during the prior calendar  month, an amount equal to one month's  interest at the related Net Mortgage  Rate (or Modified Net Mortgage Rate in the case of a Modified
Mortgage Loan) on the amount of such Curtailment.

         Prepayment  Period:  With respect to any  Distribution  Date,  the calendar  month  preceding the month of distribution.

         Primary  Insurance  Policy:  With respect to any Mortgage Loan,  each primary policy of mortgage  guaranty insurance or  replacement  policy  therefor.  Each Mortgage Loan with a Primary  Insurance  Policy is identified on
Exhibit F with the exception of either code “23” or “96” under the column “MI CO CODE.”

         Principal  Distribution  Amount:  With respect to any  Distribution  Date, the lesser of (a) the excess of
(x) the sum of (A) the  Available  Distribution  Amount and (B) with  respect to clauses (b)(v) and (vi) below, any
Net Swap Payments  received by the Trustee under the Swap Agreement over (y) the Interest  Distribution  Amount and
(b) the sum of:

         (i)      the principal  portion of each Monthly  Payment  received or Advanced with respect to the related
                  Due Period on each Outstanding Mortgage Loan;

         (ii)     the Stated  Principal  Balance of any Mortgage  Loan  repurchased  during the related  Prepayment
                  Period (or deemed to have been so repurchased  in accordance  with  Section 3.07(b))  pursuant to
                  Section 2.02,  2.03,  2.04 or 4.07 and the amount of any  shortfall  deposited  in the  Custodial
                  Account in connection with the  substitution of a Deleted  Mortgage Loan pursuant to Section 2.03 or 2.04 during the related Prepayment Period;

         (iii)    the principal portion of all other  unscheduled  collections,  other than Subsequent  Recoveries,
                  on  the  Mortgage  Loans  (including,   without  limitation,   Principal   Prepayments  in  Full,
                  Curtailments,  Insurance  Proceeds,  Liquidation  Proceeds and REO Proceeds)  received during the related  Prepayment  Period (or  deemed to have been so  received)  to the extent  applied by the
                  Servicer as recoveries of principal of the Mortgage Loans pursuant to Section 3.14;

         (iv)     the  lesser  of  (1) Subsequent  Recoveries  for such  Distribution  Date and  (2) the  principal portion of any Realized Losses  allocated to any Class of  Certificates  on a prior  Distribution
                  Date and remaining unpaid;

         (v)      the  lesser of  (1) the  Excess  Cash Flow for such  Distribution  Date (to the  extent  not used pursuant to  clause (iv)  of this  definition on such  Distribution  Date) and (2) the  principal portion of any Realized  Losses  incurred (or deemed to have been incurred) on any Mortgage Loans in the calendar month preceding such Distribution Date; and

         (vi)     the  lesser of  (1) the  Excess  Cash Flow for that  Distribution  Date (to the  extent  not used pursuant  to clauses  (iv) and  (v) of this  definition  on such  Distribution  Date) and (2) the
                  Overcollateralization Increase Amount for such Distribution Date;

         minus

         (vii)    (A) the  amount of any  Overcollateralization  Reduction  Amount for such  Distribution  Date and
                  (B) the amount of any Capitalization Reimbursement Amount for such Distribution Date; and

         (ix)     any Net Swap Payments or Swap Termination  Payment not due to a Swap  Counterparty  Trigger Event
                  due to the Swap  Counterparty  to the extent  not  previously  paid from  interest  or  principal collections on the Mortgage Loans.

         Principal  Prepayment:  Any  payment of  principal  or other  recovery  on a Mortgage  Loan,  including  a recovery that takes the form of  Liquidation  Proceeds or Insurance  Proceeds,  which is received in advance of its scheduled  Due Date and is not  accompanied  by an amount as to interest  representing  scheduled  interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

         Principal  Prepayment  in Full:  Any  Principal  Prepayment  made by a Mortgagor  of the entire  principal balance of a Mortgage Loan.

         Principal  Remittance  Amount:  With respect to any  Distribution  Date, all amounts  described in clauses
(b)(i) through (iii) of the definition of Principal Distribution Amount for that Distribution Date.

         Program  Guide:  The GMFI  [Seller  Guide] for mortgage  collateral  sellers  that  participate  in GMFI's standard mortgage  programs,  and GMFI's [Servicing Guide] and any other  subservicing  arrangements which GMFI has arranged to accommodate the servicing of the Mortgage Loans.

         Purchase  Price:  With  respect  to any  Mortgage  Loan  (or REO  Property)  required  to be or  otherwise purchased  on any date  pursuant to  Section 2.02,  2.03,  2.04 or 4.07,  an amount equal to the sum of (i) if such
Mortgage  Loan  (or REO  Property)  is  being  purchased  pursuant  to  Sections 2.02,  2.03,  2.04 or 4.07 of this
Agreement,  100% of the Stated  Principal  Balance thereof plus the principal  portion of any related  unreimbursed
Advances and  (ii) unpaid  accrued  interest at the Adjusted  Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is  calculated  in the case of a Modified  Mortgage  Loan) (or at the Net
Mortgage  Rate (or Modified Net Mortgage  Rate in the case of a Modified  Mortgage  Loan)) on the Stated  Principal
Balance  thereof to the first day of the month  following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

         Qualified  Substitute  Mortgage  Loan: A Mortgage Loan  substituted by GMFI or the Depositor for a Deleted
Mortgage Loan which must, on the date of such substitution,  as confirmed in an Officers'  Certificate delivered to the Trustee,

         (i)      have an outstanding  principal  balance,  after deduction of the principal portion of the monthly payment  due in the  month of  substitution  (or in the case of a  substitution  of more than one
                  Mortgage Loan for a Deleted  Mortgage Loan, an aggregate  outstanding  principal  balance,  after such  deduction),  not in excess of the Stated  Principal  Balance of the Deleted  Mortgage  Loan
                  (the amount of any shortfall to be deposited by GMFI,  in the  Custodial  Account in the month of substitution);

         (ii)     have a  Mortgage  Rate and a Net  Mortgage  Rate no lower  than  and not more  than 1% per  annum higher than the Mortgage Rate and Net Mortgage Rate,  respectively,  of the Deleted Mortgage Loan as of the date of substitution;

         (iii)    have a  Loan-to-Value  Ratio at the time of  substitution  no  higher  than  that of the  Deleted
                  Mortgage Loan at the time of substitution;

         (iv)     have a Note Margin not less than that of the Deleted Mortgage Loan;

         (v)      have a Periodic Rate Cap that is equal to that of the Deleted Mortgage Loan;

         (vi)     have a next Adjustment Date no later than that of the Deleted Mortgage Loan;

         (vii)    have a  remaining  term to  stated  maturity  not  greater  than (and not more than one year less than) that of the Deleted Mortgage Loan; and

         (viii)   comply with each  representation  and  warranty  set forth in  Sections  2.03 and 2.04 hereof and
                  Section 4 of the Assignment Agreement.

         Rating  Agency:  [Each of Fitch,  Standard  & Poor's and  Moody's.]  If any  agency or a  successor  is no longer in existence,  “Rating Agency” shall be such statistical  credit rating agency, or other comparable  Person, designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer.

         Realized  Loss:  With respect to each Mortgage Loan (or REO  Property) as to which a Cash  Liquidation  or
REO  Disposition  has occurred,  an amount (not less than zero) equal to (i) the  Stated  Principal  Balance of the
Mortgage Loan (or REO Property) as of the date of Cash  Liquidation or REO  Disposition,  plus  (ii) interest  (and
REO Imputed  Interest,  if any) at the Net  Mortgage  Rate from the Due Date as to which  interest was last paid or advanced to  Certificateholders  up to the last day of the month in which the Cash Liquidation (or REO Disposition)
occurred on the Stated  Principal  Balance of such  Mortgage  Loan (or REO  Property)  outstanding  during each Due
Period that such interest was not paid or advanced,  minus (iii) the  proceeds,  if any,  received during the month in which such Cash  Liquidation (or REO Disposition)  occurred,  to the extent applied as recoveries of interest at the Net Mortgage  Rate and to  principal  of the Mortgage  Loan,  net of the portion  thereof  reimbursable  to the
Servicer or any  Subservicer  with respect to related  Advances,  Servicing  Advances or other expenses as to which the  Servicer  or  Subservicer  is  entitled  to  reimbursement  thereunder  but  which  have not  been  previously reimbursed.  With  respect to each  Mortgage  Loan which is the  subject of a Servicing  Modification,  (a) (1) the amount by which the  interest  portion of a Monthly  Payment or the  principal  balance of such  Mortgage  Loan was reduced or (2) the sum of any other amounts  owing under the Mortgage  Loan that were forgiven and that  constitute
Servicing  Advances that are  reimbursable  to the Servicer or a Subservicer,  and (b) any such amount with respect to a  Monthly  Payment  that was or would  have been due in the month  immediately  following  the month in which a
Principal  Prepayment or the Purchase  Price of such Mortgage Loan is received or is deemed to have been  received.
With respect to each Mortgage Loan which has become the subject of a Deficient  Valuation,  the difference  between the principal  balance of the Mortgage  Loan  outstanding  immediately  prior to such  Deficient  Valuation and the principal  balance of the Mortgage Loan as reduced by the Deficient  Valuation.  With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

         Notwithstanding  the above,  neither a Deficient  Valuation nor a Debt Service Reduction shall be deemed a
Realized  Loss  hereunder  so long as the  Servicer  has  notified  the  Trustee in writing  that the  Servicer  is diligently  pursuing any  remedies  that may exist in  connection  with the  representations  and  warranties  made regarding  the related  Mortgage  Loan and either  (A) the  related  Mortgage Loan is not in default with regard to payments due thereunder or  (B) delinquent  payments of principal and interest under the related  Mortgage Loan and any premiums on any applicable  primary hazard  insurance policy and any related escrow payments in respect of such
Mortgage  Loan are being  advanced on a current  basis by the  Servicer or a  Subservicer,  in either case  without giving effect to any Debt Service Reduction.

         [Realized  Losses  allocated  to the  Class SB  Certificates  shall be  allocated  first to the  REMIC III
Regular  Interest  SB-IO in  reduction  of the accrued but unpaid  interest  thereon  until such accrued and unpaid interest  shall have been  reduced to zero and then to the  REMIC III  Regular  Interest  SB-PO in reduction of the
Principal Balance thereof.]

         To the extent the Servicer  receives  Subsequent  Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such  recoveries  are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

         Record Date: With respect to [the Class A  Certificates,  Class M  Certificates and Class B  Certificates]
and each  Distribution  Date, the close of business on the Business Day  immediately  preceding  such  Distribution
Date. With respect to [the Class SB and Class R  Certificates,]  and each Distribution  Date, the close of business on the last Business Day of the month next  preceding the month in which the related  Distribution  Date occurs or, with respect to the first Distribution Date, the Closing Date.

         Reference Bank Rate:  As defined in Section 1.02.

         Regular  Certificates:  [The  Class A  Certificates,   Class M  Certificates,   Class B  Certificates  and
Class SB Certificates.]

         Regular Interest:  Any one of the REMIC regular interests in the Trust Fund.

         Regulation AB:  Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R.
§§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the
Commission, or as may be provided by the Commission or its staff from time to time.

         Relief Act: The  Servicemembers  Civil Relief Act,  formerly  known as the  Soldiers'  and Sailors'  Civil
Relief Act of 1940.

         Relief  Act  Shortfalls:  Interest  shortfalls  on the  Mortgage  Loans  resulting  from the Relief Act or similar legislation or regulations.

         REMIC: A “real estate  mortgage  investment  conduit”  within the meaning of  Section 860D of the Code. As used herein, the term “REMIC” shall mean REMIC I, REMIC II or REMIC III.

         REMIC  Administrator:  GMFI.  If GMFI is found by a court of competent  jurisdiction  to no longer be able to fulfill  its  obligations  as REMIC  Administrator  under  this  Agreement  the  Servicer  or Trustee  acting as
successor  Servicer  shall  appoint  a  successor  REMIC   Administrator,   subject  to  assumption  of  the  REMIC
Administrator obligations under this Agreement.

         REMIC  Net WAC Rate:  For any  Distribution  Date,  a per  annum  rate  equal to the  product  of  (i) the weighted  average of the Net Mortgage  Rates (or, if applicable,  the Modified Net Mortgage  Rates) on the Mortgage
Loans using the Net  Mortgage  Rates in effect for the  Monthly  Payments  due on such  Mortgage  Loans  during the related  Due  Period,  weighted  on the  basis  of the  respective  Stated  Principal  Balances  thereof  for  such
Distribution  Date and (ii) a  fraction  equal to 30 divided by the actual  number of days in the related  Interest
Accrual Period.  The foregoing rate is equal to the weighted  average of the  Uncertificated  REMIC I  Pass-Through
Rates with  respect to the REMIC I  Regular  Interests,  weighted in each case by their  respective  Uncertificated
Principal Balances.

         [REMIC I:  The  segregated  pool of assets  subject  hereto,  constituting  a portion of the primary trust created  hereby and to be  administered  hereunder,  with respect to which a separate REMIC election is to be made, consisting of: (i) the  Mortgage Loans and the related  Mortgage  Files;  (ii) all  payments on and  collections in respect of the  Mortgage  Loans due after the Cut-off  Date (other than  Monthly  Payments  due in the month of the
Cut-off  Date) as shall be on deposit in the  Custodial  Account or in the  Certificate  Account and  identified as belonging  to the Trust Fund;  (iii) property  which  secured a Mortgage  Loan and which has been  acquired for the benefit  of the  Certificateholders  by  foreclosure  or deed in lieu of  foreclosure;  (iv) the  hazard  insurance policies and Primary Insurance  Policies  pertaining to the Mortgage Loans, if any; and (v) all proceeds of clauses
(i) through (iv) above.]

         REMIC I Available Distribution Amount:  The Available Distribution Amount.

         [REMIC I Distribution  Amount:  For any  Distribution  Date,  the REMIC I  Available  Distribution  Amount
shall be  distributed to REMIC II in respect of the REMIC I  Regular  Interests and the Class R-I  Certificates  in
the following amounts and priority:

         (a)      to REMIC I Regular Interest A-I and REMIC I Regular  Interest I-1-A through I-48-B,  pro rata, in an amount equal to  (A) Uncertificated  Accrued Interest for such REMIC I Regular  Interests for such  Distribution
Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates; and

         (b)      to the extent of amounts  remaining after the  distributions  made pursuant to clause  (a) above, payments of principal  shall be allocated as follows:  first,  to REMIC I Regular  Interests  I-1-A through  I-48-B starting with the lowest numerical  denomination  until the  Uncertificated  Principal Balance of each such REMIC I
Regular  Interest  is  reduced  to zero,  provided  that,  for REMIC I Regular  Interests  with the same  numerical denomination,  such payments of principal  shall be allocated  pro rata between such REMIC I Regular  Interests and second,  to the extent of any  Overcollateralization  Reduction  Amount to REMIC I Regular  Interest  A-I until the
Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero.]

         [REMIC I Interests:  The REMIC I Regular Interests and the Class R-I Certificates.]

         [REMIC I  Realized  Losses:  All Realized  Losses on the Mortgage Loans shall be allocated  first, on each
Distribution  Date, to REMIC I Regular  Interest A-I until such REMIC I Regular  Interest has been reduced to zero.
Second,  Realized  Losses shall be allocated to REMIC I Regular  Interest  I-1-A through  REMIC I Regular  Interest
I-48-B,  starting with the lowest  numerical  denomination  until such REMIC I Regular Interest has been reduced to zero,  provided that, for REMIC I Regular  Interests with the same  numerical  denomination,  such Realized  Losses shall be allocated pro rata between such REMIC I Regular Interests.]

         [REMIC I Regular Interest:  Any of the separate  non-certificated  beneficial ownership interests in REMIC
I issued  hereunder and designated as a “regular  interest” in REMIC I. Each REMIC I Regular  Interest shall accrue interest  at the  related  Uncertificated  REMIC I  Pass-Through  Rate in effect  from  time to time,  and shall be entitled to distributions of principal,  subject to the terms and conditions  hereof,  in an aggregate amount equal to  its  initial  Uncertificated  Principal  Balance  as  set  forth  in  the  Preliminary  Statement  hereto.  The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.]

         [REMIC I Regular  Interest  A-I: A regular  interest in REMIC I that is held as an asset of REMIC II, that has an initial  principal balance equal to the related  Uncertificated  Principal  Balance,  that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.]

         [REMIC II:  The  segregated  pool of assets  subject  hereto,  constituting a portion of the primary trust created  hereby and to be  administered  hereunder,  with respect to which a separate REMIC election is to be made, consisting of the REMIC I Regular Interests.]

         [REMIC II  Available  Distribution  Amount: For any Distribution Date, the amount distributed from REMIC I to REMIC II on such Distribution Date in respect of the REMIC I Regular Interests.]

         [REMIC II  Distribution  Amount:  For any Distribution  Date, the REMIC II Available  Distribution  Amount
shall be distributed to REMIC III in respect of the REMIC II Regular  Interests and the Class R-II  Certificates in
the following amounts and priority:

                  (a)      to REMIC II  Regular  Interest LT-IO, in an amount equal to  (i) Uncertificated  Accrued
Interest for such REMIC II Regular  Interest for such  Distribution  Date, plus (ii) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (b)      to the extent of amounts  remaining  after the  distributions  made  pursuant  to clause
(a) above,  to REMIC II  Regular  Interests  LT1,  LT2,  LT3 and LT4,  pro rata,  in an amount  equal to  (i) their
Uncertificated  Accrued Interest for such  Distribution  Date, plus (ii) any  amounts in respect thereof  remaining unpaid from previous Distribution Dates; and

                  (c)      to the extent of amounts  remaining  after the  distributions  made  pursuant to clauses
(a) and (b) above:

                           (i)      to REMIC I  Regular  Interests  LT2, LT3 and LT4,  their  respective  Principal
Distribution Amounts;

                           (ii)     to  REMIC I  Regular  Interest  LT1  any  remainder  until  the  Uncertificated
Principal Balance thereof is reduced to zero;

                           (iii)    any  remainder  to  REMIC II  Regular  Interests  LT2,  LT3 and  LT4,  pro rata according  to their  respective  Uncertificated  Principal  Balances  as reduced by the  distributions  deemed made pursuant to (i) above, until their respective Uncertificated Principal Balances are reduced to zero; and

         (d)      to the extent of amounts remaining after the distributions  made pursuant to clauses  (a) through
(c) above:

                           (i)      first,  to each of the REMIC II Regular  Interests,  pro rata  according to the amount of unreimbursed  Realized Losses allocable to principal  previously  allocated to each such REMIC II Regular
Interest,  the aggregate  amount of any  distributions to the Certificates as reimbursement of such Realized Losses on such  Distribution  Date  pursuant  to clause  (ix) in  Section  4.02(c);  provided,  however,  that any amounts distributed  pursuant to this  paragraph  (d)(i) of  this  definition of “REMIC II  Distribution  Amount” shall not cause a reduction in the Uncertificated Principal Balances of any of the REMIC II Regular Interests; and

                           (ii)     second, to the Class R-II Certificates, any remaining amount.]

         [REMIC II  Net WAC Rate:  With  respect to any  Distribution  Date, a per annum rate equal to the weighted average of (x) with  respect to REMIC I Regular  Interests ending with the designation “B”, the weighted average of the  Uncertificated  REMIC I Pass-Through  Rates for such REMIC I Regular  Interests,  weighted on the basis of the
Uncertificated  Principal  Balance of such REMIC I Regular  Interests  for each such  Distribution  Date,  (y) with respect to REMIC I Regular  Interest A-I, the  Uncertificated  REMIC I  Pass-Through  Rate for such REMIC I Regular
Interest,  and (z)  with  respect  to  REMIC I  Regular  Interests  ending  with  the  designation  “A”,  for  each
Distribution  Date listed  below,  the  weighted  average of the rates  listed  below for each such REMIC I Regular
Interest listed below,  weighted on the basis of the Uncertificated  Principal Balance of each such REMIC I Regular
Interest for each such Distribution Date:

Distribution Date     REMIC I Regular Interest                                   Rate
       [1]         [I-1-A through I-49-A]           [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
       [2]         [I-2-A through I-49-A]           [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A]                          [Uncertificated REMIC I Pass-Through Rate]
       [3]         [I-3-A through I-49-A]           [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A and I-2-A]                [Uncertificated REMIC I Pass-Through Rate]
       [4]         [I-4-A through I-49-A]           [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-3-A]            [Uncertificated REMIC I Pass-Through Rate]
       [5]         [I-5-A through I-49-A]           [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-4-A]            [Uncertificated REMIC I Pass-Through Rate]
       [6]         [I-6-A through I-49-A]           [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-5-A]            [Uncertificated REMIC I Pass-Through Rate]
       [7]         [I-7-A through I-49-A]           [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-6-A]            [Uncertificated REMIC I Pass-Through Rate]
       [8]         [I-8-A through I-49-A]           [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-7-A]            [Uncertificated REMIC I Pass-Through Rate]
       [9]         [I-9-A through I-49-A]           [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-8-A]            [Uncertificated REMIC I Pass-Through Rate]
      [10]         [I-10-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-9-A]            [Uncertificated REMIC I Pass-Through Rate]
      [11]         [I-11-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-10-A]           [Uncertificated REMIC I Pass-Through Rate]
      [12]         [I-12-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-11-A]           [Uncertificated REMIC I Pass-Through Rate]
      [13]         [I-13-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-12-A]           [Uncertificated REMIC I Pass-Through Rate]
      [14]         [I-14-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-13-A]           [Uncertificated REMIC I Pass-Through Rate]
      [15]         [I-15-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-14-A]           [Uncertificated REMIC I Pass-Through Rate]
      [16]         [I-16-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-15-A]           [Uncertificated REMIC I Pass-Through Rate]
      [17]         [I-17-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-16-A]           [Uncertificated REMIC I Pass-Through Rate]
      [18]         [I-18-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-17-A]           [Uncertificated REMIC I Pass-Through Rate]
      [19]         [I-19-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-18-A]           [Uncertificated REMIC I Pass-Through Rate]
      [20]         [I-20-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-19-A]           [Uncertificated REMIC I Pass-Through Rate]
      [21]         [I-21-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-20-A]           [Uncertificated REMIC I Pass-Through Rate]
      [22]         [I-22-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-21-A]           [Uncertificated REMIC I Pass-Through Rate]
      [23]         [I-23-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-22-A]           [Uncertificated REMIC I Pass-Through Rate]
      [24]         [I-24-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-23-A]           [Uncertificated REMIC I Pass-Through Rate]
      [25]         [I-25-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-24-A]           [Uncertificated REMIC I Pass-Through Rate]
      [26]         [I-26-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-25-A]           [Uncertificated REMIC I Pass-Through Rate]
      [27]         [I-27-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-26-A]           [Uncertificated REMIC I Pass-Through Rate]
      [28]         [I-28-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-27-A]           [Uncertificated REMIC I Pass-Through Rate]
      [29]         [I-29-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-28-A]           [Uncertificated REMIC I Pass-Through Rate]
      [30]         [I-30-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-29-A]           [Uncertificated REMIC I Pass-Through Rate]
      [31]         [I-31-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-30-A]           [Uncertificated REMIC I Pass-Through Rate]
      [32]         [I-32-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-31-A]           [Uncertificated REMIC I Pass-Through Rate]
      [33]         [I-33-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-32-A]           [Uncertificated REMIC I Pass-Through Rate]
      [34]         [I-34-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-33-A]           [Uncertificated REMIC I Pass-Through Rate]
      [35]         [I-35-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-34-A]           [Uncertificated REMIC I Pass-Through Rate]
      [36]         [I-36-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-35-A]           [Uncertificated REMIC I Pass-Through Rate]
      [37]         [I-37-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-36-A]           [Uncertificated REMIC I Pass-Through Rate]
      [38]         [I-38-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-37-A]           [Uncertificated REMIC I Pass-Through Rate]
      [39]         [I-39-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-38-A]           [Uncertificated REMIC I Pass-Through Rate]
      [40]         [I-40-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-39-A]           [Uncertificated REMIC I Pass-Through Rate]
      [41]         [I-41-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-40-A]           [Uncertificated REMIC I Pass-Through Rate]
      [42]         [I-42-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-41-A]           [Uncertificated REMIC I Pass-Through Rate]
      [43]         [I-43-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-42-A]           [Uncertificated REMIC I Pass-Through Rate]
      [44]         [I-44-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-43-A]           [Uncertificated REMIC I Pass-Through Rate]
      [45]         [I-45-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-44-A]           [Uncertificated REMIC I Pass-Through Rate]
      [46]         [I-46-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-45-A]           [Uncertificated REMIC I Pass-Through Rate]
      [47]         [I-47-A through I-49-A]          [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-46-A]           [Uncertificated REMIC I Pass-Through Rate]
      [48]         [I-48-A]                         [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-47-A]           [Uncertificated REMIC I Pass-Through Rate]
      [49]         [I-49-A]                         [2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                    Uncertificated REMIC I Pass-Through Rate]
                   [I-1-A through I-49-A]           [Uncertificated REMIC I Pass-Through Rate]
  [Thereafter]     [I-1-A through I-49-A]           [Uncertificated REMIC I Pass-Through Rate]

         [REMIC II  Principal  Reduction  Amounts:  For any  Distribution  Date, the amounts by which the principal balances of the REMIC II Regular  Interests [LT1],  [LT2],  [LT3] and [LT4],  respectively  will be reduced on such
Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as follows:

         For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

         Y1 =       the principal  balance of the REMIC II  Regular  Interest LT1 after  distributions on the prior
                    Distribution Date.
         Y2 =       the principal  balance of the REMIC II  Regular  Interest LT2 after  distributions on the prior
                    Distribution Date.
         Y3 =       the principal  balance of the REMIC II  Regular  Interest LT3 after  distributions on the prior
                    Distribution Date.
         Y4 =       the principal  balance of the REMIC II  Regular  Interest LT4 after  distributions on the prior
                    Distribution Date (note:  Y3 = Y4).
         ΔY1 =          the REMIC II Regular Interest LT1 Principal Reduction Amount.
         ΔY2 =          the REMIC II Regular Interest LT2 Principal Reduction Amount.
         ΔY3 =          the REMIC II Regular Interest LT3 Principal Reduction Amount.
         ΔY4 =          the REMIC II Regular Interest LT4 Principal Reduction Amount.
         P0 =      the aggregate  principal  balance of REMIC II  Regular  Interests  LT1, LT2, LT3 and LT4
                   after  distributions  and the  allocation of Realized  Losses on the prior  Distribution
                   Date.
         P1 =      the aggregate  principal  balance of the REMIC II Regular Interest LT1, LT2, LT3 and LT4
                   after  distributions  and  the  allocation  of  Realized  Losses  to  be  made  on  such
                   Distribution Date.
         ΔP =      P0 - P1 = the  aggregate  of the  REMIC II  Regular  Interest  LT1,  LT2,  LT3  and  LT4
                   Principal Reduction Amounts.
             =     the aggregate of the principal  portions of Realized  Losses to be allocated to, and the principal  distributions  to be made on,  the  Certificates  on such  Distribution  Date
                   (including  distributions  of accrued and unpaid  interest on the Class SB  Certificates for prior Distribution Dates).
         R0 =      the REMIC Net WAC Rate  (stated  as a  monthly  rate)  after  giving  effect to  amounts distributed and Realized Losses allocated on the prior Distribution Date.
         R1 =      the REMIC Net WAC Rate (stated as a monthly  rate) after giving  effect to amounts to be distributed and Realized Losses to be allocated on such Distribution Date.
         α = (Y2 + Y3)/P0.  The  initial  value of α on the  Closing  Date for use on the first
                   Distribution Date shall be 0.0001.
         γ0  the  lesser of  (A) the  sum for all  Classes of  Certificates  other than the  Class SB
         =         Certificates of the product for each Class of  (i) the monthly interest rate (as limited by the REMIC Net WAC Rate, if applicable) for such  Class applicable  for  distributions to be made on such  Distribution  Date  and  (ii) the  aggregate  Certificate  Principal
                   Balance for such Class after  distributions and the allocation of Realized Losses on the prior Distribution Date and (B) R0*P0.
         γ1  the  lesser of  (A) the  sum for all  Classes of  Certificates  other than the  Class SB
         =         Certificates of the product for each Class of  (i) the monthly interest rate (as limited by the REMIC Net WAC Rate, if applicable) for such  Class applicable  for  distributions to be made on the next succeeding  Distribution Date and (ii) the aggregate  Certificate
                   Principal  Balance for such  Class after  distributions  and the  allocation of Realized
                   Losses to be made on such Distribution Date and (B) R1*P1.
         Then, based on the foregoing definitions:
         ΔY1 =     ΔP - ΔY2 - ΔY3 - ΔY4;
         ΔY2 =     (αΔ2){( γ0R1 - γ1R0)/R0R1};
         ΔY3 =     αΔP - ΔY2; and
         ΔY4 =     ΔY3.

if both ΔY2 and ΔY3, as so determined, are non-negative numbers.  Otherwise:

        (1)      If ΔY2, as so determined, is negative, then
        ΔY2 = 0;
        ΔY3 = α{γ1R0P0 - γ0R1P1} γ1R0};
        ΔY4 = ΔY3; and
        ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.
        (2)      If ΔY3, as so determined, is negative, then
        ΔY3 = 0;
        ΔY2 = α{γ1R0P0 - γ0R1P1}/{2R1R0P1 - γ1R0};
        ΔY4 = ΔY3; and
        ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.]

         [REMIC II  Realized  Losses:  Realized  Losses on the  Mortgage  Loans shall be  allocated to the REMIC II
Regular  Interests as follows.  The interest  portion of Realized  Losses on the Mortgage  Loans,  if any, shall be allocated among REMIC II  Regular  Interests  [LT1],  [LT2] and [LT4], pro rata according to the amount of interest accrued but unpaid thereon,  in reduction  thereof.  Any interest  portion of such Realized Losses in excess of the amount  allocated  pursuant to the preceding  sentence shall be treated as a principal  portion of Realized  Losses not attributable to any specific Mortgage Loan and allocated  pursuant to the succeeding  sentences.  The principal portion of Realized Losses with respect to Mortgage Loans shall be allocated to the REMIC II  Regular  Interests as follows:  first, to REMIC II  Regular  Interests  [LT2],  [LT3] and [LT4],  pro-rata  according to their respective
REMIC II  Principal  Reduction Amounts to the extent thereof in reduction of the  Uncertificated  Principal Balance of such REMIC II Regular Interests and, second,  the remainder,  if any, of such principal portion of such Realized
Losses shall be allocated to REMIC II Regular Interest [LT1] in reduction of the  Uncertificated  Principal Balance thereof.

         [REMIC II Regular Interests:  REMIC II Regular Interest [LT1],  REMIC II Regular Interest [LT2],  REMIC II
Regular Interest [LT3], REMIC II Regular Interest [LT4] and REMIC II Regular Interest [LT-IO].]

         [REMIC II  Regular  Interest  LT1: A regular  interest in REMIC II  that is held as an asset of REMIC III, that has an initial principal balance equal to the related  Uncertificated  Principal Balance,  that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.]

         [REMIC II Regular Interest LT1 Principal  Distribution  Amount:  For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT1 Principal  Reduction Amount for such  Distribution Date over the Realized
Losses allocated to the REMIC II Regular Interest LT1 on such Distribution Date.]

         [REMIC II  Regular  Interest  LT2: A regular  interest in REMIC II  that is held as an asset of REMIC III, that has an initial principal balance equal to the related  Uncertificated  Principal Balance,  that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.]

         [REMIC II Regular Interest LT2 Principal  Distribution  Amount:  For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT2 Principal  Reduction Amount for such  Distribution Date over the Realized
Losses allocated to the REMIC II Regular Interest LT2 on such Distribution Date.]

         [REMIC II  Regular  Interest  LT3: A regular  interest in REMIC II  that is held as an asset of REMIC III, that has an initial principal balance equal to the related  Uncertificated  Principal Balance,  that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.]

         [REMIC II Regular Interest LT3 Principal  Distribution  Amount:  For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT3 Principal  Reduction Amount for such  Distribution Date over the Realized
Losses allocated to the REMIC II Regular Interest LT3 on such Distribution Date.]

         [REMIC II  Regular  Interest  LT4: A regular  interest in REMIC II  that is held as an asset of REMIC III, that has an initial principal balance equal to the related  Uncertificated  Principal Balance,  that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.]

         [REMIC II Regular Interest LT4 Principal  Distribution  Amount:  For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT4 Principal  Reduction Amount for such  Distribution Date over the Realized
Losses allocated to the REMIC II Regular Interest LT4 on such Distribution Date.]

         [REMIC II  Regular  Interest LT-IO: A regular  interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related  Uncertificated  Principal Balance,  that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.]

         [REMIC III:  The  segregated  pool of assets subject  hereto,  constituting a portion of the primary trust created  hereby and to be  administered  hereunder,  with respect to which a separate REMIC election is to be made, consisting of the REMIC II Regular Interests.]

         [REMIC III  Regular  Interest  SB-PO:  A  separate  non-certificated  beneficial  ownership  interests  in
REMIC III  issued  hereunder and designated as a Regular  Interest in REMIC III.  REMIC III  Regular Interest SB-PO
shall have no entitlement to interest,  and shall be entitled to  distributions  of principal  subject to the terms and conditions  hereof,  in aggregate  amount equal to the initial  Certificate  Principal  Balance of the Class SB
Certificates as set forth in the Preliminary Statement hereto.]

         [REMIC III  Regular  Interest  SB-IO:  A  separate  non-certificated  beneficial  ownership  interests  in
REMIC III  issued  hereunder and designated as a Regular  Interest in REMIC III.  REMIC III  Regular Interest SB-IO
shall have no entitlement to principal,  and shall be entitled to  distributions  of interest  subject to the terms and  conditions  hereof,  in  aggregate  amount equal to the  interest  distributable  with respect to the Class SB
Certificates pursuant to the terms and conditions hereof.]

         [REMIC III Regular Interest IO: A separate  non-certificated  beneficial  ownership interests in REMIC III issued  hereunder and designated as a Regular  Interest in REMIC III.  REMIC III  Regular Interest IO shall have no entitlement to principal,  and shall be entitled to  distributions  of interest subject to the terms and conditions hereof, in aggregate amount equal to the interest distributable with respect to REMIC II Regular Interest LT-IO.]

         [REMIC III  Regular  Interests:  REMIC III  Regular  Interests  SB-IO,  SB-PO  and IO,  together  with the
Class A Certificates, Class M Certificates and Class B Certificates.]

         REMIC  Provisions:  Provisions of the federal income tax law relating to real estate  mortgage  investment conduits,  which  appear at Sections  860A through  860G of  Subchapter  M of  Chapter 1  of the Code,  and related provisions,  and temporary and final  regulations (or, to the extent not inconsistent  with such temporary or final regulations,  proposed regulations) and published rulings,  notices and announcements  promulgated  thereunder,  as the foregoing may be in effect from time to time.

         REO  Acquisition:  The  acquisition  by the  Servicer  on behalf of the  Trustee  for the  benefit  of the
Certificateholders of any REO Property pursuant to Section 3.14.

         REO  Disposition:  With respect to any REO Property,  a determination by the Servicer that it has received substantially  all  Insurance  Proceeds,  Liquidation  Proceeds,  REO  Proceeds and other  payments and  recoveries
(including  proceeds of a final sale) which the Servicer  expects to be finally  recoverable from the sale or other disposition of the REO Property.

         REO  Imputed  Interest:  With  respect  to any REO  Property,  for any  period,  an amount  equivalent  to interest (at a rate equal to the Net Mortgage  Rate that would have been  applicable  to the related  Mortgage Loan had it been  outstanding)  on the unpaid  principal  balance  of the  Mortgage  Loan as of the date of  acquisition thereof for such period.

         REO  Proceeds:  Proceeds,  net of expenses,  received in respect of any REO Property  (including,  without limitation,  proceeds  from the rental of the  related  Mortgaged  Property)  which  proceeds  are  required  to be deposited into the Custodial Account only upon the related REO Disposition.

         REO Property:  A Mortgaged  Property  acquired by the Servicer on behalf of the Trust Fund for the benefit of the  Certificateholders  through  foreclosure  or deed in lieu of  foreclosure  in  connection  with a defaulted
Mortgage Loan.

         Reportable  Modified  Mortgage  Loan:  Any Mortgage  Loan that  (i) has  been subject to an interest  rate reduction,  (ii) has  been  subject to a term  extension  or  (iii) has  had amounts  owing on such  Mortgage  Loan capitalized by adding such amount to the Stated Principal Balance of such Mortgage Loan;  provided,  however,  that a Mortgage  Loan  modified in accordance  with clause  (i) above  for a temporary  period shall not be a Reportable
Modified  Mortgage  Loan if such  Mortgage  Loan has not been  delinquent in payments of principal and interest for six months since the date of such modification if that interest rate reduction is not made permanent thereafter.

         Repurchase Event:  As defined in the Assignment Agreement.

         Request for Release:  A request for  release,  the form of which is attached as  Exhibit G  hereto,  or an electronic request in a form acceptable to the Custodian.

         Required  Insurance  Policy:  With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement,  the Program Guide or the related  Subservicing  Agreement in respect of such Mortgage Loan.

         [Required  Overcollateralization  Amount:  With  respect  to  any  Distribution  Date,  (a)  prior  to the
Stepdown Date, an amount equal to [__]% of the aggregate Stated  Principal  Balance of the Mortgage Loans as of the
Cut-off Date,  (b) on or after the Stepdown Date if a Trigger Event is not in effect,  the greater of (i) an amount equal to [__]% of the aggregate  outstanding  Stated Principal Balance of the Mortgage Loans after giving effect to distributions  made on that  Distribution  Date and (ii) the  Overcollateralization  Floor or  (c) on  or after the
Stepdown Date if a Trigger Event is in effect,  an amount equal to the Required  Overcollateralization  Amount from the immediately preceding  Distribution Date. The Required  Overcollateralization  Amount may be reduced so long as written  confirmation  is  obtained  from each  Rating  Agency  that such  reduction  shall not reduce the  ratings assigned to any Class of  Certificates  by such Rating  Agency  below the lower of the  then-current  rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency.]

         Responsible  Officer:  When  used  with  respect  to the  Trustee,  any  officer  of the  Corporate  Trust
Department of the Trustee,  including any Senior Vice President,  any Vice President, any Assistant Vice President,
any Assistant  Secretary,  any Trust Officer or Assistant  Trust Officer,  or any other officer of the Trustee with direct responsibility for the administration of this Agreement.

         Restricted Class A Certificate:  As defined in Section 5.02(e).

         Rule 144A:  Rule 144A under the Securities Act of 1933, as in effect from time to time.

         Securitization Transaction:  Any transaction involving a sale or other transfer of mortgage loans directly or indirectly to an issuing in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities.

         Seller:  With  respect  to any  Mortgage  Loan,  a Person,  including  any  Subservicer,  that  executed a
Seller's Agreement applicable to such Mortgage Loan.

         Seller's  Agreement:  An agreement for the  origination  and sale of Mortgage Loans  generally in the form of the seller  contract  referred to or contained in the Program Guide,  or in such other form as has been approved by the Servicer and the Depositor.

         Senior Enhancement Percentage:  [For any Distribution Date, the fraction,  expressed as a percentage,  the numerator of which is the sum of (i) the aggregate  Certificate  Principal Balance of the [Class M Certificates and
Class B Certificates]  and (ii) the  Overcollateralization  Amount,  in each case prior to the  distribution of the
Principal  Distribution  Amount on such  Distribution  Date and the  denominator  of which is the aggregate  Stated
Principal  Balance of the  Mortgage  Loans after giving  effect to  distributions  to be made on that  Distribution
Date.]

         Servicer:  As defined in the preamble hereto.

         Servicing Accounts:  The account or accounts created and maintained pursuant to Section 3.08.

         Servicing  Advances:  All customary,  reasonable and necessary “out of pocket” costs and expenses incurred in connection  with a default,  delinquency  or other  unanticipated  event by the Servicer or a Subservicer in the performance  of its  servicing  obligations,  including,  but not  limited  to, the cost of  (i) the  preservation, restoration  and  protection of a Mortgaged  Property,  (ii) any  enforcement  or judicial  proceedings,  including foreclosures,  including any expenses  incurred in relation to any such  proceedings  that result from the Mortgage
Loan being  registered on the MERS® System,  (iii) the  management and  liquidation  of any REO Property,  (iv) any mitigation  procedures  implemented in accordance with Section 3.07,  and (v) compliance with the obligations under
Sections  3.01,  3.08,  3.12(a) and  3.14,  including,  if the Servicer or any  Affiliate of the Servicer  provides services such as appraisals and brokerage  services that are  customarily  provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

         Servicing Compensation:  [_______________________________].

         Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

         Servicing Fee: With respect to any Mortgage Loan and  Distribution  Date,  the fee payable  monthly to the
Servicer  in respect of  servicing  compensation  that  accrues at an annual rate equal to the  Servicing  Fee Rate multiplied  by the Stated  Principal  Balance of such  Mortgage  Loan as of the related Due Date in the related Due
Period, as may be adjusted pursuant to Section 3.16(e).

         Servicing  Fee Rate:  With respect to any Mortgage  Loan,  the per annum rate  designated  on the Mortgage
Loan  Schedule as the  “[_____________],”  as may be adjusted  with respect to  successor  Servicers as provided in
Section 7.02, which rate shall never be greater than the Mortgage Rate of such Mortgage Loan.

         Servicing  Modification:  Any reduction of the interest rate on or the outstanding  principal balance of a
Mortgage  Loan,  any  extension  of the final  maturity  date of a Mortgage  Loan,  and any  increase to the Stated
Principal  Balance of a Mortgage Loan by adding to the Stated  Principal  Balance unpaid principal and interest and other amounts owing under the Mortgage  Loan,  in each case pursuant to a  modification  of a Mortgage Loan that is in  default  or,  in  the  judgment  of  the  Servicer,  default  is  reasonably  foreseeable  in  accordance  with
Section 3.07(a).

         Servicing  Officer:  Any officer of the Servicer involved in, or responsible for, the  administration  and servicing  of the  Mortgage  Loans  whose  name and  specimen  signature  appear  on a list of  servicing  officers furnished to the Trustee by the Servicer on the Closing Date, as such list may from time to time be amended.

         Sixty-Plus  Delinquency  Percentage:  With respect to any Distribution Date on or after the Stepdown Date, the  arithmetic  average,  for each of the three  Distribution  Dates ending with such  Distribution  Date,  of the fraction,  expressed as a percentage,  equal to (x) the  aggregate Stated  Principal  Balance of the Mortgage Loans that are 60 or more days  delinquent in payment of principal  and interest for that  Distribution  Date,  including
Mortgage Loans in foreclosure and REO Properties,  over (y) the  aggregate Stated Principal Balance of the Mortgage
Loans immediately preceding that Distribution Date.

         Standard & Poor's:  Standard & Poor's Ratings Services, a Division of The McGraw-Hill  Companies,  Inc. or
its successors in interest.

         Startup Date:  The day designated as such pursuant to Article X hereof.

         Stated  Principal  Balance:  With respect to any Mortgage Loan or related REO Property,  as of any date of determination,  (i) the sum of (a) the  Cut-off Date  Principal  Balance of the Mortgage Loan and (b) any amount by which the Stated Principal  Balance of the Mortgage Loan has been increased  pursuant to a Servicing  Modification, minus (ii) the sum of (a) the  principal  portion of the Monthly Payments due with respect to such Mortgage Loan or
REO  Property  during each Due Period  ending with the Due Period  relating  to the most recent  Distribution  Date which were received or with respect to which an Advance was made,  (b) all  Principal  Prepayments  with respect to such Mortgage  Loan or REO Property,  and all Insurance  Proceeds,  Liquidation  Proceeds and REO Proceeds,  to the
extent  applied by the Servicer as  recoveries of principal in accordance  with  Section 3.14  with respect to such
Mortgage  Loan or REO  Property,  in each case which were  distributed  pursuant to  Section 4.02  on any  previous
Distribution  Date,  and (c) any  Realized  Loss  allocated  to  Certificateholders  with  respect  thereto for any previous Distribution Date.

         Stepdown  Date:  [That  Distribution  Date  which is the later to occur of  (i) the  Distribution  Date in
[_______]  20[_]  and (ii) the first  Distribution Date on which the Senior  Enhancement  Percentage is equal to or greater than [__]%.

         Subordination:  The provisions  described in  Section 4.05  relating to the allocation of Realized  Losses other than a pro rata basis.

         Subordination  Percentage:  With respect to any Class of [Class A  Certificates,  Class M  Certificates or
Class B Certificates], the respective percentage set forth below.

                      Class              Percentage              Class              Percentage
                      [__]                  [__]%                [__]                 [__]%
         Subsequent  Recoveries:  As of any  Distribution  Date,  amounts  received  by the  Servicer  (net  of any related  expenses  permitted to be reimbursed  pursuant to Section 3.10) or surplus amounts held by the Servicer to cover  estimated  expenses  (including,  but not  limited  to,  recoveries  in respect of the  representations  and warranties  made by the related Seller  pursuant to the applicable  Seller's  Agreement and assigned to the Trustee pursuant to  Section 2.04)  specifically  related to a Mortgage Loan that was the subject of a Cash  Liquidation or an REO Disposition prior to the related Prepayment Period and that resulted in a Realized Loss.

         Subserviced  Mortgage  Loan:  Any Mortgage  Loan that, at the time of reference  thereto,  is subject to a
Subservicing Agreement.

         Subservicer:  Any  Person  with whom the  Servicer  has  entered  into a  Subservicing  Agreement  and who generally  satisfied  the  requirements  set  forth in the  Program  Guide in  respect  of the  qualification  of a
Subservicer as of the date of its approval as a Subservicer by the Servicer.

         Subservicer  Advance:  Any  delinquent  installment  of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

         Subservicing Account:  An account established by a Subservicer in accordance with Section 3.08.

         Subservicing  Agreement:  The  written  contract  between the  Servicer  and any  Subservicer  relating to servicing and  administration  of certain Mortgage Loans as provided in Section 3.02,  generally in the form of the servicer  contract  referred to or contained in the Program Guide or in such other form as has been approved by the
Servicer and the Depositor.

         Subservicing  Fee: With respect to any Mortgage Loan, the fee payable  monthly to the related  Subservicer
(or,  in the case of a  Nonsubserviced  Mortgage  Loan,  to the  Servicer)  in  respect of  subservicing  and other compensation that accrues with respect to each  Distribution Date at an annual rate designated as  “[____________]”
on the Mortgage Loan Schedule.

         Swap  Account:  The separate  trust  account  created and  maintained  by the Trustee  pursuant to Section
4.08(a).

         Swap  Agreement:  The interest  rate swap  agreement  between the Swap  Counterparty  and the Trustee,  on behalf of the Trust,  which agreement  provides for Net Swap Payments and Swap Termination  Payments to be paid, as provided  therein,  together with any schedules,  confirmations  or other  agreements  relating  thereto,  attached hereto as Exhibit S.

         Swap Agreement  Notional  Balance:  As to the Swap Agreement and each Floating Rate Payer Payment Date and
Fixed Rate Payer  Payment  Date  (each as defined in the Swap  Agreement)  the amount set forth on Exhibit R hereto for such Floating Rate Payer Payment Date.

         Swap  Counterparty:  The swap  counterparty  under  the Swap  Agreement  either  (a) entitled  to  receive payments  from the Trustee from amounts  payable by the Trust Fund under this  Agreement  or  (b) required  to make payments  to the  Trustee  for  payment  to the  Trust  Fund,  in  either  case  pursuant  to the terms of the Swap
Agreement,  and any  successor  in interest  or assign.  Initially,  the Swap  Counterparty  shall be Bear  Stearns
Financial Products Inc.

         Swap  Counterparty  Trigger Event:  With respect to any Distribution  Date,  (i) an Event of Default under the Swap Agreement with respect to which the Swap  Counterparty is a Defaulting  Party,  (ii) a  Termination  Event
under the Swap  Agreement  with respect to which the Swap  Counterparty  is the sole  Affected  Party,  or (iii) an additional  termination  event under the Swap  Agreement  with respect to which the Swap  Counterparty  is the sole
Affected Party.

         Swap LIBOR:  LIBOR as determined pursuant to the Swap Agreement.

         Swap  Termination  Payment:  Upon the  designation of an “Early  Termination  Date” as defined in the Swap
Agreement,  the payment to be made by the  Trustee on behalf of the Trust to the Swap  Counterparty  from  payments from the Trust Fund,  or by the Swap  Counterparty  to the Trustee  for payment to the Trust Fund,  as  applicable, pursuant to the terms of the Swap Agreement.

         Tax  Returns:  The federal  income tax return on Internal  Revenue  Service  Form 1066,  U.S. Real  Estate
Mortgage  Investment  Conduit  Income  Tax  Return,  including  Schedule Q thereto,  Quarterly  Notice to  Residual
Interest Holders of REMIC Taxable Income or Net Loss  Allocation,  or any successor forms, to be filed on behalf of any REMIC  hereunder due to its  classification  as a REMIC under the REMIC  Provisions,  together with any and all other  information,  reports or returns  that may be required to be furnished  to the  Certificateholders  or filed with the Internal Revenue Service or any other  governmental  taxing  authority under any applicable  provisions of federal, state or local tax laws.

         Telerate Screen Page 3750:  As defined in Section 1.02.

         Transaction Party: As defined in Section 12.02(a).

         Transfer:  Any direct or indirect  transfer,  sale,  pledge,  hypothecation or other form of assignment of any Ownership Interest in a Certificate.

         Transfer Affidavit and Agreement:  As defined in Section 5.02(e).

         Transferee:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         Transferor:  Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         Trigger  Event:  [A Trigger Event is in effect with respect to any  Distribution  Date if either (a) on or after the Stepdown Date the  Sixty-Plus  Delinquency  Percentage  for that  Distribution  Date exceeds [__]% of the current Senior  Enhancement  Percentage or (b) on or after the Distribution Date in [________] 20[_], the aggregate amount of  Realized  Losses  on the  Mortgage  Loans as a  percentage  of the  Cut-off  Date  Balance  exceeds  the applicable amount set forth below:

              [________] 20[_] to [________] 20[_]:       [__]% with respect to [________]  20[_],  plus an
                                                          additional   1/12th  of  [__]%  for  each   month
                                                          thereafter;
              [________] 20[_] to [________] 20[_]:       [__]% with respect to [________]  20[_],  plus an
                                                          additional   1/12th  of  [__]%  for  each   month
                                                          thereafter;
              [________] 20[_] to [________] 20[_]:       [__]% with respect to [________]  20[_],  plus an
                                                          additional   1/12th  of  [__]%  for  each   month
                                                          thereafter; and
              [________] 20[_] and thereafter:            [__]%.
         Trustee:  As defined in the preamble hereto.

         Trustee Information:  As specified in Section 12.05(a)(i)(A).

         Trust Fund:  Collectively, the assets of each REMIC hereunder.

         [Uncertificated   Accrued  Interest:   With  respect  to  any  Uncertificated  Regular  Interest  for  any
Distribution  Date, one month's  interest at the related  Uncertificated  Pass-Through  Rate for such  Distribution
Date,  accrued  on  the  Uncertificated  Principal  Balance  or  Uncertificated  Notional  Amount,  as  applicable, immediately  prior to such  Distribution  Date.  Uncertificated  Accrued  Interest for the  Uncertificated  Regular
Interests  shall  accrue on the basis of a 360-day  year  consisting  of twelve  30-day  months.  For  purposes  of calculating the amount of  Uncertificated  Accrued Interest for the REMIC I Regular  Interests for any Distribution
Date, any  Prepayment  Interest  Shortfalls  and Relief Act  Shortfalls (to the extent not covered by  Compensating
Interest)  shall be  allocated  among  REMIC I  Regular  Interests,  pro  rata,  based on,  and to the  extent  of,
Uncertificated  Accrued Interest,  as calculated without application of this sentence.  For purposes of calculating the amount of  Uncertificated  Accrued Interest for the REMIC II Regular  Interests for any Distribution  Date, any
Prepayment  Interest  Shortfalls  and Relief Act Shortfalls  (to the extent not covered by  Compensating  Interest)
shall be allocated among the REMIC II Regular Interests,  pro rata, based on, and to the extent of,  Uncertificated
Accrued  Interest,  as  calculated  without  application  of this  sentence.  Uncertificated  Interest on REMIC III
Regular  Interest  SB-PO shall be zero.  Uncertificated  Accrued  Interest on the REMIC III Regular  Interest SB-IO
for each Distribution Date shall equal Accrued Certificate Interest for the Class SB Certificates.]

         [Uncertificated  Notional  Amount:  With respect to the Class SB  Certificates  or the  REMIC III  Regular
Interest  SB-IO,  immediately  prior to any  Distribution  Date,  the  aggregate  of the  Uncertificated  Principal
Balances of the REMIC II Regular Interests.

         With respect to REMIC II Regular  Interest LT-IO and each  Distribution  Date listed below,  the aggregate
Uncertificated Principal Balance of the REMIC I Regular Interests ending with the designation “A” listed below:

Distribution Date                               REMIC I Regular Interests
       [1]                                       [I-1-A through I-49-A]
       [2]                                       [I-2-A through I-49-A]
       [3]                                       [I-3-A through I-49-A]
       [4]                                       [I-4-A through I-49-A]
       [5]                                       [I-5-A through I-49-A]
       [6]                                       [I-6-A through I-49-A]
       [7]                                       [I-7-A through I-49-A]
       [8]                                       [I-8-A through I-49-A]
       [9]                                       [I-9-A through I-49-A]
       [10]                                      [I-10-A through I-49-A]
       [11]                                      [I-11-A through I-49-A]
       [12]                                      [I-12-A through I-49-A]
       [13]                                      [I-13-A through I-49-A]
       [14]                                      [I-14-A through I-49-A]
       [15]                                      [I-15-A through I-49-A]
       [16]                                      [I-16-A through I-49-A]
       [17]                                      [I-17-A through I-49-A]
       [18]                                      [I-18-A through I-49-A]
       [19]                                      [I-19-A through I-49-A]
       [20]                                      [I-20-A through I-49-A]
       [21]                                      [I-21-A through I-49-A]
       [22]                                      [I-22-A through I-49-A]
       [23]                                      [I-23-A through I-49-A]
       [24]                                      [I-24-A through I-49-A]
       [25]                                      [I-25-A through I-49-A]
       [26]                                      [I-26-A through I-49-A]
       [27]                                      [I-27-A through I-49-A]
       [28]                                      [I-28-A through I-49-A]
       [29]                                      [I-29-A through I-49-A]
       [30]                                      [I-30-A through I-49-A]
       [31]                                      [I-31-A through I-49-A]
       [32]                                      [I-32-A through I-49-A]
       [33]                                      [I-33-A through I-49-A]
       [34]                                      [I-34-A through I-49-A]
       [35]                                      [I-35-A through I-49-A]
       [36]                                      [I-36-A through I-49-A]
       [37]                                      [I-37-A through I-49-A]
       [38]                                      [I-38-A through I-49-A]
       [39]                                      [I-39-A through I-49-A]
       [40]                                      [I-40-A through I-49-A]
       [41]                                      [I-41-A through I-49-A]
       [42]                                      [I-42-A through I-49-A]
       [43]                                      [I-43-A through I-49-A]
       [44]                                      [I-44-A through I-49-A]
       [45]                                      [I-45-A through I-49-A]
       [46]                                      [I-46-A through I-49-A]
       [47]                                      [I-47-A through I-49-A]
       [48]                                      [I-48-A through I-49-A]
       [49]                                             [I-49-A]
    thereafter                                           [$0.00]

         With respect to REMIC III Regular  Interest IO,  immediately  prior to any  Distribution  Date,  an amount equal to the Uncertificated Notional Amount of REMIC II Regular Interest LT-IO.]

         [Uncertificated  Pass-Through  Rate: The  Uncertificated  REMIC I Pass-Through Rate or the  Uncertificated
REMIC II Pass-Through Rate, as applicable.]

         [Uncertificated   Principal  Balance:  The  principal  amount  of  any  Uncertificated   Regular  Interest
outstanding as of any date of determination.  The  Uncertificated  Principal Balance of each REMIC Regular Interest shall never be less than zero.  With  respect to REMIC III  Regular  Interest  SB-PO the  initial  amount set forth with respect  thereto in the  Preliminary  Statement  as reduced by  distributions  deemed made in respect  thereof pursuant to Section 4.02 and Realized Losses allocated thereto pursuant to Section 4.05.]

         [Uncertificated Regular Interests:  The REMIC I Regular Interests and the REMIC II Regular Interests.]

         [Uncertificated  REMIC I  Pass-Through  Rate:  With respect to each REMIC I Regular  Interest  ending with the  designation  “A”, a per annum rate equal to the  weighted  average Net  Mortgage  Rate of the  Mortgage  Loans multiplied by two (2),  subject to a maximum rate of [___]%.  With respect to each REMIC I Regular  Interest ending with the designation  “B”, the greater of (x) a per annum rate equal to the excess,  if any, of (i) 2 multiplied by the weighted  average Net Mortgage Rate of the Mortgage Loans over  (ii) [___]% and  (y) 0.00000%.  With respect to
REMIC I Regular Interest A-I, the weighted average Net Mortgage Rate of the Mortgage Loans.]

         [Uncertificated  REMIC II  Pass-Through  Rate:  With  respect to any  Distribution  Date and  (i) REMIC II
Regular  Interests  LT1 and LT2, the REMIC II Net WAC Rate,  (ii) REMIC  II Regular  Interest  LT3,  zero  (0.00%),
(iii) REMIC II Regular  Interest LT4, twice the REMIC II Net WAC Rate,  and (iv) REMIC II Regular  Interest  LT-IO,
the excess of  (i) the  weighted  average  of the  Uncertificated  REMIC I  Pass-Through  Rates for REMIC I Regular
Interests ending with the designation “A”, over (ii) 2 multiplied by Swap LIBOR.]

         Uniform  Single  Attestation  Program for Mortgage  Bankers:  The Uniform Single  Attestation  Program for
Mortgage  Bankers,  as published by the  Mortgage  Bankers  Association  of America and  effective  with respect to fiscal periods ending on or after March 15, 1995.

         Uninsured  Cause:  Any  cause of  damage  to  property  subject  to a  Mortgage  such  that  the  complete restoration of such property is not fully reimbursable by the hazard insurance policies.

         United States  Person:  A citizen or resident of the United States,  a  corporation,  partnership or other entity  (treated as a  corporation  or  partnership  for United  States  federal  income tax  purposes)  created or organized in, or under the laws of, the United States,  any state thereof,  or the District of Columbia  (except in the case of a partnership,  to the extent provided in Treasury  regulations)  provided that, for purposes solely of the restrictions on the transfer of Class R  Certificates,  no partnership or other entity treated as a partnership for United States  federal  income tax purposes  shall be treated as a United States Person unless all persons that own an interest in such  partnership  either  directly or through any entity that is not a  corporation  for United
States  federal  income tax  purposes  are  required by the  applicable  operative  agreement  to be United  States
Persons,  or an estate that is described  in  Section 7701(a)(30)(D)  of the Code,  or a trust that is described in
Section 7701(a)(30)(E) of the Code.

         Voting  Rights:  The portion of the voting  rights of all of the  Certificates  which is  allocated to any
Certificate.  [___]% of all of the Voting Rights shall be allocated among Holders of the Class A Certificates,  the
Class M Certificates and the Class B Certificates in proportion to the outstanding  Certificate  Principal Balances of their  respective  Certificates;  [___]% of all of the Voting  Rights  shall be  allocated to the Holders of the
Class SB  Certificates,  and  [___]% , [___]%  and [___]% of all of the Voting  Rights  shall be  allocated  to the
Holders  of  the  Class R-I   Certificates,   the  Class  R-II  Certificates  and  the  Class R-III   Certificates,
respectively;  in each  case to be  allocated  among  the  Certificates  of such  Class in  accordance  with  their respective Percentage Interests.

Section 1.02.     Determination of One-Month LIBOR

         One-Month LIBOR applicable to the calculation of the Pass-Through  Rate on the LIBOR  Certificates for any
Interest  Accrual Period  (including  the initial  Interest  Accrual  Period) will be determined on each LIBOR Rate
Adjustment Date.

         On each LIBOR Rate  Adjustment  Date, or if such LIBOR Rate Adjustment Date is not a Business Day, then on the next  succeeding  Business Day,  One-Month  LIBOR shall be  established  by the Trustee and, as to any Interest
Accrual  Period,  shall equal the rate for one month United  States  dollar  deposits  that appears on the Telerate
Screen Page 3750 of the  Moneyline  Telerate  Capital  Markets  Report as of 11:00 a.m.,  London time, on the LIBOR
Rate  Adjustment  Date.  “Telerate  Screen  Page 3750” means the display  designated  as page 3750 on the  Telerate
Service  (or such other  page as may  replace  page 3750 on that  service  for the  purpose  of  displaying  London interbank  offered  rates of major  banks).  If such rate does not  appear on such page (or such  other page as may replace that page on that  service,  or if such service is no longer  offered,  such other  service for  displaying
One-Month LIBOR or comparable rates as may be selected by the Trustee after  consultation  with the Servicer),  the rate will be the Reference Bank Rate.

         The “Reference  Bank Rate” will be determined on the basis of the rates at which deposits in U.S.  Dollars are offered by the reference  banks (which shall be any three major banks that are engaged in  transactions  in the
London interbank  market,  selected by the Trustee after  consultation  with the Servicer) as of 11:00 a.m., London time, on the LIBOR Rate  Adjustment  Date to prime banks in the London  interbank  market for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal  Balance of the LIBOR  Certificates  then outstanding.  The Trustee  shall request the  principal  London office of each of the reference  banks to provide a quotation of its rate. If at least two such  quotations are provided,  the rate will be the arithmetic  mean of the quotations  rounded up to the next  multiple of 1/16%.  If on such date fewer than two  quotations  are provided as requested,  the rate will be the  arithmetic  mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after  consultation  with the Servicer,  as of 11:00 a.m., New York City time, on such date for loans in U.S.  Dollars to leading  European banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal Balance of the LIBOR  Certificates  then  outstanding.  If no such quotations can be obtained,  the rate will be One-Month LIBOR for the prior Distribution Date;  provided,  however,  if, under the priorities  described above,  One-Month LIBOR for a Distribution Date would be based on One-Month LIBOR for the previous  Distribution  Date for the third consecutive  Distribution  Date, the Trustee shall select an alternative comparable index (over which the Trustee has no control),  used for determining  one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

         The  establishment  of One-Month  LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Trustee's
subsequent  calculation of the Pass-Through  Rates applicable to the LIBOR  Certificates for the relevant  Interest
Accrual Period, in the absence of manifest error, will be final and binding.

         Promptly  following  each LIBOR Rate  Adjustment  Date the  Trustee  shall  supply the  Servicer  with the results of its  determination  of  One-Month  LIBOR on such date.  Furthermore,  the  Trustee  shall  supply to any
Certificateholder  so calling the Bondholder  Inquiry Line at  1-800-275-2048  and requesting the Pass-Through Rate on the LIBOR Certificates for the current and the immediately preceding Interest Accrual Period.

                                                   ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.     Conveyance of Mortgage Loans

(a)      The Depositor,  concurrently with the execution and delivery hereof,  does hereby assign to the Trustee in respect of the Trust Fund  without  recourse all the right,  title and interest of the  Depositor in and to (i) the
Mortgage  Loans,  including all interest and principal  received on or with respect to the Mortgage Loans after the
Cut-off Date (other than payments of principal  and interest due on the Mortgage  Loans in the month of the Cut-off
Date) and (ii) all  proceeds of the foregoing.  In addition,  on the Closing Date,  the Trustee is hereby  directed to enter into the Swap Agreement on behalf of the Trust Fund with the Swap Counterparty.

(b)      In connection with such assignment,  and contemporaneously with the delivery of this Agreement,  except as set forth in  Section 2.01(c) below  and subject to  Section 2.01(d) below,  the Depositor  does hereby deliver to, and deposit with, the Trustee,  or to and with one or more  Custodians,  as the duly  appointed  agent or agents of the Trustee for such  purpose,  the  following  documents or  instruments  (or copies  thereof as permitted by this
Section) with respect to each Mortgage Loan so assigned:

(i)      The  original  Mortgage  Note,  endorsed  without  recourse  to the order of the  Trustee  and  showing an unbroken chain of  endorsements  from the  originator  thereof to the Person  endorsing it to the Trustee,  or with respect to any Destroyed  Mortgage  Note, an original lost note  affidavit  from the related Seller or GMFI stating that the original  Mortgage  Note was lost,  misplaced or destroyed,  together with a copy of the related  Mortgage
Note;

(ii)     The original  Mortgage,  noting the presence of the MIN of the Mortgage Loan and language  indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan,  with evidence of recording  indicated  thereon or, if the original  Mortgage has not yet been returned from the public  recording  office,  a copy of the original
Mortgage with evidence of recording indicated thereon;

(iii)    Unless the Mortgage Loan is registered on the MERS® System,  the assignment  (which may be included in one or more  blanket  assignments  if  permitted by  applicable  law) of the  Mortgage to the Trustee with  evidence of recording indicated thereon or a copy of such assignment with evidence of recording indicated thereon;

(iv)     The original  recorded  assignment or assignments of the Mortgage  showing an unbroken chain of title from the  originator  to the Person  assigning it to the Trustee (or to MERS,  if the Mortgage Loan is registered on the
MERS® System and noting the presence of a MIN) with evidence of recordation noted thereon or attached  thereto,  or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

(v)      The original of each modification,  assumption agreement or preferred loan agreement,  if any, relating to such Mortgage Loan, or a copy of each modification, assumption agreement or preferred loan agreement.

         The Depositor may, in lieu of delivering  the original of the documents set forth in  Section 2.01(b)(ii),
(iii),  (iv) and (v) (or copies thereof as permitted by Section 2.01(b))  to the Trustee or the Custodian,  deliver such  documents to the  Servicer,  and the Servicer  shall hold such  documents in trust for the use and benefit of all present  and future  Certificateholders  until such time as is set forth in the next  sentence.  Within  thirty
Business Days following the earlier of (i) the  receipt of the original of all of the documents or instruments  set forth in  Section 2.01(b)(ii),  (iii),  (iv) and  (v) (or  copies  thereof as  permitted  by such  Section) for any
Mortgage Loan and (ii) a  written  request by the Trustee to deliver those  documents with respect to any or all of the Mortgage  Loans then being held by the Servicer,  the Servicer  shall deliver a complete set of such  documents to the Trustee or the Custodian that are the duly appointed agent or agents of the Trustee.

         On the Closing  Date,  the Servicer  shall  certify that it has in its  possession  an original or copy of each of the documents  referred to in  Section 2.01(b)(ii),  (iii),  (iv) and (v) which has been delivered to it by the Depositor.

         [The  Depositor,  the Servicer and the Trustee  agree that it is not  intended  that any mortgage  loan be included  in the Trust Fund that is (i) a  “High-Cost  Home Loan” as defined in the New Jersey Home  Ownership  Act effective  November 27, 2003,  (ii) a  “High-Cost  Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004,  (iii) a “High Cost Home Mortgage Loan” as defined in the  Massachusetts  Predatory Home
Practices Act effective  November 7, 2004 or (iv) a  “High-Cost Home Loan” as defined in the Indiana High Cost Home
Loan Law effective January 1, 2005.]

(c)      Notwithstanding  the  provisions of  Section 2.01(b),  in the event that in  connection  with any Mortgage
Loan, if the  Depositor  cannot  deliver the original of the Mortgage,  any  assignment,  modification,  assumption agreement  or  preferred  loan  agreement  (or copy  thereof as  permitted  by  Section 2.01(b))  with  evidence of recording  thereon  concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment,  modification,  assumption agreement or preferred loan agreement  as the case may be,  has been  delivered  for  recordation,  or (ii) a  delay in the  receipt of certain information  necessary to prepare the related assignments,  the Depositor shall deliver or cause to be delivered to the Trustee or the respective  Custodian a copy of such Mortgage,  assignment,  modification,  assumption agreement or preferred loan agreement.

         The  Depositor  shall  promptly  cause to be recorded in the  appropriate  public office for real property records the Assignment referred to in clause (iii) of  Section 2.01(b),  except (a) in states where, in the opinion of counsel  acceptable  to the Trustee and the  Servicer,  such  recording is not required to protect the Trustee's interests in the Mortgage Loan or (b) if MERS is identified  on the Mortgage or on a properly  recorded  assignment of the  Mortgage,  as  applicable,  as the mortgagee of record  solely as nominee for GMFI and its  successors  and assigns.  If any  Assignment is lost or returned  unrecorded to the Depositor  because of any defect  therein,  the
Depositor  shall  prepare  a  substitute  Assignment  or cure  such  defect,  as the case may be,  and  cause  such
Assignment to be recorded in accordance  with this paragraph.  The Depositor shall promptly  deliver or cause to be delivered to the Trustee or the respective  Custodian  such Mortgage or Assignment,  as applicable (or copy thereof as permitted  by  Section 2.01(b)),  with  evidence of recording  indicated  thereon upon receipt  thereof from the public recording office or from the related Subservicer or Seller.

         If the  Depositor  delivers to the Trustee or Custodian  any Mortgage  Note or  Assignment  of Mortgage in
blank,  the Depositor  shall,  or shall cause the Custodian to,  complete the  endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee in conjunction with the Interim  Certification  issued by the
Custodian, as contemplated by Section 2.02.

         Any of the items set forth in  Sections 2.01(b)(ii),  (iii),  (iv) and  (v) and that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

         In  connection  with the  assignment of any Mortgage  Loan  registered on the MERS® System,  the Depositor further  agrees that it will cause,  at the  Depositor's  own  expense,  within 30 Business  Days after the Closing
Date,  the MERS® System to indicate that such Mortgage  Loans have been assigned by the Depositor to the Trustee in accordance  with this Agreement for the benefit of the  Certificateholders  by including (or deleting,  in the case of Mortgage Loans which are  repurchased in accordance  with this Agreement) in such computer files (a) the code in the field which  identifies  the specific  Trustee and (b) the code in the field “Pool Field” which  identifies the series of the  Certificates  issued in connection  with such Mortgage Loans.  The Depositor  further agrees that it will not,  and will not  permit  the  Servicer  to,  and the  Servicer  agrees  that it will  not,  alter the codes referenced in this paragraph  with respect to any Mortgage Loan during the term of this Agreement  unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

(d)      It is intended  that the  conveyances  by the  Depositor to the Trustee of the Mortgage  Loans as provided for in this  Section 2.01 and the  Uncertificated  Regular Interests be construed as a sale by the Depositor to the
Trustee of the Mortgage Loans and the Uncertificated  Regular Interests for the benefit of the  Certificateholders.
Further,  it is not  intended  that any such  conveyance  be deemed to be a pledge  of the  Mortgage  Loans and the
Uncertificated  Regular  Interests  by the  Depositor  to the Trustee to secure a debt or other  obligation  of the
Depositor.  Nonetheless,  (a) this  Agreement  is  intended  to be and  hereby is a security  agreement  within the meaning of Articles 8 and 9 of the New York Uniform  Commercial  Code and the Uniform  Commercial Code of any other applicable  jurisdiction;  (b) the conveyances  provided for in this Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Trustee of a security  interest in all of the  Depositor's  right  (including  the power to convey title thereto),  title and interest,  whether now owned or hereafter  acquired,  in and to (A) the  Mortgage
Loans,  including the related  Mortgage Note, the Mortgage,  any insurance  policies and all other documents in the related  Mortgage File,  (B) all amounts payable pursuant to the Mortgage Loans or the Swap Agreement in accordance with the terms thereof,  (C) any  Uncertificated  Regular  Interests and any and all general  intangibles,  payment intangibles,  accounts, chattel paper, instruments,  documents,  money, deposit accounts,  certificates of deposit, goods,  letters of credit,  advices of credit and  investment  property  and other  property  of  whatever  kind or description  now existing or hereafter  acquired  consisting  of, arising from or relating to any of the foregoing, and (D) all  proceeds of the  conversion,  voluntary  or  involuntary,  of the  foregoing  into cash,  instruments, securities or other property,  including  without  limitation all amounts from time to time held or invested in the
Certificate  Account or the  Custodial  Account,  whether  in the form of cash,  instruments,  securities  or other property and (2) an  assignment by the  Depositor to the Trustee of any security  interest in any and all of GMFI's right (including the power to convey title thereto),  title and interest,  whether now owned or hereafter acquired, in and to the  property  described  in the  foregoing  clauses  (1)(A),  (B),  (C) and  (D) granted  by GMFI to the
Depositor  pursuant to the  Assignment  Agreement;  (c) the  possession by the Trustee,  the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute  instruments,  money,  payment intangibles,  negotiable  documents,  goods,  deposit accounts,  letters of credit,  advices of credit,  investment property,  certificated  securities or chattel paper shall be deemed to be  “possession  by the secured  party,” or possession by a purchaser or a person  designated by such secured  party,  for purposes of perfecting  the security interest  pursuant  to the  Minnesota  Uniform  Commercial  Code  and the  Uniform  Commercial  Code  of any  other applicable  jurisdiction as in effect  (including,  without  limitation,  Sections 8-106, 9-313 and 9-106 thereof);
and  (d) notifications  to persons  holding such property,  and  acknowledgments,  receipts or  confirmations  from persons holding such property,  shall be deemed  notifications  to, or  acknowledgments,  receipts or confirmations from,  securities  intermediaries,  bailees or agents of, or persons  holding for, (as  applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

         The Depositor and, at the  Depositor's  direction,  GMFI and the Trustee shall,  to the extent  consistent with this  Agreement,  take such  reasonable  actions as may be necessary to ensure that,  if this  Agreement  were deemed to create a security interest in the Mortgage Loans and the  Uncertificated  Regular Interests and the other property  described  above,  such security  interest would be deemed to be a perfected  security  interest of first priority  under  applicable  law and will be  maintained as such  throughout  the term of this  Agreement.  Without limiting the generality of the foregoing,  the Depositor  shall prepare and deliver to the Trustee not less than 15 days prior to any filing  date and,  the Trustee  shall  forward for  filing,  or shall cause to be  forwarded  for filing,  at the expense of the  Depositor,  all filings  necessary  to maintain the  effectiveness  of any original filings  necessary  under the Uniform  Commercial  Code as in effect in any  jurisdiction  to perfect the Trustee's security interest in or lien on the Mortgage Loans and the  Uncertificated  Regular  Interests,  as evidenced by an
Officers'  Certificate of the Depositor,  including without limitation  (x) continuation  statements,  and (y) such other  statements  as may be  occasioned  by (1) any  change of name of GMFI,  the  Depositor or the Trustee  (such preparation  and filing shall be at the expense of the Trustee,  if occasioned by a change in the Trustee's  name),
(2) any  change of  location  of the place of  business  or the chief  executive  office of GMFI or the  Depositor,
(3) any  transfer of any interest of GMFI or the Depositor in any Mortgage Loan or (4) any transfer of any interest of GMFI or the Depositor in any Uncertificated Regular Interests.

Section 2.02.     Acceptance by Trustee

         The Trustee  acknowledges  receipt (or, with respect to Mortgage  Loans subject to a Custodial  Agreement, and based solely upon a receipt or  certification  executed by the Custodian,  receipt by the respective  Custodian as the duly appointed agent of the Trustee) of the documents referred to in  Section 2.01(b)(i) above  (except that for purposes of such  acknowledgement  only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares  that it, or a Custodian  as its agent,  holds and will hold such  documents  and the other  documents  constituting a part of the Mortgage Files  delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future  Certificateholders.  The Trustee or  Custodian  (such  Custodian being so obligated  under a Custodial  Agreement)  agrees,  for the benefit of  Certificateholders,  to review each
Mortgage File delivered to it pursuant to  Section 2.01(b) within  90 days after the Closing Date to ascertain that all required documents  (specifically as set forth in Section 2.01(b)),  have been executed and received,  and that such documents  relate to the Mortgage Loans identified on the Mortgage Loan Schedule,  as supplemented,  that have been conveyed to it, and to deliver to the Trustee a certificate (the “Interim  Certification”)  to the effect that all documents required to be delivered pursuant to  Section 2.01(b) above  have been executed and received and that such  documents  relate to the Mortgage Loans  identified on the Mortgage Loan Schedule,  except for any exceptions listed on Schedule A attached to such Interim  Certification.  Upon delivery of the Mortgage Files by the Depositor or the Servicer,  the Trustee shall acknowledge  receipt (or, with respect to Mortgage Loans subject to a Custodial
Agreement,  and based solely upon a receipt or certification  executed by the Custodian,  receipt by the respective
Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b) above.

         If the  Custodian,  as the  Trustee's  agent,  finds any  document or documents  constituting  a part of a
Mortgage  File to be missing or  defective,  upon receipt of  notification  from the  Custodian as specified in the succeeding  sentence,  the Trustee  shall  promptly so notify or cause the Custodian to notify the Servicer and the
Depositor.  Pursuant to  Section 2.3  of the  Custodial  Agreement,  the Custodian  will notify the  Servicer,  the
Depositor  and the Trustee of any such  omission or defect found by it in respect of any  Mortgage  File held by it in respect of the items received by it pursuant to the Custodial  Agreement.  If such omission or defect materially and adversely  affects the interests in the related  Mortgage Loan of the  Certificateholders,  the Servicer  shall promptly  notify  GMFI of such  omission  or defect and  request  GMFI to correct or cure such  omission  or defect within 60 days from the date the  Servicer  was  notified of such  omission or defect and, if GMFI does not correct or cure such  omission or defect  within such period,  GMFI to purchase  such  Mortgage Loan from the Trust Fund at its Purchase  Price,  within 90 days from the date the Servicer was notified of such  omission or defect;  provided that if the  omission or defect would cause the  Mortgage  Loan to be other than a “qualified  mortgage” as defined in  Section 860G(a)(3)  of the  Code,  any such cure or  repurchase  must  occur  within 90 days from the date such breach was  discovered.  The Purchase Price for any such Mortgage Loan shall be deposited or caused to be deposited by the  Servicer in the  Custodial  Account  maintained  by it pursuant to  Section 3.07  and,  upon receipt by the
Trustee of written  notification of such deposit signed by a Servicing  Officer,  the Trustee or any Custodian,  as
the case may be, shall  release to GMFI the related  Mortgage  File and the Trustee  shall execute and deliver such instruments  of transfer or  assignment  prepared  by the  Servicer,  in each case  without  recourse,  as shall be necessary  to vest in GMFI or its  designee,  any  Mortgage  Loan  released  pursuant  hereto and  thereafter  such
Mortgage  Loan shall not be part of the Trust Fund.  It is  understood  and agreed that the  obligation of GMFI, to so cure or purchase any Mortgage  Loan as to which a material  and adverse  defect in or omission of a  constituent
document   exists  shall   constitute   the  sole  remedy   respecting   such  defect  or  omission   available  to
Certificateholders or the Trustee on behalf of Certificateholders.

Section 2.03.     Representations, Warranties and Covenants of the Servicer and the Depositor
(a)      The  Servicer  hereby  represents  and  warrants to the Trustee for the benefit of the  Certificateholders that:

(i)      The  Servicer is a  corporation  duly  organized,  validly  existing and in good  standing  under the laws governing  its  creation and  existence  and is or will be in  compliance  with the laws of each state in which any
Mortgaged  Property  is located to the extent  necessary  to ensure the  enforceability  of each  Mortgage  Loan in accordance with the terms of this Agreement;

(ii)     The execution and delivery of this Agreement by the Servicer and its  performance  and compliance with the terms of this  Agreement will not violate the Servicer's  Certificate  of  Incorporation  or Bylaws or constitute a material default (or an event which,  with notice or lapse of time, or both,  would constitute a material  default)
under,  or result in the material  breach of, any material  contract,  agreement or other  instrument  to which the
Servicer is a party or which may be applicable to the Servicer or any of its assets;

(iii)    This  Agreement,  assuming due  authorization,  execution  and delivery by the Trustee and the  Depositor, constitutes a valid,  legal and binding obligation of the Servicer,  enforceable  against it in accordance with the terms hereof  subject to applicable  bankruptcy,  insolvency,  reorganization,  moratorium and other laws affecting the  enforcement of creditors'  rights  generally and to general  principles of equity,  regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv)     The Servicer is not in default  with respect to any order or decree of any court or any order,  regulation or demand of any federal,  state,  municipal or governmental  agency,  which default might have  consequences  that would  materially  and  adversely  affect the  condition  (financial or other) or operations of the Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v)      No  litigation is pending or, to the best of the  Servicer's  knowledge,  threatened  against the Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi)     The  Servicer  shall  comply in all  material  respects  in the  performance  of this  Agreement  with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii)    No  information,  certificate  of an officer,  statement  furnished in writing or report  delivered to the
Depositor,  any Affiliate of the  Depositor or the Trustee by the Servicer  will, to the knowledge of the Servicer, contain  any  untrue  statement  of a material  fact or omit a material  fact  necessary  to make the  information, certificate, statement or report not misleading;

(viii)   The Servicer has examined  each  existing,  and will examine each new,  Subservicing  Agreement  and is or will be familiar with the terms  thereof.  The terms of each existing  Subservicing  Agreement and each  designated
Subservicer are acceptable to the Servicer and any new  Subservicing  Agreements will comply with the provisions of
Section 3.02;

(ix)     The  Servicer is a member of MERS in good  standing,  and will comply in all  material  respects  with the rules and  procedures  of MERS in  connection  with the servicing of the Mortgage  Loans that are  registered  with
MERS; and

(x)      The [Servicing  Guide] of the Servicer  requires that the  Subservicer  for each Mortgage Loan  accurately and fully reports its borrower credit files to each of the Credit Repositories in a timely manner.

         It  is   understood   and   agreed   that  the   representations   and   warranties   set  forth  in  this
Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon  discovery by either the  Depositor,  the  Servicer,  the Trustee or any Custodian of a breach of any representation or warranty set forth in this  Section 2.03(a) which  materially and adversely affects the interests of the  Certificateholders  in any Mortgage  Loan,  the party  discovering  such breach  shall give prompt  written notice to the other parties (any Custodian being so obligated under a Custodial  Agreement).  Within 90 days of its discovery or its receipt of notice of such breach,  the Servicer shall either  (i) cure such breach in all material respects  or (ii) to  the  extent  that such  breach is with  respect  to a  Mortgage  Loan or a related  document, purchase  such  Mortgage  Loan  from  the  Trust  Fund  at the  Purchase  Price  and in the  manner  set  forth  in
Section 2.02;  provided that if the breach would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in  Section 860G(a)(3)  of the Code,  any such cure or  repurchase  must occur within 90 days from the date such breach was  discovered.  The  obligation  of the Servicer to cure such breach or to so purchase  such Mortgage
Loan shall  constitute  the sole remedy in respect of a breach of a  representation  and warranty set forth in this
Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b)      The  Depositor  hereby  represents  and warrants to the Trustee for the benefit of the  Certificateholders that as of the Closing Date (or, if otherwise  specified below, as of the date so specified):  (i) the  information set forth in Exhibit F hereto with  respect to each  Mortgage  Loan or the Mortgage  Loans,  as the case may be, is true and correct in all material  respects at the  respective  date or dates which such  information  is furnished;
(ii) immediately  prior to the  conveyance of the Mortgage  Loans to the Trustee,  the Depositor had good title to, and was the sole  owner of,  each  Mortgage  Loan free and  clear of any  pledge,  lien,  encumbrance  or  security interest  (other  than  rights to  servicing  and  related  compensation)  and such  conveyance  validly  transfers ownership  of the  Mortgage  Loans to the  Trustee  free and clear of any  pledge,  lien,  encumbrance  or security interest;  and (iii) each  Mortgage Loan constitutes a qualified mortgage under  Section 860G(a)(3)(A)  of the Code and Treasury Regulations Section 1.860G-2(a)(1).

         It  is   understood   and   agreed   that  the   representations   and   warranties   set  forth  in  this
Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon discovery by any of the Depositor,  the Servicer,  the Trustee or any Custodian of a breach of any of the  representations  and warranties set forth in this  Section 2.03(b) which  materially and adversely affects the interests of the  Certificateholders  in any Mortgage  Loan,  the party  discovering  such breach shall give prompt written  notice to the other parties (any  Custodian  being so obligated  under a Custodial  Agreement);  provided, however,  that in the event of a breach of the representation and warranty set forth in  Section 2.03(b)(iii),  the party  discovering  such  breach  shall  give such  notice  within  five days of  discovery.  Within 90 days of its discovery  or its receipt of notice of breach,  the  Depositor  shall either  (i) cure  such breach in all material respects  or  (ii) purchase  such  Mortgage  Loan from the Trust Fund at the  Purchase  Price and in the manner set forth in  Section 2.02;  provided  that the Depositor  shall have the option to  substitute a Qualified  Substitute
Mortgage Loan or Loans for such Mortgage Loan if such  substitution  occurs within two years  following the Closing
Date;  provided  that if the  omission  or defect  would  cause the  Mortgage  Loan to be other  than a  “qualified mortgage” as defined in  Section 860G(a)(3)  of the Code,  any such cure,  substitution  or  repurchase  must occur within 90 days from the date such breach was discovered.  Any such substitution  shall be effected by the Depositor under the same terms and conditions as provided in  Section 2.04  for  substitutions  by GMFI. It is understood and agreed that the  obligation of the  Depositor to cure such breach or to so purchase or substitute  for any Mortgage
Loan as to which such a breach has occurred and is continuing  shall  constitute  the sole remedy  respecting  such breach  available to the  Certificateholders  or the Trustee on behalf of the  Certificateholders.  Notwithstanding the  foregoing,  the Depositor  shall not be required to cure breaches or purchase or substitute for Mortgage Loans as  provided  in this  Section 2.03(b) if  the  substance  of the breach of a  representation  set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04.     Representations and Warranties of GMFI

         The Depositor,  as assignee of GMFI under the Assignment Agreement,  hereby assigns to the Trustee for the benefit of the  Certificateholders  all of its right,  title and  interest in respect of the  Assignment  Agreement applicable  to a  Mortgage  Loan as and to the  extent  set  forth  in the  Assignment  Agreement.  Insofar  as the
Assignment  Agreement relates to the  representations  and warranties made by GMFI or the related Seller in respect of such Mortgage Loan and any remedies provided  thereunder for any breach of such  representations and warranties,
such  right,   title  and   interest   may  be  enforced  by  the  Servicer  on  behalf  of  the  Trustee  and  the
Certificateholders.  Upon the discovery by the  Depositor,  the Servicer,  the Trustee or any Custodian of a breach of any of the  representations  and warranties made in the Assignment  Agreement in respect of any Mortgage Loan or of any Repurchase  Event which  materially and adversely  affects the interests of the  Certificateholders  in such
Mortgage  Loan,  the party  discovering  such breach  shall give prompt  written  notice to the other  parties (any
Custodian  being so  obligated  under a Custodial  Agreement).  The  Servicer  shall  promptly  notify GMFI of such breach or Repurchase  Event and request that GMFI either  (i) cure such breach or Repurchase  Event in all material respects  within  90 days  from  the  date  the  Servicer  was  notified  of such  breach  or  Repurchase  Event or
(ii) purchase  such  Mortgage  Loan from the  Trust  Fund at the  Purchase  Price  and in the  manner  set forth in
Section 2.02;  provided that, in the case of a breach or Repurchase Event under the Assignment Agreement GMFI shall have the  option to  substitute  a  Qualified  Substitute  Mortgage  Loan or Loans for such  Mortgage  Loan if such substitution  occurs  within two years  following  the Closing  Date;  provided  that if the breach would cause the
Mortgage Loan to be other than a “qualified mortgage” as defined in  Section 860G(a)(3)  of the Code, any such cure or  substitution  must  occur  within  90  days  from  the  date  the  breach  was  discovered.  If the  breach  of representation  and warranty that gave rise to the  obligation to repurchase or substitute a Mortgage Loan pursuant to Section 4 of the Assignment  Agreement was the  representation and warranty set forth in clause (w) of Section 4 thereof,  then the Servicer  shall  request that GMFI pay to the Trust Fund,  concurrently  with and in addition to the remedies  provided in the preceding  sentence,  an amount equal to any  liability,  penalty or expense that was actually  incurred and paid out of or on behalf of the Trust Fund, and that directly  resulted from such breach, or if incurred and paid by the Trust Fund thereafter,  concurrently  with such payment.  In the event that GMFI elects to  substitute  a  Qualified  Substitute  Mortgage  Loan or Loans  for a Deleted  Mortgage  Loan  pursuant  to this
Section 2.04,  GMFI shall  deliver to the Trustee for the benefit of the  Certificateholders  with  respect to such
Qualified  Substitute  Mortgage Loan or Loans,  the original  Mortgage  Note,  the  Mortgage,  an Assignment of the
Mortgage in recordable  form,  and such other  documents and agreements as are required by  Section 2.01,  with the
Mortgage Note endorsed as required by  Section 2.01.  No substitution  will be made in any calendar month after the
Determination  Date for such month.  Monthly  Payments due with respect to Qualified  Substitute  Mortgage Loans in the month of  substitution  shall not be part of the Trust Fund and will be retained by the  Servicer  and remitted by the Servicer to GMFI on the next  succeeding  Distribution  Date. For the month of  substitution,  distributions to the  Certificateholders  will  include the Monthly  Payment  due on a Deleted  Mortgage  Loan for such month and thereafter  GMFI shall be entitled to retain all amounts  received in respect of such Deleted  Mortgage  Loan.  The
Servicer  shall amend or cause to be amended the Mortgage Loan  Schedule for the benefit of the  Certificateholders to reflect the removal of such Deleted  Mortgage Loan and the  substitution  of the Qualified  Substitute  Mortgage
Loan or Loans and the  Servicer  shall  deliver the  amended  Mortgage  Loan  Schedule  to the  Trustee.  Upon such substitution,  the Qualified  Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related  Subservicing  Agreement in all  respects,  GMFI shall be deemed to have made the  representations  and warranties  with respect to the  Qualified  Substitute  Mortgage  Loan (other than those of a  statistical  nature)
contained  in  Section 4  of  the  Assignment  Agreement  as of  the  date  of  substitution,  and  the  covenants, representations and warranties set forth in this Section 2.04,  and in  Section 2.03(a) hereof  and in Section 4 of the  Assignment  Agreement,  and the Servicer  shall be obligated to  repurchase  or  substitute  for any Qualified
Substitute  Mortgage  Loan as to which a Repurchase  Event (as defined in the  Assignment  Agreement)  has occurred pursuant to Section 4 of the Assignment Agreement.

         In connection  with the  substitution of one or more Qualified  Substitute  Mortgage Loans for one or more
Deleted Mortgage Loans, the Servicer shall determine the amount (if any) by which the aggregate  principal  balance of all such Qualified  Substitute  Mortgage Loans as of the date of substitution is less than the aggregate  Stated
Principal  Balance of all such Deleted Mortgage Loans (in each case after  application of the principal  portion of the Monthly Payments due in the month of substitution that are to be distributed to the  Certificateholders  in the month of  substitution).  GMFI shall deposit the amount of such shortfall into the Custodial  Account on the day of substitution,  without any reimbursement  therefor. GMFI shall give notice in writing to the Trustee of such event, which  notice  shall be  accompanied  by an Officers'  Certificate  as to the  calculation  of such  shortfall  and
(subject  to  Section 10.01(f))  by an  Opinion of Counsel  to the  effect  that such  substitution  will not cause
(a) any  federal  tax to be imposed on the Trust Fund,  including  without  limitation,  any federal tax imposed on
“prohibited  transactions” under  Section 860F(a)(1) of the Code or on “contributions after the startup date” under
Section 860G(d)(1)  of the Code or (b) any portion of any REMIC created  hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         It is  understood  and agreed that the  obligation  of GMFI to cure such breach or purchase or  substitute for a such  Mortgage  Loan as to which such a breach has  occurred  and is  continuing  and to make any  additional payments  required under the Assignment  Agreement in connection with a breach of the  representation  and warranty in clause (w) of  Section 4  thereof  shall  constitute  the sole remedy  respecting  such breach  available to the
Certificateholders  or the Trustee on behalf of the  Certificateholders.  If the Servicer is GMFI, then the Trustee shall also have the right to give the  notification  and require the purchase or  substitution  provided for in the second  preceding  paragraph  in the event of such a breach of a  representation  or  warranty  made by GMFI in the
Assignment  Agreement.  In connection with the purchase of or substitution  for any such Mortgage Loan by GMFI, the
Trustee  shall assign to GMFI all of the right,  title and interest in respect of the  Seller's  Agreement  and the
Assignment Agreement applicable to such Mortgage Loan.

Section 2.05.     Execution  and  Authentication  of  Certificates;  Conveyance  of  Uncertificated  REMIC Regular
Interests

(a)      The Trustee  acknowledges  the  assignment  to it of the  Mortgage  Loans and the delivery of the Mortgage
Files to it, or any Custodian on its behalf,  subject to any exceptions  noted,  together with the assignment to it of all other assets included in the Trust Fund,  receipt of which is hereby  acknowledged.  Concurrently  with such delivery and in exchange  therefor,  the Trustee,  pursuant to the written request of the Depositor  executed by an officer of the  Depositor,  has executed and caused to be  authenticated  and delivered to or upon the order of the
Depositor the [Certificates in authorized denominations which evidence ownership of the entire Trust Fund].

(b)      [The Depositor,  concurrently with the execution and delivery hereof,  does hereby transfer,  assign,  set over and  otherwise  convey in trust to the  Trustee  without  recourse  all the right,  title and  interest of the
Depositor  in and to the REMIC I  Regular  Interests  and the  REMIC II  Regular  Interests  for the benefit of the
Holders of each Class of  Certificates  (other than the Class R-I  Certificates  and the Class R-II  Certificates).
The Trustee  acknowledges  receipt of the REMIC I Regular Interests and the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the  exclusive  use and  benefit of the  Holders of each Class of
Certificates  (other than the Class R-I Certificates and the Class R-II  Certificates).  The interests evidenced by the Class R-III  Certificates,  together with the REMIC III  Regular  Interests,  constitute the entire  beneficial ownership interest in REMIC III.]

Section 2.06.     Purposes and Powers of the Trust

         The purpose of the trust, as created hereunder, is to engage in the following activities:

(a)      to sell the Certificates to the Depositor in exchange for the Mortgage Loans;

(b)      to enter into and perform its obligations under this Agreement;
(c)      to engage in those  activities  that are necessary,  suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(d)      subject to  compliance  with this  Agreement,  to engage in such other  activities  as may be  required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

         The trust is hereby authorized to engage in the foregoing  activities.  Notwithstanding  the provisions of
Section 11.01,  the trust shall not engage in any activity  other than in  connection  with the  foregoing or other than as required or  authorized by the terms of this  Agreement  while any  Certificate  is  outstanding,  and this
Section 2.06  may not be  amended,  without  the  consent of the  Certificateholders  evidencing  a majority of the aggregate Voting Rights of the Certificates.

                                                    ARTICLE III

                                           ADMINISTRATION AND SERVICING
                                                 OF MORTGAGE LOANS

Section 3.01.     Servicer to Act as Servicer

(a)      The  Servicer  shall  service and  administer  the  Mortgage  Loans in  accordance  with the terms of this
Agreement  and the  respective  Mortgage  Loans,  following  such  procedures  as it would employ in its good faith business  judgment  and which are normal and usual in its general  mortgage  servicing  activities,  and shall have full power and  authority,  acting alone or through  Subservicers  as provided in  Section 3.02,  to do any and all things which it may deem  necessary or desirable in  connection  with such  servicing and  administration.  Without limiting the  generality of the  foregoing,  the Servicer in its own name or in the name of a Subservicer is hereby authorized  and  empowered  by the Trustee when the Servicer or the  Subservicer,  as the case may be,  believes it appropriate in its best judgment,  to execute and deliver, on behalf of the  Certificateholders  and the Trustee or any of them, any and all instruments of satisfaction or  cancellation,  or of partial or full release or discharge, or of consent to  assumption or  modification  in connection  with a proposed  conveyance,  or of assignment of any
Mortgage  and  Mortgage  Note in  connection  with the  repurchase  of a  Mortgage  Loan and all  other  comparable instruments,  or with respect to the  modification  or re-recording of a Mortgage for the purpose of correcting the
Mortgage,  the  subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure,  the commencement,  prosecution or completion  of judicial or  non-judicial  foreclosure,  the  conveyance  of a Mortgaged  Property to the related insurer,  the  acquisition  of any  property  acquired  by  foreclosure  or deed in  lieu  of  foreclosure,  or the management,  marketing and conveyance of any property  acquired by foreclosure or deed in lieu of foreclosure  with respect to the Mortgage  Loans and with respect to the  Mortgaged  Properties.  The Servicer  further is authorized and empowered by the Trustee, on behalf of the  Certificateholders  and the Trustee, in its own name or in the name of the  Subservicer,  when the Servicer or the  Subservicer,  as the case may be, believes it is appropriate in its best  judgment to register any Mortgage  Loan on the MERS® System,  or cause the removal from the  registration  of
any  Mortgage   Loan  on  the  MERS®  System,   to  execute  and  deliver,   on  behalf  of  the  Trustee  and  the
Certificateholders  or any of them, any and all  instruments of assignment and other  comparable  instruments  with respect to such  assignment or  re-recording  of a Mortgage in the name of MERS,  solely as nominee for the Trustee and its successors and assigns.  Any expenses  incurred in connection  with the actions  described in the preceding sentence  shall be borne by the  Servicer  in  accordance  with  Section 3.16(c),  with no right of  reimbursement;
provided,  that if, as a result of MERS discontinuing or becoming unable to continue  operations in connection with the MERS® System,  it becomes  necessary to remove any Mortgage Loan from  registration  on the MERS® System and to arrange  for the  assignment  of the  related  Mortgages  to the  Trustee,  then  any  related  expenses  shall  be reimbursable  to the  Servicer  as set forth in  Section 3.10(a)(ii).  Notwithstanding  the  foregoing,  subject to
Section 3.07(a),  the Servicer shall not permit any modification  with respect to any Mortgage Loan that would both constitute  a sale or  exchange  of such  Mortgage  Loan  within the  meaning of  Section 1001  of the Code and any proposed,  temporary  or final  regulations  promulgated  thereunder  (other  than in  connection  with a  proposed conveyance  or  assumption  of such  Mortgage  Loan that is treated as a Principal  Prepayment  in Full pursuant to
Section 3.13(d) hereof)  and cause any REMIC  created  hereunder to fail to qualify as a REMIC under the Code.  The
Trustee shall  furnish the Servicer with any powers of attorney and other  documents  necessary or  appropriate  to enable the Servicer to service and  administer the Mortgage  Loans.  The Trustee shall not be liable for any action taken by the Servicer or any Subservicer  pursuant to such powers of attorney or other documents.  In servicing and administering  any  Nonsubserviced  Mortgage Loan, the Servicer  shall,  to the extent not  inconsistent  with this
Agreement,  comply with the Program  Guide as if it were the  originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof.  In connection with servicing and  administering  the Mortgage
Loans,  the Servicer and any Affiliate of the Servicer  (i) may  perform  services such as appraisals and brokerage services that are  customarily  provided by Persons other than servicers of mortgage  loans,  and shall be entitled to reasonable  compensation  therefor in accordance with  Section 3.10  and (ii) may,  at its own discretion and on behalf of the Trustee, obtain credit information in the form of a “credit score” from a credit repository.

(b)      All costs  incurred by the  Servicer  or by  Subservicers  in  effecting  the timely  payment of taxes and assessments  on the  properties  subject to the Mortgage  Loans shall not, for the purpose of  calculating  monthly distributions  to the  Certificateholders,  be  added  to the  amount  owing  under  the  related  Mortgage  Loans, notwithstanding  that the terms of such Mortgage Loan so permit,  and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(c)      The  Servicer  may enter into one or more  agreements  in  connection  with the  offering of  pass-through certificates  evidencing interests in one or more of the Certificates  providing for the payment by the Servicer of amounts  received by the Servicer as servicing  compensation  hereunder  and required to cover  certain  Prepayment
Interest  Shortfalls  on the Mortgage  Loans,  which  payment  obligation  will  thereafter be an obligation of the
Servicer hereunder.

Section 3.02.     Subservicing  Agreements  Between  Servicer  and  Subservicers;  Enforcement  of  Subservicers'
Obligations; Special Servicing

(a)      The Servicer may continue in effect  Subservicing  Agreements  entered into by GMFI and Subservicers prior to  the  execution  and  delivery  of  this  Agreement,  and  may  enter  into  new  Subservicing  Agreements  with
Subservicers,  for the servicing and  administration  of all or some of the Mortgage Loans.  Each Subservicer shall be either (i) an  institution the accounts of which are insured by the FDIC or (ii) another  entity that engages in the business of  originating  or  servicing  mortgage  loans,  and in either case shall be  authorized  to transact business in the state or states in which the related  Mortgaged  Properties it is to service are  situated,  if and to the extent required by applicable law to enable the  Subservicer to perform its obligations  hereunder and under the  Subservicing  Agreement,  and in either  case  shall be a Freddie  Mac,  Fannie Mae or HUD  approved  mortgage servicer.  Each Subservicer of a Mortgage Loan shall be entitled to receive and retain,  as provided in the related
Subservicing  Agreement and in Section 3.07,  the related  Subservicing  Fee from payments of interest  received on such  Mortgage  Loan after  payment of all  amounts  required  to be  remitted  to the  Servicer in respect of such
Mortgage  Loan.  For any Mortgage Loan that is a  Nonsubserviced  Mortgage  Loan, the Servicer shall be entitled to receive  and  retain an amount  equal to the  Subservicing  Fee from  payments  of  interest.  Unless  the  context otherwise  requires,  references in this Agreement to actions taken or to be taken by the Servicer in servicing the
Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer.  Each  Subservicing
Agreement  will be upon such terms and  conditions as are generally  required by,  permitted by or consistent  with the Program  Guide and are not  inconsistent  with this  Agreement  and as the  Servicer and the  Subservicer  have agreed.  With the approval of the Servicer,  a Subservicer  may delegate its servicing  obligations  to third-party servicers,  but such Subservicer will remain obligated under the related Subservicing  Agreement.  The Servicer and a  Subservicer  may enter into  amendments  thereto or a different  form of  Subservicing  Agreement,  and the form referred to or included in the Program Guide is merely  provided for  information  and shall not be deemed to limit in any  respect  the  discretion  of the  Servicer  to  modify or enter  into  different  Subservicing  Agreements;
provided,  however,  that any such  amendments  or  different  forms shall be  consistent  with and not violate the provisions of either this Agreement or the Program Guide in a manner which would  materially  and adversely  affect the  interests of the  Certificateholders.  The Program  Guide and any other  Subservicing  Agreement  entered into between the  Servicer  and any  Subservicer  shall  require the  Subservicer  to  accurately  and fully  report its borrower credit files to each of the Credit Repositories in a timely manner.

(b)      As part of its  servicing  activities  hereunder,  the  Servicer,  for the  benefit of the Trustee and the
Certificateholders,  shall use its best  reasonable  efforts to enforce the obligations of each  Subservicer  under the related  Subservicing  Agreement and of each Seller under the related  Seller's  Agreement,  to the extent that the  non-performance  of any such  obligation  would  have a  material  and  adverse  effect  on a  Mortgage  Loan, including,  without limitation,  the obligation to purchase a Mortgage Loan on account of defective  documentation, as  described  in  Section 2.02,  or on  account of a breach of a  representation  or  warranty,  as  described  in
Section 2.04.  Such enforcement,  including,  without limitation,  the legal prosecution of claims,  termination of
Subservicing  Agreements or Seller's  Agreements,  as appropriate,  and the pursuit of other appropriate  remedies, shall be in such form and carried out to such an extent and at such time as the  Servicer  would employ in its good faith  business  judgment  and which are  normal  and  usual in its  general  mortgage  servicing  activities.  The
Servicer  shall  pay the costs of such  enforcement  at its own  expense,  and shall be  reimbursed  therefor  only
(i) from a general recovery  resulting from such enforcement to the extent,  if any, that such recovery exceeds all amounts  due in respect of the  related  Mortgage  Loan or  (ii) from  a specific  recovery  of costs,  expenses or attorneys fees against the party against whom such  enforcement is directed.  For purposes of  clarification  only, the parties  agree that the  foregoing is not  intended  to, and does not,  limit the ability of the Servicer to be reimbursed  for expenses that are incurred in connection  with the  enforcement of a Seller's  obligations  and are reimbursable pursuant to Section 3.10(a)(vii).

Section 3.03.     Successor Subservicers

         The Servicer shall be entitled to terminate any  Subservicing  Agreement that may exist in accordance with the terms and conditions of such  Subservicing  Agreement and without any  limitation by virtue of this  Agreement;
provided,  however,  that in the  event  of  termination  of any  Subservicing  Agreement  by the  Servicer  or the
Subservicer,  the Servicer  shall either act as servicer of the related  Mortgage Loan or enter into a Subservicing
Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing  Agreement.  If the Servicer or any Affiliate of GMFI acts as servicer,  it will not assume liability for the  representations  and warranties of the  Subservicer  which it replaces.  If the Servicer  enters into a  Subservicing  Agreement  with a successor  Subservicer,  the  Servicer  shall use  reasonable  efforts  to have the  successor  Subservicer  assume liability for the  representations  and  warranties  made by the  terminated  Subservicer in respect of the related
Mortgage  Loans and, in the event of any such  assumption  by the successor  Subservicer,  the Servicer may, in the exercise of its business judgment,  release the terminated  Subservicer from liability for such representations and warranties.

Section 3.04.     Liability of the Servicer

         Notwithstanding  any  Subservicing  Agreement,  any  of the  provisions  of  this  Agreement  relating  to agreements  or  arrangements  between  the  Servicer or a  Subservicer  or  reference  to actions  taken  through a
Subservicer  or otherwise,  the Servicer  shall remain  obligated and liable to the Trustee and  Certificateholders for the  servicing  and  administering  of the Mortgage  Loans in accordance  with the  provisions of  Section 3.01 without  diminution of such  obligation or liability by virtue of such  Subservicing  Agreements or arrangements or by virtue of  indemnification  from the  Subservicer  or the  Depositor  and to the same  extent and under the same terms and conditions as if the Servicer alone were servicing and  administering  the Mortgage  Loans.  The Servicer shall be entitled to enter into any agreement  with a  Subservicer  or Seller for  indemnification  of the Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.     No Contractual Relationship Between Subservicer and Trustee or Certificateholders

         Any  Subservicing  Agreement that may be entered into and any other  transactions or services  relating to the Mortgage Loans  involving a Subservicer in its capacity as such and not as an originator  shall be deemed to be between the Subservicer and the Servicer alone and the Trustee and  Certificateholders  shall not be deemed parties thereto and shall have no claims,  rights,  obligations,  duties or liabilities  with respect to the Subservicer in its capacity as such except as set forth in  Section 3.06.  The  foregoing  provision  shall not in any way limit a
Subservicer's  obligation  to cure an  omission  or defect or to  repurchase  a  Mortgage  Loan as  referred  to in
Section 2.02 hereof.

Section 3.06.     Assumption or Termination of Subservicing Agreements by Trustee

(a)      In the event the  Servicer  shall for any  reason  no longer be the  Servicer  (including  by reason of an
Event of  Default),  the  Trustee,  its  designee or its  successor  shall  thereupon  assume all of the rights and obligations of the Servicer  under each  Subservicing  Agreement that may have been entered into. The Trustee,  its designee or the successor  servicer for the Trustee shall be deemed to have assumed all of the Servicer's  interest therein and to have  replaced  the Servicer as a party to the  Subservicing  Agreement to the same extent as if the
Subservicing  Agreement  had been  assigned to the assuming  party  except that the  Servicer  shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

(b)      The  Servicer  shall,  upon  request of the  Trustee but at the  expense of the  Servicer,  deliver to the assuming  party all  documents and records  relating to each  Subservicing  Agreement  and the Mortgage  Loans then being  serviced and an accounting of amounts  collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07.     Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account

(a)      The  Servicer  shall  make  reasonable  efforts  to collect  all  payments  called for under the terms and provisions  of the  Mortgage  Loans,  and shall,  to the  extent  such  procedures  shall be  consistent  with this
Agreement and the terms and provisions of any related Primary Insurance Policy,  follow such collection  procedures as it would  employ in its good faith  business  judgment  and which are normal and usual in its  general  mortgage servicing  activities.  Consistent  with the  foregoing,  the Servicer  may in its  discretion  (i) waive  any late payment charge or any prepayment  charge or penalty  interest in connection  with the prepayment of a Mortgage Loan and (ii) extend  the Due Date for payments due on a Mortgage Loan in accordance  with the Program Guide,  provided, however,  that the Servicer  shall first  determine  that any such waiver or extension will not impair the coverage of any  related  Primary  Insurance  Policy  or  materially  adversely  affect  the lien of the  related  Mortgage.
Notwithstanding  anything in this Section to the contrary,  the Servicer or any  Subservicer  shall not enforce any prepayment  charge to the extent that such  enforcement  would violate any applicable law. In the event of any such arrangement,  the Servicer shall make timely advances on the related  Mortgage Loan during the scheduled  period in accordance  with the  amortization  schedule of such Mortgage Loan without  modification  thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates  affected thereby;  provided, however,  that no such extension shall be made if any advance would be a  Nonrecoverable  Advance.  Consistent with the terms of this Agreement,  the Servicer may also waive,  modify or vary any term of any Mortgage Loan or consent to the  postponement of strict  compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's  determination  such waiver,  modification,  postponement or indulgence is not materially adverse to the  interests of the  Certificateholders  (taking into account any  estimated  Realized  Loss that might result absent such action),  provided,  however,  that the Servicer may not modify materially or permit any Subservicer to modify any Mortgage  Loan,  including  without  limitation  any  modification  that would change the Mortgage Rate, forgive  the payment of any  principal  or  interest  (unless in  connection  with the  liquidation  of the related
Mortgage Loan or except in connection with prepayments to the extent that such  reamortization  is not inconsistent with the terms of the Mortgage  Loan),  capitalize  any amounts owing on the Mortgage Loan by adding such amount to the  outstanding  principal  balance of the Mortgage Loan, or extend the final maturity date of such Mortgage Loan, unless  such  Mortgage  Loan is in  default  or, in the  judgment  of the  Servicer,  such  default  is  reasonably foreseeable.  No such  modification  shall  reduce the  Mortgage  Rate on a Mortgage  Loan  below  one-half  of the
Mortgage Rate as in effect on the Cut-off  Date,  but not less than the sum of the rates at which the Servicing Fee and the  Subservicing  Fee accrue.  The final maturity date for any Mortgage Loan shall not be extended  beyond the
Maturity Date. Also, the Stated Principal  Balance of all Reportable  Modified  Mortgage Loans subject to Servicing
Modifications  (measured  at the time of the  Servicing  Modification  and after  giving  effect  to any  Servicing
Modification)  can be no more than five percent of the aggregate  principal balance of the Mortgage Loans as of the
Cut-off  Date,  unless  such limit is  increased  from time to time with the  consent of the  Rating  Agencies.  In addition,  any amounts owing on a Mortgage Loan added to the  outstanding  principal  balance of such Mortgage Loan must be fully  amortized  over the term of such  Mortgage  Loan,  and such amounts may be added to the  outstanding principal  balance of a Mortgage Loan only once during the life of such Mortgage  Loan.  Also, the addition of such amounts  described in the preceding  sentence shall be implemented in accordance  with the Program Guide and may be implemented  only by  Subservicers  that have been approved by the Servicer for such purposes.  In connection  with any  Curtailment of a Mortgage Loan, the Servicer,  to the extent not  inconsistent  with the terms of the Mortgage
Note and local law and practice,  may permit the Mortgage Loan to be re-amortized  such that the Monthly Payment is recalculated  as an amount  that will fully  amortize  the  remaining  principal  balance  thereof by the  original maturity date based on the original Mortgage Rate;  provided,  that such  reamortization  shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

(b)      The Servicer  shall  establish  and maintain a Custodial  Account in which the Servicer  shall  deposit or cause to be deposited on a daily basis,  except as otherwise  specifically  provided herein, the following payments and  collections  remitted by  Subservicers  or received by it in respect of the Mortgage  Loans  subsequent to the
Cut-off  Date (other than in respect of principal  and interest on the Mortgage  Loans due on or before the Cut-off
Date):

(i)      All payments on account of principal,  including Principal  Prepayments made by Mortgagors on the Mortgage
Loans and the principal  component of any  Subservicer  Advance or of any REO Proceeds  received in connection with an REO Property for which an REO Disposition has occurred;

(ii)     All payments on account of interest at the Adjusted  Mortgage  Rate on the Mortgage  Loans,  including the interest  component of any Subservicer  Advance or of any REO Proceeds  received in connection with an REO Property for which an REO Disposition has occurred;

(iii)    Insurance  Proceeds,  Subsequent  Recoveries and Liquidation  Proceeds (net of any related expenses of the
Subservicer);

(iv)     All proceeds of any Mortgage Loans  purchased  pursuant to  Section 2.02,  2.03,  2.04 or 4.07  (including amounts  received from GMFI pursuant to the last paragraph of Section 4 of the  Assignment  Agreement in respect of any  liability,  penalty or expense that  resulted  from a breach of the  representation  and warranty set forth in clause  4(w) of the  Assignment  Agreement)  and all  amounts  required  to be  deposited  in  connection  with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04; and

(v)      Any amounts  required  to be  deposited  pursuant  to  Section 3.07(c) and  any  payments  or  collections received in the nature of prepayment charges.

         The foregoing  requirements for deposit in the Custodial  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the  foregoing,  payments on the Mortgage Loans which are not part of the Trust Fund  (consisting  of  payments  in respect of  principal  and  interest  on the  Mortgage  Loans received  prior to the Cut-off Date) and payments or collections  consisting of late payment  charges or assumption fees may but need not be  deposited  by the  Servicer  in the  Custodial  Account.  In the  event  any  amount  not required to be deposited in the  Custodial  Account is so  deposited,  the Servicer may at any time  withdraw  such amount from the Custodial  Account,  any provision herein to the contrary  notwithstanding.  The Custodial  Account may contain funds that belong to one or more trust funds created for mortgage  pass-through  certificates  of other series and may contain other funds  respecting  payments on mortgage loans belonging to the Servicer or serviced by it on behalf  of  others.  Notwithstanding  such  commingling  of funds,  the  Servicer  shall  keep  records  that accurately  reflect  the funds on  deposit  in the  Custodial  Account  that have  been  identified  by it as being attributable to the Mortgage Loans.

         With respect to Insurance Proceeds,  Liquidation  Proceeds,  REO Proceeds,  Subsequent  Recoveries and the
proceeds of the  purchase of any Mortgage  Loan  pursuant to Sections  2.02,  2.03,  2.04 and 4.07  received in any calendar month, the Servicer may elect to treat such amounts as included in the Available  Distribution  Amount for the  Distribution  Date in the month of receipt,  but is not  obligated to do so. If the  Servicer so elects,  such amounts will be deemed to have been  received (and any related  Realized Loss shall be deemed to have  occurred) on the last day of the month prior to the receipt thereof.

(c)      The Servicer  shall use its best efforts to cause the  institution  maintaining  the Custodial  Account to invest the funds in the Custodial Account  attributable to the Mortgage Loans in Permitted  Investments which shall mature not later than the Certificate  Account  Deposit Date next following the date of such  investment  (with the exception  of the Amount  Held for Future  Distribution)  and which shall not be sold or disposed of prior to their maturities.  All income and gain  realized  from any such  investment  shall be for the benefit of the  Servicer as additional  servicing  compensation  and shall be subject to its  withdrawal or order from time to time. The amount of any losses incurred in respect of any such  investments  attributable to the investment of amounts in respect of the Mortgage  Loans shall be deposited in the  Custodial  Account by the Servicer out of its own funds  immediately as realized.

(d)      The  Servicer  shall give  notice to the Trustee and the  Depositor  of any change in the  location of the
Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08.     Subservicing Accounts; Servicing Accounts

(a)      In those cases where a  Subservicer  is servicing a Mortgage Loan  pursuant to a  Subservicing  Agreement, the Servicer shall cause the  Subservicer,  pursuant to the Subservicing  Agreement,  to establish and maintain one or more  Subservicing  Accounts which shall be an Eligible Account or, if such account is not an Eligible  Account, shall  generally  satisfy the  requirements  of the Program  Guide and be otherwise  acceptable to the Servicer and each Rating Agency.  The Subservicer will be required  thereby to deposit into the Subservicing  Account on a daily basis all proceeds of Mortgage Loans  received by the  Subservicer,  less its  Subservicing  Fees and  unreimbursed advances and expenses,  to the extent permitted by the Subservicing  Agreement.  If the Subservicing Account is not
an Eligible  Account,  the  Servicer  shall be deemed to have  received  such monies  upon  receipt  thereof by the
Subservicer.  The Subservicer shall not be required to deposit in the Subservicing  Account payments or collections in the nature of late charges or assumption  fees, or payments or collections  received in the nature of prepayment charges to the extent  that the  Subservicer  is  entitled to retain  such  amounts  pursuant  to the  Subservicing
Agreement.  On or before the date  specified  in the Program  Guide,  but in no event later than the  Determination
Date, the Servicer shall cause the Subservicer,  pursuant to the Subservicing  Agreement,  to remit to the Servicer for deposit in the  Custodial  Account all funds held in the  Subservicing  Account with  respect to each  Mortgage
Loan serviced by such  Subservicer  that are required to be remitted to the Servicer.  The Subservicer will also be required,  pursuant to the Subservicing  Agreement,  to advance on such scheduled date of remittance  amounts equal to any scheduled  monthly  installments of principal and interest less its Subservicing  Fees on any Mortgage Loans for which  payment was not received by the  Subservicer.  This  obligation to advance with respect to each Mortgage
Loan will  continue up to and including  the first of the month  following the date on which the related  Mortgaged
Property  is  sold at a  foreclosure  sale or is  acquired  by the  Trust  Fund by deed in lieu of  foreclosure  or otherwise. All such advances received by the Servicer shall be deposited promptly by it in the Custodial Account.

(b)      The Subservicer may also be required,  pursuant to the  Subservicing  Agreement,  to remit to the Servicer for deposit in the  Custodial  Account  interest at the Adjusted  Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the  Servicing  Fee, if any,  accrues in the case of a Modified  Mortgage  Loan) on any
Curtailment  received  by such  Subservicer  in respect of a Mortgage  Loan from the related  Mortgagor  during any month that is to be applied by the  Subservicer  to reduce the unpaid  principal  balance of the  related  Mortgage
Loan as of the first day of such month,  from the date of application  of such  Curtailment to the first day of the following month. Any amounts paid by a Subservicer  pursuant to the preceding  sentence shall be for the benefit of the Servicer as  additional  servicing  compensation  and shall be subject to its  withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c)      In  addition  to  the  Custodial  Account  and  the  Certificate  Account,  the  Servicer  shall  for  any
Nonsubserviced  Mortgage Loan, and shall cause the  Subservicers  for Subserviced  Mortgage Loans to, establish and maintain one or more  Servicing  Accounts and deposit and retain  therein all  collections  from the Mortgagors (or advances from Subservicers) for the payment of taxes,  assessments,  hazard insurance  premiums,  Primary Insurance
Policy  premiums,  if applicable,  or comparable  items for the account of the Mortgagors.  Each Servicing  Account shall satisfy the requirements  for a Subservicing  Account and, to the extent permitted by the Program Guide or as is otherwise  acceptable  to the Servicer,  may also function as a  Subservicing  Account.  Withdrawals  of amounts related to the  Mortgage  Loans from the  Servicing  Accounts may be made only to effect  timely  payment of taxes, assessments,  hazard insurance premiums,  Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Servicer or Subservicer  out of related  collections  for any payments made pursuant to Sections 3.11
(with respect to the Primary  Insurance Policy) and 3.12(a) (with  respect to hazard  insurance),  to refund to any
Mortgagors any sums as may be determined to be overages,  to pay interest,  if required,  to Mortgagors on balances in the Servicing  Account or to clear and terminate the Servicing  Account at the  termination of this Agreement in accordance  with  Section 9.01  or in  accordance  with the Program  Guide.  As part of its servicing  duties,  the
Servicer shall,  and the Subservicers  will,  pursuant to the  Subservicing  Agreements,  be required to pay to the
Mortgagors interest on funds in this account to the extent required by law.

(d)      The Servicer shall advance the payments  referred to in the preceding  subsection that are not timely paid by the Mortgagors or advanced by the  Subservicers  on the date when the tax,  premium or other cost for which such payment  is  intended  is due,  but the  Servicer  shall be  required  so to advance  only to the extent  that such advances,  in the good faith  judgment of the  Servicer,  will be  recoverable  by the  Servicer  out of  Insurance
Proceeds, Liquidation Proceeds or otherwise.

Section 3.09.     Access to Certain Documentation and Information Regarding the Mortgage Loans

         In the event that  compliance  with this  Section 3.09  shall  make any  Class of  Certificates  legal for investment  by  federally  insured  savings  and loan  associations,  the  Servicer  shall  provide,  or cause  the
Subservicers to provide,  to the Trustee,  the Office of Thrift  Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation  regarding the Mortgage Loans required by applicable  regulations of the Office of Thrift  Supervision,  such access being afforded  without charge but only upon reasonable  request and during  normal  business  hours at the offices  designated  by the  Servicer.  The  Servicer  shall permit such representatives  to photocopy  any such  documentation  and shall  provide  equipment  for that purpose at a charge reasonably approximating the cost of such photocopying to the Servicer.

Section 3.10.     Permitted Withdrawals from the Custodial Account

(a)      The Servicer may, from time to time as provided herein,  make  withdrawals  from the Custodial  Account of amounts on deposit therein  pursuant to Section 3.07  that are attributable to the Mortgage Loans for the following purposes:

(i)      to  make  deposits  into  the  Certificate  Account  in the  amounts  and in the  manner  provided  for in
Section 4.01;

(ii)     to reimburse itself or the related Subservicer for previously  unreimbursed  Advances,  Servicing Advances or other  expenses  made  pursuant to Sections  3.01,  3.07(a),  3.08,  3.11,  3.12(a),  3.14 and 4.04 or otherwise reimbursable  pursuant to the terms of this Agreement,  such withdrawal  right being limited to amounts received on the related Mortgage Loans (including,  for this purpose,  REO Proceeds,  Insurance Proceeds,  Liquidation Proceeds
and proceeds from the purchase of a Mortgage Loan pursuant to  Section 2.02,  2.03,  2.04 or 4.07) which  represent
(A) Late  Collections of Monthly  Payments for which any such advance was made in the case of Subservicer  Advances or Advances  pursuant to Section 4.04 and  (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

(iii)    to pay to itself or the related  Subservicer (if not previously  retained by such Subservicer) out of each payment  received by the Servicer on account of interest on a Mortgage  Loan as  contemplated  by Sections 3.14 and
3.16,  an amount  equal to that  remaining  portion of any such  payment as to  interest  (but not in excess of the
Servicing Fee and the  Subservicing  Fee, if not previously  retained)  which,  when  deducted,  will result in the remaining  amount of such interest  being  interest at a rate per annum equal to the Net Mortgage Rate (or Modified
Net Mortgage Rate in the case of a Modified  Mortgage Loan) on the amount  specified in the  amortization  schedule of the related  Mortgage Loan as the principal  balance  thereof at the  beginning of the period  respecting  which such interest was paid after giving effect to any previous Curtailments;

(iv)     to pay to itself as additional  servicing  compensation any interest or investment  income earned on funds and other property  deposited in or credited to the Custodial  Account that it is entitled to withdraw  pursuant to
Section 3.07(c);

(v)      to pay to itself as additional  servicing  compensation any Foreclosure  Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

(vi)     to pay to itself, a Subservicer,  a Seller,  GMFI, the Depositor or any other  appropriate  Person, as the case may be, with respect to each Mortgage  Loan or property  acquired in respect  thereof that has been  purchased or otherwise  transferred pursuant to Section 2.02,  2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to  Certificateholders  as of the date on which the related Stated Principal  Balance or
Purchase Price is determined;

(vii)    to reimburse itself or the related  Subservicer for any  Nonrecoverable  Advance or Advances in the manner and to the extent provided in subsection  (c) below,  and any Advance or Servicing  Advance made in connection with a  modified  Mortgage  Loan  that is in  default  or,  in the  judgment  of the  Servicer,  default  is  reasonably foreseeable  pursuant to  Section 3.07(a),  to the extent the amount of the Advance or Servicing  Advance was added to the Stated Principal Balance of the Mortgage Loan in a prior calendar month;

(viii)   to reimburse  itself or the Depositor  for expenses  incurred by and  reimbursable  to it or the Depositor pursuant to  Section 3.01(a),  3.11, 3.13, 3.14(c),  6.03, 10.01 or otherwise,  or in connection with enforcing any repurchase,  substitution or indemnification  obligation of any Seller (other than the Depositor or an Affiliate of the Depositor) pursuant to the related Seller's Agreement;

(ix)     to reimburse  itself for amounts  expended by it  (a) pursuant to Section 3.14 in good faith in connection with the restoration of property  damaged by an Uninsured  Cause,  and (b) in  connection with the liquidation of a
Mortgage Loan or disposition of an REO Property to the extent not otherwise  reimbursed  pursuant to clause (ii) or
(viii) above; and

(x)      to withdraw any amount  deposited in the Custodial  Account that was not required to be deposited  therein pursuant to  Section 3.07,  including any payoff fees or penalties or any other  additional  amounts payable to the
Servicer or Subservicer pursuant to the terms of the Mortgage Note.

(b)      Since,  in connection  with  withdrawals  pursuant to clauses (ii),  (iii),  (v) and (vi),  the Servicer's entitlement  thereto is limited to  collections  or other  recoveries on the related  Mortgage  Loan,  the Servicer shall keep and  maintain  separate  accounting,  on a Mortgage  Loan by  Mortgage  Loan  basis,  for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c)      The Servicer  shall be entitled to  reimburse  itself or the related  Subservicer  for any advance made in respect of a Mortgage Loan that the Servicer  determines  to be a  Nonrecoverable  Advance by  withdrawal  from the
Custodial  Account of amounts on deposit  therein  attributable  to the Mortgage Loans on any  Certificate  Account
Deposit  Date  succeeding  the  date  of  such  determination.   Such  right  of  reimbursement  in  respect  of  a
Nonrecoverable  Advance  relating to an Advance  made  pursuant to  Section 4.04  on any such  Certificate  Account
Deposit  Date  shall be  limited  to an amount  not  exceeding  the  portion  of such  advance  previously  paid to
Certificateholders (and not theretofore reimbursed to the Servicer or the related Subservicer).

Section 3.11.     Maintenance of Primary Insurance Coverage

(a)      The  Servicer  shall not take,  or permit any  Subservicer  to take,  any  action  which  would  result in noncoverage  under any applicable  Primary  Insurance Policy of any loss which, but for the actions of the Servicer or Subservicer,  would have been covered thereunder.  To the extent coverage is available,  the Servicer shall keep or cause to be kept in full force and effect each such  Primary  Insurance  Policy until the  principal  balance of the related  Mortgage  Loan  secured by a Mortgaged  Property is reduced to 80% or less of the  Appraised  Value at origination  in the case of such a Mortgage  Loan having a  Loan-to-Value  Ratio at  origination  in excess of 80%, provided that such Primary  Insurance  Policy was in place as of the Cut-off Date and the Servicer had knowledge of such Primary Insurance  Policy.  The Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a  Nonsubserviced  Mortgage  Loan, or consent to any  Subservicer  canceling or refusing to renew any such Primary  Insurance  Policy  applicable to a Mortgage Loan  subserviced by it, that is in effect at the date of the initial  issuance of the  Certificates  and is required to be kept in force  hereunder  unless the  replacement
Primary  Insurance  Policy  for  such  canceled  or  non-renewed   policy  is  maintained  with  an  insurer  whose
claims-paying  ability is acceptable to each Rating Agency for mortgage  pass-through  certificates having a rating equal to or better than the lower of the  then-current  rating or the rating assigned to the Certificates as of the
Closing Date by such Rating Agency.

(b)      In  connection  with its  activities as  administrator  and servicer of the Mortgage  Loans,  the Servicer agrees to present or to cause the related  Subservicer to present, on behalf of the Servicer,  the Subservicer,  if any, the Trustee and  Certificateholders,  claims to the insurer under any Primary Insurance Policies,  in a timely manner in accordance with such policies,  and, in this regard,  to take or cause to be taken such reasonable action as shall be necessary  to permit  recovery  under any Primary  Insurance  Policies  respecting  defaulted  Mortgage
Loans.  Pursuant to  Section 3.07,  any  Insurance  Proceeds  collected  by or remitted to the  Servicer  under any
Primary  Insurance  Policies  shall be  deposited  in the  Custodial  Account,  subject to  withdrawal  pursuant to
Section 3.10.

Section 3.12.     Maintenance of Fire Insurance and Omissions and Fidelity Coverage

(a)      The Servicer shall cause to be maintained  for each Mortgage Loan fire  insurance  with extended  coverage in an amount  which is equal to the lesser of the  principal  balance  owing on such  Mortgage  Loan or 100% of the insurable  value of the  improvements;  provided,  however,  that such  coverage  may not be less than the  minimum amount  required to fully  compensate for any loss or damage on a replacement  cost basis.  To the extent it may do so without breaching the related Subservicing  Agreement,  the Servicer shall replace any Subservicer that does not cause  such  insurance,  to the extent it is  available,  to be  maintained.  The  Servicer  shall also cause to be maintained on property  acquired upon  foreclosure,  or deed in lieu of  foreclosure,  of any Mortgage  Loan,  fire insurance  with  extended  coverage  in an amount  which is at least  equal to the  amount  necessary  to avoid the
application  of  any  co-insurance   clause  contained  in  the  related  hazard  insurance  policy.   Pursuant  to
Section 3.07,  any amounts  collected by the Servicer under any such policies  (other than amounts to be applied to the restoration or repair of the related  Mortgaged  Property or property thus acquired or amounts  released to the
Mortgagor in  accordance  with the  Servicer's  normal  servicing  procedures)  shall be deposited in the Custodial
Account,  subject to withdrawal  pursuant to  Section 3.10.  Any cost incurred by the Servicer in  maintaining  any such insurance shall not, for the purpose of calculating monthly distributions to  Certificateholders,  be added to the amount owing under the Mortgage  Loan,  notwithstanding  that the terms of the  Mortgage  Loan so permit.  Such costs shall be  recoverable  by the  Servicer  out of related  late  payments by the  Mortgagor or out of Insurance
Proceeds and  Liquidation  Proceeds to the extent  permitted by  Section 3.10.  It is understood and agreed that no earthquake or other additional  insurance is to be required of any Mortgagor or maintained on property  acquired in respect of a Mortgage Loan other than pursuant to such  applicable  laws and regulations as shall at any time be in force and as shall  require such  additional  insurance.  Whenever the  improvements  securing a Mortgage  Loan are located at the time of origination of such Mortgage Loan in a federally  designated  special flood hazard area, the
Servicer  shall cause flood  insurance (to the extent  available) to be maintained in respect  thereof.  Such flood insurance  shall be in an amount  equal to the lesser of (i) the  amount  required  to  compensate  for any loss or damage to the  Mortgaged  Property  on a  replacement  cost basis and  (ii) the  maximum  amount of such  insurance available for the related  Mortgaged  Property under the national flood insurance  program  (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that the Servicer  shall obtain and maintain a blanket fire  insurance  policy with  extended coverage  insuring  against hazard losses on all of the Mortgage  Loans,  it shall  conclusively  be deemed to have satisfied its  obligations  as set forth in the first  sentence of this  Section 3.12(a),  it being  understood and agreed  that such policy may contain a  deductible  clause,  in which case the  Servicer  shall,  in the event that there shall not have been maintained on the related  Mortgaged  Property a policy complying with the first sentence of this  Section 3.12(a) and  there shall have been a loss which would have been covered by such policy, deposit in the  Certificate  Account the amount not otherwise  payable  under the blanket  policy  because of such  deductible clause.  Any such deposit by the Servicer shall be made on the Certificate  Account Deposit Date next preceding the
Distribution  Date which  occurs in the month  following  the month in which  payments  under any such policy would have been deposited in the Custodial  Account.  In connection with its activities as administrator  and servicer of the  Mortgage  Loans,  the Servicer  agrees to present,  on behalf of itself,  the Trustee and  Certificateholders, claims under any such blanket policy.

(b)      The Servicer  shall  obtain and  maintain at its own expense and keep in full force and effect  throughout the term of this  Agreement a blanket  fidelity  bond and an errors and  omissions  insurance  policy  covering the
Servicer's  officers  and  employees  and other  persons  acting on behalf of the Servicer in  connection  with its activities  under this  Agreement.  The amount of coverage  shall be at least equal to the  coverage  that would be required by Fannie Mae or Freddie  Mac,  whichever is greater,  with  respect to the Servicer if the Servicer  were servicing and  administering  the Mortgage  Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect,  the Servicer  shall obtain a comparable  replacement  bond or policy from an issuer or insurer,  as the case may be,  meeting the  requirements,  if any, of the Program  Guide and  acceptable  to the
Depositor.  Coverage of the Servicer  under a policy or bond obtained by an Affiliate of the Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

Section 3.13.     Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments

(a)      When any Mortgaged  Property is conveyed by the Mortgagor,  the Servicer or Subservicer,  to the extent it has  knowledge  of such  conveyance,  shall  enforce any  due-on-sale  clause  contained  in any  Mortgage  Note or
Mortgage,  to the extent permitted under applicable law and governmental  regulations,  but only to the extent that such  enforcement  will not  adversely  affect or  jeopardize  coverage  under  any  Required  Insurance  Policy or otherwise adversely affect the interests of the Certificateholders. Notwithstanding the foregoing:

(i)      the Servicer  shall not be deemed to be in default  under this  Section 3.13(a) by  reason of any transfer or assumption which the Servicer is restricted by law from preventing; and

(ii)     if the  Servicer  determines  that it is  reasonably  likely  that any  Mortgagor  will  bring,  or if any
Mortgagor  does bring,  legal action to declare  invalid or otherwise  avoid  enforcement  of a due-on-sale  clause contained in any Mortgage Note or Mortgage,  the Servicer shall not be required to enforce the  due-on-sale  clause or to contest such action.

(b)      Subject  to  the  Servicer's  duty  to  enforce  any  due-on-sale  clause  to  the  extent  set  forth  in
Section 3.13(a),  in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor,  and such
Person is to enter into an  assumption  or  modification  agreement or  supplement to the Mortgage Note or Mortgage which  requires the  signature of the Trustee,  or if an  instrument  of release  signed by the Trustee is required releasing  the  Mortgagor  from  liability  on the  Mortgage  Loan,  the  Servicer  is  authorized,  subject to the requirements  of the sentence next  following,  to execute and deliver,  on behalf of the Trustee,  the  assumption agreement  with the Person to whom the  Mortgaged  Property is to be conveyed  and such  modification  agreement or supplement to the Mortgage Note or Mortgage or other  instruments  as are  reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any  applicable  laws  regarding  assumptions or the transfer of the  Mortgaged  Property to such Person;  provided,  however,  none of such terms and  requirements shall both  constitute a  “significant  modification”  effecting an exchange or  reissuance  of such  Mortgage Loan under the Code (or final,  temporary or proposed Treasury regulations  promulgated  thereunder) and cause any REMIC created  hereunder  to fail to  qualify  as a REMIC  under  the Code or the  imposition  of any tax on  “prohibited transactions”  or  “contributions”  after the Startup Date under the REMIC  Provisions.  The Servicer shall execute and deliver such documents only if it reasonably  determines that (i) its  execution and delivery  thereof will not conflict  with or violate any terms of this  Agreement  or cause the unpaid  balance and  interest on the  Mortgage
Loan to be uncollectible in whole or in part,  (ii) any required consents of insurers under any Required  Insurance
Policies have been obtained and  (iii) subsequent  to the closing of the  transaction  involving the  assumption or transfer  (A) the  Mortgage Loan will continue to be secured by a first  mortgage lien pursuant to the terms of the
Mortgage  (or,  with respect to any junior lien, a junior lien of the same  priority in relation to any senior lien on such Mortgage Loan),  (B) such  transaction will not adversely affect the coverage under any Required  Insurance
Policies,  (C) the  Mortgage Loan will fully amortize over the remaining term thereof,  (D) no material term of the
Mortgage  Loan  (including  the  interest  rate on the  Mortgage  Loan)  will be  altered  nor will the term of the
Mortgage  Loan be changed  and (E) if the  seller/transferor  of the  Mortgaged  Property  is to be  released  from liability on the Mortgage Loan,  the  buyer/transferee  of the Mortgaged  Property would be qualified to assume the
Mortgage Loan based on generally  comparable  credit  quality and such release will not (based on the Servicer's or
Subservicer's good faith  determination)  adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate  instructions  from the  Servicer in  accordance  with the  foregoing,  the Trustee  shall  execute any necessary  instruments  for such  assumption or  substitution  of liability as directed by the  Servicer.  Upon the closing of the  transactions  contemplated  by such  documents,  the Servicer shall cause the originals or true and correct  copies of the  assumption  agreement,  the release (if any),  or the  modification  or  supplement  to the
Mortgage  Note or Mortgage to be delivered to the Trustee or the  Custodian  and  deposited  with the Mortgage File for such  Mortgage  Loan.  Any fee  collected  by the  Servicer or such related  Subservicer  for entering  into an assumption  or  substitution  of  liability  agreement  will be retained by the  Servicer  or such  Subservicer  as additional servicing compensation.

(c)      The Servicer or the related  Subservicer,  as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged  Property,  the granting of an easement thereon in favor of another Person,  any alteration or demolition of the related  Mortgaged  Property or other similar matters if it has  determined,  exercising its good faith  business  judgment in the same manner as it would if it were the owner of the related  Mortgage  Loan,  that the security  for, and the timely and full  collectability  of, such Mortgage
Loan would not be adversely  affected  thereby and that any REMIC created  hereunder  would not fail to continue to qualify  as a  REMIC  under  the  Code  as a  result  thereof  and  (subject  to  Section 10.01(f))  that no tax on
“prohibited  transactions”  or  “contributions”  after the  Startup  Date  would be  imposed  on any REMIC  created hereunder as a result thereof.  Any fee collected by the Servicer or the related  Subservicer for processing such a request will be retained by the Servicer or such Subservicer as additional servicing compensation.

(d)      Subject to any other  applicable  terms and conditions of this  Agreement,  the Trustee and Servicer shall be entitled to approve an  assignment  in lieu of  satisfaction  with  respect to any Mortgage  Loan,  provided the obligee with respect to such Mortgage Loan  following  such proposed  assignment  provides the Trustee and Servicer with a “Lender  Certification  for Assignment of Mortgage Loan” in the form attached  hereto as Exhibit M,  in form and substance  satisfactory  to the Trustee and Servicer,  providing the  following:  (i) that the Mortgage Loan is secured  by  Mortgaged  Property  located in a  jurisdiction  in which an  assignment  in lieu of  satisfaction  is required to preserve  lien  priority,  minimize or avoid  mortgage  recording  taxes or otherwise  comply with,  or facilitate a refinancing  under, the laws of such  jurisdiction;  (ii) that the substance of the assignment is, and is intended to be, a refinancing  of such Mortgage  Loan and that the form of the  transaction  is solely to comply with, or facilitate the  transaction  under,  such local laws;  (iii) that the Mortgage Loan following the proposed assignment  will have a rate of interest at least 0.25% below or above the rate of interest on such  Mortgage  Loan prior to such proposed  assignment;  and  (iv) that  such  assignment  is at the request of the borrower  under the related  Mortgage Loan. Upon approval of an assignment in lieu of  satisfaction  with respect to any Mortgage Loan, the  Servicer  shall  receive cash in an amount equal to the unpaid  principal  balance of and accrued  interest on such  Mortgage  Loan and the  Servicer  shall treat such amount as a Principal  Prepayment  in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14.     Realization Upon Defaulted Mortgage Loans

(a)      The Servicer shall foreclose upon or otherwise  comparably  convert (which may include an REO Acquisition)
the  ownership of  properties  securing  such of the Mortgage  Loans as come into and continue in default and as to which no satisfactory  arrangements  can be made for collection of delinquent  payments  pursuant to  Section 3.07.
Alternatively,  the  Servicer may take other  actions in respect of a defaulted  Mortgage  Loan,  which may include
(i) accepting  a short sale (a payoff of the Mortgage  Loan for an amount less than the total amount  contractually owed in order to facilitate a sale of the Mortgaged  Property by the  Mortgagor) or permitting a short  refinancing
(a payoff of the Mortgage Loan for an amount less than the total amount  contractually  owed in order to facilitate refinancing  transactions by the Mortgagor not involving a sale of the Mortgaged  Property),  (ii) arranging  for a repayment plan or  (iii) agreeing  to a  modification  in accordance  with  Section 3.07.  In connection  with such foreclosure  or other  conversion  or action,  the  Servicer  shall,  consistent  with  Section 3.11,  follow  such practices  and  procedures  as it shall deem  necessary or  advisable,  as shall be normal and usual in its general mortgage  servicing  activities  and as shall be required or  permitted  by the Program  Guide;  provided  that the
Servicer  shall not be liable in any  respect  hereunder  if the  Servicer  is acting in  connection  with any such foreclosure or other  conversion or action in a manner that is consistent  with the  provisions of this  Agreement.
The  Servicer,  however,  shall not be  required  to expend its own funds or incur  other  reimbursable  charges in connection with any  foreclosure,  or attempted  foreclosure  which is not completed,  or towards the correction of any  default on a related  senior  mortgage  loan,  or towards  the  restoration  of any  property  unless it shall determine  (i) that such restoration  and/or  foreclosure will increase the proceeds of liquidation of the Mortgage
Loan to Holders of Certificates of one or more Classes after  reimbursement  to itself for such expenses or charges and  (ii) that  such  expenses  and charges  will be  recoverable  to it through  Liquidation  Proceeds,  Insurance
Proceeds,  or REO Proceeds  (respecting which it shall have priority for purposes of withdrawals from the Custodial
Account  pursuant to Section 3.10,  whether or not such expenses and charges are actually  recoverable from related
Liquidation  Proceeds,  Insurance  Proceeds or REO Proceeds).  In the event of such a determination by the Servicer pursuant  to this  Section 3.14(a),  the  Servicer  shall be  entitled  to  reimbursement  of its funds so expended pursuant to Section 3.10.

         In addition,  the Servicer may pursue any remedies that may be available in connection  with a breach of a representation  and warranty  with respect to any such  Mortgage  Loan in  accordance  with Sections 2.03 and 2.04.
However,  the Servicer is not required to continue to pursue both  foreclosure  (or similar  remedies) with respect to the Mortgage  Loans and remedies in connection  with a breach of a  representation  and warranty if the Servicer determines in its reasonable  discretion that one such remedy is more likely to result in a greater  recovery as to the Mortgage Loan.  Upon the  occurrence of a Cash  Liquidation  or REO  Disposition,  following the deposit in the
Custodial Account of all Insurance  Proceeds,  Liquidation  Proceeds and other payments and recoveries  referred to in the  definition  of “Cash  Liquidation”  or “REO  Disposition,”  as  applicable,  upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer,  the Trustee or any Custodian,  as the case may be,  shall  release to the  Servicer  the related  Mortgage  File and the Trustee  shall  execute and deliver  such instruments  of transfer or  assignment  prepared  by the  Servicer,  in each case  without  recourse,  as shall be necessary to vest in the Servicer or its designee,  as the case may be, the related  Mortgage  Loan, and thereafter such Mortgage  Loan shall not be part of the Trust Fund.  Notwithstanding  the foregoing or any other  provision of this Agreement,  in the Servicer's  sole discretion with respect to any defaulted  Mortgage Loan or REO Property as to either of the following  provisions,  (i) a Cash  Liquidation or REO  Disposition may be deemed to have occurred if  substantially  all amounts  expected by the Servicer to be received in  connection  with the related  defaulted
Mortgage  Loan or REO  Property  have been  received,  and  (ii) for  purposes  of  determining  the  amount of any
Liquidation  Proceeds,  Insurance  Proceeds,  REO Proceeds or other  unscheduled  collections  or the amount of any
Realized Loss, the Servicer may take into account  minimal amounts of additional  receipts  expected to be received or any estimated  additional  liquidation expenses expected to be incurred in connection with the related defaulted
Mortgage Loan or REO Property.

(b)      In the event that title to any  Mortgaged  Property is  acquired  by the Trust Fund as an REO  Property by foreclosure  or by deed in lieu of  foreclosure,  the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of  Certificateholders.  Notwithstanding any such acquisition of title and cancellation of the related  Mortgage Loan, such REO Property shall (except as otherwise  expressly  provided herein) be considered to be an  Outstanding  Mortgage  Loan held in the Trust  Fund until  such time as the REO  Property  shall be sold.
Consistent  with the foregoing  for purposes of all  calculations  hereunder so long as such REO Property  shall be considered  to be an  Outstanding  Mortgage Loan it shall be assumed that,  notwithstanding  that the  indebtedness evidenced  by the  related  Mortgage  Note  shall  have  been  discharged,  such  Mortgage  Note  and  the  related amortization  schedule in effect at the time of any such  acquisition of title (after giving effect to any previous
Curtailments  and  before  any  adjustment  thereto  by reason  of any  bankruptcy  or  similar  proceeding  or any moratorium or similar waiver or grace period) remain in effect.

(c)      In the event that the Trust Fund  acquires any REO Property as aforesaid or otherwise in  connection  with a default or imminent  default on a Mortgage  Loan,  the Servicer on behalf of the Trust Fund shall dispose of such
REO Property as soon as practicable,  giving due consideration to the interests of the  Certificateholders,  but in all cases,  within  three full years after the taxable  year of its  acquisition  by the Trust Fund for purposes of
Section 860G(a)(8)  of the Code (or such shorter period as may be necessary under  applicable  state (including any state in which such  property is located)  law to maintain  the status of each REMIC  created  hereunder as a REMIC under applicable  state law and avoid taxes resulting from such property  failing to be foreclosure  property under applicable  state law) or, at the  expense of the Trust  Fund,  request,  more than 60 days before the day on which such grace period would  otherwise  expire,  an  extension  of such grace  period  unless the Servicer  (subject to
Section 10.01(f))  obtains for the Trustee an Opinion of Counsel,  addressed  to the Trustee and the  Servicer,  to the effect that the  holding by the Trust Fund of such REO  Property  subsequent  to such period will not result in the  imposition of taxes on “prohibited  transactions”  as defined in  Section 860F  of the Code or cause any REMIC created  hereunder  to fail to  qualify as a REMIC  (for  federal  (or any  applicable  State or local)  income tax purposes)  at any time that any  Certificates  are  outstanding,  in which case the Trust Fund may continue to hold such REO  Property  (subject to any  conditions  contained  in such  Opinion of  Counsel).  The  Servicer  shall be entitled to be reimbursed  from the Custodial  Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10.  Notwithstanding  any other provision of this Agreement,  no REO Property  acquired by the Trust Fund  shall be rented (or  allowed to  continue  to be rented) or  otherwise  used by or on behalf of the
Trust Fund in such a manner or pursuant to any terms that would  (i) cause  such REO Property to fail to qualify as
“foreclosure  property”  within the meaning of  Section 860G(a)(8)  of the Code or  (ii) subject  any REMIC created hereunder to the  imposition of any federal  income taxes on the income  earned from such REO  Property,  including any taxes imposed by reason of  Section 860G(c)  of the Code,  unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d)      The proceeds of any Cash  Liquidation,  REO  Disposition  or purchase or  repurchase  of any Mortgage Loan pursuant to the terms of this  Agreement,  as well as any recovery  (other than  Subsequent  Recoveries)  resulting from a collection of Liquidation  Proceeds,  Insurance  Proceeds or REO Proceeds,  will be applied in the following
order  of  priority:   first,   to  reimburse  the  Servicer  or  the  related   Subservicer  in  accordance   with
Section 3.10(a)(ii);  second,  to the  Certificateholders  to the extent of  accrued  and  unpaid  interest  on the
Mortgage  Loan, and any related REO Imputed  Interest,  at the Net Mortgage Rate (or the Modified Net Mortgage Rate
in the case of a Modified  Mortgage  Loan),  to the Due Date in the  related Due Period  prior to the  Distribution
Date on which such amounts are to be distributed;  third, to the  Certificateholders  as a recovery of principal on the Mortgage Loan (or REO Property);  fourth,  to all Servicing Fees and Subservicing  Fees payable  therefrom (and the Servicer and the Subservicer  shall have no claims for any deficiencies  with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

(e)      In the  event  of a  default  on a  Mortgage  Loan one or more of whose  obligors  is not a United  States
Person,  in  connection  with  any  foreclosure  or  acquisition  of a  deed  in  lieu  of  foreclosure  (together,
“foreclosure”)  in respect of such  Mortgage  Loan,  the Servicer  shall cause  compliance  with the  provisions of
Treasury Regulation  Section 1.1445-2(d)(3) (or  any successor thereto) necessary to assure that no withholding tax obligation  arises with respect to the proceeds of such foreclosure  except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.15.     Trustee to Cooperate; Release of Mortgage Files

(a)      Upon  becoming  aware of the payment in full of any Mortgage  Loan, or upon the receipt by the Servicer of a notification  that payment in full will be escrowed in a manner  customary for such purposes,  the Servicer shall immediately  notify the Trustee (if it holds the related  Mortgage File) or the Custodian by a  certification  of a
Servicing Officer (which  certification  shall include a statement to the effect that all amounts received or to be received in connection  with such payment which are required to be deposited in the Custodial  Account  pursuant to
Section 3.07  have been or will be so deposited),  substantially  in the form attached hereto as Exhibit G,  or, in the case of the Custodian,  an electronic request in a form acceptable to the Custodian,  requesting delivery to it of the Mortgage  File.  Upon receipt of such  certification  and request,  the Trustee shall promptly  release,  or cause the Custodian to release,  the related  Mortgage File to the Servicer.  The Servicer is authorized to execute and deliver to the Mortgagor the request for  reconveyance,  deed of  reconveyance  or release or  satisfaction  of mortgage  or such  instrument  releasing  the lien of the  Mortgage,  together  with the  Mortgage  Note  with,  as appropriate,  written evidence of cancellation  thereon and to cause the removal from the registration on the MERS®
System of such Mortgage and to execute and deliver, on behalf of the Trustee and the  Certificateholders  or any of them,  any and all  instruments  of  satisfaction  or  cancellation  or of partial or full  release,  including any applicable UCC termination  statements.  No expenses  incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b)      From time to time as is  appropriate  for the servicing or  foreclosure of any Mortgage Loan, the Servicer shall deliver to the Custodian,  with a copy to the Trustee, a certificate of a Servicing Officer  substantially in the form  attached  as  Exhibit G  hereto,  or,  in the case of the  Custodian,  an  electronic  request  in a form acceptable  to the  Custodian,  requesting  that  possession  of all,  or any  document  constituting  part of, the
Mortgage  File be released to the Servicer and  certifying  as to the reason for such release and that such release will not invalidate any insurance  coverage  provided in respect of the Mortgage Loan under any Required  Insurance
Policy.  Upon  receipt of the  foregoing,  the Trustee  shall  deliver,  or cause the  Custodian  to  deliver,  the
Mortgage  File or any  document  therein to the  Servicer.  The  Servicer  shall  cause each  Mortgage  File or any document  therein so released to be returned to the  Trustee,  or the  Custodian  as agent for the Trustee when the need  therefor  by the  Servicer  no longer  exists,  unless  (i) the  Mortgage  Loan has been  liquidated  and the
Liquidation  Proceeds  relating to the  Mortgage  Loan have been  deposited  in the  Custodial  Account or (ii) the
Mortgage  File or such  document has been  delivered  directly or through a  Subservicer  to an  attorney,  or to a public  trustee or other public  official as required by law, for purposes of initiating  or pursuing  legal action or other  proceedings for the foreclosure of the Mortgaged  Property either judicially or  non-judicially,  and the
Servicer has  delivered  directly or through a  Subservicer  to the Trustee a  certificate  of a Servicing  Officer certifying  as to the name and address of the Person to which such  Mortgage  File or such  document was  delivered and the purpose or purposes of such  delivery.  In the event of the  liquidation  of a Mortgage  Loan,  the Trustee shall  deliver  the  Request for  Release  with  respect  thereto to the  Servicer  upon the  Trustee's  receipt of notification from the Servicer of the deposit of the related Liquidation Proceeds in the Custodial Account.

(c)      The Trustee or the  Servicer on the  Trustee's  behalf  shall  execute  and  deliver to the  Servicer,  if necessary,  any court  pleadings,  requests for trustee's sale or other  documents  necessary to the foreclosure or trustee's  sale in respect of a Mortgaged  Property or to any legal action brought to obtain  judgment  against any
Mortgagor on the Mortgage  Note or Mortgage or to obtain a deficiency  judgment,  or to enforce any other  remedies or rights  provided by the Mortgage  Note or Mortgage or otherwise  available  at law or in equity.  Together  with such  documents or pleadings  (if signed by the Trustee),  the Servicer  shall deliver to the Trustee a certificate of a Servicing  Officer  requesting  that such  pleadings or documents be executed by the Trustee and certifying as to the reason such  documents or pleadings are required and that the execution and delivery  thereof by the Trustee shall not invalidate any insurance  coverage under any Required  Insurance Policy or invalidate or otherwise affect the lien of the  Mortgage,  except  for the  termination  of such a lien  upon  completion  of the  foreclosure  or trustee's sale.

Section 3.16.     Servicing and Other Compensation; Compensating Interest

(a)      The  Servicer,  as  compensation  for its  activities  hereunder,  shall be  entitled  to  receive on each
Distribution  Date the amounts provided for by clauses (iii),  (iv),  (v) and (vi) of  Section 3.10(a),  subject to clause  (e) below.  The amount of servicing  compensation  provided for in such clauses shall be accounted for on a
Mortgage  Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds,  Insurance Proceeds and REO Proceeds
(net of amounts  reimbursable  therefrom pursuant to  Section 3.10(a)(ii))  in respect of a Cash Liquidation or REO
Disposition  exceed the unpaid  principal  balance of such  Mortgage  Loan plus  unpaid  interest  accrued  thereon
(including  REO Imputed  Interest) at a per annum rate equal to the related Net Mortgage  Rate (or the Modified Net
Mortgage Rate in the case of a Modified  Mortgage Loan),  the Servicer shall be entitled to retain therefrom and to pay to itself and/or the related  Subservicer,  any Foreclosure  Profits and any Servicing Fee or Subservicing  Fee
considered to be accrued but unpaid.

(b)      Additional  servicing  compensation  in the form of late  payment  charges,  assumption  fees,  investment income on amounts in the  Custodial  Account or the  Certificate  Account or  otherwise  shall be  retained  by the
Servicer or the Subservicer to the extent provided herein.

(c)      The  Servicer  shall be required to pay, or cause to be paid,  all expenses  incurred by it in  connection with its servicing  activities  hereunder  (including  payment of premiums for the Primary Insurance  Policies,  if any, to the extent such premiums are not required to be paid by the related  Mortgagors,  and the fees and expenses of the  Trustee and any  Custodian)  and shall not be entitled to  reimbursement  therefor  except as  specifically provided in Sections 3.10 and 3.14.

(d)      The Servicer's right to receive  servicing  compensation may not be transferred in whole or in part except in  connection  with the  transfer  of all of its  responsibilities  and  obligations  of the  Servicer  under this
Agreement.

(e)      Notwithstanding  clauses (a) and (b) above,  the amount of servicing  compensation that the Servicer shall be  entitled to receive for its  activities  hereunder  for the period  ending on each  Distribution  Date shall be reduced (but not below zero) by the amount of  Compensating  Interest (if any) for such  Distribution  Date used to cover Prepayment Interest Shortfalls as provided in  Section 3.16(f) below.  Such reduction shall be applied during such  period as  follows:  first,  to any  Servicing  Fee or  Subservicing  Fee to which the  Servicer  is entitled pursuant to  Section 3.10(a)(iii);  and second, to any income or gain realized from any investment of funds held in the  Custodial  Account  or the  Certificate  Account  to which the  Servicer  is  entitled  pursuant  to  Sections
3.07(c) or  4.01(b),  respectively.  In making such  reduction,  the Servicer shall not withdraw from the Custodial
Account any such amount  representing  all or a portion of the  Servicing  Fee to which it is entitled  pursuant to
Section 3.10(a)(iii) and  shall not withdraw from the Custodial  Account or Certificate  Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b).

(f)      With respect to any  Distribution  Date,  Prepayment  Interest  Shortfalls  on the Mortgage  Loans will be covered  first,  by the  Servicer,  but only to the  extent  such  Prepayment  Interest  Shortfalls  do not  exceed
Servicing Compensation.

Section 3.17.     Reports to the Trustee and the Depositor

         Not later than fifteen days after each  Distribution  Date,  the Servicer shall forward to the Trustee and the Depositor a statement,  certified by a Servicing Officer,  setting forth the status of the Custodial Account as of the close of  business  on such  Distribution  Date as it relates to the  Mortgage  Loans and  showing,  for the period  covered by such  statement,  the  aggregate of deposits in or  withdrawals  from the  Custodial  Account in respect of the  Mortgage  Loans for each  category  of deposit  specified  in  Section 3.07  and each  category  of withdrawal specified in Section 3.10.

Section 3.18.     Annual Statement as to Compliance

         The  Servicer  will deliver to the  Depositor  and the Trustee on or before the earlier of (a) March 31 of each year or (b) with  respect to any calendar  year during  which the  Depositor's  annual  report on Form 10-K is required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission,  the date on which the annual  report on Form 10-K is required to be filed in  accordance  with the Exchange Act and the rules and regulations of the Commission,  a servicer  compliance  certificate,  signed by an authorized  officer of the Servicer, as described in Item 1123 of Regulation AB, to the effect that:

                  (i)      A  review  of  the  Servicer's  activities  during  the  reporting  period  and  of  its performance under this Agreement has been made under such officer's supervision.

                  (ii)     To the  best of such  officer's  knowledge,  based  on such  review,  the  Servicer  has fulfilled all of its obligations  under this Agreement in all materials  respects  throughout the reporting  period or, if there has been a failure to fulfill  any such  obligation  in any  material  respect,  specifying  each such failure known to such officer and the nature and status thereof.

         The Servicer shall use commercially reasonable efforts to obtain from all other parties participating in the servicing function any additional certifications required under Item 1123 of Regulation AB to the extent required to be included in a Report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer's duties hereunder if any such party fails to deliver such a certification.

Section 3.19.     Annual Independent Public Accountants' Servicing Report

         On or before the earlier of  (a) March  31 of each year or (b) with  respect to any  calendar  year during which the  Depositor's  annual report on Form 10-K is required to be filed in accordance  with the Exchange Act and the rules and  regulations  of the  Commission,  the date on which the annual report on Form 10-K is required to be filed in accordance  with the Exchange Act and the rules and  regulations  of the  Commission,  the Servicer at its expense shall cause a firm of independent  public  accountants which shall be members of the American  Institute of
Certified  Public  Accountants to furnish a report to the Depositor and the Trustee the attestation  required under
Item 1122(b) of Regulation  AB. In rendering  such  statement,  such firm may rely,  as to matters  relating to the direct  servicing of mortgage loans by  Subservicers,  upon  comparable  statements for  examinations  conducted by independent  public  accountants  substantially in accordance with standards  established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.20.     Right of the Depositor in Respect of the Servicer

         The Servicer shall afford the Depositor and the Trustee,  upon reasonable  notice,  during normal business hours access to all records  maintained  by the  Servicer in respect of its rights and  obligations  hereunder  and access to officers of the Servicer  responsible  for such  obligations.  Upon request,  the Servicer  shall furnish the Depositor  with its most recent  financial  statements  and such other  information  as the Servicer  possesses regarding  its  business,  affairs,  property and  condition,  financial  or  otherwise.  The  Servicer  shall also cooperate with all reasonable  requests for information  including,  but not limited to, notices,  tapes and copies of files,  regarding itself,  the Mortgage Loans or the Certificates  from any Person or Persons  identified by the
Depositor or GMFI.  The  Depositor  may enforce the  obligation  of the Servicer  hereunder  and may, but it is not obligated  to,  perform or cause a designee to perform,  any  defaulted  obligation  of the  Servicer  hereunder or exercise  the rights of the Servicer  hereunder;  provided  that the  Servicer  shall not be relieved of any of its obligations  hereunder by virtue of such  performance  by the Depositor or its designee.  Neither the Depositor nor the Trustee  shall have the  responsibility  or liability  for any action or failure to act by the Servicer and the
Depositor is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

Section 3.21.     Advance Facility

(a)      The Servicer is hereby  authorized to enter into a financing or other facility (any such  arrangement,  an
“Advance  Facility”)  under which  (1) the  Servicer  sells,  assigns or pledges to another  Person (an  “Advancing
Person”) the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing  Advances and/or
(2) an Advancing Person agrees to fund some or all Advances and/or  Servicing  Advances  required to be made by the
Servicer  pursuant to this  Agreement.  No consent of the Depositor,  the Trustee,  the  Certificateholders  or any
other  party  shall be  required  before  the  Servicer  may enter into an Advance  Facility.  Notwithstanding  the existence  of any Advance  Facility  under which an  Advancing  Person  agrees to fund  Advances  and/or  Servicing
Advances on the  Servicer's  behalf,  the  Servicer  shall  remain  obligated  pursuant to this  Agreement  to make
Advances and  Servicing  Advances  pursuant to and as required by this  Agreement.  If the Servicer  enters into an
Advance  Facility,  and for so long as an  Advancing  Person  remains  entitled  to receive  reimbursement  for any
Advances including  Nonrecoverable  Advances (“Advance  Reimbursement Amounts”) and/or Servicing Advances including
Nonrecoverable  Advances  (“Servicing  Advance  Reimbursement  Amounts”  and together  with  Advance  Reimbursement
Amounts,  “Reimbursement  Amounts”)  (in each case to the extent such type of  Reimbursement  Amount is included in the  Advance  Facility),  as  applicable,  pursuant  to this  Agreement,  then the  Servicer  shall  identify  such
Reimbursement  Amounts  consistent with the  reimbursement  rights set forth in  Section 3.10(a)(ii) and  (vii) and remit such  Reimbursement  Amounts in  accordance  with this  Section 3.21  or  otherwise  in  accordance  with the documentation  establishing the Advance  Facility to such Advancing Person or to a trustee,  agent or custodian (an
“Advance  Facility  Trustee”)  designated by such Advancing Person in an Advance Facility Notice described below in
Section 3.21(b).  Notwithstanding  the  foregoing,  if so required  pursuant to the terms of the Advance  Facility, the Servicer  may direct,  and if so directed in writing the Trustee is hereby  authorized  to and shall pay to the
Advance Facility Trustee the Reimbursement  Amounts  identified  pursuant to the preceding  sentence.  An Advancing
Person whose  obligations  hereunder are limited to the funding of Advances and/or Servicing  Advances shall not be required to meet the qualifications of a Servicer or a Subservicer  pursuant to  Section 3.02(a) or  6.02(c) hereof and  shall not be deemed to be a  Subservicer  under  this  Agreement.  Notwithstanding  anything  to the  contrary herein, in no event shall Advance  Reimbursement  Amounts or Servicing Advance Reimbursement Amounts be included in the Available Distribution Amount or distributed to Certificateholders.

(b)      If the Servicer enters into an Advance Facility and makes the election set forth in  Section 3.21(a),  the
Servicer and the related  Advancing  Person shall deliver to the Trustee a written  notice and payment  instruction
(an “Advance  Facility  Notice”),  providing  the Trustee with written  payment  instructions  as to where to remit
Advance  Reimbursement  Amounts and/or  Servicing  Advance  Reimbursement  Amounts (each to the extent such type of
Reimbursement  Amount is included  within the Advance  Facility)  on  subsequent  Distribution  Dates.  The payment instruction shall require the applicable  Reimbursement  Amounts to be distributed to the Advancing Person or to an
Advance  Facility  Trustee  designated  in the Advance  Facility  Notice.  An Advance  Facility  Notice may only be terminated  by the joint  written  direction  of the  Servicer  and the related  Advancing  Person (and any related
Advance Facility Trustee).

(c)      Reimbursement  Amounts shall consist solely of amounts in respect of Advances  and/or  Servicing  Advances made with  respect  to the  Mortgage  Loans for  which the  Servicer  would be  permitted  to  reimburse  itself in accordance with  Section 3.10(a)(ii) and  (vii) hereof,  assuming the Servicer or the Advancing Person had made the
related  Advance(s)  and/or  Servicing   Advance(s).   Notwithstanding  the  foregoing,   except  with  respect  to
reimbursement of  Nonrecoverable  Advances as set forth in  Section 3.10(c) of  this Agreement,  no Person shall be entitled to reimbursement from funds held in the Collection Account for future  distribution to  Certificateholders pursuant to this  Agreement.  Neither the Depositor  nor the Trustee shall have any duty or liability  with respect to the calculation of any Reimbursement  Amount,  nor shall the Depositor or the Trustee have any responsibility to track or monitor the  administration  of the Advance  Facility and the Depositor shall not have any  responsibility to track,  monitor or verify the  payment of  Reimbursement  Amounts  to the  related  Advancing  Person or Advance
Facility  Trustee.  The Servicer  shall maintain and provide to any successor  Servicer a detailed  accounting on a loan-by-loan  basis as to amounts  advanced  by,  sold,  pledged or assigned to, and  reimbursed  to any  Advancing
Person.  The  successor  Servicer  shall be entitled to rely on any such  information  provided by the Servicer and the successor Servicer shall not be liable for any errors in such information.

(d)      Upon  the  direction  of and at  the  expense  of  the  Servicer,  the  Trustee  agrees  to  execute  such acknowledgments,  certificates,  and  other  documents  reasonably  satisfactory  to the  Trustee  provided  by the
Servicer  recognizing  the  interests of any Advancing  Person or Advance  Facility  Trustee in such  Reimbursement
Amounts as the Servicer  may cause to be made  subject to Advance  Facilities  pursuant to this  Section 3.21,  and such other documents in connection with such Advance  Facility as may be reasonably  requested from time to time by any Advancing Person or Advance Facility Trustee and reasonably satisfactory to the Trustee.

(e)      Reimbursement  Amounts  collected  with respect to each  Mortgage  Loan shall be allocated to  outstanding unreimbursed  Advances or  Servicing  Advances (as the case may be) made with  respect to that  Mortgage  Loan on a
“first-in, first out” (“FIFO”) basis, subject to the qualifications set forth below:

(i)      Any successor  Servicer to GMFI (a “Successor  Servicer”)  and the  Advancing  Person or Advance  Facility
Trustee  shall be  required  to apply  all  amounts  available  in  accordance  with  this  Section 3.21(e) to  the reimbursement of Advances and Servicing Advances in the manner provided for herein;  provided,  however, that after the succession of a Successor  Servicer,  (A) to the extent that any Advances or Servicing Advances with respect to any particular  Mortgage Loan are reimbursed from payments or recoveries,  if any, from the related Mortgagor,  and
Liquidation  Proceeds or Insurance  Proceeds,  if any, with respect to that Mortgage Loan,  reimbursement  shall be made,  first, to the Advancing Person or Advance Facility Trustee in respect of Advances and/or Servicing  Advances related to that  Mortgage Loan to the extent of the interest of the Advancing  Person or Advance  Facility  Trustee
in such  Advances  and/or  Servicing  Advances,  second to the  Servicer  in respect of Advances  and/or  Servicing
Advances  related  to that  Mortgage  Loan in excess of those in which the  Advancing  Person or  Advance  Facility
Trustee  Person has an interest,  and third,  to the  Successor  Servicer in respect of any other  Advances  and/or
Servicing Advances related to that Mortgage Loan, from such sources as and when collected,  and  (B) reimbursements of Advances  and  Servicing  Advances  that are  Nonrecoverable  Advances  shall be made pro rata to the  Advancing
Person or Advance Facility  Trustee,  on the one hand, and any such Successor  Servicer,  on the other hand, on the
basis  of  the  respective   aggregate   outstanding   unreimbursed   Advances  and  Servicing  Advances  that  are
Nonrecoverable  Advances  owed to the  Advancing  Person,  Advance  Facility  Trustee or Servicer  pursuant to this
Agreement,  on the one hand, and any such Successor Servicer,  on the other hand, and without regard to the date on which any such  Advances or Servicing  Advances  shall have been made.  In the event that,  as a result of the FIFO allocation  made  pursuant to this  Section 3.21(e),  some or all of a  Reimbursement  Amount paid to the Advancing
Person or Advance  Facility  Trustee  relates to Advances or  Servicing  Advances  that were made by a Person other than GMFI or the  Advancing  Person or Advance  Facility  Trustee,  then the Advancing  Person or Advance  Facility
Trustee  shall be  required  to remit any  portion  of such  Reimbursement  Amount to the Person  entitled  to such portion of such  Reimbursement  Amount.  Without  limiting  the  generality  of the  foregoing,  GMFI shall  remain entitled to be  reimbursed  by the  Advancing  Person or Advance  Facility  Trustee for all Advances and  Servicing
Advances funded by GMFI to the extent the related  Reimbursement  Amount(s) have not been assigned or pledged to an
Advancing Person or Advance Facility  Trustee.  The  documentation  establishing any Advance Facility shall require
GMFI to provide to the related  Advancing  Person or Advance Facility Trustee loan by loan information with respect to each  Reimbursement  Amount  distributed to such Advancing  Person or Advance  Facility  Trustee on each date of remittance  thereof to such  Advancing  Person or Advance  Facility  Trustee,  to enable  the  Advancing  Person or
Advance  Facility  Trustee to make the FIFO allocation of each  Reimbursement  Amount with respect to each Mortgage
Loan.

(ii)     By way of  illustration,  and not by way of limiting  the  generality  of the  foregoing,  if the Servicer resigns or is  terminated  at a time when the  Servicer  is a party to an Advance  Facility,  and is  replaced by a
Successor  Servicer,  and the Successor  Servicer  directly funds Advances or Servicing  Advances with respect to a
Mortgage Loan and does not assign or pledge the related  Reimbursement  Amounts to the related  Advancing Person or
Advance Facility Trustee,  then all payments and recoveries  received from the related Mortgagor or received in the form of  Liquidation  Proceeds  with respect to such  Mortgage  Loan  (including  Insurance  Proceeds  collected in connection  with a liquidation  of such Mortgage Loan) will be allocated  first to the Advancing  Person or Advance
Facility Trustee until the related  Reimbursement  Amounts  attributable to such Mortgage Loan that are owed to the
Servicer  and the  Advancing  Person,  which were made prior to any  Advances  or  Servicing  Advances  made by the
Successor  Servicer,  have been  reimbursed  in full, at which point the  Successor  Servicer  shall be entitled to retain all related  Reimbursement  Amounts  subsequently  collected  with respect to that Mortgage Loan pursuant to
Section 3.10  of this  Agreement.  To the  extent  that the  Advances  or  Servicing  Advances  are  Nonrecoverable
Advances to be reimbursed on an aggregate  basis pursuant to  Section 3.10  of this  Agreement,  the  reimbursement paid in this manner will be made pro rata to the Advancing  Person or Advance  Facility  Trustee,  on the one hand, and the Successor Servicer, on the other hand, as described in clause (i)(B) above.

(f)      The Servicer  shall remain  entitled to be reimbursed  for all Advances and Servicing  Advances  funded by the Servicer to the extent the related  rights to be reimbursed  therefor  have not been sold,  assigned or pledged to an Advancing Person.

(g)      Any amendment to this  Section 3.21  or to any other  provision of this Agreement that may be necessary or appropriate  to effect the terms of an Advance  Facility as  described  generally in this  Section 3.21,  including amendments to add provisions  relating to a successor Servicer,  may be entered into by the Trustee,  Depositor and the Servicer without the consent of any  Certificateholder,  with written confirmation from each Rating Agency that the  amendment  will not result in the reduction of the ratings on any class of the  Certificates  below the lesser of the then  current  or  original  ratings on such  Certificates,  notwithstanding  anything  to the  contrary  in
Section 11.01 of or elsewhere in this Agreement.

(h)      Any rights of set-off that the Trust Fund,  the Trustee,  the  Depositor,  any  Successor  Servicer or any
other Person might  otherwise have against the Servicer  under this Agreement  shall not attach to any rights to be reimbursed for Advances or Servicing Advances that have been sold,  transferred,  pledged,  conveyed or assigned to any Advancing Person.

(i)      At any time when an Advancing  Person shall have ceased funding  Advances  and/or  Servicing  Advances (as the case may be) and the Advancing  Person or related Advance  Facility  Trustee shall have received  Reimbursement
Amounts  sufficient in the aggregate to reimburse all Advances and/or  Servicing  Advances (as the case may be) the right to  reimbursement  for which were  assigned  to the  Advancing  Person,  then upon the  delivery of a written notice signed by the Advancing  Person and the Servicer or its successor or assign) to the Trustee  terminating the
Advance  Facility  Notice (the “Notice of Facility  Termination”),  the Servicer or its  Successor  Servicer  shall again be entitled to withdraw and retain the related  Reimbursement  Amounts from the Custodial Account pursuant to
Section 3.10.

(j)      After  delivery  of any Advance  Facility  Notice,  and until any such  Advance  Facility  Notice has been terminated  by a Notice of  Facility  Termination,  this  Section 3.21  may not be  amended or  otherwise  modified without the prior written consent of the related Advancing Person.

                                                   ARTICLE IV

                                          PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.     Certificate Account

(a)      The Servicer  acting as agent of the Trustee shall  establish and maintain a Certificate  Account in which the  Servicer  shall cause to be  deposited  on behalf of the Trustee on or before 2:00 P.M.  New York time on each
Certificate  Account  Deposit Date by wire transfer of  immediately  available  funds an amount equal to the sum of
(i) any Advance for the immediately  succeeding  Distribution Date, (ii) any amount required to be deposited in the
Certificate  Account  pursuant to  Section 3.12(a),  (iii) any  amount  required to be deposited in the Certificate
Account  pursuant  to   Section 3.16(e) or   Section  4.07,  (iv) any  amount  required  to  be  paid  pursuant  to
Section 9.01,  (v) all other amounts constituting the Available  Distribution Amount for the immediately succeeding
Distribution  Date and  (vi) any  payments  or  collections  in the nature of  prepayment  charges  received by the
Servicer in respect of the Mortgage Loans and the related Prepayment Period.

(b)      On or prior to the Business  Day  immediately  following  each  Determination  Date,  the  Servicer  shall determine any amounts owed by the Swap  Counterparty  under the Swap Agreement and inform the Trustee in writing of the amount so calculated.

(c)      The Trustee shall,  upon written request from the Servicer,  invest or cause the  institution  maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted  Investments  designated in the name of the Trustee for the benefit of the  Certificateholders,  which shall mature not later than the Business Day next  preceding  the  Distribution  Date next  following  the date of such  investment  (except  that  (i) if  such
Permitted  Investment is an  obligation of the  institution  that  maintains  such account or a fund for which such institution serves as custodian,  then such Permitted  Investment may mature on such Distribution Date and (ii) any other  investment  may mature on such  Distribution  Date if the Trustee shall  advance funds on such  Distribution
Date to the  Certificate  Account in the amount  payable on such  investment  on such  Distribution  Date,  pending receipt  thereof  to the extent  necessary  to make  distributions  on the  Certificates)  and shall not be sold or disposed of prior to maturity.  All income and gain realized from any such  investment  shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time.  The amount of any losses  incurred in respect of any such  investments  shall be deposited in the  Certificate  Account by the Servicer out of its own
funds immediately as realized.

Section 4.02.     Distributions

(a)      [On each  Distribution  Date,  the Trustee (or the Paying Agent on behalf of the Trustee)  shall  allocate and  distribute  the Available  Distribution  Amount for such date to the  interests  issued in respect of REMIC I,
REMIC II and REMIC III as specified in this Section.]

(b)      (1)               [On each  Distribution  Date,  the REMIC I  Distribution  Amount shall be distributed by
REMIC I to REMIC II on account of the REMIC I  Regular  Interests in the amounts and with the  priorities set forth in the definition thereof.]

(2)      On each  Distribution  Date,  the REMIC II  Distribution  Amount shall be distributed by REMIC II to REMIC
III on  account  of the  REMIC II  Regular  Interests  in the  amounts  and with the  priorities  set  forth in the definition thereof.

(3)      Notwithstanding  the  distributions  on the REMIC  Regular  Interests  described in this  Section 4.02(b), distribution of funds from the Certificate Account shall be made only in accordance with Sections 4.02(c) and (d).

(c)      [On each  Distribution  Date (x) the  Servicer on behalf of the Trustee or (y) the Paying Agent  appointed by the Trustee,  shall  distribute to each  Certificateholder  of record on the next  preceding  Record Date (other than as provided in  Section 9.01  respecting the final  distribution)  either in immediately  available  funds (by wire transfer or otherwise) to the account of such  Certificateholder  at a bank or other entity having appropriate facilities therefor,  if such  Certificateholder  has so notified the Servicer or the Paying Agent, as the case may be, or, if such  Certificateholder  has not so notified the  Servicer or the Paying  Agent by the Record  Date,  by
check mailed to such  Certificateholder  at the address of such Holder  appearing in the Certificate  Register such
Certificateholder's  share  (which  share  with  respect  to each  Class of  Certificates,  shall  be  based on the aggregate of the Percentage  Interests  represented by Certificates of the applicable  Class held by such Holder of the  following  amounts),  in the  following  order  of  priority,  in each  case to the  extent  of the  Available
Distribution  Amount on deposit in the  Certificate  Account  [(or,  with respect to clause  (xi)(B) below,  to the extent of prepayment charges on deposit in the Certificate Account)]:

(i)      to the Class A Certificateholders,  the Accrued  Certificate Interest  payable on the Class A Certificates with  respect to such  Distribution  Date,  plus any  related  amounts  accrued  pursuant  to this  clause  (i) but remaining unpaid from any prior Distribution  Date, being paid from and in reduction of the Available  Distribution
Amount for such Distribution Date;

(ii)     to the  Class M  Certificateholders  and  Class B  Certificateholders  from  the  amount,  if any,  of the
Available  Distribution  Amount  remaining  after the foregoing  distributions,  the Accrued  Certificate  Interest payable on the Class M  Certificates  and Class B  Certificates  with respect to such  Distribution  Date, plus any related  amounts  accrued  pursuant to this clause  (ii) but  remaining  unpaid from any prior  Distribution  Date, sequentially, to the [Class M-1  Certificateholders,  Class M-2  Certificateholders,  Class M-3 Certificateholders,
Class M-4    Certificateholders,    Class M-5   Certificateholders,    Class M-6   Certificateholders,    Class M-7
Certificateholders,  Class M-8 Certificateholders and Class B  Certificateholders],  in that order, being paid from and in reduction of the Available Distribution Amount for such Distribution Date;

(iii)    [reserved]

(iv)     the  Principal  Distribution  Amount shall be  distributed  as follows,  in each case to the extent of the remaining Principal Distribution Amount:

(A)      [first, the Class A Principal  Distribution  Amount,  sequentially,  to the Class A-1  Certificateholders,
         Class A-2  Certificateholders  and  Class A-3  Certificateholders,   in  that  order,  until  the
         aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero;

(B)      third,  to the  Class M-1  Certificateholders,  the Class M-1  Principal  Distribution  Amount,  until the
         Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

(C)      fourth,  to the Class M-2  Certificateholders,  the Class M-2  Principal  Distribution  Amount,  until the
         Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

(D)      fifth,  to the  Class M-3  Certificateholders,  the Class M-3  Principal  Distribution  Amount,  until the
         Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

(E)      sixth,  to the  Class M-4  Certificateholders,  the Class M-4  Principal  Distribution  Amount,  until the
         Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

(F)      seventh, to the Class M-5  Certificateholders,  the Class M-5  Principal  Distribution  Amount,  until the
         Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

(G)      eighth,  to the Class M-6  Certificateholders,  the Class M-6  Principal  Distribution  Amount,  until the
         Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

(H)      ninth,  to the  Class M-7  Certificateholders,  the Class M-7  Principal  Distribution  Amount,  until the
         Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

(I)      tenth,  to the  Class M-8  Certificateholders,  the Class M-8  Principal  Distribution  Amount,  until the
         Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

(J)      eleventh,  to the  Class B  Certificateholders,  the  Class B  Principal  Distribution  Amount,  until the
         Certificate Principal Balance of the Class B Certificates has been reduced to zero]; and

(v)      to the Class A Certificateholders,  Class M Certificateholders and Class B Certificateholders,  the amount of any Prepayment  Interest  Shortfalls  allocated thereto for such Distribution Date, on a pro rata basis based on
Prepayment  Interest  Shortfalls  allocated  thereto to the extent not  offset by  Servicing  Compensation  on such
Distribution Date;

(vi)     to the Class A Certificateholders,  Class M Certificateholders and Class B Certificateholders,  the amount of any Prepayment Interest Shortfalls  previously  allocated thereto remaining unpaid from prior Distribution Dates together with interest  thereon at the related  Pass-Through  Rate, on a pro rata basis based on unpaid  Prepayment
Interest Shortfalls previously allocated thereto;

(vii)    to the Class A  Certificateholders,  the amount of any unpaid Class A Basis Risk  Shortfall  Carry-Forward
Amounts  allocated  thereto,  on a pro rata  basis  based on the  amount of unpaid  Class A  Basis  Risk  Shortfall
Carry-Forward  Amounts  allocated  thereto,  and  then  sequentially,  to the  [Class M-1  Certificateholders,  the
Class M-2  Certificateholders,  the Class M-3 Certificateholders,  the Class M-4 Certificateholders,  the Class M-5
Certificateholders,   the   Class M-6   Certificateholders,   the  Class M-7   Certificateholders,   the  Class M-8
Certificateholders  and Class B  Certificateholders,]  in that order, the amount of any unpaid Basis Risk Shortfall
Carry-Forward Amounts allocated thereto;

(viii)   to the Class A Certificateholders,  Class M Certificateholders and Class B Certificateholders,  Relief Act
Shortfalls  allocated  thereto  for such  Distribution  Date,  on a pro rata basis  based on Relief Act  Shortfalls allocated thereto for such Distribution Date,

(ix)     first,  to the  Class A  Certificateholders,  the  principal  portion of any  Realized  Losses  previously allocated  to those  Certificates  and  remaining  unreimbursed,  on a pro  rata  basis  based on their  respective principal portion of any Realized Losses  previously  allocated to those  Certificates and remaining  unreimbursed, and then,  sequentially,  to the  Class M-1  Certificateholders,  the Class M-2  Certificateholders,  the Class M-3
Certificateholders,   the   Class M-4   Certificateholders,   the  Class M-5   Certificateholders,   the  Class M-6
Certificateholders,   the  Class M-7   Certificateholders,   the  Class M-8   Certificateholders  and  the  Class B
Certificateholders,  in that order,  the  principal  portion of any Realized  Losses  previously  allocated to such
Class and remaining unreimbursed;

(x)      to the Swap  Account for payment to the Swap  Counterparty,  any Swap  Termination  Payments due to a Swap
Counterparty Trigger Event.

(xi)     to the Class SB  Certificates,  (A) from the amount,  if any, of the Excess Cash Flow remaining  after the
foregoing   distributions,   the  sum  of  (I) Accrued  Certificate  Interest  thereon,   (II) the  amount  of  any
Overcollateralization  Reduction Amount for such  Distribution  Date and (III) for any Distribution  Date after the
Certificate   Principal  Balance  of  each  Class of  Class A   Certificates,   Class M  Certificates  and  Class B
Certificates  has been  reduced to zero,  the  Overcollateralization  Amount  and  (B) from  prepayment  charges on deposit in the  Certificate  Account,  any  prepayment  charges  received on the Mortgage  Loans during the related
Prepayment Period; and

(xii)    to the Class R-III Certificateholders, the balance, if any, of the Excess Cash Flow.

         Notwithstanding  anything in this  Agreement  to the  contrary,  all amounts owed by the Trust to the Swap
Counterparty under the Swap Agreement in any calendar month shall be limited by the Available  Distribution  Amount for the  Distribution  Date in such  calendar  month,  before  giving  effect to any  reductions  to the  Available
Distribution Amount to account for any Net Swap Payments required to be made to the Swap Counterparty.

(d)      Notwithstanding  the foregoing  clause (c), upon the reduction of the Certificate  Principal  Balance of a
Class of [Class A  Certificates,  Class M Certificates or Class B Certificates] to zero, such Class of Certificates will not be entitled to further distributions pursuant to Section 4.02.

(e)      Each  distribution  with respect to a Book-Entry  Certificate  shall be paid to the Depository,  as Holder thereof,  and the Depository shall be responsible for crediting the amount of such  distribution to the accounts of its  Depository  Participants  in accordance  with its normal  procedures.  Each  Depository  Participant  shall be responsible  for disbursing such  distribution  to the  Certificate  Owners that it represents and to each indirect participating  brokerage  firm (a “brokerage  firm” or “indirect  participating  firm”) for which it acts as agent.
Each brokerage firm shall be responsible for disbursing  funds to the Certificate  Owners that it represents.  None of the Trustee,  the Certificate  Registrar,  the Depositor or the Servicer shall have any responsibility  therefor except as otherwise provided by this Agreement or applicable law.

(f)      Except as otherwise provided in Section 9.01,  if the Servicer  anticipates that a final distribution with respect to any Class of  Certificates  will be made on the next  Distribution  Date, the Servicer  shall,  no later than the Determination Date in the month of such final  distribution,  notify the Trustee and the Trustee shall, no later than two (2) Business Days after such  Determination  Date, mail on such date to each Holder of such Class of
Certificates a notice to the effect that:  (i) the Trustee  anticipates  that the final  distribution  with respect to such Class of  Certificates  will be made on such  Distribution Date but only upon presentation and surrender of such  Certificates  at the office of the Trustee or as otherwise  specified  therein,  and (ii) no  interest  shall
accrue  on  such   Certificates  from  and  after  the  end  of  the  prior  calendar  month.  In  the  event  that
Certificateholders  required to surrender their  Certificates  pursuant to  Section 9.01(c) do  not surrender their
Certificates  for  final  cancellation,   the  Trustee  shall  cause  funds  distributable  with  respect  to  such
Certificates  to be  withdrawn  from the  Certificate  Account and  credited to a separate  escrow  account for the benefit of such Certificateholders as provided in Section 9.01(d).

Section 4.03.     Statements to Certificateholders; Statements to Rating Agencies; Exchange Act Reporting

(a)      Concurrently  with  each  distribution  charged  to the  Certificate  Account  and  with  respect  to each
Distribution  Date the Servicer  shall  forward to the Trustee and the Trustee  shall  forward by mail or otherwise make available  electronically  on its website (which may be obtained by any  Certificateholder  by telephoning the
Trustee at (877)  722-1095) to each Holder and the Depositor a statement  setting  forth the following  information as to each Class of Certificates, in each case to the extent applicable:

(i)      the applicable Record Date, Determination Date and Distribution Date;

(ii)     the  aggregate  amount of payments  received  with respect to the  Mortgage  Loans,  including  prepayment amounts;
(iii)    the Servicing Fee and Subservicing Fee payable to the Servicer and the Subservicer;

(iv)     the amount of any other fees or  expenses  paid,  and the  identity  of the party  receiving  such fees or expenses;

(v)      (A)                        the   amount  of  such   distribution   to  the   Certificateholders   of  such
Class applied to reduce the Certificate  Principal  Balance thereof,  and (B) the aggregate amount included therein representing Principal Prepayments;

(vi)     the amount of such distribution to Holders of such Class of Certificates allocable to interest;

(vii)    if the  distribution to the Holders of such Class of  Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(viii)   the aggregate  Certificate  Principal  Balance of each Class of the  Certificates,  after giving effect to the amounts  distributed on such Distribution  Date,  separately  identifying any reduction thereof due to Realized
Losses other than pursuant to an actual distribution of principal;

(ix)     the  percentage  of  the  outstanding  principal  balances  of the  [Class  A  Certificates  and  Class  M
Certificates] after giving effect to the distributions on that Distribution Date;

(x)      the number and Stated  Principal  Balance of the Mortgage Loans after giving effect to the distribution of principal on such  Distribution  Date and the number of Mortgage  Loans at the  beginning  and end of the preceding
Due Period;

(xi)     on the basis of the most recent  reports  furnished to it by  Sub-Subservicers, the  number and  aggregate principal  balances of Mortgage Loans that are Delinquent  (A) 30-59  days,  (B) 60-89 days and (C) 90 or more days and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

(xii)    the amount,  terms and general  purpose of any Advance by the  Servicer  pursuant to Section  4.04 and the amount of all Advances that have been reimbursed during the preceding Due Period;

(xiii)   any  material  modifications,  extensions  or waivers to the terms of the  Mortgage  Loans  during the Due
Period or that have cumulatively become material over time;

(xiv)    any material breaches of Mortgage Loan representations or warranties or covenants in the Agreement;

(xv)     the number, aggregate principal balance and book value of any REO Properties;

(xvi)    the aggregate Accrued  Certificate  Interest  remaining  unpaid,  if any, for each Class of  Certificates, after giving effect to the distribution made on such Distribution Date;

(xvii)   the aggregate  amount of Realized  Losses with respect to the Mortgage  Loans for such  Distribution  Date and the aggregate amount of Realized Losses with respect to the Mortgage Loans incurred since the Cut-off Date;

(xviii)  the  Pass-Through  Rate on each Class of  Certificates,  separately  identifying  One-Month LIBOR for such
Distribution Date and the Net WAC Cap Rate;

(xix)    the   Overcollateralization   Amount  and  the  Required   Overcollateralization   Amount  following  such
Distribution Date;

(xx)     the number and aggregate principal balance of the Mortgage Loans repurchased under Section 4.07;

(xxi)    the aggregate  amount of any recoveries with respect to the Mortgage Loans on previously  foreclosed loans from GMFI due to a breach of representation or warranty;

(xxii)   the weighted  average  remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

(xxiii)  the weighted average  Mortgage Rates of the Mortgage Loans after giving effect to the amounts  distributed on such Distribution Date;

(xxiv)   [the Class A Basis Risk Shortfall,  Class A Basis Risk Shortfall  Carry-Forward Amount, Class M Basis Risk
Shortfall,  Class M  Basis  Risk  Shortfall,  Class B  Basis Risk  Shortfall  Carry-Forward  Amount and  Prepayment
Interest Shortfalls;]

(xxv)    the amount of any Net Swap  Payment  payable to the Trustee on behalf of the Trust,  any Net Swap  Payment payable to the Swap  Counterparty,  any Swap Termination  Payment payable to the Trustee on behalf of the Trust and any Swap Termination Payment payable to the Swap Counterparty; and

(xxvi)   the occurrence of the Stepdown Date.

         In the case of  information  furnished  pursuant  to clauses  (i) and  (ii) above,  the  amounts  shall be expressed as a dollar amount per Certificate with a $1,000  denomination.  In addition to the statement provided to the  Trustee as set forth in this  Section 4.03(a),  the  Servicer  shall  provide  to any  manager of a trust fund consisting  of  some or all of the  Certificates,  upon  reasonable  request,  such  additional  information  as is reasonably  obtainable by the Servicer at no additional  expense to the Servicer.  Also, at the request of a Rating
Agency,  the  Servicer  shall  provide  the  information   relating  to  the  Reportable  Modified  Mortgage  Loans
substantially  in the form attached  hereto as Exhibit P to such Rating Agency within a reasonable  period of time;
provided,  however,  that the Servicer shall not be required to provide such  information more than four times in a calendar year to any Rating Agency.

(b)      Within a reasonable  period of time after the end of each calendar year,  the Servicer  shall prepare,  or cause to be prepared,  and the Trustee  shall  forward,  or cause to be  forwarded,  to each Person who at any time during  the  calendar  year was the  Holder  of a  Certificate,  other  than a  Class R  Certificate,  a  statement containing the information set forth in clauses  [(i) and (ii)] referred to in of subsection  (a) above  aggregated for such  calendar  year or  applicable  portion  thereof  during which such Person was a  Certificateholder.  Such obligation  of the  Servicer  shall be deemed to have been  satisfied to the extent that  substantially  comparable information shall be provided by the Servicer pursuant to any requirements of the Code.

(c)      Within a reasonable  period of time after the end of each calendar year,  the Servicer  shall prepare,  or cause to be  prepared,  and shall  forward,  or cause to be  forwarded,  to each  Person who at any time during the calendar  year was the  Holder of a  Class R  Certificate,  a  statement  containing  the  applicable  distribution information  provided  pursuant to this  Section 4.03  aggregated  for such  calendar  year or  applicable  portion thereof  during which such Person was the Holder of a Class R  Certificate.  Such  obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially  comparable  information shall be provided by the
Servicer pursuant to any requirements of the Code.

(d)      Upon the written  request of any  Certificateholder,  the  Servicer,  as soon as  reasonably  practicable, shall provide the  requesting  Certificateholder  with such  information  as is necessary and  appropriate,  in the
Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

(e)      The Servicer  shall,  on behalf of the  Depositor  and in respect of the Trust Fund,  sign and cause to be filed with the Commission any periodic  reports  required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder,  including, without limitation,  reports on Form 10-K, Form
10-D and Form 8-K. In  connection  with the  preparation  and filing of such  periodic  reports,  the Trustee shall timely  provide to the Servicer (I) a list of  Certificateholders  as shown on the  Certificate  Register as of the end of each calendar year, (II) copies of all pleadings,  other legal process and any other  documents  relating to any  claims,  charges  or  complaints  involving  the  Trustee,  as trustee  hereunder,  or the Trust Fund that are received by the Trustee,  (III) notice of all matters  that, to the actual  knowledge of a  Responsible  Officer of the Trustee,  have been  submitted  to a vote of the  Certificateholders,  other than those  matters that have been submitted to a vote of the  Certificateholders at the request of the Depositor or the Servicer,  and (IV) notice of any failure of the Trustee to make any distribution to the  Certificateholders  as required  pursuant to the Series
Supplement.  Neither the Servicer nor the Trustee shall have any liability with respect to the  Servicer's  failure to properly  prepare or file such  periodic  reports  resulting  from or relating to the  Servicer's  inability  or failure to obtain any information not resulting from the Servicer's own negligence or willful misconduct.

(f)      Any Form 10-K filed with the Commission in connection  with this Section 4.03 shall include,  with respect to the Certificates relating to such 10-K:

(i)      A  certification,  signed by the senior officer in charge of the servicing  functions of the Servicer,  in the form attached as Exhibit T-1 hereto or such other form as may be required or permitted by the  Commission  (the
“Form 10-K  Certification”),  in compliance  with Rules 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission.

(ii)     A report  regarding its  assessment of compliance  during the preceding  calendar year with all applicable servicing  criteria  set forth in  relevant  Commission  regulations  with  respect to  mortgage-backed  securities transactions  taken as a whole  involving the Servicer that are backed by the same types of assets as those backing
the  certificates,   as  well  as  similar  reports  on  assessment  of  compliance  received  from  other  parties participating  in the  servicing  function as required by relevant  Commission  regulations,  as  described in Item
1122(a) of  Regulation  AB. The  Servicer  shall  obtain  from all other  parties  participating  in the  servicing function any required certifications.

(iii)    With respect to each  assessment  report  described  immediately  above,  a report by a registered  public accounting  firm that  attests to, and reports on, the  assessment  made by the  asserting  party,  as set forth in relevant Commission regulations, as described in Regulation 1122(b) of Regulation AB and Section 3.19.

(iv)     The servicer compliance certificate required to be delivered pursuant Section 3.18.

(g)      In  connection  with the Form 10-K  Certification,  the Trustee  shall provide the Servicer with a back-up certification substantially in the form attached hereto as Exhibit T-2.

(h)      This  Section  4.03  may be  amended  in  accordance  with  this  Agreement  without  the  consent  of the
Certificateholders.

Section 4.04.     Distribution of Reports to the Trustee and the Depositor; Advances by the Servicer

(a)      Prior to the close of business on the Business Day next succeeding each  Determination  Date, the Servicer shall furnish a written  statement (which may be in a mutually  agreeable  electronic  format) to the Trustee,  any
Paying Agent and the Depositor (the  information in such  statement to be made available to  Certificateholders  by the Servicer on request)  (provided that the Servicer shall use its best efforts to deliver such written  statement not later than 12:00 p.m. New York time on the second  Business Day prior to the  Distribution  Date) setting forth
(i) the  Available  Distribution  Amount,  (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately  succeeding  Certificate Account Deposit Date pursuant to clause  (iii) of  Section 4.01(a),  (iii) the  amount of Prepayment  Interest  Shortfalls  and Basis Risk Shortfall
Carry-Forward  Amounts and (iv) the Net Swap Payments and Swap Termination  Payments, if any, for such Distribution
Date. The  determination  by the Servicer of such amounts shall, in the absence of obvious error, be  presumptively deemed to be correct  for all  purposes  hereunder  and the Trustee  shall be  protected  in relying  upon the same without any independent check or verification.

(b)      On or before 2:00 P.M. New York time on each  Certificate  Account Deposit Date, the Servicer shall either
(i) remit to the Trustee for deposit in the  Certificate  Account from its own funds,  or funds  received  therefor from the  Subservicers,  an amount  equal to the  Advances  to be made by the  Servicer  in respect of the  related
Distribution  Date, which shall be in an aggregate  amount equal to the sum of (A) the  aggregate amount of Monthly
Payments other than Balloon  Payments  (with each interest  portion  thereof  adjusted to a per annum rate equal to the Net Mortgage Rate), less the amount of any related Servicing  Modifications,  Debt Service Reductions or Relief
Act  Shortfalls,  on the  Outstanding  Mortgage  Loans as of the related Due Date in the related Due Period,  which
Monthly  Payments  were due during the  related  Due Period and not  received as of the close of business as of the related  Determination  Date;  provided that no Advance shall be made if it would be a  Nonrecoverable  Advance and
(B) with  respect to each Balloon Loan  delinquent in respect of its Balloon Payment as of the close of business on the related  Determination  Date,  an amount  equal to the assumed  Monthly  Payment  (with each  interest  portion thereof  adjusted to a per annum rate equal to the Net  Mortgage  Rate) that would have been due on the related Due
Date  based on the  original  amortization  schedule  for such  Balloon  Loan until  such  Balloon  Loan is finally liquidated,  over any payments of interest or  principal  (with each  interest  portion  thereof  adjusted to a per annum rate equal to the Net Mortgage Rate)  received from the related  Mortgagor as of the close of business on the related  Determination  Date and  allocable to the Due Date during the related Due Period for each month until such
Balloon Loan is finally  liquidated,  (ii) withdraw  from amounts on deposit in the Custodial  Account and remit to the Trustee for deposit in the Certificate  Account all or a portion of the Amount Held for Future  Distribution in discharge  of any  such  Advance,  or  (iii) make  advances  in the  form of any  combination  of  clauses  (i) and
(ii) aggregating  the amount of such Advance.  Any portion of the Amount Held for Future Distribution so used shall be replaced by the  Servicer by deposit in the  Certificate  Account on or before  11:00 A.M.  New York time on any future  Certificate  Account  Deposit Date to the extent that funds  attributable  to the  Mortgage  Loans that are available in the Custodial  Account for deposit in the  Certificate  Account on such  Certificate  Account  Deposit
Date shall be less than  payments to  Certificateholders  required to be made on the following  Distribution  Date.
The Servicer  shall be entitled to use any Advance made by a Subservicer as described in  Section 3.07(b) that  has been  deposited in the  Custodial  Account on or before such  Distribution  Date as part of the Advance made by the
Servicer pursuant to this Section 4.04.

         The  determination  by the  Servicer  that it has  made a  Nonrecoverable  Advance  or that  any  proposed
Advance,  if made, would constitute a  Nonrecoverable  Advance,  shall be evidenced by a certificate of a Servicing
Officer delivered to the Depositor.

         In the event that the Servicer  determines  as of the  Business  Day  preceding  any  Certificate  Account
Deposit Date that it will be unable to deposit in the Certificate  Account an amount equal to the Advance  required to be made for the immediately  succeeding  Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy),  not later than 3:00 P.M.,  New York time, on such Business Day, specifying  the  portion of such  amount  that it will be unable to  deposit.  Not later  than 3:00 P.M.,  New York time, on the Certificate  Account Deposit Date the Trustee shall,  unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy)  that the Servicer  shall have directly or indirectly deposited in the  Certificate  Account  such  portion of the amount of the Advance as to which the  Servicer  shall have given notice pursuant to the preceding  sentence,  pursuant to Section 7.01,  (a) terminate  all of the rights and  obligations  of the Servicer under this Agreement in accordance  with  Section 7.01  and (b) assume the rights and  obligations  of the Servicer  hereunder,  including the  obligation to deposit in the  Certificate  Account an amount equal to the Advance for the immediately succeeding Distribution Date.

         The Trustee  shall deposit all funds it receives  pursuant to this  Section 4.04(b) into  the  Certificate
Account.

Section 4.05.     Allocation of Realized Losses

(a)      Prior to each  Distribution  Date, the Servicer shall  determine the total amount of Realized  Losses,  if any,  that  resulted  from any  Cash  Liquidation,  Servicing  Modifications,  Debt  Service  Reduction,  Deficient
Valuation or REO  Disposition  that occurred  during the related  Prepayment  Period or, in the case of a Servicing
Modification  that  constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest  portion of the Monthly Payment due in the month in which such  Distribution  Date occurs.  The amount of each Realized Loss shall be evidenced by an Officers' Certificate.

(b)      [All Realized Losses on the Mortgage Loans shall be allocated as follows:

(i)      first, to Excess Cash Flow in the amounts and priority as provided in Section 4.02;

(ii)     second, in reduction of the Overcollateralization Amount, until such amount has been reduced to zero;

(iii)    third,  the Class B  Certificates,  until the  Certificate  Principal  Balance thereof has been reduced to zero;

(iv)     fourth, to the Class M-8  Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

(v)      fifth, to the Class M-7  Certificates,  until the Certificate  Principal  Balance thereof has been reduced to zero;

(vi)     sixth, to the Class M-6  Certificates,  until the Certificate  Principal  Balance thereof has been reduced to zero;

(vii)    seventh, to the Class M-5  Certificates,  until the Certificate Principal Balance thereof has been reduced to zero;

(viii)   eighth, to the Class M-4  Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

(ix)     ninth, to the Class M-3  Certificates,  until the Certificate  Principal  Balance thereof has been reduced to zero;

(x)      tenth, to the Class M-2  Certificates,  until the Certificate  Principal  Balance thereof has been reduced to zero;

(xi)     eleventh,  to the  Class M-1  Certificates,  until the  Certificate  Principal  Balance  thereof  has been reduced to zero; and

(xii)    twelfth,  to the Class A  Certificates on a pro rata basis,  based on their then  outstanding  Certificate
         Principal  Balances prior to giving effect to  distributions to be made on such
         Distribution  Date, until the aggregate  Certificate  Principal Balance thereof has been reduced to zero.]

(c)      An  allocation  of a  Realized  Loss  on a “pro  rata  basis”  among  two or  more  specified  Classes  of
Certificates  means an allocation on a pro rata basis,  among the various Classes so specified,  to each such Class of Certificates on the basis of their then  outstanding  Certificate  Principal  Balances prior to giving effect to distributions  to be made on such  Distribution  Date in the case of the  principal  portion of a Realized  Loss or based on the Accrued  Certificate  Interest  thereon payable on such  Distribution  Date in the case of an interest portion of a Realized  Loss. Any  allocation of the principal  portion of Realized  Losses (other than Debt Service
Reductions) to the Class A  Certificates,  Class M  Certificates or Class B  Certificates shall be made by reducing the Certificate  Principal  Balance thereof by the amount so allocated,  which  allocation  shall be deemed to have occurred on such  Distribution  Date;  provided,  that no such  reduction  shall reduce the  aggregate  Certificate
Principal  Balance  of the  Certificates  below the  aggregate  Stated  Principal  Balance of the  Mortgage  Loans.
Allocations of the interest  portions of Realized  Losses (other than any interest rate reduction  resulting from a
Servicing  Modification)  shall be made by operation of the definition of “Accrued  Certificate  Interest” for each
Class for  such  Distribution  Date.  Allocations  of the interest  portion of a Realized  Loss  resulting  from an interest rate reduction in connection with a Servicing  Modification  shall be made by operation of the priority of payment  provisions of  Section 4.02(c).  Allocations of the principal portion of Debt Service  Reductions shall be made by operation of the  priority of payment  provisions  of  Section 4.02(c).  All Realized  Losses and all other losses  allocated to a Class of  Certificates  hereunder will be allocated among the  Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(d)      [All Realized  Losses on the Mortgage  Loans shall be allocated on each  Distribution  Date to the REMIC I
Regular  Interests and the REMIC II Regular  Interests as provided in the definition of REMIC I Realized Losses and
REMIC II Realized Losses, respectively.]

(e)      [Realized  Losses  allocated  to the Excess  Cash Flow or the  Overcollateralization  Amount  pursuant  to paragraphs (a),  (b) or (c) of this Section,  the definition of Accrued  Certificate  Interest and the operation of
Section 4.02(c) shall  be  deemed  allocated  to  the  Class SB  Certificates.  Realized  Losses  allocated  to the
Class SB  Certificates  shall, to the extent such Realized Losses represent Realized Losses on an interest portion, be allocated to the REMIC III  Regular  Interest SB-IO.  Realized Losses allocated to the Excess Cash Flow pursuant to paragraph (b) of this  Section shall be deemed to reduce Accrued  Certificate  Interest on the REMIC III Regular
Interest SB-IO.  Realized Losses  allocated to the  Overcollateralization  Amount pursuant to paragraph (b) of this
Section shall  be deemed first to reduce the principal  balance of the REMIC I  Regular  Interest  SB-PO until such principal  balance  shall have been reduced to zero and  thereafter  to reduce  accrued and unpaid  interest on the
REMIC III Regular Interest SB-IO.]

Section 4.06.     Reports of Foreclosures and Abandonment of Mortgaged Property

         The Servicer or the Subservicers  shall file  information  returns with respect to the receipt of mortgage interest  received in a trade or business,  the reports of foreclosures and abandonments of any Mortgaged  Property and the  informational  returns  relating to  cancellation  of  indebtedness  income with respect to any  Mortgaged
Property  required  by Sections  6050H,  6050J and 6050P of the Code,  respectively,  and deliver to the Trustee an
Officers'  Certificate  on or before March 31 of each year,  beginning with the first March 31 that occurs at least six months after the Cut off Date,  stating that such  reports have been filed.  Such reports  shall be in form and substance  sufficient to meet the reporting  requirements  imposed by such Sections  6050H,  6050J and 6050P of the
Code.

Section 4.07.     Optional Purchase of Defaulted Mortgage Loans

(a)      As to any  Mortgage  Loan which is  delinquent  in payment by 90 days or more,  the  Servicer  may, at its option,  purchase such  Mortgage  Loan from the Trustee at the Purchase  Price  therefor;  provided,  that any such
Mortgage  Loan that becomes 90 days or more  delinquent  during any given  Calendar  Quarter shall only be eligible for purchase  pursuant to this Section 4.07 during the period  beginning on the first Business Day of the following
Calendar  Quarter,  and  ending at the close of  business  on the  second-to-last  Business  Day of such  following
Calendar  Quarter;  and provided  further,  that such  Mortgage  Loan is 90 days or more  delinquent at the time of repurchase.  Such option if not exercised  shall not thereafter be reinstated as to any Mortgage  Loan,  unless the delinquency is cured and the Mortgage Loan thereafter  again becomes  delinquent in payment by 90 days or more in a subsequent Calendar Quarter.

(b)      If at any time the  Servicer  makes a  payment  to the  Certificate  Account  covering  the  amount of the
Purchase  Price for such a Mortgage  Loan,  and the Servicer  provides to the Trustee a  certification  signed by a
Servicing Officer stating that the amount of such payment has been deposited in the Certificate  Account,  then the
Trustee shall execute the assignment of such Mortgage Loan at the request of the Servicer  without  recourse to the
Servicer which shall succeed to all the Trustee's  right,  title and interest in and to such Mortgage Loan, and all security and documents  relative  thereto.  Such assignment  shall be an assignment  outright and not for security.
The  Servicer  will  thereupon  own such  Mortgage,  and all  such  security  and  documents,  free of any  further obligation to the Trustee or the Certificateholders with respect thereto.

Section 4.08.     Swap Agreement.

(a)      On the Closing Date,  the Trustee shall  (i) establish  and maintain in its name, in trust for the benefit of Class A,  Class M and Class B  Certificates,  the Swap Account and (ii) for the benefit of the Class A,  Class M and Class B Certificates, cause the Trust to enter into the Swap Agreement.

(b)      The Trustee  shall  deposit in the Swap Account all payments  that are payable to the Trust Fund under the
Swap Agreement.  Net Swap Payments and Swap Termination  Payments (other than Swap Termination  Payments  resulting from a Swap  Counterparty  Trigger Event) payable by the Trust Fund to the Swap  Counterparty  pursuant to the Swap
Agreement shall be excluded from the Available  Distribution  Amount and payable to the Swap Counterparty  prior to any  distributions  to the  Certificateholders.  On each  Distribution  Date,  such amounts will be remitted by the
Trustee to the Swap  Account for payment to the Swap  Counterparty,  first to make any Net Swap Payment owed to the
Swap  Counterparty  pursuant  to the Swap  Agreement  for  such  Distribution  Date,  and  second  to make any Swap
Termination  Payment (not due to a Swap Counterparty  Trigger Event) owed to the Swap Counterparty  pursuant to the
Swap  Agreement  for such  Distribution  Date.  For federal  income tax  purposes,  such  amounts  paid to the Swap
Account on each  Distribution  Date shall first be deemed paid to the Swap  Account in respect of REMIC III Regular
Interest IO to the extent of the amount  distributable on such REMIC III Regular  Interest IO on such  Distribution
Date,  and any  remaining  amount shall be deemed paid to the Swap Account in respect of the Class IO  Distribution
Amount.  Any  Swap  Termination  Payment  triggered  by  a  Swap  Counterparty  Trigger  Event  owed  to  the  Swap
Counterparty  pursuant to the Swap Agreement will be subordinated to  distributions  to the Holders of the Class A,
Class M and Class B Certificates and shall be paid as set forth under Section 4.02.

(c)      Net Swap  Payments  payable by the Swap  Counterparty  to the Trustee on behalf of the Trust Fund pursuant to the Swap  Agreement  will be  deposited  by the Trustee into the Swap  Account,  and shall be included  into the definition of Excess Cash Flow.

(d)      Subject  to  Sections  8.01 and 8.02  hereof,  the  Trustee  agrees to  comply  with the terms of the Swap
Agreement and to enforce the terms and provisions  thereof against the Swap  Counterparty at the written  direction of the Holders of [Class A  Certificates,  Class M Certificates and Class B Certificates]  entitled to at least 51%
of the Voting Rights of such Classes of  Certificates,  or if the Trustee does not receive such direction from such
Certificateholders, then at the written direction of GMFI.

(e)      The Swap Account  shall be an Eligible  Account.  Amounts held in the Swap Account from time to time shall continue to  constitute  assets of the Trust Fund,  but not of the REMICs,  until  released  from the Swap  Account pursuant to this  Section  4.08.  The Swap  Account  constitutes  an “outside  reserve  fund” within the meaning of
Treasury  Regulation  Section  1.860G-2(h)  and is not an asset of the  REMICs.  The [Class SB  Certificateholders]
shall be the owners of the Swap  Account.  The Trustee  shall keep  records  that  accurately  reflect the funds on deposit in the Swap Account.  The Trustee  shall,  at the direction of the Servicer,  invest  amounts on deposit in the Swap Account in Permitted  Investments.  In the absence of written  direction to the Trustee from the Servicer, all funds in the Swap Account shall remain uninvested.

(f)      The  Trustee and the  Servicer  shall treat the  holders of each Class of  Certificates  [(other  than the
Class SB Certificates  and Class R  Certificates)]  as having entered into a notional  principal  contract with the holders  of the  [Class SB  Certificates].  Pursuant  to each such  notional  principal  contract,  all  holders of
Certificates  [(other than the Class SB Certificates and Class R  Certificates)]  shall be treated as having agreed to pay, on each  Distribution  Date, to the holder of the [Class SB  Certificates] an aggregate amount equal to the excess,  if any,  of  (i) the  amount  payable  on  such  Distribution  Date  on the  REMIC  III  Regular  Interest
corresponding  to such Class of  Certificates  over (ii) the  amount payable on such Class of  Certificates on such
Distribution  Date (such  excess,  a “Class IO  Distribution  Amount”).  In  addition,  pursuant  to such  notional principal  contract,  the  holder of the  [Class SB  Certificates]  shall be  treated  as having  agreed to pay the related Basis Risk Shortfall Carry  Forward-Amounts  to the holders of the  Certificates  [(other than the Class SB
Certificates  and Class R  Certificates)]  in  accordance  with the terms of this  Agreement.  Any  payments to the
Certificates  from amounts  deemed  received in respect of this notional  principal  contract shall not be payments with  respect to a “regular  interest”  in a REMIC  within the meaning of Code  Section  860G(a)(1).  However,  any payment from the  Certificates  [(other than the Class SB  Certificates  and Class R  Certificates)]  of a Class IO
Distribution  Amount shall be treated for tax purposes as having been received by the holders of such  Certificates in respect of the REMIC III Regular  Interest  corresponding  to such Class of Certificates and as having been paid by such holders to the Swap Account pursuant to the notional  principal  contract.  Thus, each Certificate  [(other than the Class R Certificates)]  shall be treated as representing not only ownership of regular  interests in REMIC
III, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

                                                    ARTICLE V

                                                 THE CERTIFICATES

Section 5.01.     The Certificates

(a)      [The Class A Certificates, Class M Certificates,  Class B Certificates,  Class SB Certificates and Class R
Certificates  shall be  substantially  in the forms set forth in Exhibits A, B-1, B-2, C and D,  respectively,  and
shall,  on  original  issue,  be  executed  and  delivered  by  the  Trustee  to  the  Certificate   Registrar  for
authentication  and  delivery  to or upon the order of the  Depositor  upon  receipt by the  Trustee or one or more
Custodians of the documents  specified in Section 2.01.  The Class A and Class M-1  Certificates  shall be issuable in minimum  dollar  denominations  of  $[100,000]  and integral  multiples of $1 in excess  thereof.  The Class M-2
Certificates,  Class M-3  Certificates,  Class M-4 Certificates,  Class M-5  Certificates,  Class M-6 Certificates,
Class M-7  Certificates,  Class M-8  Certificates  and Class B  Certificates  shall be  issuable in minimum  dollar denominations  of $[250,000] and integral  multiples of $1 in excess thereof.  The Class SB  Certificates  shall be issuable in registered,  certificated  form in minimum  percentage  interests of [5.00]% and integral  multiples of
[0.01]%.  Each  Class of  Class R  Certificates  shall  be  issued  in  registered,  certificated  form in  minimum percentage interests of [20.00]% and integral multiples of [0.01]% in excess thereof;  provided,  however, that one
Class R  Certificate of each Class will be issuable to the REMIC  Administrator as “tax matters person” pursuant to
Section 10.01(c) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

         The  Certificates  shall be executed by manual or facsimile  signature on behalf of an authorized  officer of the Trustee.  Certificates  bearing the manual or facsimile  signatures of individuals  who were at any time the proper officers of the Trustee shall bind the Trustee,  notwithstanding  that such  individuals or any of them have ceased to hold such  offices  prior to the  authentication  and delivery of such  Certificate  or did not hold such offices at the date of such  Certificates.  No Certificate  shall be entitled to any benefit under this  Agreement, or be  valid  for  any  purpose,  unless  there  appears  on  such  Certificate  a  certificate  of  authentication substantially in the form provided for herein executed by the Certificate  Registrar by manual signature,  and such certificate upon any Certificate  shall be conclusive  evidence,  and the only evidence,  that such Certificate has
been  duly   authenticated  and  delivered   hereunder.   All  Certificates  shall  be  dated  the  date  of  their
authentication.]

(b)      The [Class A  Certificates,  Class M  Certificates and Class B  Certificates] shall initially be issued as one or more  Certificates  registered in the name of the Depository or its nominee and,  except as provided  below, registration of such  Certificates  may not be transferred by the Trustee except to another  Depository that agrees to hold such Certificates for the respective  Certificate Owners with Ownership Interests therein.  The Certificate
Owners shall hold their respective  Ownership  Interests in and to each [Class A  Certificate,  Class M Certificate and Class B  Certificate],  through the book-entry  facilities of the  Depository  and,  except as provided  below, shall not be  entitled  to  Definitive  Certificates  in respect of such  Ownership  Interests.  All  transfers  by
Certificate  Owners  of their  respective  Ownership  Interests  in the  Book-Entry  Certificates  shall be made in accordance  with the  procedures  established by the Depository  Participant  or brokerage firm  representing  such
Certificate  Owner.  Each  Depository  Participant  shall  transfer the Ownership  Interests only in the Book-Entry
Certificates  of  Certificate  Owners it represents or of brokerage  firms for which it acts as agent in accordance with the Depository's normal procedures.

         The Trustee,  the Servicer and the  Depositor may for all purposes  (including  the making of payments due on the respective  Classes of Book-Entry  Certificates)  deal with the Depository as the authorized  representative of the  Certificate  Owners with  respect to the  respective  Classes of  Book-Entry  Certificates  for purposes of exercising  the rights of  Certificateholders  hereunder.  The rights of  Certificate  Owners  with  respect to the respective  Classes of Book-Entry  Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository  Participants and brokerage firms representing such Certificate  Owners.
Multiple  requests  and  directions  from,  and votes of,  the  Depository  as  Holder of any  Class of  Book-Entry
Certificates with respect to any particular  matter shall not be deemed  inconsistent if they are made with respect to  different  Certificate  Owners.  The  Trustee  may  establish  a  reasonable  record  date in  connection  with solicitations  of consents  from or voting by  Certificateholders  and shall give notice to the  Depository of such record date.

         If with respect to any Book-Entry  Certificate  (i)(A) the  Depositor  advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its  responsibilities  as Depository with respect to such Book-Entry  Certificate  and (B) the  Depositor is unable to locate a qualified  successor,  or (ii)(A) the
Depositor at its option advises the Trustee in writing that it elects to terminate the  book-entry  system for such
Book-Entry  Certificate  through  the  Depository  and  (B) upon  receipt  of  notice  from the  Depository  of the
Depositor's  election  to  terminate  the  book-entry  system  for  such  Book-Entry  Certificate,  the  Depository
Participants holding beneficial interests in such Book-Entry  Certificates agree to initiate such termination,  the
Trustee  shall  notify all  Certificate  Owners of such  Book-Entry  Certificate,  through the  Depository,  of the occurrence of any such event and of the availability of Definitive  Certificates to Certificate  Owners  requesting the same.  Upon  surrender  to the  Trustee  of the  Book-Entry  Certificates  by the  Depository,  accompanied  by registration  instructions  from the  Depository  for  registration  of  transfer,  the  Trustee  shall  issue  the
Definitive Certificates.

         In addition,  if an Event of Default has occurred and is continuing,  each  Certificate  Owner  materially adversely affected thereby may at its option request a Definitive  Certificate  evidencing such Certificate Owner's
Percentage  Interest in the related Class of  Certificates.  In order to make such request,  such Certificate Owner shall,  subject to the rules and procedures of the  Depository,  provide the  Depository or the related  Depository
Participant  with  directions for the  Certificate  Registrar to exchange or cause the exchange of the  Certificate
Owner's  interest  in such  Class of  Certificates  for an  equivalent  Percentage  Interest  in  fully  registered definitive  form.  Upon receipt by the  Certificate  Registrar of  instructions  from the Depository  directing the
Certificate  Registrar to effect such exchange (such  instructions  to contain  information  regarding the Class of
Certificates  and the Certificate  Principal  Balance being  exchanged,  the Depository  Participant  account to be debited with the decrease, the registered holder of and delivery instructions for the Definitive  Certificate,  and any other  information  reasonably  required by the Certificate  Registrar),  (i) the  Certificate  Registrar shall instruct  the  Depository  to reduce the related  Depository  Participant's  account by the  aggregate  Certificate
Principal  Balance of the Definitive  Certificate,  (ii) the  Trustee shall execute and the  Certificate  Registrar shall  authenticate  and deliver,  in accordance with the registration  and delivery  instructions  provided by the
Depository,  a Definitive  Certificate  evidencing such Certificate  Owner's  Percentage  Interest in such Class of
Certificates  and  (iii) the  Trustee  shall  execute  and  the  Certificate  Registrar  shall  authenticate  a new
Book-Entry  Certificate  reflecting the reduction in the aggregate  Certificate  Principal Balance of such Class of
Certificates by the amount of the Definitive Certificates.

         Neither  the  Depositor,  the  Servicer  nor the  Trustee  shall be liable  for any  actions  taken by the
Depository  or its nominee,  including,  without  limitation,  any delay in delivery of any  instructions  required under this Section  5.01 and may  conclusively  rely on, and shall be  protected in relying on, such  instructions.
Upon the  issuance  of  Definitive  Certificates,  all  references  herein  to  obligations  imposed  upon or to be performed  by the  Depositor  in  connection  with the  issuance of the  Definitive  Certificates  pursuant to this
Section  5.01 shall be deemed to be imposed upon and  performed  by the  Trustee,  and the Trustee and the Servicer
shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c)      Each of the  Certificates is intended to be a “security”  governed by Article 8 of the Uniform  Commercial
Code as in effect in the State of New York and any other  applicable  jurisdiction,  to the extent that any of such laws may be applicable.

Section 5.02.     Registration of Transfer and Exchange of Certificates

(a)      The Trustee  shall cause to be kept at one of the  offices or agencies to be  appointed  by the Trustee in accordance  with the  provisions  of  Section 8.12  a  Certificate  Register in which,  subject to such  reasonable regulations as it may prescribe,  the Trustee shall provide for the  registration of Certificates  and of transfers and exchanges of Certificates as herein  provided.  The Trustee is initially  appointed  Certificate  Registrar for the purpose of  registering  Certificates  and transfers  and exchanges of  Certificates  as herein  provided.  The
Certificate  Registrar,  or the Trustee,  shall provide the Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

(b)      Upon  surrender for  registration  of transfer of any  Certificate  at any office or agency of the Trustee maintained  for such  purpose  pursuant to  Section 8.12  and, in the case of any Class SB  Certificate  or Class R
Certificate,  upon  satisfaction  of the conditions set forth below,  the Trustee shall execute and the Certificate
Registrar shall  authenticate  and deliver,  in the name of the designated  transferee or transferees,  one or more new Certificates of a like Class and aggregate Percentage Interest.

(c)      At the  option  of the  Certificateholders,  Certificates  may be  exchanged  for  other  Certificates  of authorized  denominations of a like Class and aggregate Percentage Interest,  upon surrender of the Certificates to be exchanged at any such office or agency.  Whenever any  Certificates  are so surrendered for exchange the Trustee shall execute and the Certificate  Registrar shall  authenticate  and deliver the  Certificates of such Class which the  Certificateholder  making the exchange is entitled to receive.  Every Certificate presented or surrendered for transfer or exchange  shall (if so required by the Trustee or the  Certificate  Registrar)  be duly endorsed by, or be  accompanied  by a written  instrument  of transfer  in form  satisfactory  to the  Trustee and the  Certificate
Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d)      No  transfer,  sale,  pledge or other  disposition  of a [Class B  Certificate,  Class SB  Certificate  or
Class R  Certificate]  shall be made unless such  transfer,  sale,  pledge or other  disposition is exempt from the registration  requirements  of the  Securities Act of 1933, as amended (the “1933 Act”),  and any applicable  state securities  laws  or is  made in  accordance  with  said  Act  and  laws.  Except  as  otherwise  provided  in this
Section 5.02(d),  in  the  event  that a  transfer  of a  Class B  Certificate,  Class SB  Certificate  or  Class R
Certificate is to be made,  (i) unless  the Depositor  directs the Trustee  otherwise,  the Trustee shall require a written  Opinion of Counsel  acceptable to and in form and substance  satisfactory to the Trustee and the Depositor that such  transfer  may be made  pursuant to an  exemption,  describing  the  applicable  exemption  and the basis therefor,  from said Act and laws or is being made  pursuant to said Act and laws,  which  Opinion of Counsel shall not be an expense of the Trustee,  the Trust Fund,  the  Depositor or the  Servicer,  and  (ii) the  Trustee  shall require the transferee to execute a representation  letter,  substantially in the form of Exhibit I hereto, and the
Trustee shall require the transferor to execute a  representation  letter,  substantially  in the form of Exhibit J hereto,  each acceptable to and in form and substance  satisfactory to the Depositor and the Trustee  certifying to the Depositor and the Trustee the facts  surrounding such transfer,  which  representation  letters shall not be an expense of the Trustee,  the Trust Fund, the Depositor or the Servicer.  In lieu of the  requirements  set forth in the preceding sentence,  transfers of Class B  Certificates,  Class SB  Certificates or Class R Certificates may be
made in accordance  with this  Section 5.02(d) if  the  prospective  transferee of such a Certificate  provides the
Trustee and the Servicer with an investment letter  substantially in the form of Exhibit N  attached hereto,  which investment  letter shall not be an expense of the Trustee,  the Depositor,  or the Servicer,  and which  investment letter states that, among other things, such transferee (i) is a “qualified  institutional  buyer” as defined under
Rule 144A,  acting for its own account or the accounts of other “qualified  institutional  buyers” as defined under
Rule 144A,  and (ii) is  aware that the proposed  transferor  intends to rely on the  exemption  from  registration requirements under the 1933 Act provided by Rule 144A. The Holder of a Class B  Certificate,  Class SB  Certificate
or Class R  Certificate  desiring to effect any transfer,  sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee,  the Depositor,  the Servicer and the Certificate  Registrar against any liability that may result if the transfer,  sale,  pledge or other  disposition is not so exempt or is not made in accordance with  such  federal  and  state  laws and this  Agreement.  If any  transfer  of a  Class B  Certificate  held by a transferor and to be held by a transferee in book-entry  form is to made without  registration  under the 1933 Act, the  transferor  shall be deemed to have made each of the  certifications  set forth in Exhibit J  hereto as of the transfer date and the  transferee  shall be deemed to have made each of the  certifications  set forth in Exhibit N hereto as of the transfer date, in each case as if such Class B Certificate were in physical form.

(e)      (i) [In  the  case  of  any  Class A  Certificate,  Class M  Certificate,  Class B  Certificate,  Class SB
Certificate or Class R  Certificate  presented for  registration in the name of any Person,  either (A) the Trustee shall  require an Opinion of Counsel  acceptable  to and in form and  substance  satisfactory  to the Trustee,  the
Depositor  and the  Servicer  to the effect  that the  purchase or holding of such  Class B  Certificate,  Class SB
Certificate  or Class R  Certificate  is  permissible  under  applicable  law, will not constitute or result in any non-exempt  prohibited  transaction  under  Section 406  of  ERISA  or  Section 4975  of the  Code  (or  comparable provisions of any subsequent  enactments),  and will not subject the Trustee,  the Depositor or the Servicer to any obligation  or  liability  (including  obligations  or  liabilities  under  ERISA or  Section 4975  of the Code) in addition to those  undertaken in this  Agreement,  which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Servicer,  or (B) the  prospective  transferee  shall be required to provide the Trustee,  the
Depositor and the Servicer with a  certification  to the effect set forth in Exhibit P  (with respect to a Class A,
Class M, Class B or Class SB Certificate;  provided,  however; that such certification shall be deemed to have been given by any Class A  Certificateholder,  Class M  Certificateholder  or Class B  Certificateholder  who acquires a
Book-Entry  Certificate) or in paragraph fifteen of Exhibit H-1 (with respect to a Class R Certificate),  which the
Trustee may rely upon without further inquiry or  investigation,  or such other  certifications  as the Trustee may deem  desirable  or  necessary  in order to  establish  that  such  transferee  or the  Person  in whose  name such registration  is requested is either (a) not an employee  benefit plan or other plan or arrangement  subject to the prohibited  transaction  provisions of ERISA or  Section 4975  of the Code, or any Person  (including an investment manager,  a named  fiduciary  or a trustee of any such plan) who is using “plan  assets” of any such plan to effect such acquisition  (each of the foregoing,  a “Plan  Investor”),  or (b) an insurance  company,  the source of funds used to purchase or hold such  Certificates is an “insurance  company  general  account,” as the term is defined in
DOL Prohibited  Transaction Class Exemption  (“PTCE”) 95-60, and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

(ii)     Any  Transferee  of a Class A  Certificate,  Class M  Certificate  or  Class B  Certificate  that does not deliver  the  Opinion  of  Counsel  or  certification  referred  to in  clause  (i) above  will be  deemed  to have represented by virtue of its purchase or holding of such  Certificate  (or interest  therein) that such  Transferee is not a Plan Investor.

(iii)    If any Class A  Certificate,  Class M  Certificate  or Class B  Certificate  (or any interest  therein) is acquired or held by any Person that does not satisfy the  conditions  described  in paragraph  (i) and  (ii) above, then the last  preceding  Transferee  shall  be  restored,  to the  extent  permitted  by law,  to all  rights  and obligations as  Certificate  Owner thereof  retroactive  to the date of such Transfer of such Class A  Certificate,
Class M  Certificate or Class B  Certificate.  The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

(iv)     Any  purported  Certificate  Owner  whose  acquisition  or holding  of any  Class A  Certificate,  Class M
Certificate or Class B  Certificate  (or interest  therein) was effected in violation of the  restrictions  in this
Section 5.02(e) shall  indemnify and hold harmless the Depositor,  the Trustee, the Servicer, any Subservicer,  any
underwriter  and the Trust Fund from and against any and all  liabilities,  claims,  costs or expenses  incurred by such parties as a result of such acquisition or holding.]

(f)      (i) Each Person who has or who acquires any Ownership  Interest in a Class R  Certificate  shall be deemed by the  acceptance  or  acquisition  of such  Ownership  Interest  to have  agreed  to be  bound  by the  following provisions and to have irrevocably  authorized the Trustee or its designee under clause  (iii)(A) below  to deliver payments  to a Person  other than such  Person  and to  negotiate  the terms of any  mandatory  sale  under  clause
(iii)(B) below  and to execute all instruments of transfer and to do all other things  necessary in connection with any such sale. The rights of each Person  acquiring any Ownership  Interest in a Class R  Certificate are expressly subject to the following provisions:

(A)      Each Person  holding or acquiring any  Ownership  Interest in a Class R  Certificate  shall be a Permitted
         Transferee  and shall  promptly  notify  the  Trustee of any  change or  impending  change in its status as a Permitted Transferee.

(B)      In connection with any proposed Transfer of any Ownership Interest in a Class R  Certificate,  the Trustee
         shall  require  delivery to it, and shall not register  the  Transfer of any Class R  Certificate until its receipt of, (I) an affidavit and agreement (a “Transfer  Affidavit and  Agreement,”  in the form attached  hereto as  Exhibit H-1)  from the proposed  Transferee,  in form and substance satisfactory  to the Servicer,  representing  and  warranting,  among other things,  that it is a
         Permitted  Transferee,   that  it  is  not  acquiring  its  Ownership  Interest  in  the  Class R
         Certificate that is the subject of the proposed  Transfer as a nominee,  trustee or agent for any
         Person who is not a Permitted  Transferee,  that for so long as it retains its Ownership Interest in a Class R  Certificate,  it will  endeavor to remain a Permitted  Transferee,  and that it has reviewed  the  provisions  of this  Section 5.02(f) and  agrees  to be bound by them,  and (II) a certificate,  in the form attached  hereto as  Exhibit H-2,  from the Holder  wishing to transfer the Class R  Certificate,  in form and substance  satisfactory to the Servicer,  representing and warranting,  among  other  things,  that no purpose  of the  proposed  Transfer  is to impede the assessment or collection of tax.

(C)      Notwithstanding  the delivery of a Transfer Affidavit and Agreement by a proposed  Transferee under clause
         (B) above,  if a Responsible  Officer of the Trustee who is assigned to this Agreement has actual knowledge  that  the  proposed  Transferee  is not a  Permitted  Transferee,  no  Transfer  of an
         Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D)      Each Person  holding or  acquiring  any  Ownership  Interest in a Class R  Certificate  shall agree (x) to require a Transfer  Affidavit  and Agreement  from any other Person to whom such Person  attempts to  transfer  its  Ownership  Interest  in a Class R  Certificate  and  (y) not to  transfer  its
         Ownership  Interest  unless it provides a certificate to the Trustee in the form attached  hereto as Exhibit H-2.

(E)      Each Person  holding or  acquiring  an  Ownership  Interest in a Class R  Certificate,  by  purchasing  an
         Ownership  Interest in such  Certificate,  agrees to give the Trustee written notice that it is a
         “pass-through   interest   holder”   within  the  meaning  of  Temporary   Treasury   Regulations
         Section 1.67-3T(a)(2)(i)(A) immediately  upon  acquiring  an  Ownership  Interest  in  a  Class R
         Certificate,  if it is, or is holding an Ownership  Interest in a Class R  Certificate  on behalf of, a “pass-through interest holder.”

(ii)     The Trustee  shall  register the Transfer of any Class R  Certificate  only if it shall have  received the
Transfer  Affidavit  and  Agreement,  a  certificate  of the Holder  requesting  such transfer in the form attached hereto as Exhibit H-2 and all of such other  documents as shall have been  reasonably  required by the Trustee as a condition  to  such  registration.  Transfers  of  the  Class R  Certificates  to  Non-United  States  Persons  and
Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

(A)      If any Disqualified  Organization shall become a holder of a Class R Certificate,  then the last preceding
         Permitted  Transferee  shall be  restored,  to the  extent  permitted  by law,  to all rights and obligations as Holder thereof  retroactive to the date of  registration  of such Transfer of such
         Class R  Certificate.  If a  Non-United  States  Person  shall  become  a  holder  of  a  Class R
         Certificate,  then the last  preceding  United  States  Person shall be  restored,  to the extent permitted by law, to all rights and  obligations  as Holder  thereof  retroactive  to the date of registration  of  such  Transfer  of  such  Class R  Certificate.  If a  transfer  of  a  Class R
         Certificate is disregarded  pursuant to the provisions of Treasury  Regulations  Section 1.860E-1 or  Section 1.860G-3,  then the last preceding  Permitted  Transferee  shall be restored,  to the extent  permitted by law, to all rights and  obligations  as Holder  thereof  retroactive  to the date of  registration  of such Transfer of such Class R  Certificate.  The Trustee shall be under no liability to any Person for any  registration of Transfer of a Class R  Certificate that is in fact not  permitted by this  Section 5.02(f) or  for making any payments due on such  Certificate to the holder  thereof  or for taking any other  action  with  respect to such  holder  under the provisions of this Agreement.

(B)      If any  purported  Transferee  shall  become  a  Holder  of a  Class R  Certificate  in  violation  of the restrictions in this  Section 5.02(f) and  to the extent that the retroactive  restoration of the rights of the Holder of such Class R Certificate as described in clause  (iii)(A) above  shall be invalid,  illegal or  unenforceable,  then the Servicer  shall have the right,  without notice to the holder or any prior holder of such Class R  Certificate,  to sell such Class R Certificate to a purchaser  selected by the Servicer on such terms as the Servicer  may choose.  Such  purported
         Transferee  shall promptly  endorse and deliver each Class R  Certificate in accordance  with the instructions  of the Servicer.  Such purchaser may be the Servicer itself or any Affiliate of the
         Servicer.  The  proceeds of such sale,  net of the  commissions  (which may  include  commissions payable to the Servicer or its  Affiliates),  expenses and taxes due, if any, will be remitted by the  Servicer  to such  purported  Transferee.  The terms and  conditions  of any sale under this clause  (iii)(B) shall  be  determined in the sole  discretion of the Servicer,  and the Servicer shall not be liable to any Person  having an  Ownership  Interest in a Class R  Certificate  as a
         result of its exercise of such discretion.

(iii)    The Servicer, on behalf of the Trustee,  shall make available,  upon written request from the Trustee, all information  necessary to compute any tax imposed  (A) as a result of the  Transfer of an  Ownership  Interest in a
Class R Certificate to any Person who is a Disqualified  Organization,  including the information regarding “excess inclusions”  of such  Class R  Certificates  required to be provided to the  Internal  Revenue  Service and certain
Persons as described in Treasury Regulations  Sections  1.860D-1(b)(5) and  1.860E-2(a)(5),  and (B) as a result of any regulated investment company,  real estate investment trust, common trust fund,  partnership,  trust, estate or organization  described  in  Section 1381  of the Code that holds an  Ownership  Interest in a Class R  Certificate having  as among  its  record  holders  at any time  any  Person  who is a  Disqualified  Organization.  Reasonable
compensation for providing such information may be required by the Servicer from such Person.

(iv)     The provisions of this  Section 5.02(f) set  forth prior to this clause  (v) may be modified,  added to or eliminated, provided that there shall have been delivered to the Trustee the following:

(A)      Written  notification  from each  Rating  Agency  to the  effect  that the  modification,  addition  to or elimination of such  provisions  will not cause such Rating Agency to downgrade its  then-current ratings,  if any,  of any  Class  of  [Class A  Certificates,  Class M  Certificates  or  Class B
         Certificates]  below  the  lower  of the  then-current  rating  or the  rating  assigned  to such
         Certificates as of the Closing Date by such Rating Agency; and

(B)      A Certificate  of the Servicer  stating that the Servicer has received an Opinion of Counsel,  in form and substance  satisfactory  to the Servicer,  to the effect that such  modification,  addition to or absence of such  provisions  will not cause any REMIC to cease to qualify as a REMIC and will not cause  (x) any REMIC to be subject to an  entity-level  tax caused by the Transfer of any Class R
         Certificate  to a  Person  that is a  Disqualified  Organization  or (y) a  Certificateholder  or
         another  Person  to be  subject  to a  REMIC-related  tax  caused  by the  Transfer  of a Class R
         Certificate to a Person that is not a Permitted Transferee.

(g)      No service  charge  shall be made for any  transfer  or  exchange of  Certificates  of any Class,  but the
Trustee may require  payment of a sum  sufficient  to cover any tax or  governmental  charge that may be imposed in connection with any transfer or exchange of Certificates.

(h)      All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates

         If (i) any  mutilated  Certificate  is surrendered to the  Certificate  Registrar,  or the Trustee and the
Certificate  Registrar  receive  evidence  to  their  satisfaction  of  the  destruction,  loss  or  theft  of  any
Certificate,  and (ii) there is delivered to the Trustee and the  Certificate  Registrar such security or indemnity as may be  required  by them to save each of them  harmless,  then,  in the absence of notice to the Trustee or the
Certificate  Registrar that such Certificate has been acquired by a bona fide purchaser,  the Trustee shall execute and the Certificate  Registrar shall  authenticate  and deliver,  in exchange for or in lieu of any such mutilated, destroyed,  lost or stolen Certificate,  a new Certificate of like tenor, Class and Percentage Interest but bearing a number not  contemporaneously  outstanding.  Upon the issuance of any new  Certificate  under this  Section,  the
Trustee  may  require the payment of a sum  sufficient  to cover any tax or other  governmental  charge that may be imposed in  relation  thereto  and any other  expenses  (including  the fees and  expenses  of the  Trustee and the
Certificate  Registrar)  connected  therewith.  Any duplicate  Certificate  issued  pursuant to this  Section shall constitute complete and indefeasible  evidence of ownership in the Trust Fund, as if originally issued,  whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.     Persons Deemed Owners

         Prior to due  presentation of a Certificate for  registration  of transfer,  the Depositor,  the Servicer, the  Trustee,  the  Certificate  Registrar  and any  agent of the  Depositor,  the  Servicer,  the  Trustee  or the
Certificate  Registrar  may treat the  Person in whose  name any  Certificate  is  registered  as the owner of such
Certificate  for the  purpose of  receiving  distributions  pursuant  to  Section 4.02  and for all other  purposes whatsoever,  except as and to the extent  provided in the definition of  “Certificateholder”  and in  Section 4.09, and neither the Depositor,  the Servicer,  the Trustee,  the Certificate  Registrar nor any agent of the Depositor, the  Servicer,  the Trustee or the  Certificate  Registrar  shall be affected by notice to the  contrary  except as provided in Section 5.02(f).

Section 5.05.     Appointment of Paying Agent

         The Trustee  may appoint a Paying  Agent for the  purpose of making  distributions  to  Certificateholders pursuant  to  Section 4.02.  In the  event of any such  appointment,  on or  prior  to each  Distribution  Date the
Servicer on behalf of the Trustee  shall  deposit or cause to be deposited  with the Paying Agent a sum  sufficient to make the payments to  Certificateholders  in the amounts and in the manner  provided for in  Section 4.02,  such sum to be held in trust for the benefit of Certificateholders.

         The Trustee  shall cause each Paying  Agent to execute and deliver to the Trustee an  instrument  in which such  Paying  Agent  shall  agree with the  Trustee  that such  Paying  Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the  Certificateholders  entitled thereto until such sums shall be paid to such  Certificateholders.  Any sums so held by such  Paying  Agent  shall be held only in Eligible
Accounts  to the extent  such sums are not  distributed  to the  Certificateholders  on the date of receipt by such
Paying Agent.

                                                   ARTICLE VI

                                          THE DEPOSITOR AND THE SERVICER

Section 6.01.     Respective Liabilities of the Depositor and the Servicer

         The  Depositor  and the Servicer  shall each be liable in  accordance  herewith  only to the extent of the obligations  specifically  and  respectively  imposed upon and undertaken by the Depositor and the Servicer herein.
By way of illustration  and not  limitation,  the Depositor is not liable for the servicing and  administration  of the  Mortgage  Loans,  nor is it  obligated by  Section 7.01  or  Section 10.01  to assume any  obligations  of the
Servicer or to appoint a designee to assume such obligations,  nor is it liable for any other obligation  hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02.     Merger or  Consolidation  of the Depositor or the Servicer;  Assignment of Rights and Delegation
of Duties by Servicer

(a)      The Depositor and the Servicer  shall each keep in full effect its  existence,  rights and franchises as a corporation under the laws of the state of its  incorporation,  and will each obtain and preserve its qualification to do business as a foreign  corporation in each jurisdiction in which such  qualification is or shall be necessary to protect the validity and  enforceability  of this Agreement,  the  Certificates or any of the Mortgage Loans and
to perform its respective duties under this Agreement.

(b)      Any Person into which the  Depositor  or the Servicer may be merged or  consolidated,  or any  corporation resulting from any merger or  consolidation  to which the Depositor or the Servicer shall be a party, or any Person succeeding  to the  business of the  Depositor or the  Servicer,  shall be the  successor  of the  Depositor or the
Servicer,  as the case may be,  hereunder,  without the  execution or filing of any paper or any further act on the part of any of the parties hereto,  anything herein to the contrary  notwithstanding;  provided,  however, that the successor or  surviving  Person to the Servicer  shall be qualified to service  mortgage  loans on behalf of Fannie
Mae or Freddie Mac; and provided further that each Rating Agency's ratings,  if any Class of Class A  Certificates,
Class M  Certificates or Class B  Certificates in effect immediately prior to such merger or consolidation will not be  qualified,  reduced or withdrawn as a result  thereof (as evidenced by a letter to such effect from each Rating
Agency).

(c)      Notwithstanding  anything else in this  Section 6.02  and  Section 6.04 to the contrary,  the Servicer may assign  its  rights  and  delegate  its duties and  obligations  under  this  Agreement;  provided  that the Person accepting such  assignment or delegation  shall be a Person which is qualified to service  mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably  satisfactory  to the Trustee and the Depositor,  is willing to service the Mortgage  Loans and executes and delivers to the Depositor and the Trustee an agreement,  in form and substance reasonably  satisfactory  to the Depositor and the Trustee,  which contains an assumption by such Person of the due and  punctual  performance  and  observance  of each  covenant  and  condition  to be  performed or observed by the
Servicer under this Agreement;  provided,  further, that each Rating Agency's rating of the Classes of Certificates that have been rated in effect  immediately prior to such assignment and delegation will not be qualified,  reduced or withdrawn  as a result of such  assignment  and  delegation  (as  evidenced by a letter to such effect from each
Rating  Agency).  In the case of any such  assignment  and  delegation,  the  Servicer  shall be released  from its obligations  under  this  Agreement,  except  that  the  Servicer  shall  remain  liable  for all  liabilities  and obligations  incurred by it as Servicer  hereunder  prior to the  satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.  Notwithstanding  the foregoing,  in the event of a pledge or assignment by the Servicer  solely of its rights to purchase all assets of the Trust Fund under Section  9.01(a)
(or, if so specified in Section  9.01(a),  its rights to purchase the Mortgage Loans and property  acquired related to such  Mortgage  Loans or its rights to purchase the  Certificates  related  thereto),  the provisos of the first sentence of this paragraph will not apply.

Section 6.03.     Limitation on Liability of the Depositor, the Servicer and Others

         None of the  Depositor,  the  Servicer  or any of the  directors,  officers,  employees  or  agents of the
Depositor or the Servicer shall be under any liability to the Trust Fund or the  Certificateholders  for any action taken or for refraining  from the taking of any action in good faith pursuant to this  Agreement,  or for errors in judgment;  provided,  however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties,  representations  or covenants made herein or any liability which would otherwise be imposed by reason of willful  misfeasance,  bad faith or gross  negligence  in the  performance  of duties or by reason of reckless  disregard of obligations and duties  hereunder.  The Depositor,  the Servicer and any director, officer,  employee or agent of the  Depositor  or the  Servicer  may rely in good faith on any document of any kind prima  facie  properly  executed  and  submitted  by any Person  respecting  any  matters  arising  hereunder.  The
Depositor,  the Servicer and any director,  officer,  employee or agent of the  Depositor or the Servicer  shall be indemnified  by the Trust Fund and held  harmless  against any loss,  liability or expense  incurred in  connection with any legal action  relating to this Agreement or the  Certificates,  other than any loss,  liability or expense related to any specific  Mortgage Loan or Mortgage  Loans  (except as any such loss,  liability or expense shall be otherwise  reimbursable  pursuant  to this  Agreement)  and any loss,  liability  or expense  incurred by reason of willful  misfeasance,  bad  faith or gross  negligence  in the  performance  of  duties  hereunder  or by reason of reckless disregard of obligations and duties hereunder.

         Neither the Depositor  nor the Servicer  shall be under any  obligation to appear in,  prosecute or defend any legal or  administrative  action,  proceeding,  hearing or examination that is not incidental to its respective duties  under this  Agreement  and which in its  opinion  may  involve it in any  expense or  liability;  provided, however,  that the Depositor or the Servicer may in its discretion undertake any such action,  proceeding,  hearing or  examination  that it may deem  necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the  Certificateholders  hereunder.  In such event,  the legal expenses and costs of such action,  proceeding,  hearing or examination and any liability resulting therefrom shall be expenses, costs and  liabilities  of the Trust Fund,  and the Depositor  and the Servicer  shall be entitled to be reimbursed therefor out of amounts  attributable  to the  Mortgage  Loans on deposit in the  Custodial  Account as provided by
Section 3.10  and, on the Distribution  Date(s)  following such  reimbursement,  the aggregate of such expenses and costs shall be allocated in reduction of the Accrued  Certificate  Interest on each  Class entitled  thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04.     Depositor and Servicer Not to Resign

         Subject to the  provisions of  Section 6.02,  neither the Depositor nor the Servicer shall resign from its respective  obligations and duties hereby imposed on it except upon  determination that its duties hereunder are no longer  permissible  under  applicable law. Any such  determination  permitting the resignation of the Depositor or the Servicer  shall be evidenced  by an Opinion of Counsel (at the expense of the  resigning  party) to such effect delivered to the  Trustee.  No such  resignation  by the Servicer  shall  become  effective  until the Trustee or a successor  servicer  shall have  assumed  the  Servicer's  responsibilities  and  obligations  in  accordance  with
Section 7.02.

                                                   ARTICLE VII

                                                      DEFAULT

Section 7.01.     Events of Default

         Event of Default,  wherever used herein,  means any one of the following  events (whatever reason for such
Event of Default and whether it shall be  voluntary or  involuntary  or be effected by operation of law or pursuant to any  judgment,  decree  or  order  of any  court or any  order,  rule or  regulation  of any  administrative  or governmental body):

(i)      the  Servicer  shall fail to  distribute  or cause to be  distributed  to Holders of  Certificates  of any
         Class any  distribution required to be made under the terms of the Certificates of such Class and this  Agreement  and, in either case,  such failure shall  continue  unremedied for a period of 5 days after the date upon which  written  notice of such  failure,  requiring  such  failure to be remedied,  shall have been  given to the  Servicer  by the  Trustee  or the  Depositor  or to the
         Servicer,  the Depositor and the Trustee by the Holders of Certificates of such  Class evidencing
         Percentage Interests aggregating not less than 25%; or

(ii)     the  Servicer  shall fail to observe or perform in any  material  respect  any other of the  covenants  or agreements  on the part of the  Servicer  contained in the  Certificates  of any Class or in this
         Agreement and such failure shall  continue  unremedied  for a period of 30 days (except that such number  of  days  shall  be 15 in the  case of a  failure  to pay the  premium  for any  Required
         Insurance  Policy) after the date on which written notice of such failure,  requiring the same to be  remedied,  shall have been given to the Servicer by the Trustee or the  Depositor,  or to the
         Servicer,  the Depositor and the Trustee by the Holders of Certificates of any  Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

(iii)    a decree or order of a court or agency or supervisory  authority  having  jurisdiction  in the premises in an  involuntary  case under any  present or future  federal or state  bankruptcy,  insolvency  or
         similar  law  or  appointing  a  conservator  or  receiver  or  liquidator  in  any   insolvency,
         readjustment of debt,  marshalling of assets and liabilities or similar  proceedings,  or for the winding-up or liquidation of its affairs,  shall have been entered  against the Servicer and such decree or order shall have  remained in force  undischarged  or unstayed for a period of 60 days;
         or

(iv)     the  Servicer  shall  consent to the  appointment  of a  conservator  or  receiver  or  liquidator  in any insolvency,  readjustment of debt, marshalling of assets and liabilities,  or similar proceedings of, or  relating  to,  the  Servicer  or of, or  relating  to,  all or  substantially  all of the property of the Servicer; or

(v)      the Servicer  shall admit in writing its  inability to pay its debts  generally as they become due, file a petition to take advantage of, or commence a voluntary case under,  any applicable  insolvency or reorganization  statute,  make an assignment  for the benefit of its  creditors,  or  voluntarily suspend payment of its obligations; or

(vi)     the Servicer  shall  notify the Trustee  pursuant to  Section 4.04(b) that  it is unable to deposit in the
         Certificate Account an amount equal to the Advance.

         If an Event of Default described in clauses  (i)-(v) of this  Section shall  occur,  then, and in each and every  such case,  so long as such  Event of Default  shall not have been  remedied,  either the  Depositor  or the
Trustee  shall at the  direction  of Holders of  Certificates  entitled  to at least 51% of the Voting  Rights,  by notice in writing to the Servicer  (and to the  Depositor if given by the Trustee or to the Trustee if given by the
Depositor),  terminate all of the rights and  obligations  of the Servicer  under this  Agreement and in and to the
Mortgage  Loans and the  proceeds  thereof,  other  than its  rights as a  Certificateholder  hereunder;  provided, however,  that a successor to the Servicer is appointed  pursuant to Section 7.02 and such successor Servicer shall have  accepted  the duties of Servicer  effective  upon the  resignation  of the  Servicer.  If an Event of Default described  in clause  (vi) hereof  shall occur,  the Trustee  shall,  by notice to the Servicer and the  Depositor, immediately  terminate all of the rights and  obligations  of the Servicer  under this  Agreement and in and to the
Mortgage  Loans and the proceeds  thereof,  other than its rights as a  Certificateholder  hereunder as provided in
Section 4.04(b).  On or after the receipt by the Servicer of such written  notice,  all  authority and power of the
Servicer under this  Agreement,  whether with respect to the  Certificates  (other than as a Holder thereof) or the
Mortgage Loans or otherwise,  shall subject to  Section 7.02  pass to and be vested in the Trustee or the Trustee's designee  appointed  pursuant to  Section 7.02;  and,  without  limitation,  the Trustee is hereby  authorized  and empowered  to execute and  deliver,  on behalf of the  Servicer,  as  attorney-in-fact  or  otherwise,  any and all documents and other  instruments,  and to do or accomplish  all other acts or things  necessary or  appropriate  to effect the purposes of such notice of  termination,  whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related  documents,  or otherwise.  The Servicer  agrees to cooperate with the Trustee as successor  Servicer  in  effecting  the  termination  of the  Servicer's  responsibilities  and  rights  hereunder, including,  without  limitation,  the transfer to the Trustee or its designee for  administration by it of all cash amounts which shall at the time be credited to the Custodial  Account or the  Certificate  Account or thereafter be received  with respect to the Mortgage  Loans.  No such  termination  shall  release the Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

         Notwithstanding  any  termination  of the activities of GMFI in its capacity as Servicer  hereunder,  GMFI shall be entitled to receive,  out of any late  collection  of a Monthly  Payment on a Mortgage  Loan which was due prior to the notice  terminating  GMFI's  rights and  obligations  as Servicer  hereunder  and received  after such notice,  that portion to which GMFI would have been entitled  pursuant to Sections  3.10(a)(ii),  (vi) and (vii) as well as its Servicing Fee in respect  thereof,  and any other amounts  payable to GMFI hereunder the entitlement to which  arose  prior to the  termination  of its  activities  hereunder.  Upon the  termination  of GMFI as Servicer hereunder the Depositor shall deliver to the Trustee, as successor Servicer, a copy of the Program Guide.

Section 7.02.     Trustee or Depositor to Act; Appointment of Successor

(a)      On and after the time the Servicer  receives a notice of termination  pursuant to  Section 7.01 or resigns in accordance with  Section 6.04,  the Trustee or, upon notice to the Depositor and with the Depositor's  consent a designee  (which meets the  standards  set forth below) of the Trustee,  shall be the  successor in all respects to the  Servicer in its  capacity as servicer  under this  Agreement  and the  transactions  set forth or provided for herein and shall be subject to all the  responsibilities,  duties and  liabilities  relating  thereto placed on the
Servicer  (except  for the  responsibilities,  duties and  liabilities  contained  in  Sections  2.02 and  2.03(a), excluding the duty to notify related  Subservicers  as set forth in such Sections,  and its  obligations to deposit amounts in  respect of losses  incurred  prior to such  notice or  termination  on the  investment  of funds in the
Custodial Account or the Certificate Account pursuant to Sections  3.07(c) and  4.01(b) by the terms and provisions hereof);  provided,  however,  that any failure to perform such duties or responsibilities  caused by the preceding
Servicer's  failure to provide  information  required  by  Section 4.04  shall not be  considered  a default by the
Trustee  hereunder,  as successor  Servicer.  If the Trustee has become the successor to the Servicer in accordance with  Section 6.04 or Section 7.01,  then  notwithstanding  the above, the Trustee may, if it shall be unwilling to so act, or shall,  if it is unable to so act,  appoint,  or petition a court of competent  jurisdiction to appoint, any established housing and home finance institution,  which is also a Fannie Mae or Freddie Mac-approved  mortgage servicing  institution,  having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the  responsibilities,  duties or  liabilities  of the Servicer  hereunder.
Pending  appointment of a successor to the Servicer  hereunder,  the Trustee shall become successor to the Servicer and shall act in such  capacity as  hereinabove  provided.  As  compensation  therefor,  the Trustee,  as successor
Servicer,  shall be  entitled to all funds  relating  to the  Mortgage  Loans  which the  Servicer  would have been entitled to charge to the  Custodial  Account or the  Certificate  Account if the  Servicer  had  continued  to act hereunder  and, in  addition,  shall be entitled to the income from any  Permitted  Investments  made with  amounts attributable  to the Mortgage Loans held in the Custodial  Account or the Certificate  Account.  In connection with such  appointment and assumption,  the Trustee may make such  arrangements  for the  compensation of such successor out of  payments  on  Mortgage  Loans  as it and  such  successor  shall  agree;  provided,  however,  that no such compensation  shall be in excess of that permitted the initial  Servicer  hereunder.  The  Depositor,  the Trustee, the Custodian and such successor shall take such action,  consistent with this Agreement,  as shall be necessary to effectuate  any  such  succession.  The  Servicing  Fee for  any  successor  Servicer  appointed  pursuant  to this
Section 7.02  will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.200% per annum in the event that the successor  Servicer is not servicing  such Mortgage  Loans directly and it is necessary to raise the related  Subservicing  Fee to a rate of 0.200% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

(b)      In connection  with the  termination or resignation of the Servicer  hereunder,  either (i) the  successor
Servicer,  including the Trustee if the Trustee is acting as successor  Servicer,  shall represent and warrant that it is a member of MERS in good  standing  and shall  agree to comply in all  material  respects  with the rules and procedures of MERS in connection  with the servicing of the Mortgage Loans that are registered  with MERS, in which case the  predecessor  Servicer shall  cooperate with the successor  Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor  Servicer as necessary under MERS' rules and regulations,  or
(ii) the  predecessor  Servicer shall cooperate with the successor  Servicer in causing MERS to execute and deliver an assignment  of Mortgage in recordable  form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices,  documents and other  instruments as may be necessary or desirable to effect a transfer of such  Mortgage  Loan or  servicing of such  Mortgage  Loan on the MERS® System to the  successor  Servicer.  The predecessor  Servicer shall file or cause to be filed any such assignment in the appropriate  recording office. The predecessor  Servicer  shall bear any and all fees of MERS,  costs of preparing any  assignments  of Mortgage,  and fees and costs of filing  any  assignments  of  Mortgage  that may be  required  under  this  subsection  (b).  The successor  Servicer  shall cause such  assignment  to be delivered to the Trustee or the  Custodian  promptly  upon receipt of the original with evidence of recording  thereon or a copy certified by the public  recording  office in which such assignment was recorded.

Section 7.03.     Notification to Certificateholders

(a)      Upon any such  termination or  appointment  of a successor to the Servicer,  the Trustee shall give prompt written  notice  thereof to the  Certificateholders  at their  respective  addresses  appearing in the  Certificate
Register.

(b)      Within 60 days after the  occurrence of any Event of Default,  the Trustee  shall  transmit by mail to all
Holders of Certificates  notice of each such Event of Default hereunder known to the Trustee,  unless such Event of
Default shall have been cured or waived as provided in Section 7.04 hereof.

Section 7.04.     Waiver of Events of Default

         The  Holders  representing  at least 66% of the Voting  Rights of  Certificates  affected  by a default or
Event of Default  hereunder  may waive any default or Event of Default;  provided,  however,  that (a) a default or
Event of Default  under  clause  (i) of  Section 7.01  may be waived  only by all of the  Holders  of  Certificates affected by such  default or Event of Default and (b) no  waiver  pursuant to this  Section 7.04  shall  affect the
Holders of Certificates in the manner set forth in  Section 11.01(b)(i),  (ii) or (iii).  Upon any such waiver of a default or Event of Default by the Holders  representing the requisite  percentage of Voting Rights of Certificates affected by such  default or Event of Default  such  default or Event of Default  shall cease to exist and shall be deemed to have been remedied for every purpose  hereunder.  No such waiver shall extend to any  subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                                  ARTICLE VIII

                                              CONCERNING THE TRUSTEE

Section 8.01.     Duties of Trustee

(a)      The Trustee,  prior to the  occurrence of an Event of Default and after the curing or waiver of all Events of Default  which may have  occurred,  undertakes  to perform such duties and only such duties as are  specifically set forth in this  Agreement.  In case an Event of Default has occurred  (which has not been cured or waived),  the
Trustee shall  exercise such of the rights and powers  vested in it by this  Agreement,  and use the same degree of care and skill in their  exercise  as a prudent  investor  would  exercise  or use under the  circumstances  in the conduct of such investor's own affairs.

(b)      The Trustee, upon receipt of all resolutions,  certificates,  statements,  opinions,  reports,  documents, orders or other instruments  furnished to the Trustee which are specifically  required to be furnished  pursuant to any provision of this Agreement,  shall examine them to determine  whether they conform to the requirements of this
Agreement.  The Trustee shall notify the  Certificateholders  of any such documents which do not materially conform to the  requirements  of this  Agreement  in the event that the  Trustee,  after so  requesting,  does not  receive satisfactorily corrected documents.

         The  Trustee  shall  forward  or cause to be  forwarded  in a timely  fashion  the  notices,  reports  and statements  required to be forwarded by the Trustee  pursuant to Sections 4.03,  7.03, and 10.01. The Trustee shall furnish in a timely fashion to the Servicer such  information  as the Servicer may reasonably  request from time to time for the  Servicer  to fulfill its duties as set forth in this  Agreement.  The  Trustee  covenants  and agrees that it shall  perform its  obligations  hereunder in a manner so as to maintain  the status of each REMIC  created hereunder as a REMIC under the REMIC  Provisions  and (subject to Section  10.01(f)) to prevent the  imposition  of any federal,  state or local income,  prohibited  transaction,  contribution  or other tax on the Trust Fund to the extent that  maintaining  such status and avoiding such taxes are reasonably  within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c)      No provision of this  Agreement  shall be  construed  to relieve the Trustee  from  liability  for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)      Prior to the  occurrence  of an Event of  Default,  and after the  curing or waiver of all such  Events of
Default which may have  occurred,  the duties and  obligations  of the Trustee  shall be  determined  solely by the express  provisions of this  Agreement,  the Trustee shall not be liable except for the  performance of such duties and obligations as are  specifically  set forth in this  Agreement,  no implied  covenants or obligations  shall be read into this  Agreement  against the Trustee  and,  in the absence of bad faith on the part of the  Trustee,  the
Trustee may  conclusively  rely, as to the truth of the  statements and the  correctness of the opinions  expressed therein,  upon any certificates or opinions  furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

(ii)     The Trustee  shall not be  personally  liable for an error of judgment made in good faith by a Responsible
Officer or  Responsible  Officers of the  Trustee,  unless it shall be proved that the  Trustee  was  negligent  in ascertaining the pertinent facts;

(iii)    The Trustee  shall not be personally  liable with respect to any action  taken,  suffered or omitted to be taken by it in good faith in accordance with the direction of the  Certificateholders  holding  Certificates  which evidence,  Percentage  Interests  aggregating not less than 25% of the affected Classes as to the time,  method and place of conducting  any  proceeding  for any remedy  available to the Trustee,  or  exercising  any trust or power conferred upon the Trustee, under this Agreement;

(iv)     The Trustee  shall not be charged with  knowledge  of any default  (other than a default in payment to the
Trustee)  specified in clauses  (i) and (ii) of  Section 7.01 or an Event of Default under clauses (iii),  (iv) and
(v) of  Section 7.01  unless a Responsible  Officer of the Trustee  assigned to and working in the Corporate  Trust
Office obtains  actual  knowledge of such failure or event or the Trustee  receives  written notice of such failure or event at its Corporate Trust Office from the Servicer, the Depositor or any Certificateholder; and

(v)      Except to the extent  provided in  Section 7.02,  no provision in this Agreement shall require the Trustee to expend or risk its own funds (including,  without limitation,  the making of any Advance) or otherwise incur any personal financial  liability in the performance of any of its duties as Trustee  hereunder,  or in the exercise of any of its rights or powers,  if the Trustee shall have  reasonable  grounds for believing  that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)      The Trustee  shall  timely pay,  from its own funds,  the amount of any and all  federal,  state and local taxes  imposed on the Trust Fund or its  assets or  transactions  including,  without  limitation,  (A) ”prohibited transaction”  penalty  taxes as  defined in  Section 860F  of the Code,  if,  when and as the same shall be due and payable,  (B) any tax on  contributions  to a REMIC after the Closing Date imposed by  Section 860G(d)  of the Code and (C) any tax on “net income from foreclosure  property” as defined in  Section 860G(c)  of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations  hereunder,  which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02.     Certain Matters Affecting the Trustee

(a)      Except as otherwise provided in Section 8.01:

(i)      The Trustee  may rely and shall be  protected  in acting or  refraining  from acting upon any  resolution,
Officers' Certificate,  certificate of auditors or any other certificate,  statement,  instrument, opinion, report, notice, request,  consent,  order,  appraisal,  bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)     The Trustee may consult with counsel and any Opinion of Counsel  shall be full and complete  authorization and  protection  in respect of any  action  taken or  suffered  or  omitted  by it  hereunder  in good faith and in accordance with such Opinion of Counsel;

(iii)    The Trustee  shall be under no  obligation  to exercise  any of the trusts or powers  vested in it by this
Agreement or to institute,  conduct or defend any litigation hereunder or in relation hereto at the request,  order or  direction  of any of  the  Certificateholders  pursuant  to the  provisions  of  this  Agreement,  unless  such
Certificateholders  shall have offered to the Trustee reasonable security or indemnity against the costs,  expenses and liabilities  which may be incurred therein or thereby;  nothing  contained herein shall,  however,  relieve the
Trustee of the  obligation,  upon the  occurrence  of an Event of Default  (which has not been cured),  to exercise such of the rights  and  powers  vested in it by this  Agreement,  and to use the same  degree of care and skill in their  exercise  as a prudent  investor  would  exercise  or use under the  circumstances  in the  conduct  of such investor's own affairs;

(iv)     The Trustee shall not be personally  liable for any action taken,  suffered or omitted by it in good faith and  believed  by it to be  authorized  or within  the  discretion  or rights or powers  conferred  upon it by this
Agreement;

(v)      Prior to the  occurrence  of an Event of Default  hereunder  and after the curing of all Events of Default which may have  occurred,  the  Trustee  shall  not be bound to make any  investigation  into the facts or  matters stated in any resolution,  certificate,  statement,  instrument,  opinion, report, notice, request, consent, order, approval,  bond or other paper or document,  unless requested in writing so to do by the Holders of Certificates of any Class evidencing,  as to such Class,  Percentage Interests,  aggregating not less than 50%; provided,  however, that if the payment  within a reasonable  time to the Trustee of the costs,  expenses or  liabilities  likely to be incurred by it in the making of such  investigation  is, in the opinion of the Trustee,  not reasonably  assured to the Trustee by the  security  afforded  to it by the terms of this  Agreement,  the Trustee may require  reasonable indemnity  against  such expense or liability as a condition  to so  proceeding.  The  reasonable  expense of every such examination shall be paid by the Servicer,  if an Event of Default shall have occurred and is continuing,  and otherwise by the Certificateholder requesting the investigation;

(vi)     The  Trustee  may execute any of the trusts or powers  hereunder  or perform any duties  hereunder  either directly or by or through  agents or attorneys  provided  that the Trustee shall remain liable for any acts of such agents or attorneys; and

(vii)    To the extent  authorized  under the Code and the  regulations  promulgated  thereunder,  each Holder of a
Class R  Certificate  hereby  irrevocably  appoints  and  authorizes  the  Trustee to be its  attorney-in-fact  for purposes  of signing any Tax Returns  required to be filed on behalf of the Trust Fund.  The Trustee  shall sign on behalf of the Trust Fund and deliver to the  Servicer in a timely  manner any Tax Returns  prepared by or on behalf of the  Servicer  that the  Trustee is required  to sign as  determined  by the  Servicer  pursuant  to  applicable federal,  state or local tax laws,  provided that the Servicer shall indemnify the Trustee for signing any such Tax
Returns that contain errors or omissions.

(b)      Following  the  issuance of the  Certificates  (and except as provided for in  Section 2.04),  the Trustee shall not accept any  contribution of assets to the Trust Fund unless (subject to  Section 10.01(f))  it shall have obtained or been furnished with an Opinion of Counsel to the effect that such  contribution  will not (i) cause any
REMIC  created  hereunder  to fail to  qualify  as a REMIC at any time that any  Certificates  are  outstanding  or
(ii) cause  the Trust  Fund to be  subject  to any  federal  tax as a result of such  contribution  (including  the imposition of any federal tax on “prohibited transactions” imposed under Section 860F(a) of the Code).

Section 8.03.     Trustee Not Liable for Certificates or Mortgage Loans

         The recitals  contained herein and in the  Certificates  (other than the execution of the Certificates and relating to the  acceptance  and receipt of the Mortgage  Loans) shall be taken as the  statements of the Depositor or the Servicer as the case may be, and the Trustee assumes no responsibility  for their  correctness.  The Trustee makes no  representations  as to the validity or sufficiency of this Agreement or of the Certificates  (except that the  Certificates  shall be duly and validly executed and  authenticated by it as Certificate  Registrar) or of any
Mortgage  Loan or related  document,  or of MERS or the MERS®  System.  Except as otherwise  provided  herein,  the
Trustee  shall not be  accountable  for the use or  application  by the  Depositor  or the  Servicer  of any of the
Certificates  or of the  proceeds  of such  Certificates,  or for the use or  application  of any funds paid to the
Depositor  or the  Servicer in respect of the  Mortgage  Loans or  deposited  in or  withdrawn  from the  Custodial
Account or the Certificate Account by the Depositor or the Servicer.

Section 8.04.     Trustee May Own Certificates

         The Trustee in its individual or any other capacity may become the owner or pledgee of  Certificates  with the same rights it would have if it were not Trustee.

Section 8.05.     Servicer to Pay Trustee's Fees and Expenses; Indemnification

(a)      The Servicer  covenants  and agrees to pay to the Trustee and any  co-trustee  from time to time,  and the
Trustee and any  co-trustee  shall be  entitled  to,  reasonable  compensation  (which  shall not be limited by any provision  of law in regard to the  compensation  of a trustee of an express  trust) for all  services  rendered by each of them in the  execution  of the trusts  hereby  created and in the exercise  and  performance  of any of the powers and duties  hereunder  of the  Trustee and any  co-trustee,  and the  Servicer  shall pay or  reimburse  the
Trustee and any co-trustee upon request for all reasonable  expenses,  disbursements  and advances incurred or made by the Trustee or any  co-trustee  in  accordance  with any of the  provisions  of this  Agreement  (including  the reasonable  compensation and the expenses and  disbursements of its counsel and of all persons not regularly in its employ,  and the expenses  incurred by the Trustee or any  co-trustee  in  connection  with the  appointment  of an office or agency pursuant to Section 8.12)  except any such expense,  disbursement or advance as may arise from its negligence or bad faith.

(b)      The Servicer  agrees to indemnify  the Trustee for, and to hold the Trustee  harmless  against,  any loss, liability  or  expense  incurred  without  negligence  or willful  misconduct  on its part,  arising  out of, or in connection with, the acceptance and  administration of the Trust Fund,  including its obligation to execute the DTC
Letter in its  individual  capacity,  and including  the costs and expenses  (including  reasonable  legal fees and expenses) of defending  itself  against any claim in  connection  with the  exercise or  performance  of any of its powers or duties under this  Agreement and the Swap  Agreement,  and the Servicer  further  agrees to indemnify the
Trustee  for,  and to hold the Trustee  harmless  against,  any loss,  liability  or expense  arising out of, or in connection  with,  the  provisions set forth in the last  paragraph of Section  2.01(b) hereof,  including  without limitation,  all costs,  liabilities and expenses  (including  reasonable legal fees and expenses) of investigating and defending  itself against any claim,  action or proceeding,  pending or threatened,  relating to the provisions of such paragraph, provided, that

(i)      with  respect to any such  claim,  the  Trustee  shall  have given the  Servicer  written  notice  thereof promptly after the Trustee shall have actual knowledge thereof;

(ii)     while  maintaining  control over its own defense,  the Trustee shall  cooperate and consult fully with the
Servicer in preparing such defense; and

(iii)    notwithstanding  anything  in this  Agreement  to the  contrary,  the  Servicer  shall not be  liable  for settlement of any claim by the Trustee  entered into without the prior consent of the Servicer  which consent shall not be unreasonably withheld.

         No termination of this  Agreement  shall affect the  obligations  created by this  Section 8.05(b) of  the
Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

         Notwithstanding   the   foregoing,    the    indemnification    provided   by   the   Servicer   in   this
Section 8.05(b) shall  not  pertain  to any loss,  liability  or expense of the  Trustee,  including  the costs and expenses of defending  itself  against any claim,  incurred in connection  with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.

Section 8.06.     Eligibility Requirements for Trustee

         The  Trustee  hereunder  shall at all  times  be a  national  banking  association  or a New York  banking corporation  having its  principal  office in a state and city  acceptable to the Depositor and organized and doing business  under the laws of such state or the United  States of  America,  authorized  under such laws to  exercise corporate trust powers,  having a combined  capital and surplus of at least  $50,000,000 and subject to supervision or  examination  by federal or state  authority.  If such  corporation or national  banking  association  publishes reports of condition at least  annually,  pursuant to law or to the  requirements  of the aforesaid  supervising or examining  authority,  then for purposes of this Section the combined capital and surplus of such corporation shall be  deemed to be its  combined  capital  and  surplus  as set  forth in its most  recent  report  of  condition  so published.  In case at any time the Trustee  shall cease to be eligible in accordance  with the  provisions of this
Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.     Resignation and Removal of the Trustee

(a)      The Trustee may at any time resign and be  discharged  from the trusts  hereby  created by giving  written notice thereof to the Depositor and the Servicer.  Upon receiving such notice of  resignation,  the Depositor shall promptly appoint a successor  trustee by written  instrument,  in duplicate,  one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor  trustee.  If no successor trustee shall have been so appointed and have accepted  appointment  within 30 days after the giving of such notice of resignation then the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b)      If at any time the Trustee shall cease to be eligible in accordance  with the  provisions of  Section 8.06 and shall fail to resign after  written  request  therefor by the  Depositor,  or if at any time the Trustee  shall become  incapable of acting,  or shall be adjudged  bankrupt or  insolvent,  or a receiver of the Trustee or of its property  shall be appointed,  or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of  rehabilitation,  conservation  or  liquidation,  then the  Depositor  may remove the
Trustee and appoint a successor  trustee by written  instrument,  in duplicate,  one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor  trustee.  In addition,  in the event that the
Depositor   determines   that  the  Trustee  has  failed  (i) to   distribute  or  cause  to  be   distributed   to
Certificateholders  any amount required to be distributed  hereunder,  if such amount is held by the Trustee or its
Paying Agent (other than the Servicer or the Depositor) for  distribution or (ii) to  otherwise  observe or perform in any  material  respect any of its  covenants,  agreements  or  obligations  hereunder,  and such  failure  shall continue  unremedied  for a period of 5 days (in  respect  of clause  (i) above)  or 30 days (in  respect of clause
(ii) above)  after the date on which written  notice of such failure,  requiring  that the same be remedied,  shall have been given to the Trustee by the  Depositor,  then the  Depositor,  which  consent  shall not be  unreasonably withheld,  may remove the Trustee and appoint a successor  trustee by written  instrument  delivered as provided in the preceding  sentence.  In  connection  with the  appointment  of a successor  trustee  pursuant to the preceding sentence,  the Depositor shall, on or before the date on which any such appointment becomes effective,  obtain from each Rating Agency written  confirmation  that the appointment of any such successor trustee will not result in the reduction  of the  ratings  on any  Class of  the  Certificates  below the lesser of the then  current or  original ratings on such Certificates.

(c)      The  Holders of  Certificates  entitled  to at least 51% of the Voting  Rights may at any time  remove the
Trustee and  appoint a successor  trustee by written  instrument  or  instruments,  in  triplicate,  signed by such
Holders or their  attorneys-in-fact  duly authorized,  one complete set of which  instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d)      Any  resignation or removal of the Trustee and appointment of a successor  trustee  pursuant to any of the provisions of this  Section shall  become  effective upon  acceptance of  appointment  by the successor  trustee as provided in Section 8.08.

Section 8.08.     Successor Trustee

(a)      Any successor  trustee  appointed as provided in  Section 8.07  shall execute,  acknowledge and deliver to the Depositor and to its predecessor  trustee an instrument  accepting such  appointment  hereunder,  and thereupon the  resignation or removal of the  predecessor  trustee shall become  effective and such  successor  trustee shall become  effective  and such  successor  trustee,  without any further act, deed or  conveyance,  shall become fully vested with all the rights,  powers, duties and obligations of its predecessor  hereunder,  with the like effect as if  originally  named as trustee  herein.  The  predecessor  trustee  shall  deliver to the  successor  trustee all
Mortgage  Files and related  documents and  statements  held by it hereunder  (other than any Mortgage Files at the time held by a Custodian,  which shall become the agent of any successor  trustee  hereunder),  and the  Depositor, the Servicer and the  predecessor  trustee shall execute and deliver such  instruments  and do such other things as may reasonably be required for more fully and certainly  vesting and  confirming in the successor  trustee all such rights, powers, duties and obligations.

(b)      No successor  trustee  shall accept  appointment  as provided in this  Section unless  at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c)      Upon  acceptance of appointment by a successor  trustee as provided in this Section,  the Depositor  shall mail notice of the  succession  of such trustee  hereunder  to all Holders of  Certificates  at their  addresses as shown in the Certificate  Register.  If the Depositor fails to mail such notice within 10 days after  acceptance of appointment  by the successor  trustee,  the successor  trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09.     Merger or Consolidation of Trustee

         Any  corporation  or national  banking  association  into which the Trustee may be merged or  converted or with which it may be  consolidated or any corporation or national  banking  association  resulting from any merger, conversion  or  consolidation  to which the  Trustee  shall be a party,  or any  corporation  or  national  banking association  succeeding to the business of the Trustee,  shall be the successor of the Trustee hereunder,  provided such corporation or national banking  association  shall be eligible under the provisions of Section 8.06,  without the execution or filing of any paper or any further act on the part of any of the parties  hereto,  anything herein to the  contrary  notwithstanding.  The  Trustee  shall  mail  notice of any such  merger or  consolidation  to the
Certificateholders at their address as shown in the Certificate Register.

Section 8.10.     Appointment of Co-Trustee or Separate Trustee

(a)      Notwithstanding  any  other  provisions  hereof,  at any  time,  for the  purpose  of  meeting  any  legal requirements  of any  jurisdiction  in which any part of the Trust Fund or  property  securing  the same may at the time be located,  the Servicer and the Trustee  acting  jointly  shall have the power and shall execute and deliver all  instruments  to appoint  one or more  Persons  approved by the Trustee to act as  co-trustee  or  co-trustees, jointly with the Trustee,  or separate trustee or separate  trustees,  of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity,  such title to the Trust Fund, or any part thereof,  and, subject to the other provisions of this Section 8.10,  such powers, duties, obligations,  rights and trusts as the Servicer and the Trustee may consider  necessary or  desirable.  If the Servicer  shall not have joined in such  appointment within 15 days after the  receipt by it of a request so to do, or in case an Event of Default  shall have  occurred and be  continuing,  the Trustee  alone shall have the power to make such  appointment.  No  co-trustee or separate trustee  hereunder  shall be required to meet the terms of  eligibility as a successor  trustee under  Section 8.06 hereunder and no notice to Holders of  Certificates  of the  appointment of  co-trustee(s)  or separate  trustee(s)
shall be required under Section 8.08 hereof.

(b)      In the case of any  appointment  of a co-trustee or separate  trustee  pursuant to this  Section 8.10  all rights,  powers,  duties and  obligations  conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee,  and such separate trustee or co-trustee  jointly,  except to the extent that  under any law of any  jurisdiction  in which  any  particular  act or acts are to be  performed  (whether  as
Trustee  hereunder or as successor to the Servicer  hereunder),  the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights,  powers,  duties and  obligations  (including  the holding of title to the Trust Fund or any portion thereof in any such  jurisdiction)  shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c)      Any notice,  request or other  writing  given to the Trustee shall be deemed to have been given to each of the then  separate  trustees  and  co-trustees,  as  effectively  as if given  to each of  them.  Every  instrument appointing  any separate  trustee or co-trustee  shall refer to this  Agreement and the  conditions of this Article
VIII. Each separate trustee and co-trustee,  upon its acceptance of the trusts conferred,  shall be vested with the estates or property specified in its instrument of appointment,  either jointly with the Trustee or separately,  as may be provided therein,  subject to all the provisions of this Agreement,  specifically  including every provision of this  Agreement  relating to the  conduct of,  affecting  the  liability  of, or  affording  protection  to, the
Trustee.  Every such instrument  shall be filed with the Trustee.  (d) Any  separate  trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact,  with full power and authority,  to the extent not prohibited  by law, to do any lawful act under or in respect of this  Agreement  on its behalf and in its name.  If any  separate  trustee or  co-trustee  shall die,  become  incapable  of acting,  resign or be removed,  all of its estates,  properties,  rights,  remedies and trusts  shall vest in and be  exercised by the Trustee,  to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.     Appointment of Custodians

         The Trustee may, with the consent of the Servicer and the  Depositor,  appoint one or more  Custodians who are not  Affiliates  of the  Depositor or the Servicer to hold all or a portion of the Mortgage  Files as agent for the Trustee,  by entering into a Custodial  Agreement.  Subject to Article VIII,  the Trustee agrees to comply with the terms of each  Custodial  Agreement and to enforce the terms and provisions  thereof  against the Custodian for the benefit of the  Certificateholders.  Each Custodian shall be a depository institution subject to supervision by federal or state  authority,  shall have a  combined  capital  and  surplus  of at least  $15,000,000  and shall be qualified to do business in the  jurisdiction in which it holds any Mortgage File. Each Custodial  Agreement may be amended only as provided in Section 11.01.  The Trustee shall notify the  Certificateholders  of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this Section 8.11.

Section 8.12.     Appointment of Office or Agency

         The  Trustee  shall  maintain  an  office  or agency in the  [______________]  where  Certificates  may be surrendered for registration of transfer or exchange.  The Trustee initially  designates its offices located at the
Corporate  Trust Office for the purpose of keeping the Certificate  Register.  The Trustee shall maintain an office at the address  stated in  Section 11.05(c) hereof  where  notices and demands to or upon the Trustee in respect of this Agreement may be served.

Section 8.13.     DTC Letter of Representations.

         The Trustee is hereby  authorized and directed to, and agrees that it shall,  enter into the DTC Letter on behalf of the Trust Fund and in its individual capacity as agent thereunder.

Section 8.14.     [Swap Agreement.]

         [The  Trustee  is hereby  authorized  and  directed  to,  and  agrees  that it shall,  enter into the Swap
Agreement on behalf of the Trust Fund.]

                                                    ARTICLE IX

                                                    TERMINATION

Section 9.01.     Termination Upon Purchase or Liquidation of All Mortgage Loans.

(a)      Subject to Section 9.02,  the respective  obligations and responsibilities of the Depositor,  the Servicer and the Trustee  created  hereby in respect of the  Certificates  (other than the obligation of the Trustee to make certain payments after the Final  Distribution  Date to  Certificateholders  and the obligation of the Depositor to send certain  notices as hereinafter  set forth) shall  terminate upon the last action  required to be taken by the
Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i)      the later of the final  payment or other  liquidation  (or any Advance with  respect  thereto) of the last
Mortgage Loan remaining in the Trust Fund or the disposition of all property  acquired upon  foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii)     at the option of  [_______________]  or its designee or the Servicer,  as provided in Section 9.01(f), the purchase of all Mortgage  Loans and all property  acquired in respect of any Mortgage  Loan  remaining in the Trust
Fund,  at a price equal to the sum of (A) 100% of the unpaid  principal  balance of each Mortgage Loan (or, if less than such unpaid  principal  balance,  the fair market value of the related  underlying  property of such  Mortgage
Loan with  respect to  Mortgage  Loans as to which title has been  acquired if such fair market  value is less than such  unpaid  principal  balance)  (and if such  purchase is made by the  Servicer  only,  net of any  unreimbursed
Advances  attributable to principal) on the day of repurchase,  plus accrued  interest  thereon at the Net Mortgage
Rate (or Modified Net Mortgage Rate in the case of any Modified  Mortgage Loan),  to, but not including,  the first day of the month in which such  repurchase  price is  distributed,  and  (B) any  unpaid Swap  Termination  Payment payable to the Swap  Counterparty (or any Swap Termination  Payment payable to the Swap Counterparty as a result of the exercise of the option provided for in this Section 9.01(a)(ii));

provided,  however,  that in no event shall the trust created  hereby  continue  beyond the  expiration of 21 years from the death of the last  survivor of the  descendants  of Joseph P. Kennedy,  the late  ambassador of the United
States to the Court of St. James,  living on the date hereof;  and provided  further,  that the purchase  price set forth above shall be increased as is necessary,  as determined by the Servicer,  to avoid  disqualification  of any
REMIC created hereunder as a REMIC.

         The purchase  price paid by  [___________]  or its designee or the Servicer,  as  applicable,  pursuant to
Section 9.01(a)(ii) shall  also  include any amounts  owed by GMFI  pursuant to the last  paragraph of Section 4 of the  Assignment  Agreement  in respect of any  liability,  penalty or expense  that  resulted  from a breach of the representation  and warranty set forth in clause (w) of Section 4 of the  Assignment  Agreement  that remain unpaid on the date of such purchase.

         The right of  [___________]  or its  designee or the  Servicer,  as  applicable,  to  purchase  all of the
Mortgage Loans pursuant to clause  (ii) above is conditioned  upon the date of such purchase  occurring on or after the Optional  Termination  Date. If such right is exercised by the Servicer,  the Servicer  shall be deemed to have been  reimbursed  for the full  amount of any  unreimbursed  Advances  theretofore  made by it with  respect to the
Mortgage  Loans being  purchased.  In  addition,  the  Servicer  shall  provide to the  Trustee  the  certification required by  Section 3.15  and the Trustee and any  Custodian  shall,  promptly  following  payment of the purchase price,  release to [___________] or its designee or the Servicer,  as applicable,  the Mortgage Files pertaining to the Mortgage Loans being purchased.

         In  addition  to the  foregoing,  on any  Distribution  Date on or after the  Optional  Termination  Date,
[___________]  or its  designee  or the  Servicer,  as provided in  Section 9.01(f),  shall have the right,  at its
option,  to  purchase  the  [Class A  Certificates,   Class M  Certificates,  Class B  Certificates]  and  Class SB
Certificates  in whole,  but not in part,  at a price  equal to the sum of the  outstanding  Certificate  Principal
Balance of such  Certificates  plus the sum of one month's Accrued  Certificate  Interest  thereon,  any previously unpaid Accrued Certificate  Interest,  and any unpaid Prepayment Interest Shortfalls  previously  allocated thereto and, in the case of Prepayment Interest Shortfalls,  accrued interest thereon at the applicable  Pass-Through Rate, plus, with respect to any optional  termination by  [___________]  or its designee,  an amount equal to all accrued and unpaid Servicing Fees and  reimbursement  for all unreimbursed  Advances and Servicing  Advances,  in each case through the date of such optional  termination.  If the Servicer or [___________]  or its designee,  as applicable, exercises this right to purchase the outstanding Class A Certificates,  Class M Certificates,  Class B Certificates
and Class SB  Certificates,  [___________] or its designee or the Servicer, as applicable,  will promptly terminate the respective  obligations and responsibilities  created hereby in respect of these Certificates  pursuant to this
Article IX.

(b)      The Servicer or  [___________]  or its designee,  as applicable,  shall give the Trustee (and the Servicer if  [___________]  or its  designee  is  exercising  its  option)  not  less  than 60  days'  prior  notice  of the
Distribution Date on which  (1) [___________] or its designee or the Servicer, as applicable,  anticipates that the final  distribution  will be made to  Certificateholders  as a result of the exercise by the Holder of the Class SB
Certificates  or the  Servicer,  as  applicable,  of its right to  purchase  the  Mortgage  Loans) or (2) on  which
[___________] or its designee or the Servicer,  as applicable,  anticipates that the Certificates will be purchased as a result of the  exercise by  [___________]  or its designee or the  Servicer,  as  applicable,  to purchase the outstanding  Certificates.  Notice of any termination,  specifying the anticipated  Final  Distribution Date (which shall be a date that would  otherwise  be a  Distribution  Date) upon which the  Certificateholders  may  surrender their  Certificates to the Trustee (if so required by the terms hereof) for payment of the final  distribution  and cancellation  or notice of any purchase of the  outstanding  Certificates,  specifying the  Distribution  Date upon which the Holders may  surrender  their  Certificates  to the Trustee for payment,  shall be given  promptly by the
Servicer  (if  it is  exercising  the  right  to  purchase  the  Mortgage  Loans  or to  purchase  the  outstanding
Certificates),  or by the  Trustee  (in any other  case) by letter  to the  Certificateholders  (with a copy to the
Certificate  Registrar)  mailed  not  earlier  than the 15th day and not later  than the 25th day of the month next preceding the month of such final distribution specifying:

(i)      the anticipated  Final  Distribution  Date upon which final payment of the  Certificates is anticipated to be made upon  presentation and surrender of Certificates at the office or agency of the Trustee therein  designated where required  pursuant to this Agreement or, in the case of the purchase by  [___________] or its designee or the
Servicer, as applicable, of the outstanding Certificates, the Distribution Date on which such purchase is made,

(ii)     the amount of any such final  payment  or, in the case of the  purchase of the  outstanding  Certificates, the purchase price, in either case, if known, and

(iii)    that the Record Date otherwise  applicable to such Distribution  Date is not applicable,  and that payment will be made only upon  presentation  and  surrender  of the  Certificates  at the office or agency of the  Trustee therein specified.

         If the Servicer or the Trustee is obligated to give notice to  Certificateholders  as required  above,  it shall give such notice to the  Certificate  Registrar  at the time such notice is given to  Certificateholders.  In the event of a purchase of the Mortgage  Loans by  [___________]  or its designee or the Servicer,  as  applicable,
[___________] or its designee or the Servicer,  as applicable,  shall deposit in the Certificate Account before the
Final  Distribution Date in immediately  available funds an amount equal to the purchase price computed as provided above. As a result of the exercise by  [___________] or its designee or the Servicer,  as applicable,  of its right to purchase the  outstanding  Certificates,  [___________]  or its designee or the Servicer,  as applicable,  shall deposit in an  Eligible  Account,  established  by the  Servicer on behalf of the  Trustee  and  separate  from the
Certificate  Account,  in the name of the Trustee in trust for the registered  holders of the Certificates,  before the  Distribution  Date on which such purchase is to occur, in immediately  available funds, an amount equal to the purchase  price for the  Certificates  computed  as  provided  above,  and  provide  notice of such  deposit to the
Trustee.  The  Trustee  shall  withdraw  from such  account  the  amount  specified  in  subsection  (c) below  and distribute  such amount to the  Certificateholders  as  specified in  subsection  (c) below.  [___________]  or its designee or the Servicer,  as applicable,  shall provide to the Trustee  written  notification of any change to the anticipated  Final  Distribution  Date  as  soon  as  practicable.  If the  Trust  Fund  is not  terminated  on the anticipated  Final  Distribution  Date,  for any reason,  the Trustee shall  promptly  mail notice  thereof to each affected Certificateholder.

(c)      Upon   presentation  and  surrender  of  the  [Class A   Certificates,   Class M   Certificates,   Class B
Certificates] and Class SB  Certificates by the  Certificateholders  thereof,  the Trustee shall distribute to such
Certificateholders  (i) the amount  otherwise  distributable on such  Distribution  Date, if not in connection with the Holder's of the Class SB  Certificates  or the Servicer's,  as applicable,  election to repurchase the Mortgage
Loans  or  the  outstanding  [Class A  Certificates,  Class M  Certificates,  Class B  Certificates]  and  Class SB
Certificates,  or (ii) if  [___________] or its designee or the Servicer,  as applicable,  elected to so repurchase the Mortgage Loans or the outstanding  [Class A  Certificates,  Class M  Certificates,  Class B  Certificates]  and
Class SB  Certificates,  an amount equal to the price paid  pursuant to  Section 9.01(a) as  follows:  first,  with respect to any optional  termination by [___________] or its designee,  payment of any accrued and unpaid Servicing
Fees and  reimbursement  for all  unreimbursed  Advances and Servicing  Advances,  in each case through the date of such optional  termination,  to the Servicer,  second, with respect to the [Class A  Certificates,  pari passu, the outstanding  Certificate  Principal  Balance  thereof,  plus Accrued  Certificate  Interest thereon for the related
Interest  Accrual  Period and any  previously  unpaid  Accrued  Certificate  Interest,  third,  with respect to the
Class M-1  Certificates,  the outstanding  Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously  unpaid Accrued  Certificate  Interest,  fourth, with respect to the Class M-2  Certificates,  the outstanding  Certificate  Principal Balance thereof, plus Accrued
Certificate  Interest  thereon  for  the  related  Interest  Accrual  Period  and  any  previously  unpaid  Accrued
Certificate  Interest,  fifth, with respect to the Class M-3  Certificates,  the outstanding  Certificate Principal
Balance  thereof,  plus  Accrued  Certificate  Interest  thereon for the related  Interest  Accrual  Period and any
previously  unpaid  Accrued  Certificate  Interest,  sixth,  with  respect  to  the  Class M-4  Certificates,   the
outstanding  Certificate  Principal  Balance  thereof,  plus Accrued  Certificate  Interest thereon for the related
Interest  Accrual  Period and any previously  unpaid Accrued  Certificate  Interest,  seventh,  with respect to the
Class M-5  Certificates,  the outstanding  Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously  unpaid Accrued  Certificate  Interest,  eighth, with respect to the Class M-6  Certificates,  the outstanding  Certificate  Principal Balance thereof, plus Accrued
Certificate  Interest  thereon  for  the  related  Interest  Accrual  Period  and  any  previously  unpaid  Accrued
Certificate  Interest,  ninth, with respect to the Class M-7  Certificates,  the outstanding  Certificate Principal
Balance  thereof,  plus  Accrued  Certificate  Interest  thereon for the related  Interest  Accrual  Period and any
previously  unpaid  Accrued  Certificate  Interest,  tenth,  with  respect  to  the  Class M-8  Certificates,   the
outstanding  Certificate  Principal  Balance  thereof,  plus Accrued  Certificate  Interest thereon for the related
Interest  Accrual Period and any previously  unpaid Accrued  Certificate  Interest,  eleventh,  with respect to the
Class B  Certificates,  the outstanding  Certificate  Principal Balance thereof,  plus Accrued Certificate Interest thereon  for the  related  Interest  Accrual  Period  and  any  previously  unpaid  Accrued  Certificate  Interest, twelfth, to  the  Class A,  Class M and Class B  Certificates,  the amount of any  Prepayment  Interest  Shortfalls allocated  thereto  for such  Distribution  Date or  remaining  unpaid  from prior  Distribution  Dates and accrued interest thereon at the applicable  Pass-Through Rate, on a pro rata basis based on Prepayment  Interest Shortfalls allocated thereto for such  Distribution Date or remaining unpaid from prior  Distribution  Dates,  thirteenth,  to the Swap Counterparty  (without  duplication of amounts payable to the Swap Counterparty on such date in accordance with Section 4.02) any Swap  Termination  Payment payable to the Swap  Counterparty  then remaining unpaid or which is due to the exercise of any early  termination of the Trust Fund pursuant to this Section 9.01,  and  fourteenth, to the Class SB Certificates, all remaining amounts.]

(d)      In the event that any  Certificateholders  shall not surrender  their  Certificates  for final payment and cancellation  on or before  the Final  Distribution  Date,  the  Trustee  shall on such date cause all funds in the
Certificate  Account not distributed in final  distribution  to  Certificateholders  to be withdrawn  therefrom and credited  to the  remaining  Certificateholders  by  depositing  such funds in a separate  escrow  account  for the benefit of such  Certificateholders,  and the Servicer (if it exercised  its right to purchase the Mortgage  Loans)
or the Trustee (in any other case),  shall give a second  written  notice to the  remaining  Certificateholders  to surrender their  Certificates for cancellation and receive the final  distribution with respect thereto.  If within six months after the second notice any Certificate  shall not have been surrendered for  cancellation,  the Trustee shall take  appropriate  steps as directed by the Servicer to contact the remaining  Certificateholders  concerning surrender  of their  Certificates.  The costs and  expenses of  maintaining  the escrow  account and of  contacting
Certificateholders  shall be paid out of the assets  which  remain in the escrow  account.  If within  nine  months after the second notice any Certificates  shall not have been surrendered for  cancellation,  the Trustee shall pay to the Servicer  all amounts  distributable  to the holders  thereof and the Servicer  shall  thereafter  hold such amounts until  distributed  to such Holders.  No interest  shall accrue or be payable to any  Certificateholder  on any  amount  held in the escrow  account  or by the  Servicer  as a result of such  Certificateholder's  failure to
surrender  its   Certificate(s)   for  final  payment  thereof  in  accordance  with  this   Section 9.01  and  the
Certificateholders shall look only to the Servicer for such payment.

(e)      If any  Certificateholders  do not surrender  their  Certificates  on or before the  Distribution  Date on which a purchase of the  outstanding  Certificates is to be made, the Trustee shall on such date cause all funds in the Eligible Account  established by the Servicer deposited therein by the Servicer pursuant to  Section 9.01(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such  Certificateholders,  and the Servicer shall give a second written notice to such  Certificateholders  to surrender  their  Certificates  for payment of the purchase  price  therefor.  If within six months after the second notice any  Certificate  shall not have been surrendered for  cancellation,  the Trustee shall take  appropriate  steps as directed by the Servicer to contact the Holders of such  Certificates  concerning  surrender of their  Certificates.  The costs and expenses of maintaining  the escrow account and of contacting  Certificateholders  shall be paid out of the assets which remain in the escrow  account.  If within  nine  months  after the  second  notice  any  Certificates  shall not have been surrendered  for  cancellation  in  accordance  with this  Section 9.01,  the Trustee shall pay to the Servicer all amounts  distributable  to the Holders thereof and shall have no further  obligation or liability  therefor and the
Servicer  shall  thereafter  hold such amounts until  distributed  to such Holders.  No interest shall accrue or be payable to any  Certificateholder  on any amount held in the escrow  account or by the Servicer as a result of such
Certificateholder's  failure to surrender  its  Certificate(s)  for payment in accordance  with this  Section 9.01.
Any  Certificate  that  is not  surrendered  on the  Distribution  Date  on  which  a  purchase  pursuant  to  this
Section 9.01  occurs as provided  above will be deemed to have been  purchased  and the Holder as of such date will have no rights with respect  thereto  except to receive the purchase  price  therefor  minus any costs and expenses associated  with such escrow account and notices  allocated  thereto.  Any  Certificates  so purchased or deemed to have been purchased on such Distribution  Date shall remain  outstanding  hereunder.  The Servicer shall be for all purposes the Holder thereof as of such date.

(f)      With respect to the first possible  Optional  Termination  Date,  [___________] or its designee shall have the sole option to exercise  the  purchase  options  described in Section  9.01(a) and  the Servicer  shall have no claim thereto.  If  [___________]  or its designee  elects not to exercise one of its options to purchase  pursuant to  Section 9.01(a) with  respect to the first  possible  Optional  Termination  Date, it shall lose such right and have no claim to exercise  any  purchase  options  pursuant to this Section  9.01  thereafter.  Beginning  with the second possible Optional  Termination Date and thereafter,  the Servicer shall have the sole option to exercise the purchase options described in Section 9.01(a).

(g)      [___________],  if it is not the Servicer or any  Subservicer,  or its designee,  as applicable,  shall be deemed  to  represent  that one of the  following  will be true  and  correct:  (i) the  exercise  of the  optional termination  right set forth in Section 9.01 shall not result in a non-exempt  prohibited  transaction  under ERISA or  Section  4975 of the Code or (ii)  [___________]  or such  designee,  as the case may be, is (A) not a party in interest  with  respect  to any Plan and (B) is not a "benefit  plan  investor"  (other  than a plan  sponsored  or maintained  by  [___________]  or the  designee,  as the case may be,  provided  that no  assets  of such  plan are invested  or deemed to be  invested in the  Certificates).  If the holder of the option is unable to exercise  such option by reason of the preceding sentence, then the Servicer may exercise such option.

Section 9.02.     Additional Termination Requirements

(a)      [Any  REMIC  hereunder,  as the case  may be,  shall  be  terminated  in  accordance  with  the  following additional  requirements,  unless  (subject to  Section 10.01(f))  the Trustee and the  Servicer  have  received an
Opinion  of Counsel  (which  Opinion of Counsel  shall not be an  expense of the  Trustee)  to the effect  that the failure of any REMIC created  hereunder as the case may be, to comply with the  requirements  of this  Section 9.02 will not  (i) result in the  imposition on the Trust Fund of taxes on  “prohibited  transactions,”  as described in
Section 860F  of the Code,  or  (ii) cause  any REMIC  created  hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i)      The  Servicer  shall  establish  a 90-day  liquidation  period for  REMIC I,  REMIC II  or REMIC  III,  as applicable,  and any other  related  terminating  REMICs,  and  specify the first day of such period in a statement attached to REMIC I's,  REMIC II's or REMIC III's, as applicable,  and any other related terminating REMICs', final
Tax  Return  pursuant  to  Treasury  Regulations  Section 1.860F-1.  The  Servicer  also shall  satisfy  all of the requirements of a qualified liquidation for REMIC I under Section 860F of the Code and the regulations thereunder;

(ii)     The Servicer shall notify the Trustee at the  commencement  of such 90-day  liquidation  period and, at or prior to the time of making of the final payment on the  Certificates,  the Trustee shall sell or otherwise dispose of all of the remaining assets of the liquidating REMICs in accordance with the terms hereof; and

(iii)    If the  Servicer is  exercising  its right to purchase the assets of the Trust Fund,  the Servicer  shall, during the 90-day liquidation  period and at or prior to the Final  Distribution  Date,  purchase all of the assets of the liquidating REMICs for cash.]

(b)      [Each Holder of a Certificate  and the Trustee  hereby  irrevocably  approves and appoints the Servicer as its  attorney-in-fact  to adopt a plan of complete  liquidation for any REMIC hereunder at the expense of the Trust
Fund in accordance with the terms and conditions of this Agreement.]

                                                    ARTICLE X

                                                 REMIC PROVISIONS

Section 10.01.    REMIC Administration

(a)      [The REMIC  Administrator  shall make an election to treat all REMICs  created  hereunder as a REMIC under the Code and, if  necessary,  under  applicable  state law.  Each such  election will be made on Form 1066 or other appropriate  federal tax or  information  return  (including  Form 8811) or any  appropriate  state  return for the taxable  year  ending on the last day of the  calendar  year in which the  Certificates  are  issued.  The  REMIC I
Regular  Interests  shall  be  designated  as the  “regular  interests”  and the  Class R-I  Certificates  shall be designated as the sole  Class of  “residual  interests” in the REMIC I.  The REMIC II  Regular  Interests  shall be designated as the “regular  interests”  and the  Class R-II  Certificates  shall be designated as the sole Class of
“residual  interests”  in the  REMIC II.  The  REMIC III  Regular  Interests  shall be  designated  as the “regular interests” and the Class R-III  Certificates shall be designated as the sole Class of  “residual  interests” in the
REMIC III.  The REMIC  Administrator  and the Trustee shall not permit the creation of any “interests”  (within the meaning of  Section 860G of the Code) in REMIC I,  REMIC II or REMIC III other than the REMIC I Regular  Interests, the REMIC II Regular Interests, REMIC III Regular Interest IO and the Certificates.]

(b)      The Closing Date is hereby  designated as the “startup day” of each of REMIC created  hereunder within the meaning of Section 860G(a)(9) of the Code (the “Startup Date”).

(c)      [The REMIC  Administrator  shall hold a Class R  Certificate in each REMIC representing a 0.01% Percentage
Interest of the  Class R  Certificates  in each REMIC and shall be  designated  as the “tax  matters  person”  with respect to each of in the manner provided under Treasury regulations section  1.860F-4(d) and  Treasury regulations
Section 301.6231(a)(7)-1.  The REMIC  Administrator,  as tax  matters  person,  shall  (i) act on behalf of each of
REMIC in relation to any tax matter or controversy  involving the Trust Fund and  (ii) represent  the Trust Fund in any  administrative  or  judicial  proceeding  relating  to an  examination  or  audit by any  governmental  taxing authority with respect thereto. The legal expenses,  including without limitation  attorneys' or accountants' fees, and costs of any such  proceeding  and any liability  resulting  therefrom  shall be expenses of the Trust Fund and the REMIC  Administrator  shall be entitled to reimbursement  therefor out of amounts  attributable to the Mortgage
Loans on deposit in the  Custodial  Account as provided by  Section 3.10  unless such legal  expenses and costs are incurred by reason of the REMIC Administrator's  willful misfeasance,  bad faith or gross negligence.  If the REMIC
Administrator is no longer the Servicer  hereunder,  at its option the REMIC  Administrator may continue its duties as REMIC  Administrator  and shall be paid reasonable  compensation  not to exceed $3,000 per year by any successor
Servicer hereunder for so acting as the REMIC Administrator.]

(d)      The REMIC  Administrator  shall  prepare or cause to be prepared all of the Tax Returns that it determines are required  with respect to the REMICs  created  hereunder and deliver such Tax Returns in a timely manner to the
Trustee and the Trustee  shall sign and file such Tax Returns in a timely  manner.  The expenses of preparing  such returns  shall be borne  by the  REMIC  Administrator  without  any  right of  reimbursement  therefor.  The  REMIC
Administrator  agrees to indemnify and hold harmless the Trustee with respect to any tax or liability  arising from the Trustee's  signing of Tax Returns that contain  errors or omissions.  The Trustee and Servicer  shall  promptly provide the REMIC  Administrator  with such  information as the REMIC  Administrator  may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e)      The REMIC  Administrator  shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the  application  of any tax relating to the transfer of a Class R  Certificate  to any Person who is not a Permitted  Transferee,  (ii) to the Trustee and the Trustee shall forward to the  Certificateholders  such information  or  reports  as are  required  by the Code or the  REMIC  Provisions  including  reports  relating  to interest,  original issue discount,  if any, and market  discount or premium (using the Prepayment  Assumption) and
(iii) to the Internal  Revenue Service the name,  title,  address and telephone number of the person who will serve as the representative of each REMIC created hereunder.

(f)      The  Servicer  and the REMIC  Administrator  shall take such  actions and shall  cause each REMIC  created hereunder to take such actions as are  reasonably  within the Servicer's or the REMIC  Administrator's  control and the scope of its duties more  specifically  set forth  herein as shall be  necessary  or  desirable to maintain the status  thereof as a REMIC under the REMIC  Provisions  (and the Trustee  shall  assist the  Servicer and the REMIC
Administrator,  to the extent  reasonably  requested  by the  Servicer  and the REMIC  Administrator  to do so). In
performing their duties as more specifically set forth herein, the Servicer and the REMIC  Administrator  shall not knowingly  or  intentionally  take any action,  cause the Trust Fund to take any action or fail to take (or fail to cause  to be  taken)  any  action  reasonably  within  their  respective  control  and the  scope  of  duties  more specifically set forth herein,  that, under the REMIC Provisions,  if taken or not taken, as the case may be, could
(i) endanger  the status of any REMIC created  hereunder as a REMIC or  (ii) result in the imposition of a tax upon any REMIC  created  hereunder  (including  but not  limited  to the tax on  prohibited  transactions  as defined in
Section 860F(a)(2)  of the Code (except as provided in  Section 2.04)  and the tax on  contributions to a REMIC set forth in  Section 860G(d)  of the Code)  (either  such  event,  in the  absence  of an  Opinion  of  Counsel or the indemnification  referred  to in this  sentence,  an  “Adverse  REMIC  Event”)  unless  the  Servicer  or the REMIC
Administrator,  as  applicable,  has  received an Opinion of Counsel  (at the expense of the party  seeking to take such  action  or,  if such  party  fails to pay such  expense,  and the  Servicer  or the REMIC  Administrator,  as
applicable,   determines   that  taking  such  action  is  in  the  best   interest  of  the  Trust  Fund  and  the
Certificateholders,  at the expense of the Trust Fund,  but in no event at the expense of the  Servicer,  the REMIC
Administrator or the Trustee) to the effect that the  contemplated  action will not, with respect to the Trust Fund created  hereunder,  endanger  such  status  or,  unless  the  Servicer  or the  REMIC  Administrator  or both,  as applicable,  determine in its or their sole  discretion to indemnify the Trust Fund against the  imposition of such a tax,  result in the imposition of such a tax.  Wherever in this Agreement a contemplated  action may not be taken because the timing of such action might result in the  imposition  of a tax on the Trust Fund, or may only be taken pursuant  to an Opinion of Counsel  that such  action  would not impose a tax on the Trust  Fund,  such  action may nonetheless  be taken  provided that the indemnity  given in the preceding  sentence with respect to any taxes that might be imposed on the Trust Fund has been  given and that all other  preconditions  to the taking of such  action have been satisfied.  The Trustee shall not take or fail to take any action  (whether or not authorized  hereunder)
as to which the  Servicer  or the REMIC  Administrator,  as  applicable,  has  advised  it in  writing  that it has received  an Opinion of Counsel to the effect that an Adverse  REMIC Event could occur with  respect to such action or  inaction,  as the case may be. In  addition,  prior to taking any action with  respect to the Trust Fund or its assets,  or causing the Trust Fund to take any action,  which is not  expressly  permitted  under the terms of this
Agreement,  the  Trustee  shall  consult  with the  Servicer  or the REMIC  Administrator,  as  applicable,  or its designee,  in  writing,  with  respect to whether  such  action  could  cause an Adverse  REMIC Event to occur with respect to the Trust Fund and the  Trustee  shall not take any such action or cause the Trust Fund to take any such action as to which the  Servicer or the REMIC  Administrator,  as  applicable,  has  advised it in writing  that an
Adverse REMIC Event could occur. The Servicer or the REMIC Administrator,  as applicable,  may consult with counsel to make such  written  advice,  and the cost of same  shall be borne by the party  seeking  to take the  action not expressly permitted by this Agreement,  but in no event at the expense of the Servicer or the REMIC  Administrator.
At all times as may be required by the Code, the Servicer or the REMIC  Administrator,  as applicable,  will to the extent within its control and the scope of its duties more  specifically set forth herein,  maintain  substantially all of the  assets  of the  REMIC  as  “qualified  mortgages”  as  defined  in  Section 860G(a)(3)  of the Code and
“permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)      In the event  that any tax is imposed on  “prohibited  transactions”  of any REMIC  created  hereunder  as defined in  Section 860F(a)(2)  of the Code, on “net income from  foreclosure  property” of any REMIC as defined in
Section 860G(c)  of the Code,  on any  contributions  to any REMIC  after the  Startup  Date  therefor  pursuant to
Section 860G(d)  of the Code, or any other tax imposed by the Code or any  applicable  provisions of state or local tax laws,  such tax shall be charged  (i) to the  Servicer,  if such tax arises out of or results  from a breach by the Servicer in its role as Servicer or REMIC  Administrator of any of its obligations  under this Agreement or the
Servicer has in its sole discretion  determined to indemnify the Trust Fund against such tax,  (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its  obligations  under this Article X, or  (iii) otherwise  against  amounts on deposit in the Custodial  Account as provided by  Section 3.10  and on the
Distribution  Date(s)  following such  reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate  Interest on each Class entitled  thereto in the same manner as if such taxes constituted a
Prepayment Interest Shortfall.

(h)      The Trustee and the Servicer  shall,  for federal  income tax  purposes,  maintain  books and records with respect to each REMIC on a calendar  year and on an accrual  basis or as  otherwise  may be  required  by the REMIC
Provisions.

(i)      Following  the Startup  Date,  neither the Servicer  nor the Trustee  shall  accept any  contributions  of assets to any REMIC  unless  (subject to  Section 10.01(f))  the Servicer  and the Trustee  shall have  received an
Opinion of  Counsel  (at the  expense  of the party  seeking  to make such  contribution)  to the  effect  that the inclusion of such assets in any REMIC will not cause any REMIC  created  hereunder to fail to qualify as a REMIC at any time that any  Certificates  are outstanding or subject any such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j)      Neither the Servicer nor the Trustee shall  (subject to  Section 10.01(f))  enter into any  arrangement by which any REMIC  created  hereunder  will  receive a fee or other  compensation  for  services nor permit any REMIC
created   hereunder  to  receive  any  income  from  assets  other  than   “qualified   mortgages”  as  defined  in
Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k)      Solely for purposes of  Section 1.860G-1(a)(4)(iii) of  the  Treasury  Regulations,  the “latest  possible maturity  date” by which the principal  balance of each regular  interest in each REMIC would be reduced to zero is
[________],  20[_],  which is the  Distribution  Date in the month  following  the last  scheduled  payment  on any
Mortgage Loan.

(l)      Within 30 days after the Closing Date,  the REMIC  Administrator  shall prepare and file with the Internal
Revenue Service Form 8811,  “Information  Return for Real Estate Mortgage  Investment  Conduits (REMIC) and Issuers
of Collateralized Debt Obligations” for the Trust Fund.

(m)      Neither the Trustee nor the Servicer  shall sell,  dispose of or substitute  for any of the Mortgage Loans
(except in connection with (i) the default,  imminent default or foreclosure of a Mortgage Loan,  including but not limited to, the  acquisition  or sale of a Mortgaged  Property  acquired by deed in lieu of  foreclosure,  (ii) the bankruptcy  of the Trust Fund,  (iii) the  termination  of any REMIC  pursuant to Article IX of this  Agreement  or
(iv) a  purchase of Mortgage Loans  pursuant to Article II or III of this  Agreement) or acquire any assets for any
REMIC or sell or dispose of any  investments  in the  Custodial  Account or the  Certificate  Account for gain,  or accept any  contributions  to any REMIC after the Closing  Date unless it has  received an Opinion of Counsel  that such sale,  disposition,  substitution or acquisition will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or (b) unless the Servicer has  determined in its sole  discretion to indemnify the Trust Fund against such tax, cause any REMIC to be subject to a tax on “prohibited  transactions” or “contributions”  pursuant to the REMIC Provisions.

Section 10.02.    Servicer, REMIC Administrator and Trustee Indemnification

(a)      The Trustee agrees to indemnify the Trust Fund, the Depositor,  the REMIC  Administrator  and the Servicer
for any taxes and costs  including,  without  limitation,  any reasonable  attorneys fees imposed on or incurred by the Trust Fund,  the  Depositor or the Servicer,  as a result of a breach of the  Trustee's  covenants set forth in
Article  VIII or this  Article X. In the event that GMFI is no longer the  Servicer,  the Trustee  shall  indemnify
GMFI for any taxes and costs including,  without limitation,  any reasonable  attorneys fees imposed on or incurred by GMFI as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

(b)      The REMIC  Administrator  agrees to indemnify the Trust Fund, the Depositor,  the Servicer and the Trustee
for any taxes and costs (including,  without limitation,  any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor,  the Servicer or the Trustee,  as a result of a breach of the REMIC  Administrator's covenants  set forth in this Article X with respect to  compliance  with the REMIC  Provisions,  including  without limitation,  any penalties arising from the Trustee's  execution of Tax Returns prepared by the REMIC Administrator that contain  errors or omissions;  provided,  however,  that such liability will not be imposed to the extent such breach is a result of an error or omission in information  provided to the REMIC  Administrator  by the Servicer in which case Section 10.02(c) will apply.

(c)      The Servicer agrees to indemnify the Trust Fund, the Depositor,  the REMIC  Administrator  and the Trustee
for any taxes and costs (including,  without limitation,  any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor,  the REMIC  Administrator or the Trustee,  as a result of a breach of the Servicer's covenants  set forth in this  Article X or in Article III with  respect to  compliance  with the REMIC  Provisions, including without  limitation,  any penalties  arising from the Trustee's  execution of Tax Returns prepared by the
Servicer that contain errors or omissions.

                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS

Section 11.01.    Amendment

(a)      This  Agreement  or any  Custodial  Agreement  may be  amended  from  time to time by the  Depositor,  the
Servicer and the Trustee, without the consent of any of the Certificateholders:

(i)      to cure any ambiguity,

(ii)     to correct or  supplement  any  provisions  herein or therein,  which may be  inconsistent  with any other provisions herein or therein or to correct any error,

(iii)    to modify,  eliminate  or add to any of its  provisions  to such extent as shall be necessary or desirable to maintain  the  qualification  of any REMIC  created  hereunder as a REMIC at all times that any  Certificate  is outstanding  or to avoid or minimize the risk of the  imposition  of any tax on the Trust Fund pursuant to the Code that would be a claim  against the Trust Fund,  provided that the Trustee has received an Opinion of Counsel to the effect that (A) such  action is necessary or desirable to maintain such  qualification  or to avoid or minimize the risk of the imposition of any such tax and (B) such  action will not adversely  affect in any material  respect the interests of any Certificateholder,

(iv)     to change the timing and/or nature of deposits into the Custodial  Account or the  Certificate  Account or to change  the name in which the  Custodial  Account is  maintained,  provided  that  (A) the  Certificate  Account
Deposit  Date shall in no event be later  than the  related  Distribution  Date,  (B) such  change  shall  not,  as
evidenced  by  an  Opinion  of  Counsel,   adversely   affect  in  any  material   respect  the  interests  of  any
Certificateholder  and  (C) such  change  shall not result in a reduction  of the rating  assigned to any  Class of
Certificates  below the lower of the  then-current  rating or the rating  assigned to such  Certificates  as of the
Closing Date, as evidenced by a letter from each Rating Agency to such effect,

(v)      to  modify,  eliminate  or add  to  the  provisions  of  Section 5.02(f) or  any  other  provision  hereof restricting  transfer of the Class R  Certificates  by virtue of their being the “residual  interests” in the Trust
Fund  provided  that  (A) such  change shall not result in reduction  of the rating  assigned to any such  Class of
Certificates  below the lower of the  then-current  rating or the rating  assigned to such  Certificates  as of the
Closing  Date,  as evidenced  by a letter from each Rating  Agency to such  effect,  and (B) such  change shall not
(subject to  Section 10.01(f)),  as evidenced  by an Opinion of Counsel (at the expense of the party  seeking so to modify,  eliminate or add such provisions),  cause the Trust Fund or any of the Certificateholders  (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

(vi)     to make any other  provisions  with respect to matters or questions  arising under this  Agreement or such
Custodial  Agreement which shall not be materially  inconsistent  with the provisions of this  Agreement,  provided that such action  shall not, as evidenced by an Opinion of Counsel,  adversely  affect in any material  respect the interests of any Certificateholder and is authorized or permitted under Section 11.01.

(b)      This  Agreement or any  Custodial  Agreement may also be amended from time to time by the  Depositor,  the
Servicer,  the  Trustee  and the  Holders of  Certificates  evidencing  in the  aggregate  not less than 66% of the
Percentage  Interests  of each  Class of  Certificates  with a  Certificate  Principal  Balance  greater  than zero affected  thereby for the purpose of adding any provisions to or changing in any manner or  eliminating  any of the provisions of this  Agreement or such  Custodial  Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)      reduce  in any  manner  the  amount  of,  or delay the  timing  of,  payments  which  are  required  to be distributed on any Certificate without the consent of the Holder of such Certificate, or

(ii)     adversely  affect in any material  respect the interest of the Holders of  Certificates  of any Class in a manner  other than as  described  in clause  (i) hereof  without  the  consent of Holders of  Certificates  of such
Class evidencing, as to such Class, Percentage Interests aggregating not less than 66%, or

(iii)    reduce the  aforesaid  percentage  of  Certificates  of any  Class the  Holders of which are  required  to consent to any such  amendment,  in any such case  without the consent of the Holders of all  Certificates  of such
Class then outstanding.

(c)      Notwithstanding  any contrary provision of this Agreement,  the Trustee shall not consent to any amendment to this  Agreement  unless it shall have first  received an Opinion of Counsel (at the expense of the party seeking such  amendment)  to the effect that such  amendment  or the  exercise of any power  granted to the  Servicer,  the
Depositor or the Trustee in accordance  with such  amendment  will not result in the imposition of a federal tax on the Trust  Fund or cause any REMIC  hereunder  to fail to qualify  as a REMIC at any time that any  Certificate  is outstanding;  provided,  that if the indemnity described in  Section 10.01(f) with  respect to any taxes that might be imposed on the Trust Fund has been  given,  the Trustee  shall not require the  delivery to it of the Opinion of
Counsel  described  in this  Section 11.01(c).  The  Trustee  may but  shall  not be  obligated  to enter  into any amendment  pursuant  to this  Section that  affects  its  rights,  duties  and  immunities  and this  Agreement  or otherwise; provided, however, such consent shall not be unreasonably withheld.

(d)      Promptly after the execution of any such amendment the Trustee shall furnish  written  notification of the
substance  of  such  amendment  to  each  Certificateholder.   It  shall  not  be  necessary  for  the  consent  of
Certificateholders  under this  Section 11.01  to approve the  particular  form of any proposed  amendment,  but it shall be sufficient if such consent shall  approve the  substance  thereof.  The manner of obtaining  such consents and of  evidencing  the  authorization  of the  execution  thereof by  Certificateholders  shall be subject to such reasonable regulations as the Trustee may prescribe.

(e)      The  Depositor  shall have the option,  in its sole  discretion,  to obtain and deliver to the Trustee any corporate guaranty,  payment  obligation,  irrevocable letter of credit,  surety bond,  insurance policy or similar instrument or a reserve fund, or any  combination  of the  foregoing,  for the purpose of protecting the Holders of the Class R  Certificates  against any or all Realized  Losses or other  shortfalls.  Any such  instrument  or fund shall be held by the Trustee for the benefit of the Class R  Certificateholders,  but shall not be and shall not be deemed to be under any  circumstances  included  in any  REMIC.  To the  extent  that any such  instrument  or fund constitutes  a reserve  fund for federal  income tax  purposes,  (i) any  reserve fund so  established  shall be an outside  reserve fund and not an asset of such REMIC,  (ii) any such reserve fund shall be owned by the  Depositor, and  (iii) amounts  transferred  by such REMIC to any such reserve fund shall be treated as amounts  distributed by such REMIC to the Depositor or any successor,  all within the meaning of Treasury  regulations  Section 1.860G-2(h)
in effect as of the Cut-off Date. In connection  with the provision of any such  instrument or fund, this Agreement and any provision hereof may be modified,  added to, deleted or otherwise  amended in any manner that is related or incidental to such instrument or fund or the  establishment or  administration  thereof,  such amendment to be made by written  instrument  executed or consented to by the Depositor and such related  insurer but without the consent of any  Certificateholder  and without the consent of the Servicer or the Trustee  being  required  unless any such amendment  would  impose  any  additional  obligation  on, or  otherwise  adversely  affect  the  interests  of the
Certificateholders,  the Servicer or the Trustee, as applicable;  provided that the Depositor obtains an Opinion of
Counsel  (which  need not be an opinion of  Independent  counsel) to the effect  that any such  amendment  will not cause (a) any federal tax to be imposed on the Trust Fund,  including without  limitation,  any federal tax imposed on “prohibited  transactions”  under  Section 860F(a)(1)  of the Code or on “contributions  after the startup date”
under  Section 860G(d)(1)  of the Code and (b) any  REMIC  created  hereunder  to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(f)      Notwithstanding  anything  to the  contrary  set forth in  Sections  11.01 (b),  (c),  (d),  and (e),  any amendment of Sections  4.02(c)(x) and  4.08 of this Agreement shall require the consent of the Swap Counterparty as a third-party beneficiary of Sections 4.02(c)(x) and 4.08 of this Agreement.

Section 11.02.    Recordation of Agreement; Counterparts

(a)      To the extent  permitted by applicable  law, this Agreement is subject to  recordation in all  appropriate public  offices for real property  records in all the counties or other  comparable  jurisdictions  in which any or all of the properties  subject to the Mortgages are situated,  and in any other appropriate public recording office or  elsewhere,  such  recordation  to be effected by the  Servicer  and at its expense on  direction by the Trustee
(pursuant to the request of the Holders of Certificates  entitled to at least 25% of the Voting  Rights),  but only upon  direction  accompanied  by an  Opinion  of  Counsel  to the  effect  that  such  recordation  materially  and beneficially affects the interests of the Certificateholders.

(b)      For the purpose of  facilitating  the  recordation  of this  Agreement  as herein  provided  and for other purposes, this Agreement may be executed  simultaneously in any number of counterparts,  each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03.    Limitation on Rights of Certificateholders

(a)      The death or  incapacity of any  Certificateholder  shall not operate to terminate  this  Agreement or the
Trust Fund, nor entitle such  Certificateholder's  legal representatives or heirs to claim an accounting or to take any action or  proceeding in any court for a partition or winding up of the Trust Fund,  nor  otherwise  affect the rights, obligations and liabilities of any of the parties hereto.

(b)      No  Certificateholder  shall have any right to vote (except as expressly provided herein) or in any manner otherwise  control the operation and management of the Trust Fund, or the  obligations of the parties  hereto,  nor shall anything  herein set forth, or contained in the terms of the  Certificates,  be construed so as to constitute
the   Certificateholders   from  time  to  time  as  partners  or  members  of  an   association;   nor  shall  any
Certificateholder  be under any  liability to any third person by reason of any action taken by the parties to this
Agreement pursuant to any provision hereof.

(c)      No  Certificateholder  shall have any right by virtue of any provision of this  Agreement to institute any suit,  action or  proceeding  in equity or at law upon or under or with  respect  to this  Agreement,  unless  such
Holder  previously shall have given to the Trustee a written notice of default and of the continuance  thereof,  as hereinbefore  provided,  and unless also the Holders of Certificates of any  Class evidencing  in the aggregate not less than 25% of the related  Percentage  Interests of such Class, shall have made written request upon the Trustee to institute  such action,  suit or proceeding  in its own name as Trustee  hereunder and shall have offered to the
Trustee such  reasonable  indemnity as it may require  against the costs,  expenses and  liabilities to be incurred therein or thereby,  and the Trustee  shall have given its written  consent and the Trustee,  for 60 days after its receipt of such notice,  request and offer of  indemnity,  shall have  neglected  or refused to institute  any such
action,  suit  or  proceeding  it  being  understood  and  intended,   and  being  expressly   covenanted  by  each
Certificateholder  with every other  Certificateholder and the Trustee, that no one or more Holders of Certificates of any  Class shall  have any right in any manner  whatever by virtue of any provision of this Agreement to affect, disturb  or  prejudice  the rights of the  Holders of any other of such  Certificates  of such  Class or  any other
Class,  or to obtain or seek to obtain  priority  over or  preference  to any other such Holder,  or to enforce any right under this Agreement,  except in the manner herein provided and for the common benefit of  Certificateholders of such Class or all Classes,  as the case may be. For the  protection  and  enforcement  of the provisions of this
Section 11.03,  each and every  Certificateholder  and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04.    Governing Law

         This  agreement and the  Certificates  shall be governed by and  construed in accordance  with the laws of the State of New York and the  obligations,  rights and remedies of the parties  hereunder  shall be  determined in accordance with such laws.

Section 11.05.    Notices

         All  demands  and  notices  hereunder  shall be in writing  and shall be deemed to have been duly given if personally  delivered at or mailed by registered  mail,  postage  prepaid  (except for notices to the Trustee which
shall  be  deemed  to  have  been  duly  given  only  when  received),   to  (a) in  the  case  of  the  Depositor,
[____________________],  Suite [_____], [___________],  California [_______], Attention:  [_____________],  or such other  address as may  hereafter be furnished to the Servicer and the Trustee in writing by the  Depositor;  (b) in the case of the  Servicer,[________________],  [_______], California [______-_______],  Attention: [___________] or
such other  address as may be  hereafter  furnished  to the  Depositor  and the Trustee by the Servicer in writing;
(c) in the case of the Trustee,  the Corporate  Trust Office or such other address as may hereafter be furnished to the Depositor and the Servicer in writing by the Trustee;  (d) in the case of [Standard & Poor's,  55 Water Street,
41st Floor,  New York, New York 10041  Attention:  Mortgage  Surveillance or such other address as may be hereafter furnished  to the  Depositor,  Trustee and Servicer by Standard & Poor's];  (e) in the case of [Moody's,  99 Church
Street, New York, New York 10007, Attention:  ABS Monitoring Department,  or such other address as may be hereafter furnished to the Depositor,  the Trustee and the Servicer in writing by Moody's];  and (f) [in the case of the Swap
Counterparty,  Hedge Agreement Provider,  [_________________],  or such other address as may be hereafter furnished to the  Depositor,  the  Trustee  and the  Servicer in writing by the Swap  Counterparty].  Any notice  required or permitted to be mailed to a  Certificateholder  shall be given by first class mail, postage prepaid, at the address of such  holder as shown in the  Certificate  Register.  Any notice so mailed  within the time  prescribed  in this
Agreement shall be conclusively  presumed to have been duly given,  whether or not the  Certificateholder  receives such notice.

Section 11.06.    Notices to Rating Agencies

         The Depositor,  the Servicer or the Trustee,  as applicable,  (a) shall  notify each Rating Agency at such time as it is otherwise  required  pursuant to this Agreement to give notice of the occurrence of any of the events described in clause (i), (ii), (iii), (iv), (vii), (viii),  (ix) or (x) below,  (b) shall notify the Subservicer at such time as it is otherwise  required  pursuant to this  Agreement to give notice of the  occurrence of any of the events  described in clause (i),  (ii),  (iii)(1),  (vii)(1) or  (ix) below,  or  (c) provide a copy to each Rating
Agency at such time as otherwise  required to be  delivered  pursuant to this  Agreement  of any of the  statements described in clauses (v) and (vi) below:

(i)      a material change or amendment to this Agreement,

(ii)     the occurrence of an Event of Default,

(iii)    (1) the  termination  or appointment  of a successor  Servicer or (2) the  termination or appointment of a successor Trustee or a change in the majority ownership of the Trustee,

(iv)     the  filing  of any claim  under  the  Servicer's  blanket  fidelity  bond and the  errors  and  omissions insurance  policy  required  by  Section 3.12  or the  cancellation  or  modification  of  coverage  under any such instrument,

(v)      the  statement  required  to be  delivered  to the  Holders  of each  Class of  Certificates  pursuant  to
Section 4.03,

(vi)     the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(vii)    (1) a change in the location of the Custodial  Account or (2) a change in the location of the  Certificate
Account,

(viii)   the  occurrence of any monthly cash flow shortfall to the Holders of any Class of  Certificates  resulting from the failure by the Servicer to make an Advance pursuant to Section 4.04,

(ix)     the occurrence of the Final Distribution Date, and

(x)      the repurchase of or substitution for any Mortgage Loan,

provided,  however,  that with  respect to notice of the  occurrence  of the  events  described  in  clauses  (iv),
(vii) or (viii) above,  the Servicer shall provide prompt written notice to each Rating Agency and the Subservicer, if applicable, of any such event known to the Servicer.

Section 11.07.    Severability of Provisions

         If any one or more of the covenants,  agreements,  provisions or terms of this Agreement  shall be for any reason  whatsoever held invalid,  then such covenants,  agreements,  provisions or terms shall be deemed  severable from the remaining  covenants,  agreements,  provisions  or terms of this  Agreement and shall in no way affect the validity or  enforceability  of the other  provisions of this Agreement or of the Certificates or the rights of the
Holders thereof.

Section 11.08.    Supplemental Provisions for Resecuritization

(a)      This  Agreement  may  be  supplemented  by  means  of  the  addition  of  a  separate  Article  hereto  (a
“Supplemental  Article”) for the purpose of  resecuritizing  any of the Certificates  issued  hereunder,  under the following  circumstances.  With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class,  as to which the Depositor or any of its  Affiliates  (or any designee  thereof) is the  registered
Holder (the  “Resecuritized  Certificates”),  the Depositor may deposit such Resecuritized  Certificates into a new
REMIC, grantor trust or custodial  arrangement (a “Restructuring  Vehicle”) to be held by the Trustee pursuant to a
Supplemental  Article.  The instrument adopting such Supplemental  Article shall be executed by the Depositor,  the
Servicer  and the  Trustee;  provided,  that neither the Servicer  nor the Trustee  shall  withhold  their  consent thereto if their respective  interests would not be materially  adversely affected thereby.  To the extent that the terms of the  Supplemental  Article do not in any way  affect any  provisions  of this  Agreement  as to any of the
Certificates  initially  issued  hereunder,  the  adoption of the  Supplemental  Article  shall not  constitute  an
“amendment” of this Agreement.

(b)      Each  Supplemental  Article  shall set forth all  necessary  provisions  relating  to the  holding  of the
Resecuritized  Certificates by the Trustee, the establishment of the Restructuring  Vehicle, the issuing of various classes of new certificates by the Restructuring  Vehicle and the  distributions to be made thereon,  and any other provisions  necessary to the purposes thereof.  In connection with each Supplemental  Article,  the Depositor shall deliver to the Trustee an Opinion of Counsel to the effect that  (i) the  Restructuring  Vehicle  will qualify as a
REMIC,  grantor  trust or other  entity not  subject to taxation  for  federal  income tax  purposes  and  (ii) the adoption of the  Supplemental  Article will not endanger  the status of any REMIC  created  hereunder as a REMIC or result  in the  imposition  of a tax upon the  Trust  Fund  (including  but not  limited  to the tax on  prohibited transaction as defined in  Section 860F(a)(2)  of the Code and the tax on  contributions to a REMIC as set forth in
Section 860G(d) of the Code.

Section 11.09.    Intended Third Party Beneficiary

         The Swap  Counterparty  is an express  third-party  beneficiary  of Sections  4.02(c)(x) and  4.08 of this
Agreement, and shall have the right to enforce the provisions of Sections 4.02(c)(x) and 4.08 of this Agreement.

                                               ARTICLE XII

                                      COMPLIANCE WITH REGULATION AB

Section 12.01.    Intent of the Parties; Reasonableness.

           The Depositor,  the Trustee and the Servicer  acknowledge and agree that the purpose of this Article XII is to  facilitate  compliance  by the  Depositor  with the  provisions  of  Regulation  AB and  related  rules  and regulations of the  Commission.  The Depositor  shall not exercise its right to request  delivery of information or other  performance  under these provisions other than in good faith, or for purposes other than compliance with the
Securities Act, the Exchange Act and the rules and  regulations of the Commission  under the Securities Act and the
Exchange  Act.  Each of the Servicer and the Trustee  acknowledges  that  interpretations  of the  requirements  of
Regulation AB may change over time,  whether due to interpretive  guidance provided by the Commission or its staff, consensus among  participants in the  mortgage-backed  securities  markets,  advice of counsel,  or otherwise,  and agrees to comply  with  requests  made by the  Depositor  in good faith for  delivery  of  information  under these provisions on the basis of evolving  interpretations  of Regulation  AB. Each of the Servicer and the Trustee shall cooperate fully with the Depositor to deliver to the Depositor  (including any of its assignees or designees),  any and all  statements,  reports,  certifications,  records  and any other  information  necessary  in the good  faith determination  of the  Depositor  to permit the  Depositor  or such  Depositor  to comply  with the  provisions  of
Regulation AB,  together with such  disclosures  relating to the Servicer,  the Trustee and the Mortgage  Loans, or
the servicing of the Mortgage Loans,  reasonably  believed by the Depositor to be necessary in order to effect such compliance.

Section 12.02.    Additional Representations and Warranties of the Trustee.

(a)      The Trustee  shall be deemed to represent to the  Depositor as of the date on which  information  is first provided to the Depositor  under Section 12.03 that,  except as disclosed in writing to the Depositor prior to such date: (i) it is not aware and has not received notice that any default,  early  amortization  or other  performance triggering  event has occurred as to any other  Securitization  Transaction due to any act or failure to act of the
Trustee;  (ii) it has not been  terminated as trustee in a  securitization  of mortgage  loans;  (iii) there are no aspects of its  financial  condition  that could have a material  adverse  effect on the  performance  by it of its trustee  obligations  under this  Agreement  or any other  Securitization  Transaction;  (iv) there are no material legal or  governmental  proceedings  pending  (or  known to be  contemplated)  against  it;  and (v)  there  are no affiliations,  relationships or transactions  relating to the Trustee with respect to the Depositor or any sponsor, issuing entity,  servicer,  trustee,  originator,  significant  obligor,  enhancement or support  provider or other material  transaction  party (as such terms are used in Regulation AB) relating to the  Securitization  Transaction contemplated by the Agreement (each, a "Transaction Party").

(b)      If so requested by the Depositor on any date  following the date on which  information  is first  provided to the Depositor  under Section  12.03,  the Trustee  shall,  within five  Business  Days  following  such request, confirm in writing the accuracy of the  representations  and  warranties set forth in paragraph (a) of this Section or, if any such  representation  and warranty is not accurate as of the date of such request or such  confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 12.03.    Information to Be Provided by the Trustee.

(c)      If so  requested  by the  Depositor  for the purpose of  satisfying  its  reporting  obligation  under the
Exchange Act with respect to any class of  Certificates,  the Trustee  shall (i) notify the Depositor in writing of
(A) any material  litigation or governmental  proceedings  pending against the Trustee and (B) any  affiliations or relationships  that develop  following  the Closing Date between the Trustee and any  Transaction  Party,  and (ii)
provide to the Depositor a written description of such proceedings, affiliations or relationships.

(d)      In addition to such  information  as the Trustee is obligated to provide  pursuant to other  provisions of this  Agreement,  if so  requested  by the  Depositor , the  Trustee  shall  provide  such  information  reasonably available to the Trustee  regarding the  performance or servicing of the Mortgage  Loans as is reasonably  required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

Section 12.04.    Report on Assessment of Compliance and Attestation.

           On or before March 15 of each calendar year, the Trustee shall:

(e)      deliver to the  Depositor  a report  (in form and  substance  reasonably  satisfactory  to the  Depositor)
regarding the Trustee's  assessment of compliance  with the Servicing  Criteria  during the  immediately  preceding calendar  year,  as required  under Rules  13a-18 and 15d-18 of the Exchange  Act and Item 1122 of  Regulation  AB.
Such report shall be addressed  to the  Depositor  and signed by an  authorized  officer of the Trustee,  and shall address  each of the  Servicing  Criteria  specified  on a  certification  substantially  in the form of  Exhibit S hereto; and

(f)      deliver to the Depositor a report of a registered  public  accounting  firm  reasonably  acceptable to the
Depositor  that  attests  to, and reports  on, the  assessment  of  compliance  made by the  Trustee and  delivered pursuant to the preceding  paragraph.  Such  attestation  shall be in accordance with Rules  1-02(a)(3) and 2-02(g)
of Regulation S-X under the Securities Act and the Exchange Act.

Section 12.05.    Indemnification; Remedies.

(g)      The Trustee shall indemnify the Depositor,  each affiliate of the Depositor,  the Servicer and each broker dealer  acting as  underwriter,  placement  agent or  initial  purchaser  of the  Certificates  or each  Person who controls  any of such  parties  (within  the  meaning  of Section 15 of the  Securities  Act and  Section 20 of the
Exchange Act);  and the  respective  present and former  directors,  officers,  employees and agents of each of the foregoing,  and  shall  hold  each of them  harmless  from and  against  any  losses,  damages,  penalties,  fines, forfeitures,  legal fees and expenses and related  costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain arising out of or based upon:

(i)      (A)               any untrue  statement  of a material  fact  contained  or alleged to be contained in any information,  report,  certification,  accountants'  letter or other material provided under this Article XII by or on behalf of the Trustee  (collectively,  the “Trustee  Information”),  or (B) the omission or alleged  omission to state in the Trustee  Information a material fact required to be stated in the Trustee  Information or necessary in order to make  the  statements  therein,  in the  light of the  circumstances  under  which  they  were  made,  not misleading;  provided,  by way of  clarification,  that clause (B) of this paragraph  shall be construed  solely by reference to the Trustee  Information  and not to any other  information  communicated in connection with a sale or purchase of  securities,  without  regard to whether the Trustee  Information  or any portion  thereof is presented together with or separately from such other information;

(ii)     any failure by the Trustee to deliver  any  information,  report,  certification,  accountants'  letter or other material when and as required under this Article XII; or

(iii)    any breach by the Trustee of a  representation  or warranty set forth in Section  12.02(a) or in a writing furnished pursuant to Section 12.02(b).

(h)      In the case of any failure of  performance  described in clause (ii) of this  Section,  the Trustee  shall promptly  reimburse  the  Depositor  for all costs  reasonably  incurred  by each such party in order to obtain the information,  report,  certification,  accountants'  letter or other  material  not  delivered  as  required by the
Trustee.

                                             [Signature Page Follows]

         IN WITNESS  WHEREOF,  the  Depositor,  the  Servicer  and the Trustee have caused their names to be signed hereto by their respective  officers  thereunto duly authorized and their respective  seals,  duly attested,  to be hereunto affixed, all as of the date and year first above written.

                                                             GREENPOINT MORTGAGE SECURITIES LLC

                                                             By:      __________________________
                                                             Name:
                                                             Title:

                                                             GREENPOINT MORTGAGE FUNDING, INC.

                                                             By:      __________________________
                                                             Name:
                                                             Title:

                                                             [_______________________],
                                                              as Trustee

                                                             By:      __________________________
                                                             Name:
                                                             Title:

STATE OF [___________]              )
) ss.:
COUNTY OF [_________]               )
         On the ___ day of  [___________],  20[_],  before me, a notary  public in and for said  State,  personally appeared  _______________,  known to me to be a  [___________]  of GreenPoint  Mortgage  Securities  LLC, a limited liability  company that  executed the within  instrument,  and also known to me to be the person who executed it on behalf of said limited liability  company,  and acknowledged to me that such limited liability company executed the within instrument.

         IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                 _________________________
                                                 Notary Public
[Notarial Seal]

STATE OF [__________]
                                     ) ss.:
COUNTY OF [________]                 )
         On the ___ day of  [___________],  20[__],  before me, a notary  public in and for said State,  personally appeared  ____________,  known to me to be a  ______________  of  GreenPoint  Mortgage  Funding,  Inc.,  one of the
corporations that executed the within  instrument,  and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                 _________________________
                                                 Notary Public
[Notarial Seal]

STATE OF [___________]
                                       ) ss.:
COUNTY OF [_________]                  )
         On the ___ day of  [____________],  20[__],  before me, a notary public in and for said State,  personally appeared  [______________],  known to me to be a [______________] of  [_________________],  a [______________] that executed  the within  instrument,  and also known to me to be the person who  executed it on behalf of said banking corporation, and acknowledged to me that such banking corporation executed the within instrument.

         IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                 _________________________
                                                 Notary Public
[Notarial Seal]